                                                Filed Pursuant to Rule 424(B)(5)
                                                Registration File No.: 333-62911

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 19, 1999)


                           $540,581,000 (Approximate)

                         MORGAN STANLEY CAPITAL I INC.
                                  as Depositor

                       PRINCIPAL COMMERCIAL FUNDING, LLC

                     JOHN HANCOCK REAL ESTATE FINANCE, INC.

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            as Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-LIFE1

                                 -------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series 1999-LIFE1 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 126 mortgage loans secured by liens on commercial and multifamily properties. The Series 1999-LIFE1 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                 -------------

     Morgan Stanley Capital I Inc. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

                                 -------------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 13 OF THE PROSPECTUS.

                                 -------------

          Certain characteristics of the offered certificates include:


                   APPROXIMATE INITIAL                              PASS-THROUGH                         EXPECTED FINAL
                       CERTIFICATE               INITIAL                RATE               RATINGS        DISTRIBUTION
     CLASS               BALANCE            PASS-THROUGH RATE        DESCRIPTION         (FITCH/S&P)         DATE
     -----               -------            -----------------        -----------         -----------         ----
Class A-1 ......     $ 74,751,000                 6.97%                 Fixed              AAA/AAA         October 2008
Class A-2 ......     $399,000,000                 7.11%                 Fixed              AAA/AAA           July 2009
Class B ........     $ 20,792,000                 7.45%                Variable             AA/AA            July 2009
Class C ........     $ 23,762,000                 7.45%                Variable              A/A             July 2009
Class D ........     $  8,910,000                 7.45%                Variable             A-/A-            July 2009
Class E ........     $ 13,366,000                 7.45%                Variable            BBB/BBB           July 2009


                                 -------------

     See page S-3 of this Prospectus Supplement for a more complete description of the Initial Pass-Through Rates listed above. The rated final distribution date for each class of offered certificates is the distribution date in April 2033.

                                 -------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                                 -------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. expect to deliver the offered certificates to purchasers on or about August 10, 1999. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $535,889,074 plus accrued interest from August 1, 1999, before deducting expenses payable by Morgan Stanley Capital I Inc.

                                 -------------

MORGAN STANLEY DEAN WITTER
                                                            GOLDMAN, SACHS & CO.

            The date of this Prospectus Supplement is July 28, 1999

                          MORGAN STANLEY CAPITAL INC.

        Commercial Mortgage Pass-Through Certificates, Series 1999 LIFE I
                      Geographic Overview of Mortgage Pool

WASHINGTON
$9,706,774
1.63% of total

NEVADA
$24,651,358
4.15% of total

NORTHERN CALIFORNIA
$22,038,345
3.71% of total

CALIFORNIA
$74,098,388
12.47% of total

SOUTHERN CALIFORNIA
$52,060,043
8.76% of total

UTAH
$8,152,816
1.37% of total

ARIZONA
$8,029,131
1.35% of total

COLORADO
$10,291,368
1.73% of total

TEXAS
$12,593,730
2.12% of total

MISSOURI
$4,121,825
0.69% of total

MINNESOTA
$28,475,794
4.79% of total

ILLINOIS
$1,523,859
0.26% of total

WISCONSIN
$10,587,771
1.78% of total

INDIANA
$1,899,160
0.32% of total

MICHIGAN
$11,491,829
1.93% of total

OHIO
$22,358,258
3.76% of total

PENNSYLVANIA
$33,253,192
5.60% of total

NEW YORK
$68,888,195
11.60% of total

NEW HAMPSHIRE
$11,915,229
2.01% of total

MASSACHUSETTS
$10,349,506
1.74% of total

NEW JERSEY
$47,481,004
7.99% of total

MARYLAND
$5,642,731
0.95% of total

VIRGINIA
$36,824,466
6.20% of total

NORTH CAROLINA
$33,515,826
5.64% of total

SOUTH CAROLINA
$16,621,161
2.80% of total

GEORGIA
$32,789,449
5.52% of total

ALABAMA
$5,410,901
0.91% of total

FLORIDA
$63,372,323
10.67% of total


-----------------------------------------------

      (less than) 1.0% of Cut-Off Date Balance
[   ] 1.0% - 5.0% of Cut-Off Date Balance
[   ] 5.0% - 10.0% of Cut-Off Date Balance
[   ] (more than) 10.0% of Cut-Off Date Balance

-----------------------------------------------

With respect to the table on the cover page:

The amounts under the column "Approximate Initial Certificate Balance" are approximate and may vary by up to 5%.

The pass-through rates for the Class A-1 and Class A-2 Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the NWAC rate described below for such distribution date. The pass-through rates for the Class B, Class C, Class D and Class E Certificates set forth in the table are the approximate initial pass-through rates for those classes. The pass-through rate on the Class B, Class C, Class D and Class E Certificates will be a per annum rate equal to the NWAC rate described below for such distribution date. The NWAC rate for a particular distribution date is, generally, a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate, calculated as described in this prospectus supplement. You should read the section entitled "Ratings" in this prospectus supplement.

The expected final distribution date for each class of offered certificates is the date on which such class is expected to be paid in full, assuming timely payments (and no principal prepayments) will be made on the mortgage loans and otherwise based on the maturity assumptions set forth in this prospectus supplement and a 0% CPR. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

        This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                         ------------------------------

        Until the date that is ninety days from the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS...................................S-3
EXECUTIVE SUMMARY............................................................S-6
CERTIFICATE SUMMARY FOR OFFERED CERTIFICATES ................................S-7
SUMMARY OF TERMS.............................................................S-9
   What You Own..............................................................S-9
   Relevant Parties and Dates................................................S-9
   Offered Securities.......................................................S-10
   Information About the Mortgage Pool......................................S-14
   Additional Aspects of Certificates.......................................S-19
RISK FACTORS................................................................S-21
DESCRIPTION OF THE CERTIFICATES.............................................S-46
   General..................................................................S-46
   Certificate Balances and Notional Amount ................................S-48
   Pass-Through Rates.......................................................S-48
   Distributions............................................................S-49
   Optional Termination.....................................................S-54
   Advances.................................................................S-55
   Reports to Certificateholders; Available Information ....................S-57
   Example of Distributions.................................................S-60
   The Trustee and the Fiscal Agent.........................................S-61
   Expected Final Distribution Date; Rated Final Distribution Date .........S-61
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ..............................S-62
   General..................................................................S-62
   Pass-Through Rates.......................................................S-62
   Rate and Timing of Principal Payments....................................S-62
   Losses and Shortfalls....................................................S-63
   Relevant Factors.........................................................S-64
   Weighted Average Life....................................................S-64
DESCRIPTION OF THE MORTGAGE POOL............................................S-68
   General..................................................................S-68
   Material Terms and Characteristics of the Mortgage Loans ................S-68
   Property Types...........................................................S-68
   Property Location........................................................S-69
   Cross Collateralization; Related Parties ................................S-71
   Assessments of Property Value and Condition .............................S-72
   Additional Mortgage Loan Information.....................................S-73
   Standard Hazard Insurance................................................S-75
   The Sellers..............................................................S-75
   Sale of the Mortgage Loans...............................................S-76
   Representations and Warranties...........................................S-76
   Repurchases and Other Remedies...........................................S-78
   Changes In Mortgage Pool Characteristics ................................S-78
SERVICING OF THE MORTGAGE LOANS.............................................S-79
   General..................................................................S-79
   The Master Servicer and Special Servicer ................................S-80
   Master Servicer..........................................................S-81
   Events of Default........................................................S-81
   The Special Servicer.....................................................S-82
   The Operating Adviser....................................................S-83
   Mortgage Loan Modifications..............................................S-84
   Sale of Defaulted Mortgage Loans and REO Properties .....................S-85
   Foreclosures.............................................................S-85
Material FEDERAL INCOME TAX CONSEQUENCES ...................................S-86
   General..................................................................S-86
   Original Issue Discount and Premium......................................S-87
   Additional Considerations................................................S-89
LEGAL ASPECTS OF MORTGAGE loans.............................................S-89
   California...............................................................S-89
   New York.................................................................S-89
   Florida..................................................................S-89
ERISA CONSIDERATIONS........................................................S-90
   Plan Assets..............................................................S-90
   Special Exemption Applicable to Class A Certificates ....................S-90
   Insurance Company General Accounts.......................................S-92
   General Investment Considerations........................................S-92
LEGAL INVESTMENT............................................................S-93
USE OF PROCEEDS.............................................................S-93
PLAN OF DISTRIBUTION........................................................S-93
LEGAL MATTERS...............................................................S-94
RATINGS.....................................................................S-94
GLOSSARY OF TERMS...........................................................S-96

APPENDIX I - MORTGAGE POOL INFORMATION (TABLES)..............................I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.................II-1
APPENDIX III - LOAN SUMMARIES WITH RESPECT TO THE NINE LARGEST BORROWER
               CONCENTRATIONS..............................................III-1
TERM SHEET...................................................................T-1
FORM OF STATEMENT TO CERTIFICATEHOLDERS......................................R-1

                                EXECUTIVE SUMMARY

        This executive summary highlights selected information regarding the offered certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE LOANS, READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                        CERTIFICATE STRUCTURE

-------------------------------------------------------------------------------------------------
                                                                                  APPROXIMATE
                                                     INITIAL                       PERCENT OF
 APPROXIMATE                                       CERTIFICATE      RATINGS          TOTAL
CREDIT SUPPORT                          CLASS        BALANCE      (FITCH/S&P)     CERTIFICATES
-------------------------------------------------------------------------------------------------

    20.25%      CLASS X             CLASS A-1       $74,751,000     AAA/AAA          12.58%
                $594,046,043
                (Approximate
                Notional Amount)
---------------                     -------------- ------------- -------------- -----------------
    20.25%                          CLASS A-2       $399,000,000    AAA/AAA          67.17%
---------------                     -------------- ------------- -------------- -----------------
    16.75%                          CLASS B         $20,792,000      AA/AA            3.50%
---------------                     -------------- ------------- -------------- -----------------
    12.75%                          CLASS C         $23,762,000       A/A             4.00%
---------------                     -------------- ------------- -------------- -----------------
    11.25%                          CLASS D         $8,910,000       A-/A-            1.50%
---------------                     -------------- ------------- -------------- -----------------
     9.00%                          CLASS E         $13,366,000     BBB/BBB           2.25%
---------------                     -------------- ------------- -------------- -----------------
  ---------                         CLASSES F-P      ---------     ---------       ---------
-------------------------------------------------------------------------------------------------

The percentages indicated under the columns "Approximate Credit Support" and "Approximate Percent of Total Certificates" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support or percent of total certificates, as applicable, for the Class A-1 and Class A-2 Certificates in the aggregate.

The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are not offered hereby.

The Series 1999-LIFE1 Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. Such certificates are not represented in this table and are not offered hereby.

[ ] Offered certificates.

[ ] Certificates not offered hereby.

                         CERTIFICATE SUMMARY FOR OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------
                                               INITIAL
                                            PASS-THROUGH                   WEIGHTED
APPROXIMATE           INITIAL                 RATE AND                     AVERAGE   PRINCIPAL
  CREDIT            CERTIFICATE  APPROXIMATE    RATE          RATINGS        LIFE    WINDOW
  SUPPORT   CLASS     BALANCE    % OF TOTAL  DESCRIPTION     FITCH/S&P      (YRS.)    (MONTHS)
------------------------------------------------------------------------------------------------
   20.25%     A-1  $74,751,000      12.58%    6.97%(Fixed)    AAA/AAA        5.70      1-110
------------------------------------------------------------------------------------------------
   20.25%     A-2  $399,000,000     67.17%    7.11%(Fixed)    AAA/AAA        9.75     110-119
------------------------------------------------------------------------------------------------
   16.75%     B    $20,792,000       3.50%    7.45%(NWAC)      AA/AA         9.93     119-119
------------------------------------------------------------------------------------------------
   12.75%     C    $23,762,000       4.00%    7.45%(NWAC)       A/A          9.93     119-119
------------------------------------------------------------------------------------------------
   11.25%     D     $8,910,000       1.50%    7.45%(NWAC)      A-/A-         9.93     119-119
------------------------------------------------------------------------------------------------
    9.00%     E    $13,366,000       2.25%    7.45%(NWAC)     BBB/BBB        9.93     119-119
------------------------------------------------------------------------------------------------

The amounts under the column "Initial Certificate Balance" are approximate. It is possible that the balance of the certificates will vary by up to 5%.

The pass-through rates for the Class A-1 and Class A-2 Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table. In each case, the pass-through rate will never exceed the NWAC rate for such distribution date. The pass-through rates for the Class B, Class C, Class D and Class E Certificates set forth in the table are the approximate initial pass-through rates for those classes. Subsequent to the initial distribution date, the pass-through rate on the Class B, Class C, Class D, and Class E Certificates will be a per annum rate equal to the NWAC rate for such distribution date.

With respect to the column entitled "Principal Window," the principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received. The weighted average life and principal window figures set forth above are based on the assumptions that the mortgage loans suffer no losses and that they are fully paid on their respective stated maturity dates.

The percentages indicated under the columns "Approximate Credit Support" and "Approximate % of Total" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support or total certificate balance as applicable for the Class A-1 and Class A-2 Certificates in the aggregate.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                SUMMARY OF TERMS

        This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                  WHAT YOU OWN
                                  ------------

GENERAL............................ Your certificates represent beneficial interests in a trust created by Morgan
                                    Stanley Capital I Inc. All payments to you will come only from the amounts received in connection with those assets. The trust's assets will primarily be 126 mortgage loans secured by liens on commercial and multifamily properties.

MORTGAGE POOL...................... The mortgage pool consists of approximately
                                    126 mortgage loans with an aggregate
                                    principal balance of all mortgage loans as of August 1, 1999, of approximately $594,046,043, which may vary by up to 5%. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that such mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                    As of August 1, 1999, the balances of the mortgage loans in the mortgage pool ranged from approximately $720,221 to $29,706,627 and the mortgage loans had an average balance of $4,714,651.


                           RELEVANT PARTIES AND DATES
                           --------------------------

ISSUER............................. Morgan Stanley Capital I Trust 1999-LIFE1.

DEPOSITOR.......................... Morgan Stanley Capital I Inc.

MASTER SERVICER.................... Wells Fargo Bank, National Association, a
                                    national banking association.

SPECIAL SERVICER................... Wells Fargo Bank, National Association, a
                                    national banking association.

PRIMARY SERVICERS.................. John Hancock Real Estate Finance, Inc.,
                                    Principal Capital Management, LLC and Wells
                                    Fargo Bank, National Association.

TRUSTEE............................ LaSalle Bank National Association, a
                                    national banking association.

FISCAL AGENT....................... ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the Trustee.

OPERATING ADVISER.................. The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination (or, if the certificate balance of such class of certificates is less than 25% of the initial certificate balance of such class, the next most subordinate class of certificates) may appoint a representative for the purposes described in this prospectus supplement.

SELLERS............................ Principal Commercial Funding, LLC, as to 80
                                    mortgage loans, representing 56.8% of the initial outstanding pool balance.

                                    John Hancock Real Estate Finance, Inc., as to 25 mortgage loans, representing 29.1% of the initial outstanding pool balance.

                                    Morgan Stanley Mortgage Capital Inc., as to
                                    21 mortgage loans, representing 14.0% of the initial outstanding pool balance.

UNDERWRITERS....................... Morgan Stanley & Co. Incorporated and
                                    Goldman, Sachs & Co.

CUT-OFF DATE....................... August 1, 1999. Six mortgage loans have due dates on the fifth day of each calendar
                                    month. The cut-off date for such mortgage loans shall be August 5, 1999.

CLOSING DATE....................... On or about August 10, 1999.

DISTRIBUTION DATE.................. The 15th day of each month, or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing in September 1999.

RECORD DATE........................ With respect to each distribution date, the close of business on the last business day of the preceding month.

                               OFFERED SECURITIES
                               ------------------

GENERAL............................ Morgan Stanley Capital I Inc. is offering the following six classes of its Series
                                    1999-LIFE1 Commercial Mortgage Pass-Through
                                    Certificates:

                                    o  Class A-l
                                    o  Class A-2
                                    o  Class B
                                    o  Class C
                                    o  Class D
                                    o  Class E

                                    The entire series will consist of a total of 20 classes, the following 14 of which are not being offered by this prospectus supplement and the accompanying prospectus:
                                    Class X, Class F, Class G, Class H, Class J,
                                    Class K, Class L, Class M, Class N, Class O,
                                    Class P, Class R-I, Class R-II, and Class
                                    R-III.

CERTIFICATE BALANCE................ Your certificates will have the approximate aggregate initial certificate balance set forth below, which may vary by up to 5%:

                                    --------------------------------------------
                                    Class A-1   $74,751,000 Certificate Balance
                                    --------------------------------------------
                                    Class A-2   $399,000,000 Certificate Balance
                                    --------------------------------------------
                                     Class B    $20,792,000 Certificate Balance
                                    --------------------------------------------
                                     Class C    $23,762,000 Certificate Balance
                                    --------------------------------------------
                                     Class D    $ 8,910,000 Certificate Balance
                                    --------------------------------------------
                                     Class E    $13,366,000 Certificate Balance
                                    --------------------------------------------

PASS-THROUGH RATES................. Your certificates will accrue interest at an annual rate called a "pass-through rate," which is set forth below for each class of offered certificates:

                                    --------------------------------------------
                                    Class A-1   6.97%, but not in excess of the
                                                NWAC rate
                                    --------------------------------------------
                                    Class A-2   7.11%, but not in excess of the
                                                NWAC rate
                                    --------------------------------------------
                                     Class B    NWAC rate
                                    --------------------------------------------
                                     Class C    NWAC rate
                                    --------------------------------------------
                                     Class D    NWAC rate
                                    --------------------------------------------
                                     Class E    NWAC rate
                                    --------------------------------------------

                                    Interest on the offered certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis).

                                    The weighted average net mortgage rate or NWAC rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to such distribution date. For purposes of calculating the NWAC rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the NWAC rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that loan in that month.

DISTRIBUTIONS


A. AMOUNT AND ORDER
     OF DISTRIBUTIONS.............. On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                          Step l/Class A and Class X: To
                                    interest on Classes A-1, A-2 and X, pro
                                    rata, in accordance with their interest
                                    entitlements.

                                          Step 2/Class A: To the extent of
                                    amounts then required to be distributed as principal on the Class A-1 and, if Class A-1 has been retired, to Class A-2, until each in turn is reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans, principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.

                                          Step 3/Class A: To reimburse Classes
                                    A-1 and A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest thereon.

                                          Step 4/Class B: To Class B as follows:
                                    (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal amount is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest thereon.

                                          Step 5/Class C: To Class C in a manner
                                    analogous to the Class B allocations of
                                    Step 4.

                                          Step 6/Class D: To Class D in a manner
                                    analogous to the Class B allocations of
                                    Step 4.

                                          Step 7/Class E: To Class E in a manner
                                    analogous to the Class B allocations of
                                    Step 4.


                                          Step 8/Subordinate Private
                                    Certificates: In the amounts and order of priority described in this prospectus supplement.


B. INTEREST AND PRINCIPAL
     ENTITLEMENTS.................. A description of each class's interest entitlement can be found in "Description of the Certificates--Distributions" in this prospectus supplement. As described in such section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

                                    The amount of principal required to be
                                    distributed on the classes entitled to
                                    principal on a particular distribution date will, in general, be equal to:

                                    o  the principal portion of all scheduled
                                       payments, other than balloon payments,
                                       whether or not received, due during the
                                       related collection period;

                                    o  all principal prepayments and the
                                       principal portion of balloon payments
                                       received during the related collection
                                       period;

                                    o  the principal portion of other
                                       collections on the mortgage loans
                                       received during the related collection
                                       period, such as liquidation proceeds,
                                       condemnation proceeds, insurance proceeds and income on "real estate owned" or "REO" property; and

                                    o  the principal portion of proceeds of
                                       mortgage loan repurchases received during the related collection period.

C. PREPAYMENT
     PREMIUMS...................... The manner in which any prepayment premiums received during a particular collection
                                    period will be allocated to the Class X
                                    Certificates, on the one hand, and the
                                    classes of certificates entitled to
                                    principal, on the other hand, is described in "Description of the
                                    Certificates--Distributions" in this
                                    prospectus supplement.

SUBORDINATION

A. GENERAL......................... The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest) are allocated is depicted in ascending order.

                                            -------------------------
                                              Class A-l, Class A-2
                                                   and Class X
                                            -------------------------
                                                        |
                                            -------------------------

                                                     Class B
                                            -------------------------
                                                        |
                                            -------------------------

                                                     Class C
                                            -------------------------
                                                        |
                                            -------------------------

                                                     Class D
                                            -------------------------
                                                        |
                                            -------------------------

                                                     Class E
                                            -------------------------
                                                        |
                                            -------------------------

                                                    Class F-P
                                            -------------------------

                                    NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                    AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                    THE OFFERED CERTIFICATES.

B. SHORTFALLS IN AVAILABLE FUNDS... The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

                                    o  shortfalls resulting from compensation
                                       which the special servicer is entitled to receive;

                                    o  shortfalls resulting from interest on
                                       advances made by the master servicer, the trustee or the fiscal agent (to the extent not covered by default interest and late payment charges paid by the borrower); and

                                    o  shortfalls resulting from other
                                       extraordinary or default-related expenses of the trust.

                                    Shortfalls in mortgage loan interest as a result of the timing of prepayments (net of certain amounts required to be used by the master servicer or special servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL
                       -----------------------------------


CHARACTERISTICS OF THE MORTGAGE POOL


A. GENERAL......................... All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of August 1, 1999. Generally, for purposes of the presentation of mortgage pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.


B. PRINCIPAL BALANCES.............. The trust's primary assets will be 126 mortgage loans with an aggregate principal balance of all mortgage loans as of August 1, 1999 of $594,046,043. It is possible that the mortgage loan balance will vary by up to 5%. As of August 1, 1999, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $720,221 to $29,706,627 and the mortgage loans had an average balance of $4,714,651.

C. FEE SIMPLE...................... Each mortgage loan is secured by a first mortgage lien on a fee simple estate in an income-producing real property. Two of such mortgage loans are subject to a ground lease with respect to a portion of the related mortgaged property. However, in each case the fee owner is a party to the related mortgage and has subordinated its interest, and therefore such mortgage loans are disclosed as fee loans.

D. PROPERTY TYPES..................

                            ----------------------------------------------------
                                            Percentage of Aggregate
                                              Principal Balance of     Number of
                                            Mortgage Loans as of the   Mortgage
                            Property Type         Cut-off Date           Loans
                            ----------------------------------------------------
                            Retail                    30.4%                43
                            ----------------------------------------------------
                            Industrial                26.1%                43
                            ----------------------------------------------------
                            Office                    22.3%                17
                            ----------------------------------------------------
                            Multifamily               17.0%                20
                            ----------------------------------------------------
                            Mixed Use                  2.1%                 1
                            ----------------------------------------------------
                            Senior Housing             1.6%                 1
                            ----------------------------------------------------
                            Self Storage               0.4%                 1
                            ----------------------------------------------------

E. PROPERTY LOCATION............... The number of mortgage loans, and the approximate percentage of the aggregate
                                    principal balance of the mortgage loans
                                    represented by such mortgage loans, that are secured by mortgaged properties located in the eight states with the highest concentrations of mortgaged properties, are as set forth below:

                            ----------------------------------------------------
                                             Percentage of Aggregate
                                              Principal Balance of     Number of
                                            Mortgage Loans as of the   Mortgage
                            State                 Cut-off Date           Loans
                            ----------------------------------------------------
                            California                 12.5%              13
                            ----------------------------------------------------
                            New York                   11.6%               9
                            ----------------------------------------------------
                            Florida                    10.7%              13
                            ----------------------------------------------------
                            New Jersey                  8.0%               7
                            ----------------------------------------------------
                            Virginia                    6.2%               8
                            ----------------------------------------------------
                            North Carolina              5.6%              10
                            ----------------------------------------------------
                            Pennsylvania                5.6%              14
                            ----------------------------------------------------
                            Georgia                     5.5%               7
                            ----------------------------------------------------

                                    The remaining mortgaged properties are
                                    located throughout 18 other states. None of these states has a concentration of mortgaged properties that represents security for more than 5% of the aggregate principal balance of the mortgage loans, as of August 1, 1999.

F. OTHER MORTGAGE LOAN FEATURES.... As of August 1, 1999, the mortgage loans had the following characteristics:

                                    o  No scheduled payment of principal and
                                       interest on any mortgage loan was thirty days or more past due, and no mortgage loan had been thirty days or more delinquent in the past year.

                                    o  Seven (7) separate groups of mortgage
                                       loans are, within such group, separate
                                       obligations cross-collateralized with
                                       each other, the largest group of which
                                       represents 14.0% of the aggregate
                                       principal balance of the mortgage loans.
                                       See Appendix III attached hereto.

                                    o  Eight (8) separate groups of mortgage
                                       loans are, within such groups, single
                                       obligations secured by multiple mortgaged properties, the largest group which represents 7.1% of the aggregate principal balance of the mortgage loans.

                                    o Twelve (12) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 14.0%, 5.0% and 4.8%, respectively, of the aggregate principal balance of the mortgage loans.

                                       (Certain of the mortgage loans are
                                       included in more than one of the
                                       categories described in the preceding
                                       three paragraphs.)

                                    o  Twenty-eight (28) mortgage loans,
                                       representing 18.9% of the aggregate
                                       principal balance of the mortgage loans, are secured by mortgaged properties that are each 100% leased to a single tenant.

                                    o The mortgage loans bear interest at fixed rates.

                                    o  No mortgage loan permits negative
                                       amortization or the deferral of accrued
                                       interest.


G. BALLOON LOANS................... As of August 1, 1999, the mortgage loans had the following characteristics:

                                    o  One hundred twenty-four (124) of the
                                       mortgage loans, representing 98.8% of the aggregate principal balance of the mortgage loans as of August 1, 1999, are expected to have principal balances equal to or greater than 5% of their respective original principal balance as of their respective stated maturity dates.

                                    o  The remaining two (2) mortgage loans,
                                       representing 1.2% of the aggregate
                                       principal balance of the mortgage loans
                                       as of August 1, 1999 are expected to have principal balances less than 5% of their respective original principal balance as of their respective stated maturity dates.


H. INTEREST ONLY LOANS............. As of August 1, 1999, twenty-three (23) of the mortgage loans had the following
                                    characteristics:

                                    o  Twenty-two (22) of the mortgage loans,
                                       representing 15.7% of the aggregate
                                       principal balance of the mortgage loans
                                       as of August 1, 1999, provide for monthly payments of interest only for the term of the mortgage loan with a "balloon payment" due at maturity.

                                    o  One (1) such mortgage loan representing
                                       1.7% of the aggregate principal balance
                                       of the mortgage loans as of August 1,
                                       1999 provides for monthly payments of
                                       interest only for a portion of its term
                                       and then provides for the monthly payment of principal and interest over its remaining term.

I.  PREPAYMENT PROVISIONS.......... As of August 1, 1999, all of the mortgage loans restricted voluntary principal
                                    prepayments as follows:

                                    o  Ninety-eight (98) mortgage loans,
                                       representing 70.3% of the initial
                                       outstanding pool balance, prohibit
                                       voluntary principal prepayments for a
                                       period ending on a date determined by the related mortgage note (the "Lock-out Period") but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                    o  Twenty-eight (28) mortgage loans,
                                       representing 29.7% of the initial
                                       outstanding pool balance, prohibit
                                       voluntary principal prepayments during a
                                       Lock-out Period and thereafter provide
                                       for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                                    Notwithstanding the foregoing, the mortgage loans generally provide for a maximum period commencing 3 to 7 payment dates prior to and including the maturity date during which the related borrower may prepay the mortgage loan without premium or defeasance requirements.


J. MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES......... As of August 1, 1999, the mortgage loans had the following additional characteristics:

     I. MORTGAGE INTEREST RATES.... Mortgage interest rates ranging from 6.510%
                                    per annum to 8.620% per annum, and a
                                    weighted average mortgage interest rate of 7.364% per annum;

     II. REMAINING TERMS .......... Remaining terms to scheduled maturity ranging from 110 months to 238
                                    months, and a weighted average remaining term to scheduled maturity of 121 months;

     III. REMAINING AMORTIZATION
          TERMS ................... Remaining amortization terms ranging from 174 months to 368 months, and a
                                    weighted average remaining amortization
                                    term of 339 months;

     IV. LOAN-TO-VALUE RATIOS ..... Loan-to-value ratios range from 37.1% to
                                    79.8%, with a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 63.7%.

     V. DEBT SERVICE COVERAGE
        RATIOS .................... Debt service coverage ratios, determined according to the methodology set forth in this prospectus supplement, ranging from 1.20x to 2.51x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.63x.

ADVANCES OF PRINCIPAL AND INTEREST

A. GENERAL....................      The master servicer is required to "advance"
                                    delinquent monthly mortgage loan payments.
                                    The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate. The master servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments.
                                    With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due.
                                    If this type of advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                    If the master servicer fails to make a
                                    required advance, the trustee will be
                                    required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

                                    All advances made by the master servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

                                    Neither the master servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable.

B. ADVANCES DURING AN APPRAISAL
     REDUCTION EVENT .............. The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. Based on the value of the mortgaged property determined by such appraisal or other valuation, an "appraisal reduction" may be created as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount required to be advanced on such mortgage loan will be proportionately reduced to the extent of such appraisal reduction. Due to the payment priorities described above, this will reduce the funds available to pay interest and principal on the most subordinate class (or, in some cases, classes) of certificates then outstanding.

                       ADDITIONAL ASPECTS OF CERTIFICATES
                       ----------------------------------

RATINGS............................ The offered certificates will not be issued unless each such class receives the
                                    following ratings from Fitch IBCA, Inc. and Standard & Poor's Ratings Services.

                                    --------------------------------------------
                                                                    Ratings
                                                Class              Fitch/S&P
                                    --------------------------------------------
                                    Classes A-1 and A-2             AAA/AAA
                                    --------------------------------------------
                                    Class B                          AA/AA
                                    --------------------------------------------
                                    Class C                           A/A
                                    --------------------------------------------
                                    Class D                          A-/A-
                                    --------------------------------------------
                                    Class E                         BBB/BBB
                                    --------------------------------------------

                                    A rating agency may lower or withdraw a
                                    security rating at any time.

                                    See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION............... On any distribution date on which the aggregate certificate balance of all classes of certificates is less than 1% of the aggregate principal balance of the mortgage loans as of August 1, 1999, the majority holders of the controlling class, the depositor, the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan), at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

DENOMINATIONS...................... The Class A-1 and Class A-2 Certificates
                                    will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
  AND SETTLEMENT................... Your certificates will be registered in the name of CEDE & Co., as nominee of The
                                    Depository Trust Company ("DTC"), and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this prospectus supplement. As a result, you will not be a certificateholder of record, and you will receive distributions on your certificates and reports relating to distributions only through DTC, or through participants in DTC, Cedelbank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear").

                                    You may hold your offered certificates
                                    through (1) DTC in the United States, or (2)
                                    CEDEL or Euroclear in Europe. Transfers
                                    within DTC,

                                    CEDEL or Euroclear will be made in
                                    accordance with the usual rules and
                                    operating procedures of those systems.
                                    Cross-market transfers between persons
                                    holding directly through DTC, CEDEL or
                                    Euroclear will be effected in DTC through the relevant depositories of CEDEL or Euroclear.

                                    The depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                    Morgan Stanley Capital I Inc. expects that the offered certificates will be delivered in book-entry form through the facilities of DTC, CEDEL or Euroclear on or about August 10, 1999.

TAX STATUS......................... An election will be made to treat designated portions of the trust as three separate
                                    "real estate mortgage investment conduits"
                                    --REMIC I, REMIC II and REMIC III--for
                                    federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment and each class of offered certificates will constitute "regular interests" in REMIC III.

                                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                                    o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                    o Beneficial owners of offered certificates will be required to report income thereon in accordance with the accrual method of accounting.

                                    o  The Class E Certificates may, and the
                                       other classes of offered certificates
                                       will not, be issued with original issue
                                       discount.

ERISA CONSIDERATIONS............... Subject to the satisfaction of important conditions described under "ERISA
                                    Considerations" in this prospectus
                                    supplement and in the accompanying
                                    prospectus, the Class A-1 and Class A-2
                                    Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

                                    THE CLASS B, CLASS C, CLASS D AND CLASS E
                                    CERTIFICATES MAY NOT BE PURCHASED BY, OR
                                    TRANSFERRED TO, AN EMPLOYEE BENEFIT PLAN OR
                                    INDIVIDUAL RETIREMENT ACCOUNT OR ANY PERSON
                                    INVESTING THE ASSETS OF AN EMPLOYEE BENEFIT
                                    PLAN OR INDIVIDUAL RETIREMENT ACCOUNT,
                                    UNLESS SUCH TRANSACTION IS COVERED BY A
                                    PROHIBITED TRANSACTION CLASS EXEMPTION
                                    ISSUED BY THE U.S. DEPARTMENT OF LABOR.

LEGAL INVESTMENTS.................. The offered certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

                                    No representation is made regarding the
                                    proper characterization of the offered
                                    certificates for purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

        You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

        The risks and uncertainties described below summarize the material risks relating to your certificates in addition to those risks described in the prospectus under "Risk Factors."

        This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED AND
YOUR SOURCE FOR REPAYMENTS
IS LIMITED                          Payments under the mortgage loans are not
                                    insured or guaranteed by any governmental entity or mortgage insurer.

                                    Prospective investors should consider all of the mortgage loans to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under the mortgage loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                    In limited circumstances, Principal
                                    Commercial Funding, LLC, John Hancock Real
                                    Estate Finance, Inc. and Morgan Stanley
                                    Mortgage Capital Inc., each as mortgage loan sellers, may be obligated to repurchase or replace a mortgage loan that it sold to the depositor as to which its representations and warranties concerning such mortgage loan are breached or if there are material defects in the documentation for the mortgage loan. However, there can be no assurance that any of such entities will be in a financial position to effect such repurchase or substitution.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH CAN BE
VOLATILE AND INSUFFICIENT TO
ALLOW TIMELY PAYMENT ON YOUR
CERTIFICATES                        The mortgage loans are secured by various
                                    types of income-producing commercial
                                    properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                    All of the mortgage loans were originated within twelve (12) months prior to the cut-off date. Consequently, the mortgage loans do not have a long-standing payment history.

                                    The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                    The net operating income, cash flow and
                                    property value of the mortgaged properties may be adversely affected by the following factors:

                                    o the age, design and construction quality of the property;

                                    o  perceptions regarding the safety,
                                       convenience and attractiveness of the
                                       property;

                                    o  the proximity and attractiveness of
                                       competing properties;

                                    o the adequacy of the property's management and maintenance;

                                    o  increases in operating expenses at the
                                       property and in relation to competing
                                       properties;

                                    o  an increase in the capital expenditures
                                       needed to maintain the property or make
                                       improvements;

                                    o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                    o a decline in the financial condition of a major tenant;

                                    o  an increase in vacancy rates; and

                                    o  a decline in rental rates as leases are
                                       renewed or entered into with new tenants.

                                    Other factors are more general in nature, such as:

                                    o  national, regional or local economic
                                       conditions (including plant closings,
                                       military base closings, industry
                                       slowdowns and unemployment rates);

                                    o local real estate conditions (such as an oversupply of competing properties, space or multifamily housing);

                                    o  demographic factors;

                                    o  decreases in consumer confidence;

                                    o  changes in consumer tastes and
                                       preferences; and

                                    o  retroactive changes in building codes.

                                    The volatility of net operating income will
                                    be influenced by many of the foregoing
                                    factors, as well as by:

                                    o  the length of tenant leases;

                                    o  the creditworthiness of tenants;

                                    o  the level of tenant defaults;

                                    o  the rate at which new rentals occur; and

                                    o  the property's "operating leverage"
                                       (i.e., the percentage of total property
                                       expenses in relation to revenue, the
                                       ratio of fixed operating expenses to
                                       those that vary with revenues, and the
                                       level of capital expenditures required to maintain the property and to retain or replace tenants).

                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE
USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       Some of the mortgaged properties may not be
                                    readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses or converting single tenant commercial properties to multi tenant properties generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT  OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                    o  changes in governmental regulations,
                                       fiscal policy, zoning or tax laws;

                                    o  potential environmental legislation or
                                       liabilities or other legal liabilities;

                                    o  the availability of refinancing; and

                                    o  changes in interest rate levels.

TENANT CONCENTRATION
INCREASES THE RISK THAT
CASH FLOW WILL BE
INTERRUPTED WHICH MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES        A deterioration in the financial condition
                                    of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants.
                                    Twenty-eight (28) mortgage loans,
                                    representing 18.9% of the aggregate
                                    principal balance of all mortgage loans as of August 1, 1999, are secured by mortgaged properties leased to single tenants and in some cases, the tenant is related to the Borrower. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                    Retail, industrial and office properties also may be adversely affected if there is a concentration of particular tenants or of tenants in a particular business or industry at the property or properties.

LEASING MORTGAGED
PROPERTIES TO MULTIPLE
TENANTS MAY RESULT IN
HIGHER RE-LEASING
EXPENDITURES WHICH MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR
CERTIFICATES                        If a mortgaged property has multiple
                                    tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS AND PROPERTY
TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH MAY HAVE AN
ADVERSE EFFECT ON YOUR
CERTIFICATES                        The effect of mortgage pool loan losses will
                                    be more severe: (i) if the pool is comprised of a small number of loans, each with a relatively large principal amount; or (ii) if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans. Twelve (12) groups of mortgage loans, including cross-collateralized mortgage loan groups and single obligation multiple mortgaged property groups, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed.
                                    The loans associated with the ten largest borrower concentrations constitute 41.2% of the outstanding aggregate principal balance of all mortgage loans, as of August 1, 1999.
                                    The three largest borrower concentrations represent 14.0%, 5.0% and 4.8% respectively of the outstanding aggregate principal balance of all mortgage loans as of August 1, 1999.

                                    A concentration of mortgaged property types also can pose increased risks. The following property types represent the indicated percentage of the outstanding aggregate principal balance of all mortgage loans as of August 1, 1999:

                                    o  retail properties represent 30.4%;

                                    o  industrial properties represent 26.1%;

                                    o  office properties represent 22.3%;

                                    o  multifamily properties represent 17.0%;

                                    o  mixed use properties represent 2.1%;

                                    o  senior housing properties represent 1.6%;
                                       and

                                    o  self storage properties represent 0.4%.

GEOGRAPHIC CONCENTRATIONS
OF MORTGAGED PROPERTIES MAY
HAVE AN ADVERSE EFFECT ON
THE PAYMENT OF YOUR
CERTIFICATES                        Concentrations of mortgaged properties in
                                    geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In recent periods, several regions of the United
                                    States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region.
                                    Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                    The mortgaged properties are located
                                    throughout 26 states. In particular,
                                    investors should note that approximately
                                    12.5% of the mortgaged properties, based on the outstanding aggregate principal balance of all mortgage loans as of August 1, 1999, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance. In addition, 11.6%, 10.7%, 8.0%, 6.2%, 5.6%,
                                    5.6% and 5.5% of the mortgaged properties, based on the outstanding aggregate principal balance of all mortgage loans as of August 1, 1999, are located in New York, Florida, New Jersey, Virginia, North Carolina, Pennsylvania, and Georgia, respectively, and concentrations of mortgaged properties, in each case, representing less than 5% of the outstanding aggregate principal balance of all mortgage loans as of August 1, 1999, also exist in several other states.

RETAIL PROPERTIES SECURING
MORTGAGE LOANS WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES          Retail properties secure forty-three (43) of
                                    the mortgage loans, representing 30.4% of the outstanding aggregate principal balance of all mortgage loans, as of August 1, 1999.
                                    The quality and success of a retail
                                    property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their basic rent or other occupancy costs.

                                    The presence or absence of an "anchor store"
                                    in a shopping center also can be important
                                    because anchor stores play a key role in
                                    generating customer traffic and making a
                                    center desirable for other tenants.
                                    Consequently, the economic performance of an
                                    anchored retail property will be adversely
                                    affected by:

                                    o  an anchor store's failure to renew its
                                       lease;

                                    o  termination of an anchor store's lease;

                                    o the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

                                    o  the cessation of the business of an
                                       anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                                    There are retail properties with anchor
                                    stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                                    Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

INDUSTRIAL PROPERTIES
SECURING MORTGAGE LOANS
WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES      Industrial properties secure forty-three
                                    (43) of the mortgage loans, representing
                                    26.1% of the outstanding aggregate principal balance of all mortgage loans, as of August
                                    1, 1999. Various factors may adversely
                                    affect the economic performance of these industrial properties, including:

                                    o  reduced demand for industrial space
                                       because of a decline in a particular
                                       industry segment;

                                    o  a property becoming functionally
                                       obsolete;

                                    o  the unavailability of labor sources;

                                    o changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

                                    o  a change in the proximity of supply
                                       sources; and

                                    o  environmental hazards.

OFFICE PROPERTIES SECURING
MORTGAGE LOANS WILL SUBJECT
YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE
PROPERTIES                          Office properties secure seventeen (17) of
                                    the mortgage loans, representing 22.3% of the outstanding aggregate principal balance of all mortgage loans, as of August 1, 1999.

                                    A large number of factors affect the value of these office properties, including:

                                    o  the quality of an office building's
                                       tenants;

                                    o  the diversity of an office building's
                                       tenants (or reliance on a single or
                                       dominant tenant);

                                    o  the physical attributes of the building
                                       in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                    o  the desirability of the area as a
                                       business location; and

                                    o  the strength and nature of the local
                                       economy (including labor costs and
                                       quality, tax environment and quality of
                                       life for employees).

                                    Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

MULTIFAMILY PROPERTIES
SECURING MORTGAGE LOANS
WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES     Multifamily properties secure twenty (20) of
                                    the mortgage loans, representing 17.0% of the outstanding aggregate principal balance of all mortgage loans, as of August 1, 1999.

                                    A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                    o the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                    o  the location of the property;

                                    o  the ability of management to provide
                                       adequate maintenance and insurance;

                                    o  the types of services and amenities
                                       provided at the property;

                                    o  the property's reputation;

                                    o  the level of mortgage interest rates,
                                       which may encourage tenants to purchase
                                       rather than rent housing;

                                    o  the presence of competing properties;

                                    o  local or national economic conditions;

                                    o  state and local regulations; and

                                    o  government assistance/rent subsidy
                                       programs.

HOSPITALITY PROPERTIES
SECURING MORTGAGE LOANS
WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES     A mixed-use property with a hospitality
                                    component secures one (1) of the mortgage loans, representing 2.1% of the outstanding aggregate principal balance of all mortgage loans as of August 1, 1999. Various factors may adversely affect the economic performance of a hospitality property, including:

                                    o  adverse economic and social conditions,
                                       either local, regional, national or
                                       international which may limit the amount that can be charged for a room and reduce occupancy levels;

                                    o  the construction of competing hotels or
                                       resorts;

                                    o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                    o a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel; and

                                    o changes in travel patterns, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

                                    Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                    Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

SELF-STORAGE FACILITIES
SECURING MORTGAGE LOANS
WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE FACILITIES    Self-storage facilities secure one (1) of
                                    the mortgage loans, representing 0.4% of the outstanding aggregate principal balance of all mortgage loans, as of August 1, 1999.
                                    Various factors may adversely affect the value and successful operation of a self-storage facility:

                                    o competition because both acquisition and development costs and break-even occupancy are relatively low;

                                    o conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures;

                                    o  security concerns; and

                                    o  user privacy and ease of access to
                                       individual storage space may increase
                                       environmental risks (although lease
                                       agreements generally prohibit users from storing hazardous substances in the units).

                                    The environmental assessments discussed
                                    herein did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY
AND MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENT OF
YOUR CERTIFICATES                   The bankruptcy or insolvency of a major
                                    tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the U.S. bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

ENVIRONMENTAL LAWS
ENTAIL RISKS                        Various environmental laws may make a
                                    current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials
                                    ("ACMs") into the air ---- or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for property damage or personal injury associated with releases of ACMs or other exposure to hazardous substances related to the properties.

                                    The owner's liability for any required
                                    remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                    In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Legal Matters" in the prospectus.

ENVIRONMENTAL RISKS
RELATING TO SPECIFIC MORTGAGED
PROPERTIES                          All of the mortgaged properties securing the
                                    mortgage loans have been subject to
                                    environmental site assessments (or in some cases an update of a previous assessment) in connection with the origination of the loans. In all cases, the environmental site assessment was a "Phase I" environmental assessment. These reports generally did not disclose the presence or risk of environmental contamination that is considered material to the interests of the holders of the certificates; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or provide additional security such as letters of credit or reserves. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated.
                                    Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks). Environmental assessments on properties securing five (5) of the mortgage loans (representing 3.5% of the initial outstanding pool balance) are more than a year old as of August 1, 1999.

                                    Portions of some of the mortgaged properties securing the mortgage loans include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems ("USTs"). In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from USTs or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                    Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property (or rely on a recent environmental assessment). This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken). There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING
PRINCIPAL BALANCE ON ITS
MATURITY DATE WHICH MAY
HAVE AN ADVERSE EFFECT ON
THE PAYMENT OF YOUR
CERTIFICATES                        One hundred twenty-four (124) of the
                                    mortgage loans, representing 98.8% of the outstanding aggregate principal balance of all mortgage loans as of August 1, 1999, are expected to have substantial remaining principal balances, equal to or greater than 5% of the original principal balance of each mortgage loan, as of their respective stated maturity dates. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the stated maturity dates. Mortgage loans with substantial remaining principal balances at their stated maturity date (i.e., "balloon loans"), involve greater risk than fully amortizing loans.

                                    A borrower's ability to repay a loan on its stated maturity date, typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                    o the availability of, and competition for, credit for commercial real estate projects;

                                    o  prevailing interest rates;

                                    o  the fair market value of the related
                                       mortgaged property;

                                    o  the borrower's equity in the related
                                       mortgaged property;

                                    o  the borrower's financial condition;

                                    o the operating history and occupancy level of the property;

                                    o  tax laws; and

                                    o prevailing general and regional economic conditions.

                                    The availability of funds in the credit
                                    markets fluctuates over time.

                                    Principal Commercial Funding, LLC, John
                                    Hancock Real Estate Finance, Inc. and Morgan
                                    Stanley Mortgage Capital Inc., each as a mortgage loan seller, and their respective affiliates are not under any obligation to refinance any mortgage loan.

THE MORTGAGE LOAN
BORROWER'S ABILITY TO
EFFECT OTHER BORROWINGS MAY
REDUCE THE CASH FLOW
AVAILABLE TO THE PROPERTY
WHICH MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENT OF
YOUR CERTIFICATES                   As of August 1, 1999, none of the mortgaged
                                    properties secures any debt other than the related mortgage loan. One of the mortgage loans, representing 5.0% of the aggregate principal balance of all the mortgage loans as of August 1, 1999 permits the borrower, subject to a maximum loan-to-value ratio of 60% and minimum debt service coverage ratio of 1.80x, to utilize the mortgaged property as collateral for subordinated loans.
                                    Substantially all of the mortgage loans also permit the related borrower to incur limited indebtedness in the ordinary course of business.

                                    When a mortgage loan borrower (or its
                                    constituent members), also has one or more other outstanding loans (even if the loans are subordinated or mezzanine loans), the trust is subjected to the following additional risks. The borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize repayment of any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                    Additionally, if the borrower, or its
                                    constituent members, defaults on the
                                    mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the
                                    mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS
RELATING TO BORROWERS THAT
ARE PARTNERSHIPS CAN RESULT
IN DISSOLUTION OF THE
BORROWER AND THE
ACCELERATION OF THE
RELATED MORTGAGE LOAN               Under the Bankruptcy Code, the filing of a
                                    bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule. Additionally, the borrower's trustee or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                    As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                    A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner in partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

BORROWERS THAT ARE NOT
BANKRUPTCY REMOTE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY                          While the borrowers have generally
                                    undertaken certain "special purpose"
                                    covenants to limit the bankruptcy risk
                                    arising from activities of the borrowers unrelated to the operation of the property, the borrowers (and any entity having an interest in any such borrowers) generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT               The successful operation of a real estate
                                    project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                    o  responding to changes in the local
                                       market;

                                    o  planning and implementing the rental
                                       structure;

                                    o  operating the property and providing
                                       building services;

                                    o  managing operating expenses; and

                                    o  assuring that maintenance and capital
                                       improvements are carried out in a timely fashion.

                                    Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                    A good property manager, by controlling
                                    costs, providing appropriate service to
                                    tenants and, by seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                    We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOUR INVESTMENT MAY BE
AFFECTED IF RENTS AND OTHER
PAYMENTS ARE NOT REQUIRED
TO BE MADE DIRECTLY TO LOCK BOXES   The mortgage loans generally do not require
                                    the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for other purposes.

YOUR INVESTMENT MAY BE
AFFECTED IF PROPERTIES
SECURING THE MORTGAGE LOANS
ARE NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS                        Noncompliance with zoning and building codes
                                    may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions to certificateholders. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building, ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                    Some violations may exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to it to be material. In many cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds would be available for application to the mortgage loan if a material casualty event were to occur, or the mortgage property, as rebuilt for a conforming use, would generate sufficient income to service the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions to you.

YOUR INVESTMENT MAY BE
AFFECTED BY CONDEMNATIONS
WITH RESPECT TO PROPERTIES
SECURING THE MORTGAGE LOANS         From time to time, there may be
                                    condemnations pending or threatened against one or more of the mortgaged properties.
                                    There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on any borrower's ability to meet its obligations under the related mortgage loan. Therefore, no assurance can be made that the occurrence of any condemnation will not have a negative impact upon the distributions to you.

THE ABSENCE OF OR
INADEQUACY OF INSURANCE
COVERAGE ON THE PROPERTY
MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENT OF
YOUR CERTIFICATES                   The mortgaged properties may suffer casualty
                                    losses due to risks that are not covered by insurance or for which insurance coverage is not available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and Texas and in coastal areas of Florida, Georgia, North Carolina and South Carolina, areas that have historically been at greater risk of acts of nature for which adequate insurance is not generally available (such as earthquakes, hurricanes and floods). The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

YOUR INVESTMENT MAY BE
AFFECTED IF BLANKET
INSURANCE POLICIES COVER
OTHER PROPERTIES OF RELATED
BORROWERS OR
AFFILIATES                          Some of the mortgaged properties are covered
                                    by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS
PERFORMED ON THE MORTGAGED
PROPERTIES MAY NOT REFLECT
ALL CONDITIONS THAT REQUIRE
REPAIR ON THE PROPERTY              Licensed engineers or consultants inspected
                                    all of the mortgaged properties and prepared engineering reports in connection with the origination of all of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been remedied to the seller's satisfaction, or funds as deemed necessary by the sellers or the related engineer or consultant, have been reserved to remedy the material condition.

INACCURATE APPRAISALS MAY
INACCURATELY REFLECT THE
VALUE OF THE MORTGAGE LOANS         A FIRREA appraisal was conducted in respect
                                    of each mortgaged property in connection with origination or securitization of the related mortgage loan. The resulting estimates of value are the basis of the August 1, 1999 loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor as of August 1, 1999 is presented for illustrative purposes only in Appendix I and Appendix II hereto.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENT
OF YOUR CERTIFICATES                As principal payments or prepayments are
                                    made on mortgage loans, the remaining
                                    mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order (that is, in alphabetical order), with such classes generally not being entitled to receive principal until the principal amount of the preceding class or classes entitled to receive principal has been retired.

SUBORDINATION OF
SUBORDINATE OFFERED
CERTIFICATES WILL AFFECT
THE TIMING OF PAYMENTS AND
THE APPLICATION OF LOSSES
ON YOUR CERTIFICATES                As described in this prospectus supplement,
                                    the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L,
                                    Class K, Class J, Class H, Class G, Class F,
                                    Class E, Class D, Class C and Class B
                                    Certificates, in that order, reducing
                                    amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 certificates, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal distributed thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY UPON
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX
STATUS OF THE TRUST AND MAY
HAVE AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES        If the trust acquires a mortgaged property
                                    pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from such operation other than qualifying "rents from real property", or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY
AFFECT THE TIMING OF
PAYMENTS ON YOUR
CERTIFICATES AND MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES        Some states (including California) have laws
                                    prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

CROSS-COLLATERALIZATION OF
GROUPS OF MORTGAGE LOANS
COULD LEAD TO REDUCED PAYMENT
ON YOUR CERTIFICATES AND MAY
HAVE AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES        The mortgage pool includes seven (7)
                                    separate groups of mortgage loans, the
                                    largest of which collectively represents
                                    14.0% of the outstanding aggregate principal balance of all mortgage loans as of August
                                    1, 1999, under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties.

                                    Cross-collateralization arrangements
                                    involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its representative. Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:
                                    (i) such borrower entity was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower entity did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien benefiting the other borrowers. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower entity from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages that are subject to such cross-collateralization.

THE BANKRUPTCY OR INSOLVENCY
OF ANY GROUPS OF MORTGAGE
LOANS MADE TO AFFILIATED
BORROWERS MAY REDUCE THE CASH
FLOW OF THE PROPERTIES AND
MAY HAVE AN ADVERSE EFFECT ON
THE PAYMENT OF
YOUR CERTIFICATES                   Twelve (12) groups of mortgage loans
                                    (including cross-collateralized mortgage loan groups), the largest of which represents 14.0% of the outstanding aggregate principal balance of all mortgage loans as of August 1, 1999, were made to borrowers which are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                    The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

LEASES WHICH ARE
SUBORDINATE TO LIENS ON THE
MORTGAGED PROPERTIES MAY
HAVE AN ADVERSE EFFECT ON
THE PAYMENT OF
YOUR CERTIFICATES                   In some jurisdictions, if tenant leases are
                                    subordinate to the liens created by the
                                    mortgage and do not contain attornment
                                    provisions which require the tenant to
                                    recognize a successor owner following
                                    foreclosure as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                    If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage. Some of the leases at the mortgaged properties included in the trust may not be subordinate to the related mortgage.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
AFFECT THE TIMING AND/OR
PAYMENT ON YOUR
CERTIFICATES AND MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                        There may be pending or threatened legal
                                    proceedings against the borrowers and
                                    managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT                    Under the Americans with Disabilities Act of
                                    1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.
                                    Borrowers may incur
                                    costs complying with the Americans with
                                    Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If the related borrower incurs such costs or fines the amount available to pay debt service would be reduced.

THERE ARE CONFLICTS OF
INTEREST OF THE OPERATING
ADVISER, THE MASTER
SERVICER, THE SPECIAL
SERVICER, MORTGAGE LOAN
SELLERS AND THE MANAGERS OF
THE MORTGAGED PROPERTY THAT
MAY HAVE AN ADVERSE EFFECT
ON YOUR CERTIFICATES                The special servicer is given considerable
                                    latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of selected conditions. At any given time, the operating adviser will be controlled generally by the holders of the most subordinated (or, if the certificate principal balance thereof is less than 25% of its original certificate balance the next most subordinated) class of certificates (that is, the controlling class) outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                    The special servicer or an affiliate may acquire certain of the most subordinated certificates (including those of the initial Controlling Class). Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates.

                                    It is likely that many of the property
                                    managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                    Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate.

                                    Those conflicts may arise because each of the sellers and their affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, each of the sellers or such affiliates may acquire or sell properties, or finance mortgage loans secured by properties, which may include the mortgaged properties or properties which are in the same markets as the mortgaged properties. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

                                    Affiliates of the sellers may acquire a
                                    portion of the certificates. Under such
                                    circumstances, they may become the
                                    controlling class, and as such have
                                    interests that may conflict with their
                                    interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES      The yield to maturity on your certificates
                                    will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                    The investment performance of your
                                    certificates may vary materially and
                                    adversely from your expectations if the
                                    actual rate of prepayment is higher or lower than you anticipate.

                                    Voluntary prepayments under some of the
                                    mortgage loans require payment of a
                                    prepayment premium unless the prepayment occurs within generally three to seven payments prior to and including the stated maturity date. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                    o  the terms of the mortgage loans;

                                    o  the length of any prepayment lockout
                                       period;

                                    o  the level of prevailing interest rates;

                                    o  the availability of mortgage credit;

                                    o the applicable yield maintenance charges or prepayment premiums;

                                    o  the occurrence of casualties or natural
                                       disasters; and

                                    o  economic, demographic, tax or legal
                                       factors.

                                    Generally, no prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, if a seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                                    Also, the description in the mortgage notes of the method of calculation of prepayment premiums is complex and it is possible that another person would apply a different methodology than the one used in determining the yield to maturity on your certificates as described in this prospectus supplement.

THE YIELD ON YOUR
CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON
THE CERTIFICATE                     The yield on any certificate will depend on
                                    (1) the price at which such certificate is purchased by an investor and (2) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                    o  the interest rate for such certificate;

                                    o  the rate and timing of principal payments
                                       (including principal prepayments) and
                                       other principal collections on or in
                                       respect of the mortgage loans and the
                                       extent to which such amounts are to be
                                       applied or otherwise result in a
                                       reduction of the certificate balance of
                                       such certificate;

                                    o  the rate, timing and severity of losses
                                       on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                    o  the timing and severity of any interest
                                       shortfalls resulting from prepayments;

                                    o the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                    o  the method of calculation of prepayment
                                       premiums and the extent to which
                                       prepayment premiums are collected and, in turn, distributed on such certificate.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                   The rate and timing of delinquencies or
                                    defaults on the mortgage loans will affect the following aspects of the offered certificates:

                                    o the aggregate amount of distributions on them;

                                    o  their yields to maturity;

                                    o  their rates of principal payments; and

                                    o  their weighted average lives.

                                    The rights of holders of each class of
                                    subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F,

                                    Class E, Class D, Class C and Class B
                                    Certificates, in that order, reducing
                                    amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 Certificates.

                                    If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

                                    If you calculate your anticipated yield
                                    based on assumed rates of default and losses that are lower than the default rate and losses actually are experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                    Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore a greater portion of the related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                    Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER AND THE TRUSTEE
MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENT OF
YOUR CERTIFICATES                   To the extent described in this prospectus
                                    supplement, the master servicer, the trustee or the fiscal agent will be entitled to receive interest on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT THE
TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                  In the event of the insolvency of any
                                    seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

                                    Based upon an opinion of counsel that the conveyance of the mortgage loans would not be property of the bankruptcy estate of sellers, which opinion is subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND
MARKET VALUE MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES       Your certificates will not be listed on any
                                    securities exchange, and there is currently no secondary market for the certificates.
                                    While Morgan Stanley & Co. Incorporated, and
                                    Goldman, Sachs & Co. each currently intends to make a secondary market in the certificates, none is obligated to do so.
                                    Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

COMPUTER PROGRAMMING
PROBLEMS RELATED TO THE
YEAR 2000 MAY HAVE ADVERSE
EFFECTS ON THE PAYMENT OF
YOUR CERTIFICATES                   We are aware of the issues associated with
                                    the programming code in existing computer systems as the year 2000 approaches. The
                                    "year 2000 problem" is pervasive and
                                    complex. Virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

                                    We have been advised by each of the trustee, the fiscal agent, the master servicer and the special servicer that they are committed either to (1) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (2) acquire computer systems that are year 2000 compliant, in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the trustee, the master servicer or the special servicer. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the trustee, the fiscal agent, the master servicer or the special servicer are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your investment.

                                    Additionally, no independent investigation of the computer systems of any borrower or any tenant of a mortgaged property has been completed. The operation of a borrower or a tenant at a mortgaged property may be dependent upon computer systems that are not fully year 2000 compliant. In such case, disruptions could occur in the borrower's collection of rents and other income from such mortgaged property, potentially resulting in disruptions in the borrower's required payments due in connection with such mortgage loan.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

        The Series 1999-LIFE1 Commercial Mortgage Pass-Through Certificates will be issued on or about August 10, 1999 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee.

        Capitalized terms used and not otherwise defined herein have the meanings given to them in the section of this Prospectus Supplement entitled "Glossary of Terms."

        The Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting primarily of:

        o the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date);

        o any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise; and

        o certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

        The Certificates will consist of 20 classes, to be designated as:

        o      the Class A-1 Certificates and the Class A-2 Certificates;

        o      the Class X Certificates;

        o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and Class P Certificates; and

        o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

        Only the Class A, Class B, Class C, Class D and Class E Certificates are offered hereby. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Residual Certificates have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

        The Class A Certificates will be issued in book-entry form in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class B, Class C, Class D and Class E Certificates will be issued in book-entry form in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

        Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate will be entitled to receive a fully registered physical certificate representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

        All references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

        Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of CEDEL or Euroclear, in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

        Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or CEDEL customer on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

        DTC management is aware that some DTC Systems are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provisions of services, including telecommunication and electrical utility service providers, among others.

        DTC has informed its Participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

        o impress upon them the importance of such services being Year 2000 compliant; and

        o determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

        According to DTC, the foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

               CERTIFICATE BALANCES AND NOTIONAL AMOUNT

        Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balances may vary by 5%:

                    INITIAL          APPROXIMATE
                   AGGREGATE         PERCENT OF
                  CERTIFICATE          INITIAL          RATINGS        APPROXIMATE
    CLASS           BALANCE         POOL BALANCE      (FITCH/S&P)     CREDIT SUPPORT
    -----           -------         ------------      -----------     --------------
Class A-1          $ 74,751,000        12.58%           AAA/AAA           20.25%
Class A-2          $399,000,000        67.17%           AAA/AAA           20.25%
Class B            $ 20,792,000         3.50%            AA/AA            16.75%
Class C            $ 23,762,000         4.00%             A/A             12.75%
Class D            $  8,910,000         1.50%            A-/A-            11.25%
Class E            $ 13,366,000         2.25%           BBB/BBB            9.00%
Classes F-P          ------            ------           ------            ------

        The percentages indicated under the columns "Approximate Credit Support" and "Approximate Percent of Initial Pool Balance" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support and total certificate balance as applicable, for the Class A-1 and Class A-2 Certificates in the aggregate.

        The initial Certificate Balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that Certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

        The Interest Only Certificates will not have a Certificate Balance. Such Class of Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

        The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Scheduled Principal Balance of the Mortgage Loans outstanding from time to time. The Interest Only Certificates will have an initial aggregate Notional Amount of $594,046,043, subject to a permitted variance of plus or minus 5%. The Notional Amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

        The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

        The Pass-Through Rates applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will, at all times, be equal to 6.97% and 7.11% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

        The Pass-Through Rates applicable to the Class B, Class C, Class D, Class E, Class F and Class G Certificates for the initial Distribution Date will equal approximately 7.45% per annum. For each subsequent Distribution Date, the Pass-Through Rate on the Class B, Class C, Class D, Class E, Class F and Class G Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (which, along with the Class F and Class G Certificates mentioned in the previous sentence are Private Certificates) for each Distribution Date will each, at all times, be equal to 6.72% per annum; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

        The Pass-Through Rate applicable to the Class X Certificates, which are Private Certificates, for the initial Distribution Date will equal approximately 0.34% per annum.

        The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of:

        o      the Weighted Average Net Mortgage Rate for such Distribution
               Date, over

        o the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

        The Administrative Cost Rate for each Mortgage Loan is set forth in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each Mortgage Loan outstanding from time to time. The Administrative Cost Rate applicable to a Mortgage Loan in any month will be determined using the same interest accrual basis (i.e., a 360-day year consisting of twelve 30-day months or a 360-day year and actual days elapsed) on which interest accrues under the terms of such Mortgage Loan.

DISTRIBUTIONS

General

        Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on each Distribution Date, commencing in September 1999. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

        The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

        With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for that Distribution Date.

        With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited to the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. The Net Mortgage Rate will be applied without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related

Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

        On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of Offered Certificates remains outstanding, the Trustee will apply the Available Distribution Amount (other than Excess Liquidation Proceeds, if any) for such date for the following purposes and in the following order of priority:

        (i) to the holders of the Class A-1, Class A-2 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each such Class of Certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

        (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

        (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

        (iv) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses previously allocated to such Classes of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

        (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

        (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

        (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

        (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

        (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

        (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

        (xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

        (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates;

        (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

        (xiv) to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

        (xv) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates;

        (xvi) to the holders of the Class E Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate; and

        (xvii) to make payments to the holders of the Private Certificates, other than the Class X Certificates, as contemplated below.

        Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1 and Class A-2 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1 and Class A-2 Certificates, in proportion to their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

        On each Distribution Date, following the above-described distributions on the Offered Certificates and the Class X Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates (other than the Class X Certificates and Residual Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class F Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates):

        (1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

        (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

        (3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, compounded monthly, at one-twelfth the Pass-Through Rate of such Classes.

        Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

        Excess Liquidation Proceeds will be deposited to the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses or Expense Losses (including interest on Advances) previously allocated to them; second, to pay amounts that would otherwise constitute Realized Losses or Expense Losses (including interest on Advances) in the future; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer compensation.

Distributions of Prepayment Premiums

        Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount, allocable among such Classes, if more than one, as described below, equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding, or, in the case of the two Classes of Class A Certificates, first, the Pass-Through Rate applicable to the Class A-1 Certificates and second, the Pass-Through Rate applicable to the Class A-2 Certificates, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

        Any portion of any Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates as described above will be distributed to the holders of the Class X Certificates.

        Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

        Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to Mortgage Loan and Mortgage Loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Appraisal Reductions

        Not later than the earliest Appraisal Event, the Special Servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the Mortgage Loan is greater than $1,000,000, or an internal valuation, if the Scheduled Principal Balance of the Mortgage Loan is equal to or less than $1,000,000, of the related Mortgaged Property or REO Property, as the case may be. However, the Special Servicer need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

        As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the Special Servicer to obtain (at the Operating Adviser's expense) an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

        The existence of an Appraisal Reduction will proportionately reduce the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, obligation to make P&I Advances in respect of the related Mortgage Loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class (or, in some cases, Classes) of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

        As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

        Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

        Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

        Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

        Realized Losses of principal and interest on the Mortgage Loans and Expense Losses for any Distribution Date (to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account) will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses and Expense Losses of interest, to the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon.

        Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of Certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

        To the extent that the aggregate Prepayment Interest Shortfalls on all Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Master Servicing Fee will be reduced by the amount of such excess. Likewise, to the extent that the aggregate Prepayment Interest Shortfalls on all Specially Serviced Mortgage Loans that result from voluntary Principal Prepayments--not from Liquidations Proceeds or from modifications to Specially Serviced Mortgage Loans--exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Special Servicing Fee will be reduced by the amount of such excess. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" and "--The Special Servicer--Special Servicer Compensation" in this Prospectus Supplement.

        Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of Certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" in this Prospectus Supplement.

        On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, the excess amount will be payable to the Master Servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, the excess amount will be payable to the Special Servicer as additional servicing compensation.

OPTIONAL TERMINATION

        The majority holders of the Controlling Class, the Depositor, the Master Servicer, the Special Servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

        The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the Mortgage Loans, other than any Mortgage Loans as to which the Master Servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the Mortgage Rate--or the Mortgage Rate less the Master Servicing Fee Rate--if the Master Servicer is the purchaser--to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Trust Fund. The optional termination of the Trust Fund must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

        Upon any such termination, the purchase price for the Mortgage Loans and the other property in the Trust Fund will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement. Notice of any optional termination must be mailed by the Trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the Trustee.

        ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

        On the business day prior to each Distribution Date, the Master Servicer will be obligated to make a P&I Advance, but only to the extent that the Master Servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related Mortgage Loan, and only until the Mortgage Loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the Master Servicer with respect to interest on a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

        o the amount required to be advanced by the Master Servicer without giving effect to this sentence; and

        o a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of the Mortgage Loan as of such Determination Date.

        With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

        The Master Servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

        P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related Mortgage Loans and, to the extent the Master Servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the Master Servicer be required to make aggregate P&I Advances with respect to any Mortgage Loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

        The right of the Master Servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any Mortgage Loan. If the Master Servicer fails to make a required P&I Advance, the Trustee is required to make such P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent is required to make such P&I Advance (each subject to the same limitations, and with the same rights, as described above for the Master Servicer).

Servicing Advances

        Servicing Advances, in all cases, will be reimbursable as described below. The Master Servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

        With respect to Mortgage Loans, the Master Servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates) not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the Master Servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

        o insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates);

        o real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

        o      any ground rents in respect of such REO Property; and

        o costs and expenses necessary to maintain, manage or operate such REO Property.

        Notwithstanding the foregoing, the Master Servicer will be obligated to make such Servicing Advances only to the extent that the Master Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such Mortgage Loan or REO Property.

        The Master Servicer may incur certain costs and expenses in connection with the servicing of a Mortgage Loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related Mortgage Loan or REO Property. However, if the Master Servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the Master Servicer fails to make a required Servicing Advance, the Trustee is required to make such Servicing Advance, and if the Trustee fails to make a required Servicing Advance, the Fiscal Agent is required to make such Servicing Advance (each subject to the same limitations, and with the same rights, as described above for the Master Servicer).

Nonrecoverable Advances

        The determination by the Master Servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the Master Servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the Trustee and the Depositor and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The Master Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee and the Fiscal Agent. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports

        Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee (in CSSA standard file format, CSSA loan setup file format and CSSA loan periodic update file format), the Trustee will be required to provide or make available to each Certificateholder on each Distribution Date:

        (a)    A statement setting forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

               (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums;

               (iii) the number of outstanding Mortgage Loans and the aggregate principal balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on the related Determination Date;

               (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans:

                      (A) delinquent 30 to 59 days,

                      (B) delinquent 60 to 89 days,

                      (C) delinquent 90 days or more,

                      (D) as to which foreclosure proceedings have been
                          commenced, or

                      (E) as to which bankruptcy proceedings have been
                          commenced;

               (v) with respect to any REO Property included in the Trust Fund, the principal balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof;

               (vi)   as of the related Determination Date:

                      (A) as to any REO Property sold during the related
                          Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                      (B) the aggregate amount of other revenues collected by
                          the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

               (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

               (ix) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date;

               (x) the aggregate amount of servicing fees paid to the Master Servicer, the Primary Servicers and the Special Servicer and the holders of the rights to Excess Servicing Fees;

               (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a description of any Expense Losses;

               (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the Master Servicer, the Trustee and the Fiscal Agent, separately stated;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

               (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement.

        (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

        In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

        The Trustee will make available each month, to any interested party, the foregoing reports via the Trustee's Website at www.lnbabs.com, its electronic bulletin board, its customer service and its ASAP System (via facsimile). The Trustee's electronic bulletin board may be accessed by calling (714) 282-3990, its customer service may be accessed by calling (800) 246-5761 and its ASAP System may be accessed by calling (714) 282-5518 and requesting statement number 430.

        In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA standard file format, the CSSA loan setup file format, the CSSA loan periodic update file format, the Special Servicer Reports and the Annual Report each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the Trustee's Website or other electronic means. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information of which it is not the original source.

        In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

        On an annual basis, the Master Servicer is required to deliver the Annual Report to the Trustee, which will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or any Underwriter reasonably designates, the Special Servicer, the Rating Agencies, and, upon request, any Certificateholder.

        On a monthly basis, the Trustee is required to make available on the Trustee's Website to the Underwriters, the Rating Agencies, the Depositor, the Operating Adviser and anyone the Depositor or any Underwriter reasonably designates, and upon request to any Certificateholder, a report, in electronic format, substantially in the form of the data file contained on the diskette attached to the inside back cover of this Prospectus Supplement with the information contained therein updated to the date of such report.

Special Servicer Reports

        On or about each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information to prepare, the Special Servicer Reports with respect to Specially Serviced Mortgage Loans as required by the Pooling and Servicing Agreement. Such reports will be delivered, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies, the Trustee and the Depositor; provided that certain limitations will be imposed on such recipients with respect to the use and further dissemination of the information in such reports to the extent described in the Pooling and Servicing Agreement.

Other Information

        The Pooling and Servicing Agreement generally requires that the Trustee make available, at its corporate trust offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the Mortgage Loan documents:

        o      the Pooling and Servicing Agreement and any amendments thereto;

        o all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

        o all officer's certificates delivered to the Trustee since the Closing Date;

        o all accountants' reports delivered to the Trustee since the Closing Date;

        o the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property;

        o the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer;

        o any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer; and

        o any and all officer's certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable.

        Copies of any and all of the foregoing items and any servicer reports will be available from the Trustee upon request; however, the Trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient.

Book-Entry Certificates

        Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

        The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued in August 1999:

        The close of business on
        August 1                  (A) Cut-off Date.
        August 30                 (B) Record Date for all Classes of
                                      Certificates.
        August 1 - September 9    (C) The Collection Period.  The Master
                                      Servicer receives Scheduled Payments
                                      due after the Cut-off Date and any
                                      Principal Prepayments made after the
                                      Cut-off Date and on or prior to
                                      September  9.
        September 9               (D) Determination Date.
        September 14              (E) Master Servicer Remittance Date.
        September 15              (F) Distribution Date.

        Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

        (A) The outstanding principal balance of the Mortgage Loans will be the aggregate outstanding principal balance of the Mortgage Loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

        (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

        (C) Any Scheduled Payments due and collected and Principal
Prepayments collected, after the Cut-off Date and on or prior to September 9, 1999 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

        (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

        (E) The Master Servicer will remit to the Trustee no later than the business day prior to the related Distribution Date all amounts held by the Master Servicer, and any P&I Advances required to be made by the Master Servicer, that together constitute the Available Distribution Amount for such Distribution Date.

        (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

        LaSalle Bank National Association will act as the Trustee. LaSalle Bank National Association is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its Fiscal Agent, if applicable) is rated not less than "AA" by Fitch and "AA" by S&P (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention:
Asset-Backed Securities Trust Services Group - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-LIFE1. As of March 31, 1999, the Trustee had assets of approximately $28 billion. See "Servicing of the Mortgage Loans--Duties of the Trustee", "Servicing of the Mortgage Loans--Certain Matters Regarding the Trustee" and "Servicing of the Mortgage Loans--Resignation and Removal of the Trustee" in the Prospectus.

        The Trustee will be paid the Trustee Fee as compensation for its duties under the Pooling and Servicing Agreement.

The Fiscal Agent

        ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1998, the Fiscal Agent had consolidated assets of approximately $505 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

        The Expected Final Distribution Date for each Class of Certificates listed on the cover page of this Prospectus Supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the Mortgage Loans in accordance with their terms and otherwise based on the Maturity Assumptions.

        The Rated Final Distribution Date of each Class of Certificates is the Distribution Date in April 2033.

        The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

        The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such Certificate will in turn depend on, among other things:

        o      the Pass-Through Rate for such Certificate;

        o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance of such Certificate;

        o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance of such Certificate; and

        o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such Certificate.

        In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

        The Pass-Through Rates on the Offered Certificates will be based on or subject to the Weighted Average Net Mortgage Rate. Accordingly, the yields on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of Mortgage Loans. In general, the effect of any such changes on such yields and Pass-Through Rates will be particularly adverse to the extent that Mortgage Loans with relatively higher Mortgage Rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than Mortgage Loans with relatively lower Mortgage Rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

        The yield to maturity on any Class of Offered Certificate purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties and purchases of Mortgage Loans out of the Trust Fund.

        Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust Fund as described herein under "Description of the Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this Prospectus Supplement.

        The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance of its Class. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

        In general, if an Offered Certificate is purchased at a discount or premium, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of the related Class, the greater will be the effect on the yield to maturity of such Certificate. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums to the Certificates as described herein is intended to mitigate those risks; however, such allocation (if any) may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium payable, if any, with respect to any Mortgage Loan, is required to be calculated as set forth in "Appendix II - Certain Characteristics of the Mortgage Loans."

        Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of Mortgage Loans comparable to the Mortgage Loans.

LOSSES AND SHORTFALLS

        The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class P Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending (that is, from O to A) alphabetical order of Class designation, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2 and Class X Certificates, pro rata based on interest distributable on such Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of Certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the Master Servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding.

RELEVANT FACTORS

        The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors including, without limitation, prevailing interest rates, the terms of the Mortgage Loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this Prospectus Supplement and "Risk Factors" in the Prospectus.

        The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its Mortgage Loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

        Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

        The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIFE

        Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such Certificate.

        Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the Constant Prepayment Rate or CPR model. The Depositor makes no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

        The following tables indicate the percent of the initial Certificate Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Maturity Assumptions.

        The Mortgage Loans do not have all of the characteristics of the Maturity Assumptions. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables. Certain of the Mortgage Loans permit partial prepayments. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the Maturity Assumptions. Furthermore, it is unlikely that the Mortgage Loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

        For the purposes of each table, the weighted average life of a Certificate is determined by:

        o multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Certificate to the related Distribution Date;

        o      summing the results; and

        o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.

        The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any Mortgage Loan will prepay at any constant rate. Therefore, there can be no assurance that the Mortgage Loans will prepay at any particular rate.

                  PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                 CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         3%         5%         7%        10%        15%
--------------------             --------   --------   --------   --------   --------  --------
Initial                            100%       100%       100%       100%       100%      100%
August 2000                        93         93         93         93         93        93
August 2001                        86         86         86         86         86        86
August 2002                        78         78         78         78         78        78
August 2003                        69         69         69         69         69        69
August 2004                        60         60         60         60         60        60
August 2005                        50         50         50         50         50        50
August 2006                        39         39         39         39         39        39
August 2007                        28         28         28         28         28        28
August 2008                        15         15         15         15         15        15
August 2009                          0          0          0          0         0          0
Weighted average life (years)      5.70       5.70       5.70       5.70       5.70      5.70

                  PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                 CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         3%         5%         7%        10%        15%
--------------------             --------   --------   --------   --------   --------  --------
Initial                            100%       100%       100%       100%       100%      100%
August 2000                        100        100        100        100       100        100
August 2001                        100        100        100        100       100        100
August 2002                        100        100        100        100       100        100
August 2003                        100        100        100        100       100        100
August 2004                        100        100        100        100       100        100
August 2005                        100        100        100        100       100        100
August 2006                        100        100        100        100       100        100
August 2007                        100        100        100        100       100        100
August 2008                        100        100        100        100       100        100
August 2009                          0          0          0          0         0          0
Weighted average life              9.75       9.75       9.75       9.74       9.74      9.74
(years)

                  PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         3%         5%         7%        10%        15%
--------------------             --------   --------   --------   --------   --------  --------
Initial                            100%       100%       100%       100%       100%      100%
August 2000                        100        100        100        100       100        100
August 2001                        100        100        100        100       100        100
August 2002                        100        100        100        100       100        100
August 2003                        100        100        100        100       100        100
August 2004                        100        100        100        100       100        100
August 2005                        100        100        100        100       100        100
August 2006                        100        100        100        100       100        100
August 2007                        100        100        100        100       100        100
August 2008                        100        100        100        100       100        100
August 2009                          0          0          0          0         0          0
Weighted average life (years)     9.93       9.93       9.93       9.93       9.93      9.93

                  PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         3%         5%         7%        10%        15%
--------------------             --------   --------   --------   --------   --------  --------
Initial                            100%       100%       100%       100%       100%      100%
August 2000                        100        100        100        100       100        100
August 2001                        100        100        100        100       100        100
August 2002                        100        100        100        100       100        100
August 2003                        100        100        100        100       100        100
August 2004                        100        100        100        100       100        100
August 2005                        100        100        100        100       100        100
August 2006                        100        100        100        100       100        100
August 2007                        100        100        100        100       100        100
August 2008                        100        100        100        100       100        100
August 2009                          0          0          0          0         0          0
Weighted average life (years)     9.93       9.93       9.93       9.93       9.93      9.93

                  PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         3%         5%         7%        10%        15%
--------------------             --------   --------   --------   --------   --------  --------
Initial                            100%       100%       100%       100%       100%      100%
August 2000                        100        100        100        100       100        100
August 2001                        100        100        100        100       100        100
August 2002                        100        100        100        100       100        100
August 2003                        100        100        100        100       100        100
August 2004                        100        100        100        100       100        100
August 2005                        100        100        100        100       100        100
August 2006                        100        100        100        100       100        100
August 2007                        100        100        100        100       100        100
August 2008                        100        100        100        100       100        100
August 2009                          0          0          0          0         0          0
Weighted average life (years)     9.93       9.93       9.93       9.93       9.93      9.93

                  PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%         3%         5%         7%        10%        15%
--------------------             --------   --------   --------   --------   --------  --------
Initial                            100%       100%       100%       100%       100%      100%
August 2000                        100        100        100        100       100        100
August 2001                        100        100        100        100       100        100
August 2002                        100        100        100        100       100        100
August 2003                        100        100        100        100       100        100
August 2004                        100        100        100        100       100        100
August 2005                        100        100        100        100       100        100
August 2006                        100        100        100        100       100        100
August 2007                        100        100        100        100       100        100
August 2008                        100        100        100        100       100        100
August 2009                          0          0          0          0         0          0
Weighted average life (years)     9.93       9.93       9.93       9.93       9.93      9.93

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

        The Mortgage Pool will consist of 126 fixed-rate Mortgage Loans with an aggregate Cut-off Date Balance of $594,046,043 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the Mortgage Loans range from $720,221 to $29,706,627, and the Mortgage Loans have an average Cut-off Date Balance of $4,714,651. Generally, for purposes of the presentation of Mortgage Pool information in this Prospectus Supplement, multiple Mortgaged Properties securing a single Mortgage Loan have been treated as multiple cross-collateralized and cross-defaulted Mortgage Loans, each secured by one of the related Mortgaged Properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.

        The Mortgage Loans were originated between August 28, 1998 and July 15, 1999. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the Mortgage Loans associated with the nine (9) largest Borrower concentrations in the Mortgage Pool are contained in Appendix III attached hereto.

        Each Mortgage Loan is evidenced by a Mortgage Note and secured by a Mortgage that creates a first mortgage lien on a fee simple estate in one or more income-producing Mortgaged Properties. Two of such Mortgage Loans are subject to a ground lease with respect to a portion of the related Mortgaged Property. However, in each case, the fee owner is a party to the related Mortgage and has subordinated its interest; therefore, such Mortgage Loans are disclosed as fee loans.

        On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between the Depositor and the particular Seller. The Depositor will thereupon sell its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

        The Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms. Thirty-three (33) of the Mortgage Loans, representing 29.5% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. The remaining ninety-three
(93) Mortgage Loans, representing 70.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

PROPERTY TYPES

        The Mortgaged Properties consist of the following property types:

        o Retail - Forty-three (43) of the Mortgage Loans, which represent 30.4% of the Initial Pool Balance, are secured by retail properties;

        o Industrial - Forty-three (43) of the Mortgage Loans, which represent 26.1% of the Initial Pool Balance, are secured by industrial properties;

        o Office - Seventeen (17) of the Mortgage Loans, which represent 22.3% of the Initial Pool Balance, are secured by office properties;

        o Multifamily - Twenty (20) of the Mortgage Loans, which represent 17.0% of the Initial Pool Balance, are secured by multifamily properties; and

        o Mixed Use - One (1) of the Mortgage Loans, which represent security for 2.1% of the Initial Pool Balance, is secured by mixed use property types;

        o Senior Housing - One (1) of the Mortgage Loans, which represent security for 1.6% of the Initial Pool Balance, is secured by senior housing properties;

        o Self-Storage -One (1) of the Mortgage Loans, which represent security for 0.4% of the Initial Pool Balance, is secured by self-storage properties.

PROPERTY LOCATION

        The following eight states contain the largest concentrations of Mortgaged Properties securing the Mortgage Loans:

        o Thirteen (13) Mortgage Loans, representing 12.5% of the Initial Pool Balance are secured by mortgaged properties located in California;

        o Nine (9) Mortgage Loans, representing 11.6% of the Initial Pool Balance are secured by mortgaged properties located in New York;

        o Thirteen (13) Mortgage Loans, representing 10.7% of the Initial Pool Balance are secured by mortgaged properties located in Florida;

        o Seven (7) Mortgage Loans, representing 8.0% of the Initial Pool Balance are secured by mortgaged properties located in New Jersey;

        o Eight (8) Mortgage Loans, representing 6.2% of the Initial Pool Balance are secured by mortgaged properties located in Virginia;

        o Ten (10) Mortgage Loans, representing 5.6% of the Initial Pool Balance are secured by mortgaged properties located in North Carolina;

        o Fourteen (14) Mortgage Loans, representing 5.6% of the Initial Pool Balance are secured by mortgaged properties located in Pennsylvania; and

        o Seven (7) Mortgage Loans, representing 5.5% of the Initial Pool Balance are secured by mortgaged properties located in Georgia.

Due Dates

        One hundred twenty (120) of the Mortgage Loans, representing 95.1% of the Initial Pool Balance, have Due Dates on the first of each calendar month. Six (6) of the Mortgage Loans, representing 4.9% of the Initial Pool Balance, have Due Dates on the fifth day of each calendar month without any grace period for late payments.

Amortization

        The Mortgage Loans have the following amortization features:

        o One hundred twenty-four (124) of the Mortgage Loans, representing 98.8% of the Initial Pool Balance, are Balloon Loans and, as a result, will have a Balloon Payment greater than 5% of their respective original principal balance on their respective maturity dates, unless prepaid prior thereto. The amount

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               of the Balloon Payments on those Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year will be greater, and the actual amortization terms will be longer, than would be the case if such Mortgage Loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such Mortgage Loans over time. See "Risk Factors And Other Special Considerations--The Mortgage Loans--Balloon Payments."

        o Twenty-two (22) of such Balloon Loans, representing 15.7% of the Initial Pool Balance, are interest-only loans and do not provide for any amortization of their respective principal balances over their respective terms.

        o One (1) of such Balloon Loans, representing 1.7% of the Initial Pool Balance, is an interest-only loan and does not provide for any amortization of its principal balance for a portion of its term, and then provides for the payment of principal and interest until its maturity date.

        o The remaining two (2) Mortgage Loans, representing 1.2% of the Initial Pool Balance, fully amortize to an amount less than 5% of the Original Principal Balance of the Mortgage Loans over their respective terms.

Prepayment Restrictions

        As of the Cut-off Date, the following prepayment restrictions applied to the Mortgage Loans:

        o Ninety-eight (98) Mortgage Loans, representing 70.3% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related Borrower (after an initial period of at least two years following the date of issuance of the Certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the Mortgaged Property from the lien of the Mortgage.

        o Twenty-eight (28) Mortgage Loans, representing 29.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

        o Notwithstanding the foregoing, the Mortgage Loans generally provide for a period of 3 to 7 payments prior to and including the maturity date in which the related Borrower may prepay the Mortgage Loan without premium or defeasance requirements.

        The method of calculation of any Prepayment Premium will vary for any Mortgage Loan as set forth in "Appendix II - Material Characteristics of the Mortgage Loans."

Non-Recourse Obligations

        The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or mortgage insurer.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

        The Mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the Mortgage Loans generally permit transfers of the related Mortgaged Property, subject to reasonable approval of the proposed transferee by the holder of the Mortgage, payment of an assumption fee (which may be waived by the Master Servicer or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer or the Special Servicer as additional servicing compensation) and certain other conditions.

        In addition, some of the Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable Mortgage Loan documents and/or as determined by the Master Servicer. The Master Servicer or the Special Servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

        The Mortgage Loans prohibit the respective borrowers from incurring secured subordinate indebtedness or require the consent of the holder of the Mortgage prior to doing so, except with respect to one (1) Mortgage Loan, representing 5.0% of the Initial Pool Balance, the related borrower may incur secured subordinate debt, subject to the achievement of certain maximum combined loan to value and minimum debt-service coverage ratios. Substantially all of the Mortgage Loans also permit the related borrower to incur limited unsecured indebtedness in the ordinary course of business. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--Authority to Effect Other Borrowings Entails Risks" in this Prospectus Supplement.

Additional Collateral

        Thirty-one (31) of the Mortgage Loans, representing 23.5% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related Mortgage Loan (in some cases, without the payment of any prepayment premium) or may be held by the lender as additional security for the Mortgage Loans. In addition, some of the other Mortgage Loans provide for reserves for items such as deferred maintenance, environmental remediation and capital improvements. For further information with respect to additional collateral, see Appendix II.

Releases

        Certain of the Mortgage Loans provide for a partial release of certain parcels from the lien of the related Mortgage subject to the satisfaction of certain conditions, including paydowns of the related Mortgage Loan which may be subject to a yield maintenance premium to be paid by the related Borrower and/or the creation of a separate tax parcel, and the payment of costs and expenses. In addition, the Mortgage Pool contains mortgage loans that provide for a partial release of collateral. In general, such collateral does not contribute to the Underwritable Cash Flow of the property or to the appraised value. In addition, certain mortgage loans do not require partial prepayment as a condition of the release. For further information with respect to certain releases, see Appendix
II. One of the Mortgage Loans which is secured by multiple Mortgaged Properties provides for the substitution of one or more of the related properties subject to the satisfaction of certain conditions. See Appendix III "Loans 1-21 Edens & Avant Retail Center Loans and Properties--The Loans--Substitution of Properties."

CROSS COLLATERALIZATION; RELATED PARTIES

        The Mortgage Pool includes eight (8) separate groups of Mortgage Loans, the largest of which collectively represents 7.1% of the Initial Pool Balance, under which an aggregate amount of indebtedness is evidenced by a single obligation secured by multiple Mortgaged Properties. Generally, for purposes of the presentation of

Mortgage Pool information herein, such Mortgage Loans have been treated as multiple cross collateralized and cross defaulted Mortgage Loans, each secured by one of the related Mortgaged Properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. Two of such groups are cross-collateralized and cross-defaulted with each other.

        In addition, the Mortgage Pool includes seven (7) separate groups of Mortgage Loans, the largest of which collectively represents 14.0% of the Initial Pool Balance, under which an aggregate amount of indebtedness is evidenced by multiple obligations and is secured by mortgages on multiple Mortgaged Properties. Such largest group consists of two single obligations, and multiple Mortgaged Property groups which are cross-collateralized and cross defaulted with each other. Each such Mortgage Loan is cross defaulted and cross collateralized with the other Mortgage Loan or Loans in such group. See Appendix II for further information with respect to such groups.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

        In connection with the origination of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

        An environmental site assessment was performed with respect to each Mortgaged Property generally within the twelve-month period preceding the origination of the related Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security such as letters of credit or reserves. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties" in this Prospectus Supplement.

Property Condition Assessments

        The Mortgaged Properties were inspected in connection with the origination of the related Mortgage Loan, by a representative of the related Seller or by a third party professional engaged by such Seller. Furthermore, in each case, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers or consultants were prepared with respect to all of the Mortgaged Properties in connection with the origination or securitization of the related Mortgage Loan. See "Risk Factors Risks Relating to Property Inspections" in this Prospectus Supplement Environmental Assessments. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

        In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the Mortgage Loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

        The Mortgage Pool contains three (3) Mortgage Loans, representing 3.0% of the Initial Pool Balance, that have PMLs in excess of 20% of the estimated replacement costs of the improvements and are subject to the above-described mitigants.

Zoning and Building Code Compliance

        Each Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Violations may exist at any particular Mortgaged Property, but the related Seller has informed the Depositor that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

        Each of the tables set forth in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto, and for a brief summary of the Mortgage Loans associated with the nine largest Borrower concentrations significant Mortgage Loans in the Mortgage Pool, see Appendix III hereto. Additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the Prospectus.

        For purposes of the tables in Appendix I and for the information set forth in Appendix II and Appendix III:

        (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this Prospectus Supplement.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a Mortgaged Property, the applicable Seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial

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               statements, material changes in the operating position of the
               Mortgaged Property of which the Seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable Seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the Seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties.

               Historical operating results may not be available for some of the Mortgage Loans which are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

        (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any Mortgage Loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this Prospectus Supplement.

               The value of the related Mortgaged Property or Properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

        (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

        The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

        Generally, the loan documents with respect to the Mortgage Loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

        The Master Servicer will, consistent with the Servicing Standard require each borrower to maintain a fire and hazard insurance policy with extended coverage in the manner required under the related Mortgage Loan. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such Mortgage Loan, with no deduction for depreciation, and the outstanding principal balance owing on such Mortgage Loan, but in any event, unless otherwise specified in the applicable Mortgage or Mortgage Note, in an amount sufficient to avoid the application of any coinsurance clause.

        If, on the date of origination of a Mortgage Loan, the portion of the improvements on a related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

        o      the outstanding principal balance of the related Mortgage Loan;
               and

        o the maximum amount of such insurance available for the related Mortgaged Property, but only to the extent such Mortgage Loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

        If a borrower fails to maintain such hazard insurance, the Master Servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The Special Servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

        In addition, the Master Servicer may require any borrower to maintain other forms of insurance as the Master Servicer may be permitted to require under the related Mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The Master Servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its Mortgage Loan to maintain earthquake insurance or the Master Servicer is otherwise permitted to require earthquake insurance. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.

THE SELLERS

Principal Commercial Funding, LLC

        PCF is wholly owned subsidiary of Principal Capital Management, LLC which is wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, IA 50392.
PCF's phone number is (515) 247-7895.

John Hancock Real Estate Finance, Inc.

        JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc. which is a wholly owned subsidiary of John Hancock Mutual Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

        JHREF presently has seven offices across the country and a loan servicing center located in Atlanta, Georgia. Each of the JHREF Loans was underwritten at JHREF's Boston headquarters and closed by JHREF (with the exception of the Mortgage Loan referred to as Plaza Madison, which was underwritten by John Hancock Mutual

Life Insurance Company). The principal offices of JHREF are located at 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

Morgan Stanley Mortgage Capital Inc.

        MSMC is a subsidiary of Morgan Stanley & Co., Inc., formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the Morgan Stanley Loans was originated by MSMC, and underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is
(212) 761-4700.

SALE OF THE MORTGAGE LOANS

        On or prior to the Closing Date, each Seller will sell its Mortgage Loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignments, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each Mortgage Loan so assigned by it to the Trustee.

        The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust. Within 90 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan and any related assignment of rents and leases (as described in the "Glossary of Terms" under the term "Mortgage File") are to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the Trust.

REPRESENTATIONS AND WARRANTIES

        In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

        (1) the information set forth in the schedule of the Mortgage Loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

        (2) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

        (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

        (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

        (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

        (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property;

        (7) the Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part;

        (8) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan;

        (9) the Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property;

        (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to certain permitted encumbrances;

        (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

        (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report;

        (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

        (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

        (15) to such Seller's knowledge, there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

        (16) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

        (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate;

        (18) the Mortgage Loan is not cross-collateralized with any loan other than one or more other Mortgage Loans;

        (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

        (20) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property (other than those defaults that are covered by certain other of the preceding representations and warranties).

REPURCHASES AND OTHER REMEDIES

        If any Mortgage Loan document required to be delivered to the Trustee by a Seller with respect to its Mortgage Loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a Seller regarding the characteristics of any of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, then such Seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.

        If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to:

        o repurchase the affected Mortgage Loan from the Trust Fund at the Purchase Price; or, at its option,

        o      if within the two-year period commencing on the Closing Date:

               o replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan; and

               o pay an amount generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

        The Seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then the repurchase or substitution must occur within 90 days from the date the Seller was notified of the defect or breach.

        The foregoing obligations of any Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, the other Sellers or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so. Each Seller is obligated to cure, repurchase or replace only Mortgage Loans that are sold by it, and will have no obligations with respect to any Mortgage Loan sold by any other Seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

        The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                               SERVICING OF THE MORTGAGE LOANS

GENERAL

        The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans in accordance with the Servicing Standard.

        Each of the Master Servicer and the Special Servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of Certificates. Each of the Master Servicer and the Special Servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the Master Servicer or a Special Servicer, as the case may be.

        Any such interest of the Master Servicer or the Special Servicer in the Certificates will not be taken into account when evaluating whether actions of the Master Servicer or the Special Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer or the Special Servicer. In addition, the Master Servicer or the Special Servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the Master Servicer or the Special Servicer were not a party to the transactions contemplated hereby.

        On the Closing Date, the Master Servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the Master Servicer set forth in this paragraph with respect to Mortgage Loans sold by it or its affiliates to the Trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the Master Servicer and the Master Servicer is terminated, such termination will not cause the termination of the Primary Servicers.

        Each of the Master Servicer, the Primary Servicers and the Special Servicer is permitted to enter into a sub-servicing agreement and any such Sub-Servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the Master Servicer or the Special Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer or the Special Servicer, as the case may be, will be required to pay any servicing compensation due to any Sub-Servicer out of its own funds.

        The Master Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the Trustee, provided that:

        o a successor servicer is available and willing to assume the obligations of the Master Servicer, and accepts appointment as successor Master Servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

        o the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and

        o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

        Furthermore, the Master Servicer may resign if it determines that the Master Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the Master Servicer ceases to serve as such and shall not have been replaced by a qualified successor, the Trustee or an agent of the Trustee will assume the Master Servicer's duties and obligations under the Pooling and Servicing Agreement. If the Special Servicer shall cease to serve as such and a qualified successor shall not have been engaged, the Master Servicer will assume the Special Servicer's duties and obligations and, if the

Master Servicer fails to so assume such duties and responsibilities, the Trustee or an agent will assume the duties and obligations of the Special Servicer.

        The relationship of each of the Master Servicer and the Special Servicer to the Trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

        The Master Servicer will have no responsibility for the performance by the Special Servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the Special Servicer will have no responsibility for the performance by the Master Servicer of its duties under the Pooling and Servicing Agreement.

        The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the Special Servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

        In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer will be required to transfer its principal servicing responsibilities with respect thereto to the Special Servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan, including amounts collected by the Special Servicer, to make selected calculations with respect to such Mortgage Loan, and to make remittances and prepare reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

        A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the Master Servicer will re-assume all servicing responsibilities.

        The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Certificates--Advances-- Servicing Advances" in this Prospectus Supplement.

THE MASTER SERVICER AND SPECIAL SERVICER

        Wells Fargo will be responsible for servicing the Mortgage Loans as Master Servicer and Special Servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers.

        Founded in 1852, Wells Fargo & Company is the holding company for Wells Fargo. For the years ended December 31, 1998 and 1997, Wells Fargo & Company reported, on a consolidated basis, total assets of $202.5 billion and $185.7 billion, respectively, and total capital (Tier 1 and 2) of $10.9 billion and $11.2 billion, respectively. For the years ended December 31, 1998 and 1997, respectively, Wells Fargo & Company reported, on a consolidated basis, net income of $1,950 million and $2,499 million, respectively.

        On November 2, 1998, the former Wells Fargo & Company merged with WFC Holdings Corporation, a wholly-owned subsidiary of Norwest Corporation. In connection with such merger, Norwest Corporation changed its name to Wells Fargo & Company. Such merger was accounted for as a pooling of interests. The total assets, total capital and net income indicated above for Wells Fargo & Company reflect the consolidated assets, capital and income of such merged companies for the periods set forth above.

        As of December 31, 1998, Wells Fargo and its subsidiaries serviced approximately $25.9 billion of multifamily and commercial mortgage loans, including approximately $5.4 billion for third parties.

        Commercial and multifamily mortgage loans originated for securitization by Wells Fargo and its subsidiaries are currently serviced by Wells Fargo.

        The information set forth herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information. Wells Fargo has been approved as a servicer by all nationally recognized statistical rating organizations.

MASTER SERVICER

Master Servicer Compensation

        The Master Servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each Mortgage Loan, including REO Properties. The Master Servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the Special Servicer or any Sub-Servicer as provided in the Pooling and Servicing Agreement or any sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees and default interest payable at a rate above the related Mortgage Rate.

        The amount of the related Master Servicing Fee will be reduced, to not less than zero, on each Distribution Date by the amount (if any) of Compensating Interest Payment made by the Master Servicer on such Distribution Date. The amount of the related Primary Servicing Fee will not be reduced by any payments in respect of Compensating Interest Payments. Any Net Aggregate Prepayment Interest Shortfall will be allocated as set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this Prospectus Supplement. If Prepayment Interest Excesses for all Mortgage Loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Master Servicer as additional servicing compensation.

        In the event that Wells Fargo resigns or is no longer Master Servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation. The portion of the Excess Servicing Fee payable to JHREF shall similarly not be terminated if it resigns or is terminated as one of the Primary Servicers.

EVENTS OF DEFAULT

        If an Event of Default described under the third, fourth, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the Master Servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated.

        After any other Event of Default, the Trustee may elect to terminate the Master Servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the Trustee. Upon such termination, all authority, power and rights of the Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer (subject to approval by the Rating Agencies), notified the Master Servicer of such designation, and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities with respect to the Mortgage Loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the Master Servicer is terminated as a result of an Event of Default described under the eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms", the Trustee shall act as successor servicer immediately and shall use its best efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions.

        However, if the Master Servicer is terminated solely due to an Event of Default described in the fifth, sixth or seventh bullet of the definition thereof, prior to being replaced as described in the previous paragraph, the terminated Master Servicer will have sixty days to sell the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a Master Servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of the Master Servicer, will be effective when such servicer has succeeded the Master Servicer, as successor servicer and such successor servicer has assumed the Master Servicer's, obligations and responsibilities with respect to the Mortgage Loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor Master Servicer is not appointed within sixty days, the Master Servicer, will be replaced by the Trustee as described in the previous paragraph.

THE SPECIAL SERVICER

        The Special Servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Master Servicer and the Trustee.

Special Servicer Compensation

        The Special Servicer will be entitled to receive:

        o      a Special Servicing Fee;

        o      a Workout Fee; and

        o      a Liquidation Fee equal to 1.00% of the related Liquidation
               Proceeds.

        The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property otherwise such fee is paid until maturity. If the Special Servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on Mortgage Loans that became Rehabilitated Mortgage Loans while it acted as Special Servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such Mortgage Loan becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. The successor Special Servicer will not be entitled to any portion of such Workout Fees.

        The Special Servicer is also permitted to retain, in general, certain assumption fees, modification fees and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust Fund and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the Master Servicer.

        In addition, the Special Servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The Special Servicer will be entitled to approve assumptions with respect to all Mortgage Loans. The amount of the Special Servicing Fee, but not the fee payable to the Trustee, will be reduced, to not less than zero, on each Distribution Date by the amount (if any) of Compensating Interest paid by the Special Servicer on such Distribution Date. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Special Servicer as additional servicing compensation.

        As described in this Prospectus Supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the Special Servicer, subject to the limitations described in this Prospectus Supplement.

Termination of Special Servicer

        The Trustee may terminate the Special Servicer upon a Special Servicer Event of Default. However, if the Special Servicer is terminated solely due to a Special Servicer Event of Default described in the fifth, sixth or seventh bullet of the definition thereof, prior to being replaced as described in the previous paragraph, the terminated Special Servicer, will have sixty days to sell the rights and obligations of the Special Servicer, under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a Special Servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The Special Servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the Special Servicer, will be effective when such servicer has succeeded the Special Servicer, as successor servicer and such successor servicer has assumed the Special Servicer's, obligations and responsibilities with respect to the Mortgage Loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor Special Servicer is not appointed within sixty days, the Special Servicer, will be replaced by the Trustee as described in the previous paragraphs.

        In addition to the termination of the Special Servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the Trustee will remove the Special Servicer from its duties as Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates.

THE OPERATING ADVISER

        An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the Special Servicer in regard to certain actions. The Special Servicer will be required to notify the Operating Adviser of, among other things:

        o any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for two years or less;

        o any foreclosure or comparable conversion of the ownership of a Mortgaged Property;

        o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the Trust Fund as described in this Prospectus Supplement under "Description of the Certificates--Optional Termination";

        o any proposal to bring an REO Property into compliance with applicable environmental laws; and

        o any acceptance of substitute or additional collateral for a Mortgage Loan.

        In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates.

        At any time, the holders of a majority of the Controlling Class may direct the Trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter or upon:

        o      the resignation or removal of the person acting as Operating
               Adviser; or

        o a determination by the Trustee, based upon a written notice from the Certificate Registrar, that the Controlling Class has changed. After such receipt or determination, the Trustee is required to call a meeting of the holders of the Controlling Class, which may be held by telephone, in the manner, and in accordance with the procedures, specified in the Pooling and Servicing Agreement. At the meeting, each such holder will be entitled to nominate one person to act as Operating Adviser.

        The Operating Adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

        Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date.

        Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

        o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium;

        o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

        o forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;

        o      extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

        o      accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the Special Servicer to the Trustee.

        In no event, however, will the Special Servicer be permitted to:

        o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

        o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease.

        Modifications that forgive principal or interest of a Mortgage Loan will result in Realized Losses on such Mortgage Loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this Prospectus Supplement.

        The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

        The Pooling and Servicing Agreement grants to each of the Master Servicer, the Special Servicer, any holder of Certificates evidencing a majority interest in the Controlling Class and any Seller with respect to Mortgage Loans it originated a right to purchase from the Trust Fund, at the applicable Purchase Price, those defaulted Mortgage Loans that are at least 60 days delinquent and which the Special Servicer has determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, will become the subject of foreclosure proceedings (other than any such Mortgage Loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction).

        The Special Servicer may, upon notice to the Operating Adviser and the Trustee, offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph (other than any such Mortgage Loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance, in accordance with the Servicing Standard, of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan. When an Interested Party is to be the purchaser of any such defaulted Mortgage Loan, the Trustee is to determine (with the aid of an independent real estate adviser and an appraisal) what constitutes a fair price. The Trustee is not permitted to purchase any defaulted Mortgage Loan.

FORECLOSURES

        The Special Servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any Mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a Mortgaged Property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in selected situations, the receipt of an opinion of counsel relating to REMIC requirements.

        If any Mortgaged Property is acquired as described in the preceding paragraph, the Special Servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the Special Servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust Fund subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the Special Servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

        If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee) must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Among other things, the independent contractor will not be permitted to perform construction work on the Mortgaged Property unless such construction was at least 10% completed when default on the related Mortgage

Loan became imminent. Generally, REMIC I will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by a Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the Special Servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

        For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate REMIC elections will be made with respect to designated portions of the Trust Fund. Upon the issuance of the Offered Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

        o      the making of proper elections;

        o ongoing compliance with all provisions of the Pooling and Servicing Agreement; and

        o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code.

        For federal income tax purposes, the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

        The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code.

        Moreover, the Offered Certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

        The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily and senior housing properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool is 18.6%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of
Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this Prospectus Supplement and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

        The Class E Certificates will, and the other Offered Certificates will not, be treated as having been issued with original issue discount or federal income tax reporting purposes. Certain Classes of Offered Certificates may be issued with premium depending on the price at which such Classes of Certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Prepayment Premium being required. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

        The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the Offered Certificates.

        Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

        If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

        Whether any holder of any Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

        On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC such as the Offered Certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus. To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale Exchange or Redemption" in the Prospectus.

        The current administration's budget proposal for the fiscal year 2000, released February 1, 1999, proposes legislation that would amend the market discount provisions of the Code described in the Prospectus (see "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Market Discount" in the Prospectus) to require holders of debt instruments, such as REMIC Regular Certificates, that use an accrual method of accounting to include market discount in income as it accrues. For purposes of determining and accruing market discount, the proposed legislation would provide that a Certificateholder's yield can not exceed 5 percentage points over the greater of (1) the original yield to maturity of the Certificate, or (2) the applicable Federal rate in effect at the time the Certificateholder acquired the Certificate. It is unclear how this proposal would apply to instruments, such as the REMIC Regular Certificates, which have uncertain yields to maturity attributable to possible prepayments on an underlying pool of prepayable securities. This proposal, which was not included in the Financial Freedom Act of 1999 (H.R. 2488) passed by the House of Representatives Ways and Means Committee on July 15, 1999, is intended to be effective for debt instruments acquired on or after the date the proposed legislation is enacted.

        The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of Offered Certificates may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such Certificates.

        Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holders of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which the holders of such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

        The Special Servicer is authorized, when doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosure" in this Prospectus Supplement.

        Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences REMICs--Information Reporting and Backup Withholding" in the Prospectus.

        For further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

        The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 12.5% of the initial pool balance), New York (approximately 11.6% of the initial pool balance), and Florida (approximately 10.7% of the initial pool balance) which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

        Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

NEW YORK

        Under New York law, while a foreclosure may be accomplished either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Upon a default, a mortgagee may either proceed in equity to foreclose upon the mortgaged property or proceed at law and sue on the note. New York law does not require that the mortgagee bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other action without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.

FLORIDA

        Mortgage loans involving real property in Florida are secured by mortgages. Foreclosures of such mortgages are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than twenty (20) (but not more than thirty-five (35)) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstances, the lender may have a receiver appointed.

                              ERISA CONSIDERATIONS

        ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

PLAN ASSETS

        The Department of Labor will promulgate the DOL Regulation, defining the term "plan assets." There can be no assurance, however, that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. Accordingly, a Plan's investment in Certificates may cause the Mortgage Loans or other assets constituting, or underlying the assets of, the Trust Fund to be deemed Plan assets. If the Mortgage Loans or other Trust Fund assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the Mortgage Loans and other Trust Fund assets.

        Affiliates of the Depositor, the Underwriters, the Master Servicer, the Special Servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust Fund or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" (within the meaning of ERISA and Section 4975 of the Code) could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

        In addition, an insurance company proposing to acquire or hold the Subordinate Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO CLASS A CERTIFICATES

        With respect to the acquisition and holding of Class A Certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

        o the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

        o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

        The assets covered by the Exemptions include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

        Among the conditions that must be satisfied for the Exemptions to apply are the following:

        o The acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        o The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

        o The Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Fitch, S&P, Moody's Investor Services, Inc. or Duff & Phelps Credit Rating Co.;

        o The sum of all payments made to the Underwriters in connection with the Distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer, the Special Servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        o The Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

        Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

        o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

        o the Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition; and

        o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

        The Depositor believes that the Exemptions will apply to the acquisition and holding of Class A Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each Mortgage Loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust Fund.

        Because the characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions, the purchase or holding of such Certificates by, on behalf of or with "plan assets" of any Plan may result in a non-exempt prohibited transaction or the imposition of excise taxes or civil penalties under ERISA and/or Section 4975 of the Code. Accordingly, such Certificates may not be purchased by, transferred to or held by a Plan or any person using "plan assets" of any Plan to effect such acquisition or holding. Each person that acquires or holds any Class B, Class C, Class D or Class E Certificate shall be deemed to have represented and warranted to the Depositor, the Trustee, the Fiscal Agent and the Master Servicer that it satisfies the foregoing limitation, provided that an insurance company investing solely assets of its general account may acquire and hold such Certificates subject to the limitations described in "--Insurance Company General Accounts" below.

INSURANCE COMPANY GENERAL ACCOUNTS

        The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA ("Section 401(c) Regulations"), which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) required the DOL to issue final regulations no later than December 31, 1997 to provide guidance for purposes of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets.

        Section 401(c) generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute "plan assets" of any Plan, except:

        o as otherwise provided by the DOL in the 401(c) Regulations to prevent avoidance of the Regulations; or

        o as determined in an action brought by the DOL for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

        Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

        Accordingly, any insurance company that acquires or holds any Class B, Class C, Class D or Class E Certificate shall be deemed to have represented and warranted to the Depositor, the Trustee, the Fiscal Agent and the Master Servicer that (1) such acquisition and holding is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Fiscal Agent or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account" (as defined in DOL Prohibited Transaction Class Exemption 95-60) and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

        Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

        The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

        No representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates, may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 USE OF PROCEEDS

        The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans from the Sellers and to the payment of expenses in connection with the issuance of the Certificates.

                              PLAN OF DISTRIBUTION

        The Depositor has entered into an Underwriting Agreement with Morgan Stanley & Co., Incorporated, an affiliate of the Depositor, and Goldman, Sachs & Co. Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from the Depositor the respective aggregate Certificate Balance of each Class of Offered Certificates set forth below.

    UNDERWRITERS       CLASS A-1    CLASS A-2      CLASS B       CLASS C      CLASS D      CLASS E
--------------------  -----------  ------------  -----------   -----------  ----------   -----------
Morgan Stanley &      $59,751,000  $324,000,000  $20,792,000   $23,762,000  $8,910,000   $13,366,000
  Co. Incorporated

Goldman, Sachs & Co.  $15,000,000  $75,000,000            $0            $0          $0            $0
                      -----------  ------------  -----------   -----------  ----------   -----------
    Total...........  $74,751,000  $399,000,000  $20,792,000   $23,762,000  $8,910,000   $13,366,000

        Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the Offered Certificates.

        The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $535,889,074, plus accrued interest.

        The Underwriters have advised the Depositor that they will propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

        The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about August 10, 1999, which is the ninth business day following the date of pricing of the Certificates.

        Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

        The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

        The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

        The Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

        The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York. Legal matters will be passed upon for Principal Commercial Funding, LLC by Dechert Price & Rhoads, New York, New York, John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft, New York, New York and for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins, New York, New York.

                                     RATINGS

        It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and S&P.

            CLASS                                      FITCH          S&P
            -----                                      -----          ---
            Class A-1..........................         AAA           AAA
            Class A-2..........................         AAA           AAA
            Class B............................         AA             AA
            Class C............................          A             A
            Class D............................         A-             A-
            Class E............................         BBB           BBB

        The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 36 months the end of the amortization term of the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

        The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the Mortgage Loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums or default interest will be received or (4) the allocation of Net Aggregate Prepayment Interest Shortfalls. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

        There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                                GLOSSARY OF TERMS

        The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the Prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the Trustee at its corporate office, the Trustee will provide to you without charge a copy of the Pooling and Servicing Agreement (without exhibits and schedules).

        Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this Series of Certificates and will not necessarily apply to any other series of certificates the Trust may issue.

        "Accrued Certificate Interest" means, in respect of each Class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) for any Mortgage Loan in such month.

        "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

        "Advances" means Servicing Advances and P&I Advances, collectively.

        "Annual Report" means a report for each Mortgage Loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the Master Servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

        "Appraisal Event" means not later than the earliest of the following:

        o the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured;

        o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related Mortgaged Property, provided that such petition or appointment remains in effect;

        o the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

        o the date 30 days following the date a Mortgaged Property becomes an REO Property.

        "Appraisal Reduction" will equal, for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

        o      the sum of:

               o      the Scheduled Principal Balance of such Mortgage Loan;

               o to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on the Mortgage Loan;

               o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

               o to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item), over

        o 90% of the value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal or internal valuation.

        o Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (a) the amount calculated in the preceding sentence and (b) 25% of the Scheduled Principal Balance of the Mortgage Loan.

        "Assumed Scheduled Payment" means an amount deemed due in respect of:

        o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

        o any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the Trust Fund, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

        "Available Distribution Amount" means in general, for any Distribution
Date:

        (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date, exclusive of any portion thereof that represents one or more of the following:

               o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

               o Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

               o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the Master Servicer, the Special Servicer, the Primary Servicers, the Trustee and the Fiscal Agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

               o      amounts deposited in the Certificate Account in error; and

               o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

        (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

        (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

        "Balloon Loans" means Mortgage Loans which provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and which are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of each Mortgage Loan as of their respective Stated Maturity Date.

        "Balloon LTV" - See "Balloon LTV Ratio."

        "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this Prospectus Supplement.

        "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

        "CEDEL" means Cedelbank, societe anonyme.

        "Certificate" means any of the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I, Class R-II or Class R-III Certificates.

        "Certificate Account" means one or more separate accounts established and maintained by the Master Servicer (or any sub-servicer on behalf of the Master Servicer) pursuant to the Pooling and Servicing Agreement.

        "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund.

        "Certificateholder" or "Holder" means an investor certificateholder, a Person in whose name a Certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated Certificate is recorded in the books and records of the Trustee.

        "Certificate Owner" means a Person acquiring an interest in an Offered Certificate.

        "Certificate Registrar" means the Trustee, in its capacity as the Certificate Registrar.

        "Class" means the designation applied to the Offered Certificates and the Private Certificates, pursuant to this Prospectus Supplement.

        "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates.

        "Closing Date" means August 10, 1999.

        "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

        "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over (B) Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, but in any event (i) with respect to Compensating Interest to be paid by the Master Servicer, not more than the portion of the aggregate Master Servicing Fee for the related Collection Period calculated in respect of all the Mortgage Loans and (ii) with respect to Compensating Interest to be paid by the Special Servicer, not more than the portion of the aggregate Special Servicing Fee for the related Collection Period calculated in respect of all the Specially Serviced Mortgage Loans.

        "Compensating Interest Payment" means any payment of Compensating Interest.

        "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of Mortgage Loans for the life of such Mortgage Loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of Mortgage Loans or a prediction of the anticipated rate of prepayment of any Mortgage Loans, including the Mortgage Loans.

        "Controlling Class" means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of Certificates.

        "CPR" - See "Constant Prepayment Rate" above.

        "Cut-off Date" means August 1, 1999. Six Mortgage Loans have Due Dates on the fifth day of each calendar month. The Cut-off Date for such Mortgage Loans shall be August 5, 1999.

        "Cut-off Date Balance" means, with respect to any Mortgage Loan, such Mortgage Loan's principal balance outstanding as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this Prospectus Supplement. For purposes of those Mortgage Loans that have a due date on a date other than the first of the month, we have assumed that such Mortgage Loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

        "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan (or the aggregate principal balance of a group of cross-collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this Prospectus Supplement.

        "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

        "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of cross-collateralized Mortgage Loans).

        "Definitive Certificate" means a fully registered physical certificate.

        "Depositor" means Morgan Stanley Capital I Inc.

        "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 4th business day prior to the related Distribution Date.

        "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

        "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of:

        o Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by:

               o      any Net Aggregate Prepayment Interest Shortfalls; and

               o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

        o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus the Unpaid Interest.

        "Distribution Account" means the distribution account maintained by the Trustee, in accordance with the Pooling and Servicing Agreement.

        "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

        "Document Defect" means a situation in which a Mortgage Loan is not delivered as and when required, is not properly executed or is defective on its face.

        "DOL Regulation" means that final regulation, promulgated by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply.

        "DSCR" - See "Debt Service Coverage Ratio."

        "DTC" means The Depository Trust Company.

        "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

        "Due Dates" means dates upon which the related Scheduled Payments are due.

        "EPA" means the United States Environmental Protection Agency.

        "Euroclear" means the Euroclear System.

        "Event of Default" means, with respect to the Master Servicer under the Pooling and Servicing Agreement, any one of the following events:

        o any failure by the Master Servicer to remit to the Trustee any payment required to be remitted by the Master Servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

        o any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made;

        o any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

        o any breach of the representations and warranties of the Master Servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

        o the Trustee shall receive notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

        o the Master Servicer has been downgraded to a servicer rating level below CMS3 (or its then equivalent) by Fitch;

        o the Master Servicer is no longer on the approved list of commercial mortgage loan master servicers maintained by S&P;

        o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

        o the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

        o the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

        "Excess Liquidation Proceeds" the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such Mortgage Loan on the date such proceeds were received.

        "Excess Servicing Fee" means an additional fee payable to Wells Fargo or JHREF that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

        "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters.

        "Expense Losses" means, among other things:

        o any interest paid to the Master Servicer, the Trustee or the Fiscal Agent in respect of unreimbursed Advances;

        o all Special Servicer Compensation payable to the Special Servicer from amounts that are part of the Trust Fund;

        o other expenses of the Trust Fund, including, but not limited to, selected reimbursements and indemnification payments to the Trustee and certain related persons, selected reimbursements and indemnification payments to the Depositor, the Master Servicer, the Special Servicer, the Primary Servicer and certain related persons, selected taxes payable from the assets of the Trust Fund, the costs and expenses of any tax audits with respect to the Trust Fund and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and

        o any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

        "FASIT" means a financial asset securitization investment trust.

        "Fiscal Agent" means ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent to the Trustee.

        "Fitch " means Fitch IBCA, Inc.

        "401(c) Regulations" means the final regulations that DOL is required to issue according to Section 401(c) of ERISA.

        "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and anY regulations promulgated pursuant thereto.

        "Initial Pool Balance" means the aggregate Cut-off Date Balance of $594,046,043.

        "Insurance Proceeds" means all amounts paid by an insurer in connection with a Mortgage Loan, other than any amounts required to be paid to the related borrower.

        "Interest Accrual Period" means, for each Class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

        "Interest Only Certificates" means the Class X Certificates.

        "Interest Reserve Account" means an account that the Master Servicer has established and will maintain for the benefit of the holders of the Certificates.

        "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

        "Interest Reserve Loan" - See "Non-30/360 Loan" below.

        "Interested Party" means the Special Servicer, the Master Servicer, the Depositor, any Certificateholder, the Operating Advisor or any affiliate of such party.

        "JHREF" means John Hancock Real Estate Finance Inc.

        "JHREF Loans" means the twenty-five (25) Mortgage Loans that were originated by JHREF.

        "Lock-out Period" means the period ending on a date determined by the related mortgage note during which voluntary principal prepayments are prohibited.

        "Liquidation Fee" means 1.00% of the related Liquidation Proceeds.

        "Liquidation Proceeds" means proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of expenses and any related Advances and interest thereon.

        "Master Servicer" means Wells Fargo.

        "Master Servicer Remittance Date" means in each month the Business Day preceding the Distribution Date.

        "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the Master Servicer is entitled in compensation for servicing the Mortgage Loans.

        "Master Servicing Fee Rate" means 0.03% per annum each month payable with respect to a Mortgage Loan in connection with the Master Servicing Fee.

        "Material Breach" means a breach of any of the representations and warranties that materially and adversely affects the interests of the holders of the Certificates.

        "Material Document Defect" means a breach of any of the representations and warranties has occurred that has resulted from a Document Defect and that materially and adversely affects the interests of the holders of the Certificates.

        "Maturity Assumptions" means the following assumptions:

        o the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as set forth herein;

        o      the settlement date for the sale of the Certificates is August
               10, 1999;

        o distributions on the Certificates are made on the 15th day of each month, commencing in September, 1999;

        o there are no delinquencies, defaults or Realized Losses with respect to the Mortgage Loans;

        o Scheduled Payments on the Mortgage Loans are timely received on the first day of each month;

        o      the Trust Fund does not experience any Expense Losses;

        o no Principal Prepayment on any Mortgage Loan is made during its Lock-out Period (if any) or during any period when Principal Prepayments on such Mortgage Loans are required to be accompanied by a Prepayment Premium and otherwise Principal Prepayments are made on the Mortgage Loans at the indicated levels of CPR (notwithstanding any limitations in the Mortgage Loans on partial prepayments);

        o any Prepayment Premiums are allocated as described elsewhere in this Prospectus Supplement;

        o      no Prepayment Interest Shortfalls occur; and

        o no Mortgage Loan is the subject of a repurchase or substitution by the respective Seller and no optional termination of the Trust Fund occurs;

        "Money Term" means, with respect to any Mortgage Loan, the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium (but shall not include late fees or default interest provisions).

        "Mortgage" means a mortgage, deed of trust or other similar security instrument.

        "Mortgaged Property" means a fee simple estate income-producing real property.

        "Mortgage File" means the following documents, among others:

        o the original Mortgage Note, endorsed (without recourse) in blank or to the order of the Trustee;

        o the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

        o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

        o an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form;

        o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form;

        o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and

        o      when relevant, the related ground lease or a copy thereof.

        "Mortgage Loan Purchase Agreement" means the agreements entered into between the Depositor and each Seller, as the case may be.

        "Mortgage Loans" and collectively, the "Mortgage Pool," means the 126 fixed rate Mortgage Loans with aggregate Cut-off Date Balances of $594,046,043 subject to a permitted variance of plus or minus 5%.

        "Mortgage Note" means a promissory note evidencing a respective Mortgage Loan.

        "Mortgage Pool" - See "Mortgage Loans."

        "Mortgage Rate" means, for a given Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

        "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

        "MSMC" means Morgan Stanley Mortgage Capital Inc.

        "MSMC Loans" means the twenty-one (21) Mortgage Loans that were originated or acquired by MSMC.

        "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment paid by the Master Servicer or Special Servicer.

        "Net Mortgage Rate" means, in general, with respect to any Mortgage Loan, a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be appropriately adjusted to reflect such difference. However, with respect to each Non-30/360 Loan:

        o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

        o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2000) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

        "Non-30/360 Loan" or "Interest Reserve Loan" means a Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

        "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of all Principal Balance Certificates.

        "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

        "Offered Certificates" means the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates.

        "OID" means original issue discount.

        "Open Period" means the period beginning on a date prior to maturity as determined by the related mortgage note when voluntary principal prepayments are permitted without any Prepayment Premiums.

        "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from the Special Servicer in regard to selected actions.

        "P&I Advance" means the amount of any Scheduled Payments or Assumed Schedule Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the Mortgage Loans that are delinquent as of the close of business on the preceding Determination Date.

        "Participants" means DTC's participating organizations.

        "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

        "Pass-Through Rate" means the rate per annum at which any Class of Certificates (other than the Residual Certificates) accrues interest.

        "PCF" means Principal Commercial Funding, LLC.

        "PCF Loans" means the eighty (80) Mortgage Loans that were originated by PCF or its affiliates.

        "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

        "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any Mortgage Loan, the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days.

        "Plans" means, with respect to ERISA and the Code, employee benefit and other plans that are subject to ERISA and/or Section 4975 of the Code.

        "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of August 1, 1999, by and between Morgan Stanley Capital I Inc., as Depositor, Wells Fargo, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent.

        "Prepayment Interest Excess" means, in a case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such Mortgage Loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee and Excess Servicing Fee (or, if the related Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee) and the Trustee Fee).

        "Prepayment Interest Shortfall" means, for any Distribution Date and with respect to any Mortgage Loan the related borrower has made a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in such Collection Period. Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee, if the related Mortgage Loan is a Specially Serviced Mortgage Loan and the Trustee
Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

        o the aggregate amount of interest which would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related Mortgage Loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

        o the aggregate interest that did so accrue through the date such payment was made.

        "Prepayment Premium" means, with respect to any Distribution Date, the aggregate of all prepayment premiums, yield maintenance charges and prepayment charges, if any, received during the related Collection Period in connection with Principal Prepayments.

        "Primary Servicer" means Principal Capital Management, LLC and John Hancock Real Estate Finance, Inc.

        "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, to which the Primary Servicers are entitled in compensation for servicing the Mortgage Loans.

        "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a Mortgage Loan in connection with the Primary Servicing Fee.

        "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

        "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

        o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

        o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

        "Principal Prepayments" means the payments and collections with respect to principal of the Mortgage Loans including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

        "Private Certificates" means the Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Residual Certificates.

        "PTCE" means a DOL Prohibited Transaction Class Exemption.

        "Purchase Price" means that amount at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the due date in the collection period in which the purchase occurs and any related unreimbursed Servicing Advances, unpaid interest on all Advances, Special Servicer Fees and Liquidation Fees.

        "Qualifying Substitute Mortgage Loan" means a Mortgage Loan having payment terms comparable to the Mortgage Loan to be replaced due to a Material Document Defect or a Material Breach and for which the Rating Agencies have confirmed in writing that the replacement with such Mortgage Loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

        "Rated Final Distribution Date" means the first Distribution Date that follows by at least 36 months the end of the amortization term of the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

        "Rating Agencies" means Fitch and S&P.

        "Realized Losses" means losses arising from the inability of the Master Servicer, the Trustee or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of any modifications to the terms of a Mortgage Loan, bankruptcy of the related borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan or related REO Property, will generally equal the excess, if any, of:

        o the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate, over

        o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses. If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

        "Record Date" means, with respect to each Class of Offered Certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

        "Rehabilitated Mortgage Loan" will result from a Specially Serviced Mortgage Loan when (a) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing with respect to such Mortgage Loan and (c) the Trust Fund has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

        "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

        "REO Income" means the Liquidation Proceeds and income received in connection with the operation of an REO Property, net of selected expenses.

        "REO Property" means any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise.

        "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

        "Reserve Account" means an account in the name of the Trustee for the deposit of any Excess Liquidation Proceeds.

        "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

        "Scheduled Payment" means, in general, for any Mortgage Loan on any Due Date, the amount of the scheduled payment of principal and interest (or interest only) due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

        "Scheduled Principal Balance" of any Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above, thereof, reduced (to not less than zero) by:

        o any payments or other collections of principal (or Advances in lieu thereof) on such Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

        o the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any preceding Collection Period.

        "Sellers" means Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc. and Morgan Stanley Mortgage Capital Inc.

        "Senior Certificates" means the Class A Certificates and the Class X Certificates.

        "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer in connection with the servicing of a Mortgage Loan after a default (whether or not a payment default), delinquency or other unanticipated event, or in connection with the administration of any REO Property.

        "Servicing Standard" means the higher of the following standards of care:

        o in the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the Mortgage Loans; and

        o the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the Mortgage Loans, but without regard to:

                         i. any other relationship that the Master Servicer, the
                  Special Servicer, the Primary Servicers, the Depositor or the Trustee, or any affiliate of any of them may have with the related borrower or any affiliate of the borrower;

                         ii. the ownership of any Certificate by the Master
                  Servicer, the Special Servicer or any affiliate of any of them;

                         iii. the Master Servicer's, the Trustee's or the Fiscal
                  Agent's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loan;

                         iv. the Master Servicer's, the Special Servicer's or
                  the Primary Servicer's right to receive compensation for its services or with respect to any particular transaction;

                         v. the ownership or servicing or management for others
                  by the Master Servicer, the Special Servicer or the Primary Servicers of any other mortgage loans or property;

                         vi. any obligation of the Master Servicer to pay any
                  indemnity with respect to any repurchase obligation; or

                         vii. the ownership of any junior indebtedness by the
                  Master Servicer or Special Servicer or any Affiliate with respect to the Mortgaged Property securing any Mortgage Loan.

        "Servicing Transfer Event" means an instance where an event has occurred that has caused a Mortgage Loan to become a Specially Serviced Mortgage Loan.

        "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

        "Specially Serviced Mortgage Loan" means the following:

        o any Mortgage Loan as to which a Balloon Payment is past due, and the Master Servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

        o any Mortgage Loan as to which, to the Master Servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days;

        o any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

        o any Mortgage Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the Master Servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days);

        o any Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

        o any Mortgage Loan as to which, in the judgment of the Master Servicer, (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

        "Special Servicer" means Wells Fargo.

        "Special Servicer Compensation" means such fees payable to the Special Servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

        "Special Servicer Event of Default" means, with respect to the Special Servicer under the Pooling and Servicing Agreement, any one of the following events:

        o any failure by the Special Servicer to remit to the Trustee or the Master Servicer when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

        o any failure by the Special Servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made;

        o any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in the Pooling and

               Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that to the extent that the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure, provided that such cure period may not exceed 90 days;

        o any breach by the Special Servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that to the extent that the Special Servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure, provided that such cure period may not exceed 90 days;

        o the Trustee shall receive notice from Fitch to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates;

        o the Special Servicer has been downgraded to a servicer rating level below CSS3 (or its then equivalent) by Fitch;

        o the Special Servicer is no longer on the approved list of commercial mortgage loan special servicers maintained by S&P;

        o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

        o the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or

        o the Special Servicer's having admitted in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

        "Special Servicer Report" means, generally, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period.

        "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Specially Serviced Mortgage Loan for such month) of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

        "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates.

        "Sub-Servicer" means an entity with whom either the Master Servicer, the Primary Servicer or the Special Servicer has entered a sub-servicing agreement.

        "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

        "Trustee" means LaSalle Bank National Association, a national banking association.

        "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the Trustee as compensation for the performance of its duties.

        "Trustee's Website" means the Trustee's website, initially located at "lnbabs.com".

        "Trust Fund" means the trust fund created by the Pooling and Servicing Agreement consisting primarily of:

        o the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date);

        o any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise; and

        o certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

        "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

        "Underwriting Agreement" means that agreement, dated July 28, 1999, entered into by the Depositor, Morgan Stanley & Co. Incorporated, an affiliate of the Depositor and Goldman, Sachs & Co.

        "Underwriters" means Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.

        "Unpaid Interest" means one month's interest upon the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date at the applicable Pass-Through Rate.

        "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the Mortgage Loans (in the case of each Mortgage Loan that is a Non-30/360

Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

        "Wells Fargo" means Wells Fargo Bank, National Association.

        "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                               CUT-OFF DATE BALANCES


---------------------------  ---------  -------------  -------------  --------  --------------  --------  ------------  --------
                                                                                   WEIGHTED
                                                         PERCENT BY   WEIGHTED     AVERAGE                  WEIGHTED    WEIGHTED
                             NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE    REMAINING     WEIGHTED    AVERAGE     AVERAGE
                              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM TO       AVERAGE    CUT-OFF     BALLOON
CUT-OFF DATE BALANCE ($)       LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR (X)  DATE LTV (%)  LTV (%)
---------------------------  ---------  -------------  -------------  --------  --------------  --------  ------------  --------
1 to 1,000,000                    3        2,282,355        0.38       7.381          117          1.41       72.1        63.7
1,000,001 to 2,000,000           24       36,753,675        6.19       7.215          118          1.78       64.2        57.7
2,000,001 to 3,000,000           22       55,236,722        9.30       7.469          123          1.53       68.1        56.3
3,000,001 to 4,000,000           19       65,220,258       10.98       7.372          117          1.50       69.8        61.7
4,000,001 to 5,000,000           14       61,890,633       10.42       7.346          124          1.54       67.2        55.1
5,000,001 to 6,000,000           17       92,454,042       15.56       7.391          118          1.67       63.1        56.5
6,000,001 to 7,000,000            6       39,659,262        6.68       7.635          119          1.76       58.3        52.1
7,000,001 to 8,000,000            3       23,229,474        3.91       7.177          116          1.82       65.1        59.5
8,000,001 to 9,000,000            3       24,396,905        4.11       7.035          117          1.86       63.3        57.8
9,000,001 to 10,000,000           5       49,521,126        8.34       7.400          116          1.73       64.8        58.6
10,000,001 to 20,000,000          9      113,694,965       19.14       7.507          117          1.44       64.6        54.7
20,000,001 to 30,000,000          1       29,706,627        5.00       6.730          169          2.12       37.1        27.6
===========================  ========   =============  =============  ========  ==============  ========  ============   =======
TOTAL OR WEIGHTED AVERAGE:      126     $594,046,043      100.00%      7.364%         121          1.63X      63.7%       55.3%
===========================  ========   =============  =============  ========  ==============  ========  ============   =======


Min:                   $720,221
Max:                $29,706,627
Average:             $4,714,651

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                                      STATES

---------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
                                                                                  WEIGHTED
                                                        PERCENT BY   WEIGHTED      AVERAGE                  WEIGHTED    WEIGHTED
                             NUMBER OF    AGGREGATE      AGGREGATE   AVERAGE      REMAINING    WEIGHTED     AVERAGE      AVERAGE
                             MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE      TERM TO      AVERAGE     CUT-OFF      BALLOON
STATE                          LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  MATURITY (MOS)  DSCR (X)   DATE LTV (%)   LTV (%)
---------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
California                      13        74,098,388      12.47       7.316          116         1.44          64.4      56.5
New York                         9        68,888,195      11.60       7.224          140         1.71          54.8      45.2
Florida                         13        63,372,323      10.67       7.189          118         1.93          61.2      56.9
New Jersey                       7        47,481,004       7.99       7.553          116         1.53          66.5      59.7
Virginia                         8        36,824,466       6.20       7.403          117         1.90          57.7      54.5
North Carolina                  10        33,515,826       5.64       6.985          128         1.69          65.4      53.1
Pennsylvania                    14        33,253,192       5.60       7.563          118         1.59          66.1      58.7
Georgia                          7        32,789,449       5.52       7.257          117         1.82          64.4      59.2
Minnesota                        4        28,475,794       4.79       7.900          119         1.44          59.9      49.5
Nevada                           6        24,651,358       4.15       7.319          117         1.28          75.9      65.9
Ohio                             7        22,358,258       3.76       7.696          119         1.33          75.3      65.7
South Carolina                   5        16,621,161       2.80       7.176          144         1.74          64.1      43.7
Texas                            4        12,593,730       2.12       7.344          114         1.42          70.5      60.1
New Hampshire                    1        11,915,229       2.01       7.300          116         1.39          70.9      49.4
Michigan                         2        11,491,829       1.93       8.620          119         1.25          63.8      53.8
Wisconsin                        2        10,587,771       1.78       7.903          118         1.32          72.6      65.0
Massachusetts                    2        10,349,506       1.74       6.929          118         2.27          54.5      52.6
Colorado                         2        10,291,368       1.73       7.579          119         1.42          66.4      58.9
Washington                       1         9,706,774       1.63       7.190          116         1.40          77.0      62.5
Utah                             1         8,152,816       1.37       6.750          113         1.81          64.7      56.5
Arizona                          3         8,029,131       1.35       7.321          113         1.66          62.1      53.9
Maryland                         1         5,642,731       0.95       6.800          119         2.51          51.3      51.3
Alabama                          1         5,410,901       0.91       6.800          119         2.51          51.3      51.3
Missouri                         1         4,121,825       0.69       7.250          114         1.35          57.4      27.5
Indiana                          1         1,899,160       0.32       8.040          119         1.21          78.8      70.7
Illinois                         1         1,523,859       0.26       7.750          112         1.21          74.3      47.9
===========================  =========  ============   ============  ========  ==============  ========  =============  =======
TOTAL OR WEIGHTED AVERAGE:     126      $594,046,043     100.00%      7.364%         121         1.63X         63.7%     55.3%
===========================  =========  ============   ============  ========  ==============  ========  =============  =======

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                                  PROPERTY TYPES

----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
                                                                                   WEIGHTED
                                                         PERCENT BY   WEIGHTED     AVERAGE                   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE    AGGREGATE     AVERAGE    REMAINING     WEIGHTED     AVERAGE      AVERAGE
                               MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM TO       AVERAGE     CUT-OFF      BALLOON
PROPERTY TYPE                   LOANS      BALANCE ($)  BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR (X)   DATE LTV (%)   LTV (%)
----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
Retail
     Anchored                      28     122,481,734      20.62        7.077         122         2.11          57.0       51.8
     Specialty Retail               2      25,987,974       4.37        7.411         117         1.46          56.9       49.9
     Unanchored                     7      17,290,074       2.91        7.421         117         1.59          66.7       57.1
     Shadowed Anchored              6      14,847,779       2.50        7.272         116         1.69          63.9       57.2
----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
         SUBTOTAL:                 43    $180,607,560      30.40%       7.174%        120         1.93X         58.5%      52.5%
Industrial
     Warehouse                     19      81,708,653      13.75        7.503         117         1.42          66.7       55.5
     Flex Industrial               12      37,087,271       6.24        7.445         117         1.39          68.4       60.1
     Light Industrial              12      36,313,523       6.11        7.730         118         1.35          68.8       58.8
----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
         SUBTOTAL:                 43    $155,109,448      26.11%       7.542%        117         1.40X         67.6%      57.4%
Office
     Suburban                      11      68,816,261      11.58        7.719         117         1.34          67.8       59.5
     Urban                          5      61,722,677      10.39        7.242         143         1.73          52.6       43.2
     Medical Office                 1       1,899,160       0.32        8.040         119         1.21          78.8       70.7
----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
         SUBTOTAL:                 17    $132,438,098      22.29%       7.501%        129         1.52X         60.9%      52.1%
Multifamily
     Garden                        20     101,091,329      17.02        7.133         119         1.62          69.8       60.7
----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
         SUBTOTAL:                 20    $101,091,329      17.02%       7.133%        119         1.62X         69.8%      60.7%
Mixed Use
     Retail/Hotel/Apartments        1      12,495,090       2.10        8.350         119         1.73          61.0       55.1
----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
         SUBTOTAL:                  1    $ 12,495,090       2.10%       8.350%        119         1.73X         61.0%      55.1%
Senior Housing
     Independent Living             1       9,706,774       1.63        7.190         116         1.40          77.0       62.5
----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
         SUBTOTAL:                  1    $  9,706,774       1.63%       7.190%        116         1.40X         77.0%      62.5%
Self Storage Facility               1       2,597,745       0.44        7.810         119         1.58          68.4       56.3
----------------------------  ---------  -------------  ------------  --------  --------------  --------  -------------  --------
         SUBTOTAL:                  1    $  2,597,745       0.44%       7.810%        119         1.58X         68.4%      56.3%
============================  =========  =============  ============  ========  ==============  ========  =============  ========
  TOTAL OR WEIGHTED AVERAGE:      126    $594,046,043     100.00%       7.364%        121         1.63X         63.7%      55.3%
============================  =========  =============  ============  ========  ==============  ========  =============  ========

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                                  MORTGAGE RATES

----------------------------  ---------  -------------  -------------  --------  --------------  --------  ------------  --------
                                                                                    WEIGHTED
                                                          PERCENT BY   WEIGHTED     AVERAGE                  WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE    REMAINING     WEIGHTED    AVERAGE      AVERAGE
                               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM TO       AVERAGE    CUT-OFF      BALLOON
MORTGAGE RATE (%)               LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR (X)  DATE LTV (%)   LTV (%)
----------------------------  ---------  -------------  -------------  --------  --------------  --------  ------------  --------
6.501 to 7.000                    28      156,660,975       26.37        6.773         127         2.24         51.9       48.2
7.001 to 7.500                    55      224,226,005       37.75        7.278         120         1.46         67.9       56.3
7.501 to 8.000                    34      158,230,994       26.64        7.735         118         1.37         68.9       60.0
8.001 to 8.500                     7       43,436,239        7.31        8.250         118         1.40         66.0       58.9
8.501 to 9.000                     2       11,491,829        1.93        8.620         119         1.25         63.8       53.8
============================  =========  =============  =============  ========  ==============  ========  ============  ========
  TOTAL OR WEIGHTED AVERAGE:     126     $594,046,043      100.00%       7.364%        121         1.63X        63.7%      55.3%
============================  =========  =============  =============  ========  ==============  ========  ============  ========

Min:                                6.510%
Max:                                8.620%
Weighted Average Coupon:            7.364%

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                         ORIGINAL TERMS TO STATED MATURITY

--------------------------  ---------  -------------  -------------  --------  --------------  --------  -------------  --------
                                                                                  WEIGHTED
                                                        PERCENT BY   WEIGHTED      AVERAGE                  WEIGHTED    WEIGHTED
                            NUMBER OF    AGGREGATE       AGGREGATE   AVERAGE      REMAINING    WEIGHTED      AVERAGE    AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE      TERM TO     AVERAGE       CUT-OFF    BALLOON
MATURITY (MOS)                LOANS     BALANCE ($)     BALANCE (%)  RATE (%)  MATURITY (MOS)  DSCR (X)   DATE LTV (%)  LTV (%)
--------------------------  ---------  -------------  -------------  --------  --------------  --------  -------------  --------
120                           123       557,504,216       93.85        7.399         117         1.61          65.1       57.4
180                             1        29,706,627        5.00        6.730         169         2.12          37.1       27.6
240                             2         6,835,200        1.15        7.258         237         1.30          70.4        2.0
==========================  =========  =============  =============  ========  ==============  ========  =============  ========
TOTAL OR WEIGHTED AVERAGE:    126      $594,046,043      100.00%       7.364%        121         1.63X         63.7%      55.3%
==========================  =========  =============  =============  ========  ==============  ========  =============  ========

Min:                        120
Max:                        240
Weighted Average:           124

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                        REMAINING TERMS TO STATED MATURITY

--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
                                                                                 WEIGHTED
                                                       PERCENT BY   WEIGHTED      AVERAGE                 WEIGHTED    WEIGHTED
                            NUMBER OF    AGGREGATE      AGGREGATE   AVERAGE      REMAINING    WEIGHTED     AVERAGE    AVERAGE
REMAINING TERM TO STATED    MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE      TERM TO     AVERAGE      CUT-OFF    BALLOON
MATURITY (MOS)                LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  MATURITY (MOS)  DSCR (X)  DATE LTV (%)  LTV (%)
--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
61 to 120                     123       557,504,216      93.85       7.399          117         1.61         65.1       57.4
121 to 180                      1        29,706,627       5.00       6.730          169         2.12         37.1       27.6
181 to 240                      2         6,835,200       1.15       7.258          237         1.30         70.4        2.0
==========================  =========  =============  ============  ========  ==============  ========  ============  ========
TOTAL OR WEIGHTED AVERAGE:    126      $594,046,043     100.00%      7.364%         121         1.63X        63.7%      55.3%
==========================  =========  =============  ============  ========  ==============  ========  ============  ========

Min:                        110
Max:                        238
Weighted Average:           121

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                            ORIGINAL AMORTIZATION TERMS

--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
                                                                                 WEIGHTED
                                                       PERCENT BY   WEIGHTED      AVERAGE                 WEIGHTED    WEIGHTED
                            NUMBER OF    AGGREGATE      AGGREGATE   AVERAGE      REMAINING    WEIGHTED     AVERAGE    AVERAGE
ORIGINAL AMORTIZATION TERM  MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE      TERM TO     AVERAGE      CUT-OFF    BALLOON
(MOS)                         LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  MATURITY (MOS)  DSCR (X)  DATE LTV (%)  LTV (%)
--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
BALLOON LOAN
     Interest Only             22        93,182,148      15.69        6.805         118         2.49         51.8       51.8
     180                        1         4,121,825       0.69        7.250         114         1.35         57.4       27.5
     216                        1         1,523,859       0.26        7.750         112         1.21         74.3       47.9
     240                        1        11,915,229       2.01        7.300         116         1.39         70.9       49.4
     276                        1         3,146,866       0.53        8.240         119         1.23         74.9       59.5
     300                       17        89,524,064      15.07        7.757         118         1.38         65.9       54.1
     360                       80       379,807,298      63.94        7.408         121         1.51         65.8       57.8
     372                        1         3,989,555       0.67        7.080         116         1.49         62.3       55.4
--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
SUBTOTAL:                     124      $587,210,843      98.85%       7.365%        120         1.64X        63.7%      55.9%

FULLY AMORTIZING LOAN
     240                        2        $6,835,200       1.15%       7.258%        237         1.30x        70.4%       2.0%
--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
SUBTOTAL:                       2        $6,835,200       1.15%       7.258%        237         1.30X        70.4%       2.0%
--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
TOTAL OR WEIGHTED AVERAGE:    126      $594,046,043     100.00%       7.364%        121         1.63X        63.7%      55.3%
==========================  =========  =============  ============  ========  ==============  ========  ============  ========

Min:                  180
Max:                  372
Weighted Average:     342

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                           REMAINING AMORTIZATION TERMS

---------------------------  ---------  -------------  ------------  ---------  --------------  --------  ------------  --------
                                                                                   WEIGHTED
                                                        PERCENT BY    WEIGHTED      AVERAGE                WEIGHTED     WEIGHTED
                             NUMBER OF    AGGREGATE      AGGREGATE     AVERAGE     REMAINING    WEIGHTED    AVERAGE     AVERAGE
REMAINING AMORTIZATION TERM  MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE      TERM TO     AVERAGE     CUT-OFF     BALLOON
(MOS)                          LOANS       BALANCE      BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR(X)   DATE LTV (%)  LTV (%)
---------------------------  ---------  -------------  ------------  ---------  --------------  --------  ------------  --------
Interest Only                   22        93,182,148      15.69         6.805         118        2.49         51.8        51.8
121 to 180                       1         4,121,825       0.69         7.250         114        1.35         57.4        27.5
181 to 240                       4        20,274,288       3.41         7.320         156        1.34         71.0        33.3
241 to 300                      18        92,670,930      15.60         7.773         118        1.37         66.2        54.3
301 to 360                      80       379,807,298      63.94         7.408         121        1.51         65.8        57.8
361 or greater                   1         3,989,555       0.67         7.080         116        1.49         62.3        55.4
===========================  =========  =============  ============  =========  ==============  ========  ============  ========
TOTAL OR WEIGHTED AVERAGE:     126      $594,046,043     100.00%        7.364%        121        1.63X        63.7%       55.3%
===========================  =========  =============  ============  =========  ==============  ========  ============  ========

Min:                  174
Max:                  368
Weighted Average:     339

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                           DEBT SERVICE COVERAGE RATIOS

--------------------------  ---------  -------------  -------------  --------  --------------  --------  ------------  --------
                                                                                  WEIGHTED
                                                        PERCENT BY   WEIGHTED     AVERAGE                  WEIGHTED    WEIGHTED
                            NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE    REMAINING     WEIGHTED    AVERAGE      AVERAGE
DEBT SERVICE                 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM TO       AVERAGE    CUT-OFF      BALLOON
COVERAGE RATIO (X)            LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR (X)  DATE LTV (%)   LTV (%)
--------------------------  ---------  -------------  -------------  --------  --------------  --------  ------------  --------
1.20 to 1.29                    23      123,438,702       20.78        7.773         120         1.26         71.9       61.4
1.30 to 1.39                    25      100,986,869       17.00        7.584         122         1.34         69.5       55.5
1.40 to 1.49                    28      128,337,664       21.60        7.408         117         1.44         66.8       58.1
1.50 to 1.59                    15       47,827,967        8.05        7.367         117         1.53         62.6       53.8
1.60 to 1.74                     8       45,452,635        7.65        7.337         116         1.67         64.7       57.2
1.75 or greater                 27      148,002,207       24.91        6.842         128         2.33         50.4       47.4
==========================  =========  =============  =============  ========  ==============  ========  ============  ========
TOTAL OR WEIGHTED AVERAGE:     126     $594,046,043      100.00%       7.364%        121         1.63X        63.7%      55.3%
==========================  =========  =============  =============  ========  ==============  ========  ============  ========

Min:                        1.20x
Max:                        2.51x
Weighted Average:           1.63x

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                         CUT-OFF DATE LOAN-TO-VALUE RATIOS

--------------------------  ---------  -------------  -------------  --------  --------------  --------  ------------  --------
                                                                                  WEIGHTED
                                                        PERCENT BY   WEIGHTED     AVERAGE                  WEIGHTED    WEIGHTED
CUT-OFF DATE                NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE    REMAINING     WEIGHTED    AVERAGE      AVERAGE
LOAN-TO-VALUE                MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM TO       AVERAGE    CUT-OFF      BALLOON
RATIO (%)                     LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR (X)  DATE LTV (%)   LTV (%)
--------------------------  ---------  -------------  -------------  --------  --------------  --------  ------------  --------
30.1 to 40.0                     1       29,706,627        5.00        6.730         169         2.12         37.1       27.6
40.1 to 50.0                     1       18,008,336        3.03        7.350         117         1.48         50.0       43.5
50.1 to 60.0                    33      158,043,363       26.60        7.099         118         2.14         54.4       50.6
60.1 to 70.0                    37      172,678,126       29.07        7.605         120         1.46         65.1       55.4
70.1 to 80.0                    54      215,609,591       36.30        7.453         118         1.35         74.3       63.4
==========================  =========  =============  =============  ========  ==============  ========  ============  ========
TOTAL OR WEIGHTED AVERAGE:     126     $594,046,043      100.00%       7.364%        121         1.63X        63.7%      55.3%
==========================  =========  =============  =============  ========  ==============  ========  ============  ========

Min:                       37.1%
Max:                       79.8%
Weighted Average:          63.7%

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                           BALLOON LOAN-TO-VALUE RATIOS

--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
                                                                                 WEIGHTED
                                                       PERCENT BY   WEIGHTED      AVERAGE                 WEIGHTED    WEIGHTED
                            NUMBER OF    AGGREGATE      AGGREGATE   AVERAGE      REMAINING    WEIGHTED     AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE      TERM TO     AVERAGE      CUT-OFF    BALLOON
RATIO (%)                     LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  MATURITY (MOS)  DSCR (X)  DATE LTV (%)  LTV (%)
--------------------------  ---------  -------------  ------------  --------  --------------  --------  ------------  --------
0.1 to 10.0                     2         6,835,200       1.15        7.258         237         1.30         70.4        2.0
20.1 to 30.0                    2        33,828,452       5.69        6.793         162         2.03         39.6       27.6
40.1 to 50.0                   10        70,771,558      11.91        7.524         117         1.46         58.6       47.4
50.1 to 60.0                   55       259,197,564      43.63        7.332         118         1.86         59.5       54.2
60.1 to 70.0                   53       210,039,092      35.36        7.432         117         1.37         73.4       64.5
70.0 to 80.0                    4        13,374,177       2.25        7.556         116         1.29         79.6       70.7
==========================  =========  =============  ============  ========  ==============  ========  ============  ========
TOTAL OR WEIGHTED AVERAGE:    126      $594,046,043     100.00%       7.364%        121         1.63X        63.7%      55.3%
==========================  =========  =============  ============  ========  ==============  ========  ============  ========

Min:                        0.6%
Max:                       71.4%
Weighted Average:          55.3%

                                                    APPENDIX I
                                             MORTGAGE POOL INFORMATION

                                          PREPAYMENT RESTRICTION ANALYSIS

---------------------------------       -------------   ------------   ------------   -------------   -------------   ------------
PREPAYMENT RESTRICTION                     AUG 99         AUG 00         AUG 01          AUG 02          AUG 03          AUG 04
---------------------------------       -------------   ------------   ------------   -------------   -------------   ------------
Locked Out/Defeasance                      100.00%        100.00%         98.75%          98.75%          93.92%         75.17%
Yield Maintenance                            0.00%          0.00%          1.25%           1.25%           6.08%         24.83%
Penalty Points
     5.00% and greater                       0.00%          0.00%          0.00%           0.00%           0.00%          0.00%
     4.00% to 4.99%                          0.00%          0.00%          0.00%           0.00%           0.00%          0.00%
     3.00% to 3.99%                          0.00%          0.00%          0.00%           0.00%           0.00%          0.00%
     2.00% to 2.99%                          0.00%          0.00%          0.00%           0.00%           0.00%          0.00%
     1.00% to 1.99%                          0.00%          0.00%          0.00%           0.00%           0.00%          0.00%
Open                                         0.00%          0.00%          0.00%           0.00%           0.00%          0.00%
=================================       =============   ============   ============   =============   =============   ============
               TOTALS                      100.00%        100.00%        100.00%         100.00%         100.00%        100.00%
=================================       =============   ============   ============   =============   =============   ============
Mortgage Pool Balance Outstanding
(in millions)                           $594,046,043    $589,020,542   $583,517,988   $577,586,967    $571,193,976    $564,356,774
% of Initial Pool Balance                  100.00%         99.15%         98.23%          97.23%          96.15%         95.00%

---------------------------------       -------------   ------------   ------------   -------------   -------------
PREPAYMENT RESTRICTION                     AUG 05         AUG 06         AUG 07          AUG 08          AUG 09
---------------------------------       -------------   ------------   ------------   -------------   -------------
Locked Out/Defeasance                       70.26%          70.27%        70.28%          68.74%          15.55%
Yield Maintenance                           29.74%          29.73%        29.72%          25.56%          84.45%
Penalty Points
     5.00% and greater                       0.00%           0.00%         0.00%           0.00%           0.00%
     4.00% to 4.99%                          0.00%           0.00%         0.00%           0.00%           0.00%
     3.00% to 3.99%                          0.00%           0.00%         0.00%           0.00%           0.00%
     2.00% to 2.99%                          0.00%           0.00%         0.00%           0.00%           0.00%
     1.00% to 1.99%                          0.00%           0.00%         0.00%           0.00%           0.00%
Open                                         0.00%           0.00%         0.00%           5.70%           0.00%
=================================       =============   ============   ============   =============   =============
               TOTALS                      100.00%         100.00%       100.00%         100.00%         100.00%
=================================       =============   ============   ============   =============   =============
Mortgage Pool Balance Outstanding
(in millions)                           $556,844,994    $548,747,852   $540,019,543   $530,688,942    $29,607,039
% of Initial Pool Balance                   93.74%          92.37%        90.91%          89.33%           4.98%


Notes:  (1) The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
        (2) One loan with a balance of $4,403,461 provides, upon satisfaction of certain conditions, for a partial release of a parcel from the lien to be accompanied by a paydown of the loan of approximately $550,000 to be accompanied by a yield maintenance premium.
        (3) One loan with a balance of $1,729,931 provides, upon satisfaction of certain conditions, for a partial release of two parcels from the lien to be accompanied by a paydown of the loan of approximately $1,100,000 to be accompanied by a yield maintenance premium.
        (4) Thirty one loans with an aggregate principal balance of $139,335,970 are structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. If release conditions are not met, there will be partial prepayments of said mortgage loans to be accompanied by a yield maintenance premium. The aggregate amount of the partial prepayments is $5,653,232.
        (5) See footnote 14 in Appendix II for a description of the Yield Maintenance.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   AGGREGATE            CUT-OFF
 LOAN                                                               RELATED BORROWER                CUT-OFF          DATE BALANCE/
  NO.   SELLER(1)           PROPERTY NAME(2)                          LOAN NUMBERS               DATE BALANCE(3)     UNIT OR SF(4)
-----------------------------------------------------------------------------------------------------------------------------------
   1    MSMC      Heritage Park (I) (A)                                   2-21                      $8,048,394              $51
   2    MSMC      Oakwood Square (I) (A)                                 1, 3-21                    $7,297,001              $51
   3    MSMC      Towne Crossings (I) (A)                               1-2, 4-21                   $6,548,222              $51
   4    MSMC      Crofton Station (I) (A)                               1-3, 5-20                   $5,642,731              $51
   5    MSMC      Village Court (I) (A)                                 1-4, 6-21                   $3,206,994              $51
   6    MSMC      The Marketplace at Ocala (I) (A)                      1-5, 7-21                   $3,114,231              $51
   7    MSMC      University Center (I) (A)                             1-6, 8-21                   $1,852,724              $51
   8    MSMC      Litchfield Landing (I) (A)                            1-7, 9-21                   $1,837,686              $51
   9    MSMC      Robbins Towne Centre (I) (A)                         1-8, 10-21                   $1,692,218              $51
  10    MSMC      First Street Station (I) (A)                         1-9, 11-21                   $1,641,797              $51
  11    MSMC      Taylorsville (I) (A)                                 1-10, 12-21                  $1,461,664              $51
  12    MSMC      Lake Montclair Centre (II) (A)                       1-11, 13-21                  $6,914,560              $51
  13    MSMC      Centre at Riverchase (II) (A)                        1-12, 14-21                  $5,410,901              $51
  14    MSMC      The Corridors at Ponte Vedra (II) (A)                1-13, 15-21                  $5,326,925              $51
  15    MSMC      Shannon Crossing (II) (A)                            1-14, 16-21                  $5,300,598              $51
  16    MSMC      Mandarin Oaks (II) (A)                               1-15, 17-21                  $4,836,743              $51
  17    MSMC      Seven Hills Plaza (II) (A)                           1-16, 18-21                  $4,191,277              $51
  18    MSMC      Barclay Square (II) (A)                              1-17, 19-21                  $2,942,718              $51
  19    MSMC      Shoppes at Cloverplace (II) (A)                      1-18, 20-21                  $2,631,822              $51
  20    MSMC      Hillview Plaza (II) (A)                               1-19, 21                    $1,676,710              $51
  21    MSMC      River Bend (II) (A)                                     1-20                      $1,606,232              $51
  22    JHREF     Plaza Madison                                                                    $29,706,627             $141
  23    PCF       Del Mar Plaza Shopping Center                                                    $18,008,336             $240
  24    PCF       609 Greenwich Street (7)                                                         $13,986,928              $93
  25    PCF       The Office Center at Ramsey (7)                                                  $13,968,884             $100
  26    JHREF     Peddler's Village                                                                $12,495,090              $55
  27    PCF       Pine Ridge Apartments of Durham                                                  $11,980,455          $36,086
  28    JHREF     DM Management                                                                    $11,915,229              $29
  29    PCF       Fridley Plus Property (B)                            30, 34, 53                   $6,594,394              $40
  30    PCF       Plymouth Plus Property (B) (7)                       29, 34, 53                   $5,095,668              $40
  31    JHREF     DCT Industrial Buildings (III)                           32                       $6,205,588              $24
  32    JHREF     Noble International Industrial Building (III)            31                       $5,286,241              $24
  33    JHREF     Plaza Building A of the Vienna Technology Park                                   $11,156,935             $103
  34    PCF       Bloomington Distribution Center & StationStore (7)   29-30, 53                   $10,131,388              $22
  35    PCF       Indian Ridge Apartments                                                          $10,051,719          $54,629
  36    JHREF     Parke Towne North Apts.                                                          $10,000,000          $20,243
  37    JHREF     The Landings Apartments                                                          $10,000,000          $24,038
  38    PCF       849-909 Newark-Jersey City Turnpike                                               $9,840,000              $26
  39    PCF       Lucien Pointe                                                                     $9,974,352             $112
  40    JHREF     Point Defiance Village                                                            $9,706,774          $62,223
  41    PCF       Brooklyn Heights Business Center                                                  $8,195,695              $61
  42    PCF       Scottsdale Apartments                                                             $8,152,816          $18,656
  43    PCF       Parkway Pavilion                                                                  $7,979,637             $180
  44    JHREF     Casa Grande Apartments                                                            $7,952,836          $35,504
  45    PCF       Lee's Hill Office (IV)                                 46-47                      $4,403,461              $66
  46    PCF       Jackson Square Business Park (IV)                      45, 47                     $1,729,931              $66
  47    PCF       Shop's at Lee's Hill (IV)                              45-46                      $1,258,132              $66
  48    PCF       Monticello Village (V) (7)                             49-51                      $3,431,990          $33,280
  49    PCF       Monticello Townhouses (V) (7)                        48, 50-51                    $1,982,928          $33,280
  50    PCF       Logan Way (V) (7)                                    48-49, 51                    $1,067,730          $33,280
  51    PCF       Essex House (V) (7)                                    48-50                        $838,931          $33,280
  52    JHREF     110 Leroy Street                                                                  $6,742,154              $81
  53    PCF       Holiday Companies Headquarters (7)                   29-30, 34                    $6,654,344              $70
  54    PCF       2495 Boulevard Of The Generals (C) (7)       55-56, 81-83, 95-99, 108-109         $2,969,032              $40
  55    PCF       160 Rittenhouse Circle (C)                   54, 56, 81-83, 95-99, 108-109        $2,122,556              $40
  56    PCF       603 General Washington Avenue (C)            54-55, 81-83, 95-99, 108-109         $1,467,625              $40
  57    PCF       4330-40 South Valley View Blvd. (VI)                   58-59                      $4,336,026              $67
  58    PCF       4325 West Tropicana Ave. (VI)                          57, 59                     $1,175,872              $67
  59    PCF       4333 West Tropicana Ave. (VI)                          57-58                        $720,221              $67
  60    JHREF     1275 Commerce Boulevard                                                           $5,979,612              $30
  61    PCF       1233-1259 Reamwood Ave. (7)                                                       $5,869,089              $62
  62    PCF       6285 Lookout Road                                                                 $5,696,907              $71
  63    JHREF     Encino Garden Court                                                               $5,693,331              $85
  64    JHREF     Meadow Creek Village Shopping Center (VII) (7)           65                       $3,301,651              $42
  65    JHREF     Woodlake Village Shopping Center (VII) (7)               64                       $2,381,054              $42
  66    JHREF     Renaissance Plaza                                                                 $5,593,636              $67
  67    PCF       Northvale Industrial                                                              $5,492,037              $26
  68    PCF       Diamondback Building (7)                                 76                       $5,489,563              $41
  69    PCF       Haywood Plaza Shopping Center (7)                                                 $5,277,096              $57
  70    PCF       Ultimate Software Group Office Building                                           $5,122,500             $133
  71    PCF       Belz Factory Outlet Mall (7)                                                      $5,095,303              $99
  72    PCF       200 Forest Drive (7)                                                              $5,081,904              $37
  73    JHREF     Merrill Ridge Plaza                                                               $4,994,135              $44
  74    JHREF     Corporate Center II (VIII)                               75                       $2,228,665              $53
  75    JHREF     Corporate Center III (VIII)                              74                       $2,669,524              $53
  76    PCF       CCL Industries                                           68                       $4,868,645              $46
  77    PCF       Terrace Gardens Apartments                                                        $4,594,461          $25,525
  78    JHREF     Bayshore Village Apartments                                                       $4,472,544          $29,425
  79    PCF       Highland Ridge Apartments (7)                            94                       $4,468,393          $41,374
  80    JHREF     Kings Hill Industrial Center                                                      $4,294,604              $25
  81    PCF       219 Rittenhouse Circle (D)                   54-56, 82-83, 95-99, 108-109         $1,624,373              $39
  82    PCF       171 Rittenhouse Circle (D)                   54-56, 81,83, 95-99, 108-109         $1,338,157              $39
  83    PCF       4303 Lewis Road (D)                          54-56, 81-82, 95-99, 108-109         $1,300,985              $39
  84    PCF       Citrus Village Shopping Center                                                    $4,186,698             $146
  85    PCF       Wagner Industries                                                                 $4,121,825              $17
  86    PCF       North Hill Centre                                                                 $4,095,262              $61
  87    PCF       Ocotillo Fiesta                                                                   $4,026,560              $98
  88    PCF       7 Holland                                                                         $3,989,555              $48
  89    PCF       Oak Run Apartments                                                                $3,986,651          $27,685
  90    PCF       15800 NW 13th Ave (7)                                                             $3,795,121              $18
  91    PCF       Rite Aid                                                                          $3,748,038             $224
  92    PCF       Eastgate Village Shopping Center (7)                                              $3,734,407              $61
  93    PCF       Normandy Manor Apartments (7)                                                     $3,694,117          $25,654
  94    PCF       Highland Creste Apartments (7)                           79                       $3,640,780          $30,340
  95    PCF       2325 Maryland Road (E) (7)                   54-56, 81-83, 96-99, 108-109         $2,279,798              $54
  96    PCF       701 Willowbrook Lane (E)                     54-56, 81-83, 95, 97-99, 108-109     $1,278,433              $54
  97    PCF       2524 Ford Road (F)                           54-56, 81-83, 95-96, 98-99, 108-109  $1,449,830              $31
  98    PCF       2554 Ford Road (F)                           54-56, 81-83, 95-97, 99, 108-109     $1,190,965              $31
  99    PCF       247 Rittenhouse Circle (F)                   54-56, 81-83, 95-98, 108-109           $723,203              $31
  100   PCF       Marina View                                                                       $3,297,295          $41,216
  101   PCF       Riverview Village Shopping Center (7)                                             $3,295,730              $45
  102   PCF       American Plaza Shopping Center (7)                                                $3,284,317              $43
  103   JHREF     Festivals Office Park                                                             $3,272,217             $111
  104   PCF       CCAi Renaissance Centre                                                           $3,146,866             $114
  105   PCF       Ten Parkway Plaza                                       123                       $3,139,997              $57
  106   PCF       Mountain Ridge Business Park                                                      $3,098,301              $44
  107   PCF       4296 Albany Street (7)                                                            $3,041,998              $25
  108   PCF       130 Wharton Road (G)                          54-56, 81-83, 95-99, 109            $1,644,942              $34
  109   PCF       2564 Boulevard Of The Generals (G)            54-56, 81-83, 95-99, 108            $1,368,203              $34
  110   PCF       910 Orlando Avenue (7)                                                            $2,993,763              $20
  111   JHREF     Nypro Building                                                                    $2,991,686              $38
  112   PCF       The Weston Road Shoppes (7)                                                       $2,875,679             $140
  113   PCF       Central Jersey Office and Industrial Park (7)                                     $2,840,578              $32
  114   PCF       Hampton Meadows Apartments                                                        $2,739,938          $38,055
  115   JHREF     Jackson Street Mini Storage                                                       $2,597,745              $44
  116   PCF       Federal Express Warehouse                                                         $2,438,481              $26
  117   PCF       Shaker Heights Apartments                                                         $2,436,631          $40,611
  118   PCF       Foothills Park Plaza                                                              $2,319,052             $115
  119   PCF       Wampus Avenue Apts.                                                               $2,301,112          $47,940
  120   PCF       6 Corporate Drive                                                                 $2,241,204              $42
  121   PCF       Northlake Promenade                                                               $2,097,297              $83
  122   PCF       Paddington Station Shopping Center                                                $2,093,448             $104
  123   PCF       Clarke American Building                                105                       $2,044,940              $54
  124   PCF       Pembrooke Medical Office (7)                                                      $1,899,160              $67
  125   PCF       Dobbs Plaza                                                                       $1,683,520              $53
  126   JHREF     Main Steel                                                                        $1,523,859              $19

        TOTALS/WEIGHTED AVERAGES:                                                                 $594,046,043

------------------------------------------------------------------------------------------------------------------------------------
                                                     ORIGINAL        REM.       ORIGINAL
                                                     TERM TO       TERM TO       AMORT.
 LOAN   MORTGAGE      NOTE                           MATURITY      MATURITY       TERM          BALLOON      BALLOON      SECURITY
  NO.     RATE        DATE        MATURITY DATE       (MOS)         (MOS)        (MOS)(5)       BALANCE      LTV(4)        TYPE(6)
------------------------------------------------------------------------------------------------------------------------------------
   1     6.800%     06/21/1999      07/01/2009         120           119          N/A          $8,048,394     51.3%          Fee
   2     6.800%     06/21/1999      07/01/2009         120           119          N/A          $7,297,001     51.3%          Fee
   3     6.800%     06/21/1999      07/01/2009         120           119          N/A          $6,548,222     51.3%          Fee
   4     6.800%     06/21/1999      07/01/2009         120           119          N/A          $5,642,731     51.3%          Fee
   5     6.800%     06/21/1999      07/01/2009         120           119          N/A          $3,206,994     51.3%          Fee
   6     6.800%     06/21/1999      07/01/2009         120           119          N/A          $3,114,231     51.3%          Fee
   7     6.800%     06/21/1999      07/01/2009         120           119          N/A          $1,852,724     51.3%          Fee
   8     6.800%     06/21/1999      07/01/2009         120           119          N/A          $1,837,686     51.3%          Fee
   9     6.800%     06/21/1999      07/01/2009         120           119          N/A          $1,692,218     51.3%          Fee
  10     6.800%     06/21/1999      07/01/2009         120           119          N/A          $1,641,797     51.3%          Fee
  11     6.800%     06/21/1999      07/01/2009         120           119          N/A          $1,461,664     51.3%          Fee
  12     6.800%     06/21/1999      07/01/2009         120           119          N/A          $6,914,560     51.3%          Fee
  13     6.800%     06/21/1999      07/01/2009         120           119          N/A          $5,410,901     51.3%          Fee
  14     6.800%     06/21/1999      07/01/2009         120           119          N/A          $5,326,925     51.3%          Fee
  15     6.800%     06/21/1999      07/01/2009         120           119          N/A          $5,300,598     51.3%          Fee
  16     6.800%     06/21/1999      07/01/2009         120           119          N/A          $4,836,743     51.3%          Fee
  17     6.800%     06/21/1999      07/01/2009         120           119          N/A          $4,191,277     51.3%          Fee
  18     6.800%     06/21/1999      07/01/2009         120           119          N/A          $2,942,718     51.3%          Fee
  19     6.800%     06/21/1999      07/01/2009         120           119          N/A          $2,631,822     51.3%          Fee
  20     6.800%     06/21/1999      07/01/2009         120           119          N/A          $1,676,710     51.3%          Fee
  21     6.800%     06/21/1999      07/01/2009         120           119          N/A          $1,606,232     51.3%          Fee
  22     6.730%     08/28/1998      09/01/2013         180           169          360         $22,041,661     27.6%          Fee
  23     7.350%     04/22/1999      05/01/2009         120           117          360         $15,642,843     43.5%          Fee
  24     7.490%     06/15/1999      07/01/2009         120           119          300         $11,405,640     53.8%          Fee
  25     7.540%     04/19/1999      05/01/2009         120           117          360         $12,183,701     62.5%          Fee
  26     8.350%     06/21/1999      07/01/2009         120           119          360         $11,293,240     55.1%          Fee
  27     6.510%     05/26/1999      06/01/2009         120           118          360         $10,347,277     56.9%          Fee
  28     7.300%     03/01/1999      04/01/2009         120           116          240          $8,303,535     49.4%          Fee
  29     7.900%     06/10/1999      07/01/2009         120           119          300          $5,441,851     49.5%          Fee
  30     7.900%     06/10/1999      07/01/2009         120           119          300          $4,205,034     49.5%          Fee
  31     8.620%     06/11/1999      07/01/2009         120           119          300          $5,224,812     53.8%          Fee
  32     8.620%     06/11/1999      07/01/2009         120           119          300          $4,450,766     53.8%          Fee
  33     8.040%     01/15/1999      02/01/2009         120           114          360         $10,036,416     58.4%          Fee
  34     7.900%     06/10/1999      07/01/2009         120           119          300          $8,360,753     49.5%          Fee
  35     7.160%     03/30/1999      04/05/2009         120           116          360          $8,844,351     69.6%          Fee
  36     7.170%     03/25/1999      04/01/2009         120           116          360          $9,499,942     56.6%          Fee
  37     6.850%     09/23/1998      10/01/2008         120           110          N/A         $10,000,000     55.6%          Fee
  38     8.280%     07/06/1999      08/01/2009         120           120          360          $8,871,999     57.2%          Fee
  39     7.520%     03/26/1999      04/01/2009         120           116          360          $8,854,607     61.1%          Fee
  40     7.190%     03/29/1999      04/01/2009         120           116          300          $7,869,319     62.5%          Fee
  41     7.550%     06/04/1999      07/01/2009         120           119          360          $7,268,429     65.5%          Fee
  42     6.750%     12/04/1998      01/01/2009         120           113          360          $7,115,091     56.5%          Fee
  43     7.550%     03/10/1999      04/01/2009         120           116          360          $7,088,964     64.4%          Fee
  44     7.150%     11/23/1998      12/01/2008         120           112          360          $7,017,476     62.1%          Fee
  45     7.930%     05/18/1999      06/01/2009         120           118          360          $3,942,583     56.3%          Fee
  46     7.930%     05/18/1999      06/01/2009         120           118          360          $1,548,872     56.3%          Fee
  47     7.930%     05/18/1999      06/01/2009         120           118          360          $1,126,452     56.3%          Fee
  48     7.890%     06/15/1999      07/01/2009         120           119          360          $3,068,883     68.2%          Fee
  49     7.890%     06/15/1999      07/01/2009         120           119          360          $1,773,132     68.2%          Fee
  50     7.890%     06/15/1999      07/01/2009         120           119          360            $954,764     68.2%          Fee
  51     7.890%     06/15/1999      07/01/2009         120           119          360            $750,171     68.2%          Fee
  52     7.875%     05/27/1999      06/01/2009         120           118          360          $6,028,680     57.4%          Fee
  53     7.900%     06/10/1999      07/01/2009         120           119          300          $5,491,345     49.5%          Fee
  54     7.090%     04/14/1999      05/01/2009         120           117          360          $2,606,465     60.5%          Fee
  55     7.090%     04/14/1999      05/01/2009         120           117          360          $1,863,357     60.5%          Fee
  56     7.090%     04/14/1999      05/01/2009         120           117          360          $1,288,403     60.5%          Fee
  57     7.080%     03/17/1999      04/01/2009         120           116          360          $3,807,502     64.5%          Fee
  58     7.080%     03/17/1999      04/01/2009         120           116          360          $1,032,543     64.5%          Fee
  59     7.080%     03/17/1999      04/01/2009         120           116          360            $632,433     64.5%          Fee
  60     7.180%     02/25/1999      03/01/2009         120           115          360          $5,259,920     65.2%          Fee
  61     6.750%     01/26/1999      02/01/2009         120           114          360          $5,042,661     44.6%          Fee
  62     7.450%     06/15/1999      07/01/2009         120           119          360          $5,039,840     53.6%          Fee
  63     7.850%     05/10/1999      06/01/2009         120           118          360          $5,087,833     62.8%          Fee
  64     7.480%     03/30/1999      05/01/2009         120           117          300          $2,697,316     58.4%          Fee
  65     7.480%     03/30/1999      05/01/2009         120           117          300          $1,945,258     58.4%          Fee
  66     7.960%     05/18/1999      06/01/2009         120           118          360          $5,011,719     62.7%          Fee
  67     7.640%     05/25/1999      06/01/2009         120           118          360          $4,796,780     62.4%          Fee
  68     7.350%     04/16/1999      05/01/2009         120           117          360          $4,850,889     64.7%          Fee
  69     7.500%     01/07/1999      02/01/2009         120           114          360          $4,688,020     51.5%          Fee
  70     7.790%     07/15/1999      08/01/2009         120           120          360          $4,565,595     66.8%          Fee
  71     7.550%     06/16/1999      07/01/2009         120           119          300          $4,162,327     57.0%          Fee
  72     7.010%     02/23/1999      03/01/2009         120           115          360          $4,460,596     61.1%          Fee
  73     7.840%     05/27/1999      06/01/2009         120           118          360          $4,461,938     67.6%          Fee
  74     8.500%     06/22/1999      07/01/2009         120           119          360          $2,019,111     68.3%          Fee
  75     8.500%     06/22/1999      07/01/2009         120           119          360          $2,419,565     68.3%          Fee
  76     7.430%     05/27/1999      06/01/2009         120           118          360          $4,306,789     67.3%          Fee
  77     7.740%     05/28/1999      06/01/2009         120           118          360          $4,095,075     65.5%          Fee
  78     7.000%     11/25/1998      12/01/2008         120           112          360          $3,931,939     65.5%          Fee
  79     7.480%     03/26/1999      04/01/2009         120           116          360          $3,962,910     70.8%          Fee
  80     7.580%     05/11/1999      06/01/2009         120           118          360          $3,813,027     54.5%          Fee
  81     7.090%     04/14/1999      05/01/2009         120           117          360          $1,426,012     63.6%          Fee
  82     7.090%     04/14/1999      05/01/2009         120           117          360          $1,174,746     63.6%          Fee
  83     7.090%     04/14/1999      05/01/2009         120           117          360          $1,142,114     63.6%          Fee
  84     7.450%     02/08/1999      03/05/2009         120           115          360          $3,715,324     66.3%          Fee
  85     7.250%     01/13/1999      02/01/2009         120           114          180          $1,975,387     27.5%          Fee
  86     7.150%     03/25/1999      04/01/2019         240           236          240            $173,565      2.9%          Fee
  87     7.230%     11/30/1998      12/01/2008         120           112          360          $3,553,793     50.8%          Fee
  88     7.080%     03/09/1999      04/05/2009         120           116          372          $3,545,123     55.4%          Fee
  89     7.250%     01/22/1999      03/01/2009         120           115          360          $3,520,441     67.7%          Fee
  90     7.490%     05/25/1999      06/01/2009         120           118          360          $3,362,132     51.3%          Fee
  91     7.560%     06/04/1999      07/01/2009         120           119          360          $3,324,804     67.9%          Fee
  92     7.100%     10/13/1998      11/05/2008         120           111          360          $3,292,920     70.1%          Fee
  93     7.170%     05/20/1999      06/01/2009         120           118          360          $3,193,599     66.5%          Fee
  94     7.580%     03/26/1999      04/01/2009         120           116          360          $3,236,744     67.4%          Fee
  95     7.090%     04/14/1999      05/01/2009         120           117          360          $2,001,398     60.1%          Fee
  96     7.090%     04/14/1999      05/01/2009         120           117          360          $1,122,315     60.1%          Fee
  97     7.090%     04/14/1999      05/01/2009         120           117          360          $1,272,781     57.7%          Fee
  98     7.090%     04/14/1999      05/01/2009         120           117          360          $1,045,529     57.7%          Fee
  99     7.090%     04/14/1999      05/01/2009         120           117          360            $634,887     57.7%          Fee
  100    7.000%     06/09/1999      07/01/2009         120           119          360          $2,837,210     64.6%          Fee
  101    7.460%     05/17/1999      06/01/2009         120           118          360          $2,917,559     47.6%          Fee
  102    7.050%     01/20/1999      02/01/2009         120           114          360          $2,885,795     64.5%          Fee
  103    7.900%     05/14/1999      06/01/2009         120           118          360          $2,927,668     71.4%          Fee
  104    8.240%     06/15/1999      07/01/2009         120           119          276          $2,499,045     59.5%          Fee
  105    7.440%     02/09/1999      03/01/2009         120           115          360          $2,785,792     55.7%          Fee
  106    7.420%     06/04/1999      07/01/2009         120           119          360          $2,738,897     65.2%          Fee
  107    7.430%     03/30/1999      04/01/2009         120           116          360          $2,694,589     65.7%          Fee
  108    7.090%     04/14/1999      05/01/2009         120           117          360          $1,444,068     61.9%          Fee
  109    7.090%     04/14/1999      05/01/2009         120           117          360          $1,201,124     61.9%          Fee
  110    7.500%     05/20/1999      06/01/2009         120           118          300          $2,443,923     50.9%          Fee
  111    7.210%     03/22/1999      04/01/2009         120           116          360          $2,635,641     65.9%          Fee
  112    7.840%     03/05/1999      04/01/2009         120           116          300          $2,375,510     61.7%          Fee
  113    7.750%     04/07/1999      05/01/2009         120           117          300          $2,293,702     53.3%          Fee
  114    7.420%     05/17/1999      06/01/2019         240           238          240             $21,882      0.6%          Fee
  115    7.810%     06/08/1999      07/01/2009         120           119          300          $2,138,224     56.3%          Fee
  116    7.660%     12/16/1998      01/01/2009         120           113          360          $2,176,015     54.4%          Fee
  117    7.200%     05/10/1999      06/01/2009         120           118          360          $2,139,766     64.8%          Fee
  118    7.530%     03/16/1999      04/01/2009         120           116          360          $2,059,209     63.4%          Fee
  119    7.380%     02/09/1999      03/01/2009         120           115          360          $2,003,273     57.2%          Fee
  120    7.300%     02/24/1999      03/05/2009         120           115          360          $1,947,763     64.9%          Fee
  121    7.480%     05/20/1999      06/01/2009         120           118          360          $1,857,557     55.0%          Fee
  122    7.340%     04/01/1999      05/01/2009         120           117          300          $1,703,233     60.8%          Fee
  123    7.670%     03/18/1999      04/01/2009         120           116          360          $1,821,927     60.7%          Fee
  124    8.040%     06/04/1999      07/01/2009         120           119          360          $1,704,257     70.7%          Fee
  125    7.250%     11/16/1998      12/01/2008         120           112          300          $1,350,194     48.2%          Fee
  126    7.750%     11/25/1998      12/01/2008         120           112          216            $981,167     47.9%          Fee

         7.364%                                        124           121          342                         55.3%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.   PROPERTY NAME(2)                                      ADDRESS
-----------------------------------------------------------------------------------------------------------------------
   1    Heritage Park (I) (A)                                 406 North Main Street
   2    Oakwood Square (I) (A)                                320 - 400 North Congress Avenue
   3    Towne Crossings (I) (A)                               11607 Midlothian Turnpike
   4    Crofton Station (I) (A)                               1149-1163 Route 3 North
   5    Village Court (I) (A)                                 4119 Boonesboro Road
   6    The Marketplace at Ocala (I) (A)                      NWC of US 27 & 44th Street
   7    University Center (I) (A)                             1400 Charles Boulevard
   8    Litchfield Landing (I) (A)                            Lakeshore Drive & Boyle Road
   9    Robbins Towne Centre (I) (A)                          West Side Old Plank Road
  10    First Street Station (I) (A)                          803 - 819 North First Street
  11    Taylorsville (I) (A)                                  564 3rd Street SW
  12    Lake Montclair Centre (II) (A)                        5061-5074 Waterway Drive
  13    Centre at Riverchase (II) (A)                         1694 Montgomery Highway
  14    The Corridors at Ponte Vedra (II) (A)                 840 Ponce De Leon Boulevard
  15    Shannon Crossing (II) (A)                             4550 Jonesboro Road
  16    Mandarin Oaks (II) (A)                                11406 San Jose Boulevard
  17    Seven Hills Plaza (II) (A)                            11146-11234 Spring Hill Drive
  18    Barclay Square (II) (A)                               13819 Walsingham Road
  19    Shoppes at Cloverplace (II) (A)                       3205-3351 State Route 584
  20    Hillview Plaza (II) (A)                               776 Wade Hampton Boulevard
  21    River Bend (II) (A)                                   315-337 West Thacker Road
  22    Plaza Madison                                         655 Madison Avenue
  23    Del Mar Plaza Shopping Center                         1555 Camino Del Mar
  24    609 Greenwich Street (7)                              609 Greenwich Street
  25    The Office Center at Ramsey (7)                       500 Franklin Turnpike
  26    Peddler's Village                                     Routes 202 & 263
  27    Pine Ridge Apartments of Durham                       6001 Fayetteville Road
  28    DM Management                                         100 Birch Pond Drive
  29    Fridley Plus Property (B)                             246 - 57th  Ave. NE
  30    Plymouth Plus Property (B) (7)                        4445 Nathan Lane
  31    DCT Industrial Buildings (III)                        21555 and 21601 Mullin Avenue
  32    Noble International Industrial Building (III)         20101 Hoover Road
  33    Plaza Building A of the Vienna Technology Park        1041 Electric Avenue
  34    Bloomington Distribution Center & StationStore (7)    5501& 5401 W. Old Shakopee Road
  35    Indian Ridge Apartments                               9353 W. Twain Ave.
  36    Parke Towne North Apts.                               1432 North Cliff Valley Way
  37    The Landings Apartments                               800 Falcon Drive
  38    849-909 Newark-Jersey City Turnpike                   849-909 Newark-Jersey City Turnpike
  39    Lucien Pointe                                         258 Southhall Lane
  40    Point Defiance Village                                6414 North Park Way
  41    Brooklyn Heights Business Center                      950 Keynote Circle & 1100 Resource Dr. & 1200 Resource Dr.
  42    Scottsdale Apartments                                 4000 S. Redwood Road
  43    Parkway Pavilion                                      2901 Parkway Blvd
  44    Casa Grande Apartments                                501-525 North Fourth Street
  45    Lee's Hill Office (IV)                                10700-09 Spotsylvania Ave. & 4505-4821 Carr Drive
  46    Jackson Square Business Park (IV)                     4300-4500 & 4700 Carr Drive
  47    Shop's at Lee's Hill (IV)                             10651-10673 Spotsylvania Avenue
  48    Monticello Village (V) (7)                            4116 Monticello Boulevard
  49    Monticello Townhouses (V) (7)                         Jefferson Court, Monticello Blvd., Madison Road
  50    Logan Way (V) (7)                                     4000A-4150 Logangate Road & 4510-4530 Logan Way
  51    Essex House (V) (7)                                   4000 Logangate Road
  52    110 Leroy Street                                      110 Leroy Street
  53    Holiday Companies Headquarters (7)                    4567 W. 80th Street
  54    2495 Boulevard Of The Generals (C) (7)                2495 Boulevard Of The Generals
  55    160 Rittenhouse Circle (C)                            160 Rittenhouse Circle
  56    603 General Washington Avenue (C)                     603 General Washington Avenue
  57    4330-40 South Valley View Blvd. (VI)                  4330-40 South Valley View Blvd.
  58    4325 West Tropicana Ave. (VI)                         4325 West Tropicana Ave.
  59    4333 West Tropicana Ave. (VI)                         4333 West Tropicana Ave.
  60    1275 Commerce Boulevard                               1275 Commerce Blvd.
  61    1233-1259 Reamwood Ave. (7)                           1233-1259 Reamwood, 1240 Elko Dr., 1257 Tasman Dr.
  62    6285 Lookout Road                                     6285 Lookout Road
  63    Encino Garden Court                                   17327 Ventura Boulevard
  64    Meadow Creek Village Shopping Center (VII) (7)        809-997 W. Centerville Road
  65    Woodlake Village Shopping Center (VII) (7)            3065 N. Josey Lane
  66    Renaissance Plaza                                     4351 West College Avenue
  67    Northvale Industrial                                  275 Union Street
  68    Diamondback Building (7)                              300 Camarillo Ranch Road
  69    Haywood Plaza Shopping Center (7)                     30 Orchard Park Drive
  70    Ultimate Software Group Office Building               1620 Town Center Circle
  71    Belz Factory Outlet Mall (7)                          7680 Las Vegas Blvd. South
  72    200 Forest Drive (7)                                  200 Forest Drive
  73    Merrill Ridge Plaza                                   3400 East Main Street
  74    Corporate Center II (VIII)                            700 Broadhollow Rd.
  75    Corporate Center III (VIII)                           700 Sea Lane
  76    CCL Industries                                        4000 Westinghouse Bl
  77    Terrace Gardens Apartments                            7100 Hooker Street
  78    Bayshore Village Apartments                           2101 Lakeview Circle
  79    Highland Ridge Apartments (7)                         1899 Mulkey Road
  80    Kings Hill Industrial Center                          701-751 Kingshill Place & 16830 Avalon Boulevard
  81    219 Rittenhouse Circle (D)                            219 Rittenhouse Circle
  82    171 Rittenhouse Circle (D)                            171 Rittenhouse Circle
  83    4303 Lewis Road (D)                                   4303 Lewis Road
  84    Citrus Village Shopping Center                        1140-1280 East Ontario Avenue
  85    Wagner Industries                                     1601, 1705, 1731 St. Louis Avenue
  86    North Hill Centre                                     Clemson Blvd @ Beltline Blvd
  87    Ocotillo Fiesta                                       3065, 3125, & 3165 S. Alma School Road
  88    7 Holland                                             7 Holland
  89    Oak Run Apartments                                    7878 N. Main Street
  90    15800 NW 13th Ave (7)                                 15800 NW 13th Ave
  91    Rite Aid                                              1331 South Mission Road
  92    Eastgate Village Shopping Center (7)                  5000 Old Spartanburg Rd
  93    Normandy Manor Apartments (7)                         5782 Andrews Road
  94    Highland Creste Apartments (7)                        2001 Godby Road
  95    2325 Maryland Road (E) (7)                            2325 Maryland Road
  96    701 Willowbrook Lane (E)                              701 Willow Brook Lane
  97    2524 Ford Road (F)                                    2524 Ford Road
  98    2554 Ford Road (F)                                    2554 Ford Road
  99    247 Rittenhouse Circle (F)                            247 Rittenhouse Circle
  100   Marina View                                           1101 N. Camino Alto
  101   Riverview Village Shopping Center (7)                 3300 Cobb (US Hwy. 41)
  102   American Plaza Shopping Center (7)                    1500 W. Vine Street
  103   Festivals Office Park                                 4170 S. Decatur Blvd.
  104   CCAi Renaissance Centre                               5800 Landerbrook Dr.
  105   Ten Parkway Plaza                                     5146 Parkway Plaza Blvd
  106   Mountain Ridge Business Park                          1258 Sussex Turnpike
  107   4296 Albany Street (7)                                4296 Albany Street
  108   130 Wharton Road (G)                                  130 Wharton Road
  109   2564 Boulevard Of The Generals (G)                    2564 Boulevard Of The Generals
  110   910 Orlando Avenue (7)                                910 Orlando Avenue
  111   Nypro Building                                        505 Otay Valley Road
  112   The Weston Road Shoppes (7)                           100-150 Weston Road
  113   Central Jersey Office and Industrial Park (7)         111 Jocama Blvd. & 322 Spring Valley Road
  114   Hampton Meadows Apartments                            2000 Hampton Meadows Lane
  115   Jackson Street Mini Storage                           77 Traynor Street
  116   Federal Express Warehouse                             5601 Mark IV Parkway
  117   Shaker Heights Apartments                             276 Old Loudon Road
  118   Foothills Park Plaza                                  SW Corner of Chandler & Desert Foothills
  119   Wampus Avenue Apts.                                   10-16  Wampus Ave
  120   6 Corporate Drive                                     6 Corporate Drive
  121   Northlake Promenade                                   4805 Briarcliff Road
  122   Paddington Station Shopping Center                    New Hope Church Rd. & Craftman Drive
  123   Clarke American Building                              9711 David Taylor Dr
  124   Pembrooke Medical Office (7)                          1950 86th Street
  125   Dobbs Plaza                                           2909-2917 S. Dobson Rd
  126   Main Steel                                            571 South Wheeling Road

----------------------------------------------------------------------------------------------------------------------------------
  LOAN                                            PROPERTY            PROPERTY                              YEAR           YEAR
   NO. CITY                  STATE   ZIP CODE       TYPE              SUB-TYPE            UNITS/NSF         BUILT        RENOVATED
----------------------------------------------------------------------------------------------------------------------------------
    1  East Longmeadow        MA      01028      Retail             Anchored               116,840          1970           1995
    2  Boynton Beach          FL      33426      Retail             Anchored               178,033          1987           N/A
    3  Richmond               VA      23236      Retail             Anchored               104,023          1978           1998
    4  Gambrillis             MD      21054      Retail             Anchored                81,398          1983           1992
    5  Lynchburg              VA      24503      Retail             Anchored                76,280          1986           1997
    6  Ocala                  FL      34482      Retail             Anchored                71,620          1998           N/A
    7  Greenville             NC      27590      Retail             Anchored                56,180          1989           N/A
    8  Pawleys Island         SC      29585      Retail             Anchored                42,201          1984           N/A
    9  Robbins                NC      27325      Retail             Anchored                42,577          1998           N/A
   10  Albermarle             NC      28001      Retail             Anchored                52,230          1989           N/A
   11  Taylorsville           NC      28631      Retail             Anchored                48,537          1988           1991
   12  Lake Montclair         VA      22026      Retail             Anchored               101,292          1998           N/A
   13  Hoover                 AL      35216      Retail             Anchored               133,198          1986           N/A
   14  Ponte Vedra            FL      32082      Retail             Anchored                55,226          1999           N/A
   15  Union City             GA      30291      Retail             Anchored               101,046          1980           1998
   16  Jacksonville           FL      32223      Retail             Anchored                56,700          1998           N/A
   17  Spring Hills           FL      34609      Retail             Anchored                87,191          1989           N/A
   18  Largo                  FL      33544      Retail             Anchored                98,323          1988           N/A
   19  Palm Harbor            FL      34684      Retail             Unanchored              54,163          1986           N/A
   20  Greer                  SC      29561      Retail             Shadow Anchored         33,000          1998           N/A
   21  Covington              VA      24426      Retail             Shadow Anchored         32,020          1998           N/A
   22  New York               NY      10021      Office             Urban Office           210,793          1951         1997/1998
   23  Del Mar                CA      92014      Retail             Specialty Retail        74,958          1989           N/A
   24  New York               NY      10014      Office             Urban Office           150,350          1920           1987
   25  Ramsey                 NJ      07446      Office             Suburban Office        139,410          1988           N/A
   26  Lahaska                PA      18931      Mixed Use          Retail/Hotel/Apts.     226,860       1962-1993         N/A
   27  Durham                 NC      27713      Multifamily        Garden Apts.               332          1998           N/A
   28  Tilton                 NH      03276      Industrial         Warehouse              404,736          1998           N/A
   29  Fridley                MN      55432      Retail             Anchored               164,983          1967           1998
   30  Plymouth               MN      55442      Retail             Anchored               124,495          1984           1998
   31  Warren                 MI      48089      Industrial         Light Industrial       260,000       1980/1994         N/A
   32  Detroit                MI      48205      Industrial         Light Industrial       222,463       1966/1993         N/A
   33  Vienna                 VA      22180      Office             Suburban Office        108,411          1981           N/A
   34  Bloomington            MN      55437      Industrial         Warehouse              455,391      1965, 1971, 1980   N/A
   35  Las Vegas              NV      89117      Multifamily        Garden Apts.               184          1997           N/A
   36  Atlanta                GA      30319      Multifamily        Garden Apts.               494       1964/1966         1983
   37  Absecon                NJ      08201      Multifamily        Garden Apts.               416       1986/1989         N/A
   38  Kearny                 NJ      07032      Industrial         Warehouse              382,969       1968-1970         1996
   39  Maitland               FL      32751      Office             Suburban Office         89,242          1998           N/A
   40  Tacoma                 WA      98407      Senior Housing     Independent Living         156          1989           N/A
   41  Cleveland              OH      44131      Industrial         Flex Industrial        135,145          1989           N/A
   42  West Valley City       UT      84119      Multifamily        Garden Apts.               437          1985           N/A
   43  Kissimmee              FL      34747      Retail             Specialty Retail        44,359          1988           N/A
   44  Montebello             CA      90640      Multifamily        Garden Apts.               224          1969           N/A
   45  Fredricksburg          VA      22408      Office             Suburban Office         68,260       1995-1999         N/A
   46  Fredricksburg          VA      22408      Industrial         Flex Industrial         30,000       1998-1999         N/A
   47  Fredricksburg          VA      22408      Retail             Shadow Anchored         14,500          1996           N/A
   48  Youngstown             OH      44505      Multifamily        Garden Apts.               118       1965-1968         N/A
   49  Youngstown             OH      44505      Multifamily        Garden Apts.                60          1970           N/A
   50  Youngstown             OH      44505      Multifamily        Garden Apts.                30          1975           N/A
   51  Youngstown             OH      44505      Multifamily        Garden Apts.                12          1989           N/A
   52  New York               NY      10014      Office             Urban Office            82,800          1921           1989
   53  Bloomington            MN      55437      Office             Suburban Office         94,553          1968           1985
   54  W. Norriton Township   PA      19404      Industrial         Flex Industrial         71,023          1988           N/A
   55  Bristol Township       PA      19007      Industrial         Light Industrial        60,000          1973           N/A
   56  W. Norriton Township   PA      19403      Industrial         Light Industrial        31,836          1991           N/A
   57  Las Vegas              NV      89118      Industrial         Flex Industrial         60,296          1984           N/A
   58  Las Vegas              NV      89118      Industrial         Warehouse               16,900          1985           N/A
   59  Las Vegas              NV      89118      Industrial         Warehouse               15,600          1986           N/A
   60  American Canyon        CA      94589      Industrial         Warehouse              196,800          1997           N/A
   61  Sunnyvale              CA      94089      Industrial         Flex Industrial         94,591       1973-1974         N/A
   62  Boulder                CO      80301      Office             Suburban Office         80,516          1984           N/A
   63  Encino                 CA      91316      Office             Urban Office            66,797          1978           N/A
   64  Garland                TX      75043      Retail             Unanchored              90,430          1977           1997
   65  Carrollton             TX      75007      Retail             Unanchored              44,140          1977           N/A
   66  Appleton               WI      54914      Office             Urban Office            83,587          1984           N/A
   67  Northvale              NJ      07647      Industrial         Warehouse              208,407          1965           1994
   68  Camarillo              CA      93012      Industrial         Light Industrial       133,294          1999           N/A
   69  Greenville             SC      29615      Retail             Anchored                92,079          1986           N/A
   70  Weston                 FL      33326      Office             Suburban Office         38,619          1999           N/A
   71  Las Vegas              NV      89123      Retail             Anchored                51,511          1997           N/A
   72  East Hills             NY      11548      Industrial         Warehouse              137,139          1968           N/A
   73  Merrill                WI      54452      Retail             Anchored               114,242          1989           N/A
   74  Farmingdale            NY      11735      Industrial         Flex Industrial         47,900          1987           N/A
   75  Farmingdale            NY      11735      Industrial         Flex Industrial         44,102          1990           N/A
   76  Charlotte              NC      28273      Industrial         Light Industrial       104,852          1999           N/A
   77  Westminster            CO      80030      Multifamily        Garden Apts.               180          1973           N/A
   78  Lewisville             TX      75057      Multifamily        Garden Apts.               152          1968           1998
   79  Austell                GA      30060      Multifamily        Garden Apts.               108          1986           1997
   80  Carson                 CA      90746      Industrial         Warehouse              168,728          1980           N/A
   81  Bristol Township       PA      19007      Industrial         Flex Industrial         36,820          1982           N/A
   82  Bristol Township       PA      19007      Industrial         Warehouse               40,000          1972           N/A
   83  Swatara Township       PA      17111      Industrial         Flex Industrial         32,664          1985           N/A
   84  Corona                 CA      91719      Retail             Shadow Anchored         28,700          1998           N/A
   85  Kansas City            MO      64101      Industrial         Warehouse              243,000          1970           1998
   86  Anderson               SC      29625      Retail             Anchored                67,575          1997           N/A
   87  Chandler               AZ      85248      Retail             Shadow Anchored         40,946          1998           N/A
   88  Irvine                 CA      92618      Industrial         Warehouse               83,402          1981           1994
   89  Jonesboro              GA      30236      Multifamily        Garden Apts.               144          1971           1995
   90  North Miami Beach      FL      33161      Industrial         Warehouse              209,855          1969           1993
   91  Fallbrook              CA      92028      Retail             Anchored                16,708          1999           N/A
   92  Greenville             SC      29687      Retail             Anchored                61,703          1995           N/A
   93  Mentor-on-the-Lake     OH      44060      Multifamily        Garden Apts.               144       1968-1971       1996-1998
   94  College Park           GA      30349      Multifamily        Garden Apts.               120          1971           1998
   95  Moreland Township      PA      19090      Office             Suburban Office         32,517          1987           N/A
   96  West Goshen Township   PA      19380      Industrial         Flex Industrial         32,960          1985           N/A
   97  Bristol Township       PA      19007      Industrial         Light Industrial        40,000          1984           N/A
   98  Bristol Township       PA      19007      Industrial         Light Industrial        31,200          1984           N/A
   99  Bristol Township       PA      19007      Industrial         Light Industrial        35,846          1981           N/A
   100 Vallejo                CA      94590      Multifamily        Garden Apts.                80          1986           N/A
   101 Atlanta                GA      30339      Retail             Anchored                73,426          1980           N/A
   102 Kissimmee              FL      34741      Retail             Anchored                76,160          1979           1996
   103 Las Vegas              NV      89103      Office             Suburban Office         29,591          1986           N/A
   104 Mayfield Heights       OH      44124      Office             Suburban Office         27,581          1998           N/A
   105 Charlotte              NC      28217      Office             Suburban Office         55,000          1988           N/A
   106 Randolph               NJ      07869      Industrial         Warehouse               69,950          1987           N/A
   107 Colonie                NY      12205      Industrial         Warehouse              121,155          1964           1991
   108 Bristol Township       PA      19007      Industrial         Warehouse               48,300          1974           N/A
   109 W. Norriton Township   PA      19403      Industrial         Warehouse               40,000          1984           N/A
   110 West Hempstead         NY      11552      Industrial         Light Industrial       147,835       1953-1979         1984
   111 Chula Vista            CA      91911      Industrial         Light Industrial        79,602          1985           N/A
   112 Sunrise                FL      33326      Retail             Unanchored              20,607          1998           N/A
   113 Old Bridge             NJ      08857      Industrial         Flex Industrial         88,408       1972-1987         N/A
   114 Cramerton              NC      28032      Multifamily        Garden Apts.                72       1996-1998         N/A
   115 Hayward                CA      94544      Self Storage       Self Storage            58,496          1987           N/A
   116 Ft. Worth              TX      76131      Industrial         Warehouse               92,452          1997           N/A
   117 Colonie                NY      12110      Multifamily        Garden Apts.                60          1986           N/A
   118 Phoenix                AZ      85048      Retail             Unanchored              20,209          1998           N/A
   119 Acton                  MA      01720      Multifamily        Garden Apts.                48          1973           N/A
   120 Cranbury               NJ      08512      Industrial         Warehouse               53,331          1998           N/A
   121 Atlanta                GA      30345      Retail             Unanchored              25,388          1986           N/A
   122 Raleigh                NC      27609      Retail             Shadow Anchored         20,124          1999           N/A
   123 Charlotte              NC      28213      Industrial         Flex Industrial         38,120          1988           N/A
   124 Indianapolis           IN      46260      Office             Medical Office          28,171          1979           N/A
   125 Mesa                   AZ      85202      Retail             Unanchored              31,995          1987           N/A
   126 Wheeling               IL      60090      Industrial         Light Industrial        82,221          1957           N/A

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                       UNDERWRITABLE       MONTHLY        FIRST                    APPRAISED
  NO.   PROPERTY NAME(2)                                      CASH FLOW         PAYMENT(8)   PMT DATE(9)    DSCR(4)       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
   1    Heritage Park (I) (A)                                $1,361,842          $45,608     08/01/1999      2.51      $14,750,000
   2    Oakwood Square (I) (A)                               $1,256,146          $41,350     08/01/1999      2.51      $15,800,000
   3    Towne Crossings (I) (A)                              $1,103,293          $37,107     08/01/1999      2.51      $12,750,000
   4    Crofton Station (I) (A)                                $951,479          $31,975     08/01/1999      2.51      $11,400,000
   5    Village Court (I) (A)                                  $535,945          $18,173     08/01/1999      2.51       $5,733,000
   6    The Marketplace at Ocala (I) (A)                       $536,988          $17,647     08/01/1999      2.51       $6,400,000
   7    University Center (I) (A)                              $317,753          $10,499     08/01/1999      2.51       $3,750,000
   8    Litchfield Landing (I) (A)                             $308,843          $10,414     08/01/1999      2.51       $3,280,000
   9    Robbins Towne Centre (I) (A)                           $290,225           $9,589     08/01/1999      2.51       $3,365,000
  10    First Street Station (I) (A)                           $282,154           $9,304     08/01/1999      2.51       $3,175,000
  11    Taylorsville (I) (A)                                   $244,859           $8,283     08/01/1999      2.51       $2,800,000
  12    Lake Montclair Centre (II) (A)                       $1,188,025          $39,183     08/01/1999      2.51      $13,200,000
  13    Centre at Riverchase (II) (A)                          $928,000          $30,662     08/01/1999      2.51      $11,250,000
  14    The Corridors at Ponte Vedra (II) (A)                  $913,598          $30,186     08/01/1999      2.51      $10,000,000
  15    Shannon Crossing (II) (A)                              $909,755          $30,037     08/01/1999      2.51      $10,800,000
  16    Mandarin Oaks (II) (A)                                 $829,529          $27,408     08/01/1999      2.51       $8,850,000
  17    Seven Hills Plaza (II) (A)                             $718,828          $23,751     08/01/1999      2.51       $7,850,000
  18    Barclay Square (II) (A)                                $505,442          $16,675     08/01/1999      2.51       $6,000,000
  19    Shoppes at Cloverplace (II) (A)                        $451,372          $14,914     08/01/1999      2.51       $4,700,000
  20    Hillview Plaza (II) (A)                                $287,565           $9,501     08/01/1999      2.51       $3,165,000
  21    River Bend (II) (A)                                    $275,478           $9,102     08/01/1999      2.51       $3,050,000
  22    Plaza Madison                                        $4,943,459         $194,181     10/01/1998      2.12      $80,000,000
  23    Del Mar Plaza Shopping Center                        $2,215,890         $124,359     06/01/1999      1.48      $36,000,000
  24    609 Greenwich Street (7)                             $1,655,816         $103,368     08/01/1999      1.33      $21,200,000
  25    The Office Center at Ramsey (7)                      $1,524,223          $98,274     06/01/1999      1.29      $19,500,000
  26    Peddler's Village                                    $1,967,690          $94,789     08/01/1999      1.73      $20,500,000
  27    Pine Ridge Apartments of Durham                      $1,529,936          $75,927     07/01/1999      1.68      $18,200,000
  28    DM Management                                        $1,583,302          $95,209     05/01/1999      1.39      $16,800,000
  29    Fridley Plus Property (B)                              $848,275          $50,504     08/01/1999      1.40      $11,000,000
  30    Plymouth Plus Property (B) (7)                         $652,317          $39,026     08/01/1999      1.40       $8,500,000
  31    DCT Industrial Buildings (III)                         $758,461          $50,508     08/01/1999      1.25      $11,500,000
  32    Noble International Industrial Building (III)          $645,195          $43,025     08/01/1999      1.25       $6,500,000
  33    Plaza Building A of the Vienna Technology Park       $1,272,338          $82,494     03/01/1999      1.29      $17,200,000
  34    Bloomington Distribution Center & StationStore (7)   $1,411,846          $77,592     08/01/1999      1.52      $16,900,000
  35    Indian Ridge Apartments                                $979,861          $68,149     05/05/1999      1.20      $12,700,000
  36    Parke Towne North Apts.                              $1,637,300          $60,580     05/01/1999      2.25      $16,800,000
  37    The Landings Apartments                              $1,610,046          $57,083     11/01/1998      2.35      $18,000,000
  38    849-909 Newark-Jersey City Turnpike                  $1,112,197          $74,132     09/01/1999      1.25      $15,500,000
  39    Lucien Pointe                                        $1,174,776          $70,058     05/01/1999      1.40      $14,500,000
  40    Point Defiance Village                               $1,173,779          $70,097     05/01/1999      1.40      $12,600,000
  41    Brooklyn Heights Business Center                       $885,929          $57,617     08/01/1999      1.28      $11,100,000
  42    Scottsdale Apartments                                $1,157,220          $53,185     02/01/1999      1.81      $12,600,000
  43    Parkway Pavilion                                       $953,458          $56,211     05/01/1999      1.41      $11,000,000
  44    Casa Grande Apartments                               $1,037,610          $54,033     01/01/1999      1.60      $11,300,000
  45    Lee's Hill Office (IV)                                 $485,924          $32,133     07/01/1999      1.32       $7,000,000
  46    Jackson Square Business Park (IV)                      $214,807          $12,624     07/01/1999      1.32       $2,750,000
  47    Shop's at Lee's Hill (IV)                              $156,021           $9,181     07/01/1999      1.32       $2,000,000
  48    Monticello Village (V) (7)                             $372,638          $24,932     08/01/1999      1.34       $4,500,000
  49    Monticello Townhouses (V) (7)                          $251,471          $14,405     08/01/1999      1.34       $2,600,000
  50    Logan Way (V) (7)                                      $116,036           $7,757     08/01/1999      1.34       $1,400,000
  51    Essex House (V) (7)                                    $115,551           $6,094     08/01/1999      1.34       $1,100,000
  52    110 Leroy Street                                       $864,696          $48,942     07/01/1999      1.47      $10,500,000
  53    Holiday Companies Headquarters (7)                     $849,159          $50,963     08/01/1999      1.39      $11,100,000
  54    2495 Boulevard Of The Generals (C) (7)                 $399,442          $19,973     06/01/1999      1.60       $4,425,000
  55    160 Rittenhouse Circle (C)                             $257,417          $14,279     06/01/1999      1.60       $3,025,000
  56    603 General Washington Avenue (C)                      $191,787           $9,873     06/01/1999      1.60       $2,075,000
  57    4330-40 South Valley View Blvd. (VI)                   $481,248          $29,164     05/01/1999      1.40       $5,900,000
  58    4325 West Tropicana Ave. (VI)                          $135,031           $7,909     05/01/1999      1.40       $1,600,000
  59    4333 West Tropicana Ave. (VI)                           $87,329           $4,844     05/01/1999      1.40         $980,000
  60    1275 Commerce Boulevard                                $616,250          $40,646     04/01/1999      1.26       $8,070,000
  61    1233-1259 Reamwood Ave. (7)                            $718,634          $38,267     03/01/1999      1.56      $11,300,000
  62    6285 Lookout Road                                      $724,130          $39,660     08/01/1999      1.52       $9,400,000
  63    Encino Garden Court                                    $661,077          $41,230     07/01/1999      1.34       $8,100,000
  64    Meadow Creek Village Shopping Center (VII) (7)         $381,034          $24,430     06/01/1999      1.30       $5,000,000
  65    Woodlake Village Shopping Center (VII) (7)             $275,755          $17,618     06/01/1999      1.30       $2,950,000
  66    Renaissance Plaza                                      $652,068          $40,935     07/01/1999      1.33       $8,000,000
  67    Northvale Industrial                                   $681,989          $38,985     07/01/1999      1.46       $7,685,000
  68    Diamondback Building (7)                               $588,630          $37,893     06/01/1999      1.29       $7,500,000
  69    Haywood Plaza Shopping Center (7)                      $797,585          $37,058     03/01/1999      1.79       $9,100,000
  70    Ultimate Software Group Office Building                $567,519          $36,840     09/01/1999      1.28       $6,830,000
  71    Belz Factory Outlet Mall (7)                           $576,905          $37,855     08/01/1999      1.27       $7,300,000
  72    200 Forest Drive (7)                                   $626,784          $33,965     04/05/1999      1.54       $7,300,000
  73    Merrill Ridge Plaza                                    $568,951          $36,132     07/01/1999      1.31       $6,600,000
  74    Corporate Center II (VIII)                             $259,319          $17,154     08/01/1999      1.26       $2,957,500
  75    Corporate Center III (VIII)                            $310,255          $20,523     08/01/1999      1.26       $3,542,500
  76    CCL Industries                                         $517,842          $33,853     07/01/1999      1.27       $6,400,000
  77    Terrace Gardens Apartments                             $513,521          $32,923     07/01/1999      1.30       $6,250,000
  78    Bayshore Village Apartments                            $525,346          $29,939     01/01/1999      1.46       $6,000,000
  79    Highland Ridge Apartments (7)                          $468,389          $31,263     05/01/1999      1.25       $5,600,000
  80    Kings Hill Industrial Center                           $534,134          $30,302     07/01/1999      1.47       $7,000,000
  81    219 Rittenhouse Circle (D)                             $177,752          $10,928     06/01/1999      1.50       $2,185,000
  82    171 Rittenhouse Circle (D)                             $146,941           $9,002     06/01/1999      1.50       $1,800,000
  83    4303 Lewis Road (D)                                    $193,174           $8,752     06/01/1999      1.50       $1,900,000
  84    Citrus Village Shopping Center                         $468,818          $29,223     04/05/1999      1.34       $5,600,000
  85    Wagner Industries                                      $623,370          $38,340     03/01/1999      1.35       $7,180,000
  86    North Hill Centre                                      $514,095          $32,354     05/01/1999      1.32       $5,950,000
  87    Ocotillo Fiesta                                        $567,349          $27,573     01/01/1999      1.71       $7,000,000
  88    7 Holland                                              $475,204          $26,580     05/05/1999      1.49       $6,400,000
  89    Oak Run Apartments                                     $450,992          $27,287     04/01/1999      1.38       $5,200,000
  90    15800 NW 13th Ave (7)                                  $474,846          $26,544     07/01/1999      1.49       $6,560,000
  91    Rite Aid                                               $398,537          $26,375     08/01/1999      1.26       $4,900,000
  92    Eastgate Village Shopping Center (7)                   $425,218          $25,268     12/05/1998      1.40       $4,700,000
  93    Normandy Manor Apartments (7)                          $447,011          $25,040     07/01/1999      1.49       $4,800,000
  94    Highland Creste Apartments (7)                         $388,803          $25,722     05/01/1999      1.26       $4,800,000
  95    2325 Maryland Road (E) (7)                             $223,089          $15,337     06/01/1999      1.34       $3,350,000
  96    701 Willowbrook Lane (E)                               $162,348           $8,600     06/01/1999      1.34       $1,850,000
  97    2524 Ford Road (F)                                     $183,518           $9,753     06/01/1999      1.51       $2,000,000
  98    2554 Ford Road (F)                                     $143,791           $8,012     06/01/1999      1.51       $1,570,000
  99    247 Rittenhouse Circle (F)                              $82,673           $4,865     06/01/1999      1.51       $1,550,000
  100   Marina View                                            $372,334          $21,955     08/01/1999      1.41       $4,390,000
  101   Riverview Village Shopping Center (7)                  $427,527          $22,984     07/01/1999      1.55       $6,125,000
  102   American Plaza Shopping Center (7)                     $394,725          $22,066     03/01/1999      1.49       $4,475,000
  103   Festivals Office Park                                  $364,770          $23,810     07/01/1999      1.28       $4,100,000
  104   CCAi Renaissance Centre                                $376,020          $25,485     08/01/1999      1.23       $4,200,000
  105   Ten Parkway Plaza                                      $374,821          $21,896     04/01/1999      1.43       $5,000,000
  106   Mountain Ridge Business Park                           $375,137          $21,506     08/01/1999      1.45       $4,200,000
  107   4296 Albany Street (7)                                 $368,205          $21,180     05/01/1999      1.45       $4,100,000
  108   130 Wharton Road (G)                                   $184,163          $11,066     06/01/1999      1.48       $2,200,000
  109   2564 Boulevard Of The Generals (G)                     $176,130           $9,204     06/01/1999      1.48       $2,075,000
  110   910 Orlando Avenue (7)                                 $403,387          $22,170     07/01/1999      1.52       $4,800,000
  111   Nypro Building                                         $346,762          $20,384     05/01/1999      1.42       $4,000,000
  112   The Weston Road Shoppes (7)                            $355,645          $21,977     05/01/1999      1.35       $3,850,000
  113   Central Jersey Office and Industrial Park (7)          $315,977          $21,527     06/01/1999      1.22       $4,300,000
  114   Hampton Meadows Apartments                             $333,307          $22,019     07/01/1999      1.26       $3,763,000
  115   Jackson Street Mini Storage                            $375,021          $19,741     08/01/1999      1.58       $3,800,000
  116   Federal Express Warehouse                              $338,774          $17,400     02/01/1999      1.62       $4,000,000
  117   Shaker Heights Apartments                              $298,591          $16,562     07/01/1999      1.50       $3,300,000
  118   Foothills Park Plaza                                   $279,739          $16,305     05/01/1999      1.43       $3,250,000
  119   Wampus Avenue Apts.                                    $271,589          $15,962     04/01/1999      1.42       $3,500,000
  120   6 Corporate Drive                                      $248,786          $15,425     04/05/1999      1.34       $3,000,000
  121   Northlake Promenade                                    $268,660          $14,655     07/01/1999      1.53       $3,375,000
  122   Paddington Station Shopping Center                     $242,286          $15,301     06/01/1999      1.32       $2,800,000
  123   Clarke American Building                               $253,678          $14,573     05/01/1999      1.45       $3,000,000
  124   Pembrooke Medical Office (7)                           $202,370          $13,995     08/01/1999      1.21       $2,410,000
  125   Dobbs Plaza                                            $277,000          $12,288     01/01/1999      1.88       $2,800,000
  126   Main Steel                                             $193,670          $13,329     01/01/1999      1.21       $2,050,000

        TOTALS/WEIGHTED AVERAGES:                                                                           1.63X

---------------------------------------------------------------------------------------------------------------------------------
 LOAN   VALUATION                               PERCENT LEASED(10)                              TENANT INFORMATION(11)
  NO.      DATE               LTV(4)         LEASED           DATE              LARGEST TENANT                             % NSF
---------------------------------------------------------------------------------------------------------------------------------
   1    05/21/1999             51.3%          98.8%        07/01/1999          Super Stop & Shop                           47.8%
   2    12/03/1998             51.3%          93.8%        03/16/1999          Winn-Dixie                                  20.2%
   3    03/01/1999             51.3%          97.8%        02/23/1999          Bed Bath and Beyond                         38.5%
   4    05/06/1999             51.3%          97.5%        03/31/1999          Giant Food                                  53.5%
   5    12/08/1998             51.3%          88.1%        03/16/1999          Kroger                                      64.0%
   6    05/19/1999             51.3%          95.5%        06/01/1999          Winn-Dixie                                  61.4%
   7    05/07/1999             51.3%          93.6%        02/17/1999          Harris Teeter                               58.7%
   8    05/07/1999             51.3%          97.6%        04/01/1999          Harris Teeter                               58.8%
   9    06/02/1999             51.3%          97.2%        03/16/1999          Lowe's Food Store                           76.7%
  10    05/07/1999             51.3%         100.0%        02/17/1999          Harris Teeter                               63.1%
  11    05/07/1999             51.3%         100.0%        03/01/1999          Harris Teeter                               64.2%
  12    12/10/1998             51.3%          96.1%        03/16/1999          Food Lion                                   32.6%
  13    12/04/1998             51.3%         100.0%        03/16/1999          Jumbo Sports                                27.3%
  14    04/20/1999             51.3%         100.0%        04/01/1999          Harris Teeter                               66.5%
  15    12/18/1998             51.3%          93.8%        04/09/1999          Kroger                                      56.4%
  16    04/20/1999             51.3%         100.0%        03/16/1999          Harris Teeter                               80.9%
  17    02/12/1999             51.3%         100.0%        04/13/1999          Kash N' Karry                               49.8%
  18    12/02/1998             51.3%          88.3%        03/16/1999          Kash N' Karry                               41.8%
  19    02/24/1999             51.3%          97.8%        03/01/1999          Harr's Surf & Turf                          16.1%
  20    10/05/1998             51.3%         100.0%        03/15/1999          Dollar Tree                                 13.0%
  21    10/19/1998             51.3%         100.0%        03/15/1999          Hibbett Sports                              15.6%
  22    06/10/1999             37.1%          96.8%        05/12/1999          Loews Corporation                           28.7%
  23    03/18/1999             50.0%          82.6%        04/21/1999          Good Nature Mkt                             16.5%
  24    04/14/1999             66.0%         100.0%        06/15/1999          Gun For Hire                                60.0%
  25    03/15/1999             71.6%          98.4%        04/19/1999          United Parcel Service                       46.6%
  26    06/05/1999             61.0%         100.0%        06/03/1999          Golden Plough Inn                           17.6%
  27    04/26/1999             65.8%          99.0%        04/30/1999          N/A                                           N/A
  28    03/01/1999             70.9%         100.0%        02/19/1999          DM Management Company                      100.0%
  29    04/01/1999             59.9%         100.0%        05/12/1999          Cub Foods                                   63.0%
  30    04/01/1999             59.9%         100.0%        05/12/1999          Cub Foods                                   71.3%
  31    04/24/1999             63.8%         100.0%        04/01/1999          DCT, Inc.                                  100.0%
  32    04/24/1999             63.8%         100.0%        04/01/1999          Noble International, LTD.                  100.0%
  33    12/07/1998             64.9%         100.0%        12/21/1998          GSA - CIA                                  100.0%
  34    04/01/1999             59.9%         100.0%        05/12/1999          Worldwide, Inc.                             98.8%
  35    03/02/1999             79.1%          92.4%        03/18/1999          N/A                                           N/A
  36    02/13/1999             59.5%          97.6%        03/12/1999          N/A                                           N/A
  37    07/06/1998             55.6%          92.5%        03/24/1999          N/A                                           N/A
  38    04/30/1999             63.5%         100.0%         4/23/99            Freeman                                     66.7%
  39    02/24/1999             68.8%          97.4%        03/17/1999          BAPCO/Bell South                            42.2%
  40    02/19/1999             77.0%          94.2%        01/01/1999          N/A                                           N/A
  41    04/29/1999             73.8%          92.8%        05/19/1999          Allen Bradley Company                       15.9%
  42    10/21/1998             64.7%          92.0%        05/11/1999          N/A                                           N/A
  43    02/24/1999             72.5%         100.0%        03/03/1999          Kobe Japanese Steakhouse                    18.5%
  44    09/01/1998             70.4%          95.5%        10/31/1998          N/A                                           N/A
  45    05/04/1999             62.9%          93.0%        05/13/1999          Capital One                                 14.7%
  46    05/04/1999             62.9%         100.0%        05/13/1999          Capital One                                 40.0%
  47    05/04/1999             62.9%         100.0%        05/13/1999          Danny's Pizza                               14.2%
  48    05/05/1999             76.3%          93.0%        05/01/1999          N/A                                           N/A
  49    05/05/1999             76.3%          98.3%        05/01/1999          N/A                                           N/A
  50    05/05/1999             76.3%          96.7%        05/01/1999          N/A                                           N/A
  51    05/05/1999             76.3%         100.0%        05/01/1999          N/A                                           N/A
  52    05/03/1999             64.2%         100.0%        05/19/1999          The Shooting Gallery                       100.0%
  53    04/01/1999             59.9%         100.0%        05/12/1999          Holiday Station Stores                     100.0%
  54    03/12/1999             68.9%         100.0%        03/11/1999          US Postal Service                           33.2%
  55    03/09/1999             68.9%         100.0%        03/11/1999          Federal Express Corporation                100.0%
  56    03/12/1999             68.9%         100.0%        03/11/1999          Airborne Freight Corp.                     100.0%
  57    02/11/1999             73.5%         100.0%        03/03/1999          National Audit Defense                      25.4%
  58    02/25/1999             73.5%         100.0%        03/03/1999          Cubic Enterprises                          100.0%
  59    02/18/1999             73.5%         100.0%        03/03/1999          Artistic Autobody                          100.0%
  60    01/06/1999             74.1%         100.0%        02/22/1999          Western Wine Services, Inc.                100.0%
  61    12/18/1998             51.9%          86.0%        03/31/1999          Adeza Biomedical                            18.6%
  62    05/05/1999             60.6%         100.0%        06/15/1999          SCC                                        100.0%
  63    03/30/1999             70.3%          97.5%        03/31/1999          Digital Corporate Profiles, Inc.             9.2%
  64    06/01/1998             71.5%          89.3%        03/26/1999          R A Management (Nostalgia)                  19.3%
  65    02/01/1999             71.5%          94.3%        03/26/1999          Dollar General                              19.0%
  66    03/25/1999             69.9%          98.7%        05/01/1999          Kimberly Clark                              48.1%
  67    04/07/1999             71.5%         100.0%        05/14/1999          Alex-Panline USA, zinc.                     51.7%
  68    02/23/1999             73.2%         100.0%        04/15/1999          The Derby Cycle Corp                       100.0%
  69    12/07/1998             58.0%          98.0%        04/14/1999          TJ Maxx Corp.                               33.7%
  70    07/20/1999             75.0%         100.0%        06/01/1999          Ultimate Software Group Inc.               100.0%
  71    04/09/1999             69.8%         100.0%        05/18/1999          Saks & Company                              42.5%
  72    01/26/1999             69.6%         100.0%        05/11/1999          Slant Fin Corp.                             38.7%
  73    06/01/1999             75.7%         100.0%        05/13/1999          Wal-Mart                                    64.9%
  74    04/22/1999             75.4%         100.0%        05/04/1999          Lennox Industries                           40.5%
  75    04/22/1999             75.4%         100.0%        05/04/1999          Forest Labs                                 73.7%
  76    03/11/1999             76.1%         100.0%        03/15/1999          CCL                                        100.0%
  77    05/08/1999             73.5%         100.0%        04/15/1999          N/A                                           N/A
  78    10/15/1998             74.5%          95.0%        02/26/1999          N/A                                           N/A
  79    03/11/1999             79.8%          98.0%        03/25/1999          N/A                                           N/A
  80    03/30/1999             61.4%         100.0%        04/27/1999          Datalok                                     26.8%
  81    03/09/1999             72.4%         100.0%        03/11/1999          Bridgeport Machines                         65.2%
  82    03/09/1999             72.4%         100.0%        03/11/1999          Alumax/Aluminum Corp./Alcoa                 60.0%
  83    03/12/1999             72.4%         100.0%        03/11/1999          Federal Express Corporation                100.0%
  84    12/20/1998             74.8%         100.0%        04/30/1999          Hollywood Video                             22.6%
  85    01/11/1999             57.4%         100.0%        04/29/1999          Wagner Industries, Inc.                    100.0%
  86    02/17/1999             68.8%         100.0%        03/08/1999          TJ Maxx Corp.                               41.1%
  87    09/01/1998             57.5%         100.0%        03/31/1999          Blockbuster Video                           14.9%
  88    03/18/1999             62.3%         100.0%        03/03/1999          Cassette Productions Unlimited             100.0%
  89    12/16/1998             76.7%          91.0%        03/25/1999          N/A                                           N/A
  90    04/19/1999             57.9%          97.0%        05/14/1999          Safari Program I of FL                      52.3%
  91    05/08/1999             76.5%         100.0%        05/01/1999          Thrifty/Payless, Inc.                      100.0%
  92    07/12/1998             79.5%         100.0%        04/14/1999          Winn Dixie                                  83.8%
  93    04/22/1999             77.0%          94.4%        04/23/1999          N/A                                           N/A
  94    03/11/1999             75.8%          98.0%        03/25/1999          N/A                                           N/A
  95    03/24/1999             68.4%          88.4%        03/11/1999          Dames & Moore                               60.9%
  96    03/12/1999             68.4%         100.0%        03/11/1999          Federal Express                            100.0%
  97    03/09/1999             65.7%         100.0%        03/11/1999          Roslyn Supply Co                            63.0%
  98    03/09/1999             65.7%         100.0%        03/11/1999          Airborne Express                           100.0%
  99    03/09/1999             65.7%         100.0%        03/11/1999          Ina Linear Technik, Inc.                   100.0%
  100   05/12/1999             75.1%         100.0%        04/15/1999          N/A                                           N/A
  101   03/17/1999             53.8%          80.0%        04/15/1999          The Kroger Co.                              57.4%
  102   12/15/1998             73.4%         100.0%        04/30/1999          Winn Dixie                                  64.1%
  103   04/05/1999             79.8%         100.0%        05/01/1999          Kitrell & Garlock                           32.0%
  104   05/07/1999             74.9%         100.0%        05/13/1999          Conley, Canitano & Associates              100.0%
  105   01/22/1999             62.8%         100.0%        01/25/1999          Wellman, Inc.                              100.0%
  106   04/29/1999             73.8%         100.0%        04/16/1999          Hawk Graphics, Inc.                         28.5%
  107   03/03/1999             74.2%         100.0%        02/19/1999          Tree Of Life                                66.8%
  108   03/09/1999             70.5%          89.8%        03/11/1999          Universal Superab                           44.4%
  109   03/12/1999             70.5%         100.0%        03/11/1999          MSA Industries (Dupont)                     50.0%
  110   03/24/1999             62.4%          90.6%        03/26/1999          Natural Science Industries                  90.6%
  111   02/20/1999             74.8%         100.0%        01/07/1999          Nypro San Diego, Inc.                      100.0%
  112   12/23/1998             74.7%         100.0%        05/05/1999          The Creative Child Learning Center, Inc.    41.4%
  113   03/12/1999             66.1%          97.9%        05/17/1999          Jocama                                      11.3%
  114   04/08/1999             72.8%          98.6%        04/30/1999          N/A                                           N/A
  115   04/21/1999             68.4%          96.3%        12/01/1998          N/A                                           N/A
  116   10/01/1998             61.0%         100.0%        12/11/1998          Federal Express Corporation                100.0%
  117   04/12/1999             73.8%         100.0%        05/01/1999          N/A                                           N/A
  118   12/10/1998             71.4%          94.0%        03/04/1999          Hollywood Video                             32.2%
  119   01/05/1999             65.7%         100.0%        04/30/1999          N/A                                           N/A
  120   01/27/1999             74.7%         100.0%        04/30/1999          Utrecht Manufacturing                       87.0%
  121   04/07/1999             62.1%         100.0%        05/04/1999          Bellsouth Mobility                          34.7%
  122   02/26/1999             74.8%         100.0%        04/01/1999          The Shoe Show of Rocky Mount, Inc.          23.1%
  123   02/11/1999             68.2%         100.0%        03/01/1999          Clarke American Checks Inc.                100.0%
  124   05/11/1999             78.8%          89.7%        05/13/1999          Indianapolis Breast Center                  62.5%
  125   09/22/1998             60.1%          92.0%        05/11/1999          Waldenbooks                                 23.5%
  126   10/15/1998             74.3%         100.0%        11/25/1998          Main Steel Polishing Company               100.0%

                               63.7%          97.2%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

--------------------------------------------------------------------------------------------------------------------------

 LOAN                                                     INTEREST ACCRUAL                   LOCKOUT   PREPAYMENT CODE(13)
 NO.   PROPERTY NAME(2)                                        METHOD        SEASONING(12)   PERIOD     DEF        YM1
--------------------------------------------------------------------------------------------------------------------------
  1    Heritage Park (I) (A)                                   30/360             1            25        92
  2    Oakwood Square (I) (A)                                  30/360             1            25        92
  3    Towne Crossings (I) (A)                                 30/360             1            25        92
  4    Crofton Station (I) (A)                                 30/360             1            25        92
  5    Village Court (I) (A)                                   30/360             1            25        92
  6    The Marketplace at Ocala (I) (A)                        30/360             1            25        92
  7    University Center (I) (A)                               30/360             1            25        92
  8    Litchfield Landing (I) (A)                              30/360             1            25        92
  9    Robbins Towne Centre (I) (A)                            30/360             1            25        92
  10   First Street Station (I) (A)                            30/360             1            25        92
  11   Taylorsville (I) (A)                                    30/360             1            25        92
  12   Lake Montclair Centre (II) (A)                          30/360             1            25        92
  13   Centre at Riverchase (II) (A)                           30/360             1            25        92
  14   The Corridors at Ponte Vedra (II) (A)                   30/360             1            25        92
  15   Shannon Crossing (II) (A)                               30/360             1            25        92
  16   Mandarin Oaks (II) (A)                                  30/360             1            25        92
  17   Seven Hills Plaza (II) (A)                              30/360             1            25        92
  18   Barclay Square (II) (A)                                 30/360             1            25        92
  19   Shoppes at Cloverplace (II) (A)                         30/360             1            25        92
  20   Hillview Plaza (II) (A)                                 30/360             1            25        92
  21   River Bend (II) (A)                                     30/360             1            25        92
  22   Plaza Madison                                           30/360            11            72                 104
  23   Del Mar Plaza Shopping Center                           30/360             3            27        89
  24   609 Greenwich Street (7)                              Actual/360           1            48        68
  25   The Office Center at Ramsey (7)                         30/360             3            48        68
  26   Peddler's Village                                     Actual/360           1            60                  56
  27   Pine Ridge Apartments of Durham                       Actual/360           2            26        90
  28   DM Management                                         Actual/360           4            41        75
  29   Fridley Plus Property (B)                             Actual/360           1            25        91
  30   Plymouth Plus Property (B) (7)                        Actual/360           1            25        91
  31   DCT Industrial Buildings (III)                        Actual/360           1            60                  56
  32   Noble International Industrial Building (III)         Actual/360           1            60                  56
  33   Plaza Building A of the Vienna Technology Park        Actual/360           6            48                  68
  34   Bloomington Distribution Center & StationStore (7)    Actual/360           1            25        91
  35   Indian Ridge Apartments                               Actual/360           4            48        68
  36   Parke Towne North Apts.                               Actual/360           4            60                  56
  37   The Landings Apartments                               Actual/360          10            60                  56
  38   849-909 Newark-Jersey City Turnpike                   Actual/360           0            24        92
  39   Lucien Pointe                                         Actual/360           4            28        88
  40   Point Defiance Village                                Actual/360           4            48                  68
  41   Brooklyn Heights Business Center                      Actual/360           1            48        68
  42   Scottsdale Apartments                                 Actual/360           7            35        81
  43   Parkway Pavilion                                      Actual/360           4            47                  69
  44   Casa Grande Apartments                                Actual/360           8            60                  56
  45   Lee's Hill Office (IV)                                Actual/360           2            24                  92
  46   Jackson Square Business Park (IV)                     Actual/360           2            24                  92
  47   Shop's at Lee's Hill (IV)                             Actual/360           2            24                  92
  48   Monticello Village (V) (7)                            Actual/360           1            25        88
  49   Monticello Townhouses (V) (7)                         Actual/360           1            25        88
  50   Logan Way (V) (7)                                     Actual/360           1            25        88
  51   Essex House (V) (7)                                   Actual/360           1            25        88
  52   110 Leroy Street                                      Actual/360           2            60                  56
  53   Holiday Companies Headquarters (7)                    Actual/360           1            25        91
  54   2495 Boulevard Of The Generals (C) (7)                Actual/360           3            48        68
  55   160 Rittenhouse Circle (C)                            Actual/360           3            48        68
  56   603 General Washington Avenue (C)                     Actual/360           3            48        68
  57   4330-40 South Valley View Blvd. (VI)                  Actual/360           4            48        68
  58   4325 West Tropicana Ave. (VI)                         Actual/360           4            48        68
  59   4333 West Tropicana Ave. (VI)                         Actual/360           4            48        68
  60   1275 Commerce Boulevard                               Actual/360           5            60                  56
  61   1233-1259 Reamwood Ave. (7)                             30/360             6            47        69
  62   6285 Lookout Road                                     Actual/360           1            25        91
  63   Encino Garden Court                                   Actual/360           2            60                  56
  64   Meadow Creek Village Shopping Center (VII) (7)        Actual/360           3            60                  56
  65   Woodlake Village Shopping Center (VII) (7)            Actual/360           3            60                  56
  66   Renaissance Plaza                                     Actual/360           2            60                  56
  67   Northvale Industrial                                    30/360             2            26        90
  68   Diamondback Building (7)                              Actual/360           3            48        68
  69   Haywood Plaza Shopping Center (7)                     Actual/360           6            47        69
  70   Ultimate Software Group Office Building               Actual/360           0            48        68
  71   Belz Factory Outlet Mall (7)                          Actual/360           1            48        68
  72   200 Forest Drive (7)                                  Actual/360           5            48        68
  73   Merrill Ridge Plaza                                   Actual/360           2            60                  56
  74   Corporate Center II (VIII)                            Actual/360           1            60                  56
  75   Corporate Center III (VIII)                           Actual/360           1            60                  56
  76   CCL Industries                                        Actual/360           2            48        68
  77   Terrace Gardens Apartments                            Actual/360           2            47        69
  78   Bayshore Village Apartments                           Actual/360           8            60                  56
  79   Highland Ridge Apartments (7)                         Actual/360           4            28        88
  80   Kings Hill Industrial Center                          Actual/360           2            60                  56
  81   219 Rittenhouse Circle (D)                            Actual/360           3            48        68
  82   171 Rittenhouse Circle (D)                            Actual/360           3            48        68
  83   4303 Lewis Road (D)                                   Actual/360           3            48        68
  84   Citrus Village Shopping Center                        Actual/360           5            47        69
  85   Wagner Industries                                     Actual/360           6            48        68
  86   North Hill Centre                                     Actual/360           4            48       188
  87   Ocotillo Fiesta                                       Actual/360           8            35        81
  88   7 Holland                                             Actual/360           4            48        68
  89   Oak Run Apartments                                    Actual/360           5            47        69
  90   15800 NW 13th Ave (7)                                 Actual/360           2            26        90
  91   Rite Aid                                              Actual/360           1            25        91
  92   Eastgate Village Shopping Center (7)                  Actual/360           9            35        81
  93   Normandy Manor Apartments (7)                           30/360             2            48        68
  94   Highland Creste Apartments (7)                        Actual/360           4            28        88
  95   2325 Maryland Road (E) (7)                            Actual/360           3            48        68
  96   701 Willowbrook Lane (E)                              Actual/360           3            48        68
  97   2524 Ford Road (F)                                    Actual/360           3            48        68
  98   2554 Ford Road (F)                                    Actual/360           3            48        68
  99   247 Rittenhouse Circle (F)                            Actual/360           3            48        68
 100   Marina View                                             30/360             1            25        91
 101   Riverview Village Shopping Center (7)                 Actual/360           2            26        90
 102   American Plaza Shopping Center (7)                    Actual/360           6            47        70
 103   Festivals Office Park                                 Actual/360           2            60                  56
 104   CCAi Renaissance Centre                               Actual/360           1            48        68
 105   Ten Parkway Plaza                                     Actual/360           5            47        69
 106   Mountain Ridge Business Park                          Actual/360           1            25        91
 107   4296 Albany Street (7)                                Actual/360           4            47        69
 108   130 Wharton Road (G)                                  Actual/360           3            48        68
 109   2564 Boulevard Of The Generals (G)                    Actual/360           3            48        68
 110   910 Orlando Avenue (7)                                Actual/360           2            48        68
 111   Nypro Building                                        Actual/360           4            60                  56
 112   The Weston Road Shoppes (7)                           Actual/360           4            48        68
 113   Central Jersey Office and Industrial Park (7)           30/360             3            47        69
 114   Hampton Meadows Apartments                              30/360             2            26       210
 115   Jackson Street Mini Storage                           Actual/360           1            60                  56
 116   Federal Express Warehouse                             Actual/360           7            35        81
 117   Shaker Heights Apartments                             Actual/360           2            47        69
 118   Foothills Park Plaza                                  Actual/360           4            49        67
 119   Wampus Avenue Apts.                                     30/360             5            48        72
 120   6 Corporate Drive                                       30/360             5            48        68
 121   Northlake Promenade                                   Actual/360           2            48        68
 122   Paddington Station Shopping Center                    Actual/360           3            27        89
 123   Clarke American Building                              Actual/360           4            28        88
 124   Pembrooke Medical Office (7)                          Actual/360           1            25        91
 125   Dobbs Plaza                                             30/360             8            35        81
 126   Main Steel                                            Actual/360           8            60                  56

       TOTALS/WEIGHTED AVERAGES:                                                  3

----------------------------------------------------------

 LOAN                     YM           ADMINISTRATIVE
  NO.      OPEN       FORMULA(14)    COST RATE (BPS)(15)
----------------------------------------------------------
   1         3            N/A               9.40
   2         3            N/A               9.40
   3         3            N/A               9.40
   4         3            N/A               9.40
   5         3            N/A               9.40
   6         3            N/A               9.40
   7         3            N/A               9.40
   8         3            N/A               9.40
   9         3            N/A               9.40
  10         3            N/A               9.40
  11         3            N/A               9.40
  12         3            N/A               9.40
  13         3            N/A               9.40
  14         3            N/A               9.40
  15         3            N/A               9.40
  16         3            N/A               9.40
  17         3            N/A               9.40
  18         3            N/A               9.40
  19         3            N/A               9.40
  20         3            N/A               9.40
  21         3            N/A               9.40
  22         4             D               13.40
  23         4            N/A               6.40
  24         4            N/A               6.40
  25         4            N/A               6.40
  26         4             A               13.40
  27         4            N/A               6.40
  28         4            N/A              13.40
  29         4            N/A               6.40
  30         4            N/A               6.40
  31         4             A               13.40
  32         4             A               13.40
  33         4             A               13.40
  34         4            N/A               6.40
  35         4            N/A               6.40
  36         4             A               13.40
  37         4             A               13.40
  38         4            N/A               6.40
  39         4            N/A               6.40
  40         4             A               13.40
  41         4            N/A               6.40
  42         4            N/A               6.40
  43         4             C                6.40
  44         4             A               13.40
  45         4             B                6.40
  46         4             B                6.40
  47         4             B                6.40
  48         7            N/A               6.40
  49         7            N/A               6.40
  50         7            N/A               6.40
  51         7            N/A               6.40
  52         4             A               13.40
  53         4            N/A               6.40
  54         4            N/A               6.40
  55         4            N/A               6.40
  56         4            N/A               6.40
  57         4            N/A               6.40
  58         4            N/A               6.40
  59         4            N/A               6.40
  60         4             A               13.40
  61         4            N/A               6.40
  62         4            N/A               6.40
  63         4             A               13.40
  64         4             A               13.40
  65         4             A               13.40
  66         4             A               13.40
  67         4            N/A               6.40
  68         4            N/A               6.40
  69         4            N/A               6.40
  70         4            N/A               6.40
  71         4            N/A               6.40
  72         4            N/A               6.40
  73         4             A               13.40
  74         4             A               13.40
  75         4             A               13.40
  76         4            N/A               6.40
  77         4            N/A               6.40
  78         4             A               13.40
  79         4            N/A               6.40
  80         4             A               13.40
  81         4            N/A               6.40
  82         4            N/A               6.40
  83         4            N/A               6.40
  84         4            N/A               6.40
  85         4            N/A               6.40
  86         4            N/A               6.40
  87         4            N/A               6.40
  88         4            N/A               6.40
  89         4            N/A               6.40
  90         4            N/A               6.40
  91         4            N/A               6.40
  92         4            N/A               6.40
  93         4            N/A               6.40
  94         4            N/A               6.40
  95         4            N/A               6.40
  96         4            N/A               6.40
  97         4            N/A               6.40
  98         4            N/A               6.40
  99         4            N/A               6.40
 100         4            N/A               6.40
 101         4            N/A               6.40
 102         3            N/A               6.40
 103         4             A               13.40
 104         4            N/A               6.40
 105         4            N/A               6.40
 106         4            N/A               6.40
 107         4            N/A               6.40
 108         4            N/A               6.40
 109         4            N/A               6.40
 110         4            N/A               6.40
 111         4             A               13.40
 112         4            N/A               6.40
 113         4            N/A               6.40
 114         4            N/A               6.40
 115         4             A               13.40
 116         4            N/A               6.40
 117         4            N/A               6.40
 118         4            N/A               6.40
 119                      N/A               6.40
 120         4            N/A               6.40
 121         4            N/A               6.40
 122         4            N/A               6.40
 123         4            N/A               6.40
 124         4            N/A               6.40
 125         4            N/A               6.40
 126         4             A               13.40

                                            8.86

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------

 LOAN                                                       INSURANCE ESCROW  TAX ESCROW  CAPITAL EXPENDITURE          TI/LC
  NO.   PROPERTY NAME(2)                                       REQUIRED        REQUIRED   ESCROW REQUIRED(16)   ESCROW REQUIRED(17)
-----------------------------------------------------------------------------------------------------------------------------------
   1    Heritage Park (I) (A)                                     Yes             Yes           Yes                     Yes
   2    Oakwood Square (I) (A)                                    Yes             Yes           Yes                     Yes
   3    Towne Crossings (I) (A)                                   Yes             Yes           Yes                     Yes
   4    Crofton Station (I) (A)                                   Yes             Yes           Yes                     Yes
   5    Village Court (I) (A)                                     Yes             Yes           Yes                     Yes
   6    The Marketplace at Ocala (I) (A)                          Yes             Yes           Yes                     Yes
   7    University Center (I) (A)                                 Yes             Yes           Yes                     Yes
   8    Litchfield Landing (I) (A)                                Yes             Yes           Yes                     Yes
   9    Robbins Towne Centre (I) (A)                              Yes             Yes           Yes                     Yes
  10    First Street Station (I) (A)                              Yes             Yes           Yes                     Yes
  11    Taylorsville (I) (A)                                      Yes             Yes           Yes                     Yes
  12    Lake Montclair Centre (II) (A)                            Yes             Yes           Yes                     Yes
  13    Centre at Riverchase (II) (A)                             Yes             Yes           Yes                     Yes
  14    The Corridors at Ponte Vedra (II) (A)                     Yes             Yes           Yes                     Yes
  15    Shannon Crossing (II) (A)                                 Yes             Yes           Yes                     Yes
  16    Mandarin Oaks (II) (A)                                    Yes             Yes           Yes                     Yes
  17    Seven Hills Plaza (II) (A)                                Yes             Yes           Yes                     Yes
  18    Barclay Square (II) (A)                                   Yes             Yes           Yes                     Yes
  19    Shoppes at Cloverplace (II) (A)                           Yes             Yes           Yes                     Yes
  20    Hillview Plaza (II) (A)                                   Yes             Yes           Yes                     Yes
  21    River Bend (II) (A)                                       Yes             Yes           Yes                     Yes
  22    Plaza Madison                                             No              Yes           No                      No
  23    Del Mar Plaza Shopping Center                             Yes             Yes           No                      Yes
  24    609 Greenwich Street (7)                                  No              Yes           Yes                     No
  25    The Office Center at Ramsey (7)                           No              Yes           Yes                     Yes
  26    Peddler's Village                                         No              Yes           No                      No
  27    Pine Ridge Apartments of Durham                           Yes             Yes           No                      No
  28    DM Management                                             Yes             Yes           Yes                     Yes
  29    Fridley Plus Property (B)                                 No              Yes           Yes                     No
  30    Plymouth Plus Property (B) (7)                            No              Yes           Yes                     No
  31    DCT Industrial Buildings (III)                            Yes             Yes           Yes                     Yes
  32    Noble International Industrial Building (III)             Yes             Yes           Yes                     Yes
  33    Plaza Building A of the Vienna Technology Park            No              Yes           Yes                     Yes
  34    Bloomington Distribution Center & StationStore (7)        No              Yes           Yes                     No
  35    Indian Ridge Apartments                                   Yes             Yes           Yes                     No
  36    Parke Towne North Apts.                                   No              Yes           Yes                     No
  37    The Landings Apartments                                   No              Yes           No                      No
  38    849-909 Newark-Jersey City Turnpike                       Yes             Yes           Yes                     Yes
  39    Lucien Pointe                                             Yes             Yes           No                      No
  40    Point Defiance Village                                    No              Yes           Yes                     No
  41    Brooklyn Heights Business Center                          Yes             Yes           Yes                     No
  42    Scottsdale Apartments                                     Yes             Yes           Yes                     No
  43    Parkway Pavilion                                          Yes             Yes           Yes                     Yes
  44    Casa Grande Apartments                                    No              Yes           Yes                     No
  45    Lee's Hill Office (IV)                                    No              Yes           Yes                     Yes
  46    Jackson Square Business Park (IV)                         No              Yes           Yes                     Yes
  47    Shop's at Lee's Hill (IV)                                 No              Yes           Yes                     Yes
  48    Monticello Village (V) (7)                                Yes             Yes           Yes                     No
  49    Monticello Townhouses (V) (7)                             Yes             Yes           Yes                     No
  50    Logan Way (V) (7)                                         Yes             Yes           Yes                     No
  51    Essex House (V) (7)                                       Yes             Yes           Yes                     No
  52    110 Leroy Street                                          Yes             No            Yes                     Yes
  53    Holiday Companies Headquarters (7)                        No              Yes           Yes                     No
  54    2495 Boulevard Of The Generals (C) (7)                    Yes             Yes           Yes                     Yes
  55    160 Rittenhouse Circle (C)                                Yes             Yes           Yes                     Yes
  56    603 General Washington Avenue (C)                         Yes             Yes           Yes                     Yes
  57    4330-40 South Valley View Blvd. (VI)                      Yes             Yes           Yes                     Yes
  58    4325 West Tropicana Ave. (VI)                             Yes             Yes           Yes                     Yes
  59    4333 West Tropicana Ave. (VI)                             Yes             Yes           Yes                     Yes
  60    1275 Commerce Boulevard                                   No              Yes           No                      No
  61    1233-1259 Reamwood Ave. (7)                               Yes             Yes           Yes                     No
  62    6285 Lookout Road                                         Yes             Yes           No                      No
  63    Encino Garden Court                                       No              Yes           Yes                     Yes
  64    Meadow Creek Village Shopping Center (VII) (7)            Yes             Yes           Yes                     Yes
  65    Woodlake Village Shopping Center (VII) (7)                Yes             Yes           Yes                     Yes
  66    Renaissance Plaza                                         No              Yes           Yes                     Yes
  67    Northvale Industrial                                      No              Yes           Yes                     Yes
  68    Diamondback Building (7)                                  Yes             Yes           No                      No
  69    Haywood Plaza Shopping Center (7)                         Yes             Yes           Yes                     Yes
  70    Ultimate Software Group Office Building                   No              No            No                      No
  71    Belz Factory Outlet Mall (7)                              Yes             Yes           Yes                     No
  72    200 Forest Drive (7)                                      No              Yes           Yes                     Yes
  73    Merrill Ridge Plaza                                       No              Yes           Yes                     Yes
  74    Corporate Center II (VIII)                                No              Yes           No                      No
  75    Corporate Center III (VIII)                               No              Yes           No                      No
  76    CCL Industries                                            No              Yes           No                      No
  77    Terrace Gardens Apartments                                Yes             Yes           Yes                     No
  78    Bayshore Village Apartments                               No              Yes           Yes                     No
  79    Highland Ridge Apartments (7)                             Yes             Yes           Yes                     No
  80    Kings Hill Industrial Center                              No              Yes           Yes                     No
  81    219 Rittenhouse Circle (D)                                Yes             Yes           Yes                     Yes
  82    171 Rittenhouse Circle (D)                                Yes             Yes           Yes                     Yes
  83    4303 Lewis Road (D)                                       Yes             Yes           Yes                     Yes
  84    Citrus Village Shopping Center                            Yes             Yes           Yes                     Yes
  85    Wagner Industries                                         Yes             Yes           No                      No
  86    North Hill Centre                                         Yes             Yes           No                      No
  87    Ocotillo Fiesta                                           Yes             Yes           Yes                     Yes
  88    7 Holland                                                 No              No            No                      No
  89    Oak Run Apartments                                        Yes             Yes           Yes                     No
  90    15800 NW 13th Ave (7)                                     No              Yes           Yes                     Yes
  91    Rite Aid                                                  No              No            No                      No
  92    Eastgate Village Shopping Center (7)                      Yes             Yes           No                      Yes
  93    Normandy Manor Apartments (7)                             Yes             Yes           Yes                     No
  94    Highland Creste Apartments (7)                            Yes             Yes           Yes                     No
  95    2325 Maryland Road (E) (7)                                Yes             Yes           Yes                     Yes
  96    701 Willowbrook Lane (E)                                  Yes             Yes           Yes                     Yes
  97    2524 Ford Road (F)                                        Yes             Yes           Yes                     Yes
  98    2554 Ford Road (F)                                        Yes             Yes           Yes                     Yes
  99    247 Rittenhouse Circle (F)                                Yes             Yes           Yes                     Yes
  100   Marina View                                               Yes             Yes           No                      No
  101   Riverview Village Shopping Center (7)                     Yes             Yes           Yes                     Yes
  102   American Plaza Shopping Center (7)                        Yes             Yes           Yes                     No
  103   Festivals Office Park                                     Yes             Yes           Yes                     Yes
  104   CCAi Renaissance Centre                                   Yes             Yes           No                      No
  105   Ten Parkway Plaza                                         Yes             Yes           No                      Yes
  106   Mountain Ridge Business Park                              Yes             Yes           Yes                     Yes
  107   4296 Albany Street (7)                                    Yes             Yes           Yes                     Yes
  108   130 Wharton Road (G)                                      Yes             Yes           Yes                     Yes
  109   2564 Boulevard Of The Generals (G)                        Yes             Yes           Yes                     Yes
  110   910 Orlando Avenue (7)                                    Yes             Yes           Yes                     No
  111   Nypro Building                                            No              Yes           Yes                     Yes
  112   The Weston Road Shoppes (7)                               Yes             Yes           No                      Yes
  113   Central Jersey Office and Industrial Park (7)             Yes             Yes           Yes                     Yes
  114   Hampton Meadows Apartments                                Yes             Yes           No                      No
  115   Jackson Street Mini Storage                               Yes             Yes           Yes                     No
  116   Federal Express Warehouse                                 No              Yes           No                      Yes
  117   Shaker Heights Apartments                                 Yes             Yes           Yes                     No
  118   Foothills Park Plaza                                      Yes             Yes           Yes                     Yes
  119   Wampus Avenue Apts.                                       Yes             Yes           Yes                     No
  120   6 Corporate Drive                                         Yes             Yes           No                      Yes
  121   Northlake Promenade                                       Yes             Yes           Yes                     No
  122   Paddington Station Shopping Center                        Yes             Yes           No                      No
  123   Clarke American Building                                  Yes             Yes           No                      Yes
  124   Pembrooke Medical Office (7)                              Yes             Yes           Yes                     Yes
  125   Dobbs Plaza                                               Yes             Yes           Yes                     No
  126   Main Steel                                                No              Yes           Yes                     No

        TOTALS/PERCENT OF CUT-OFF DATE BALANCE:                  61.3%           96.7%         71.7%                   61.9%

----------------------------------------------------------------------------------------------------------------
        INITIAL CAPITAL        CURRENT CAPITAL      MONTHLY CAPITAL       INITIAL TI/LC
 LOAN  EXPENDITURE ESCROW    EXPENDITURE ESCROW   EXPENDITURE ESCROW         ESCROW            CURRENT TI/LC
  NO.   REQUIREMENT(18)         BALANCE(19)         REQUIREMENT(20)       REQUIREMENT(21)    ESCROW BALANCE(22)
----------------------------------------------------------------------------------------------------------------
   1        $2,927                $2,927                 $976                $2,927               $2,927
   2        $4,451                $4,451                $1,484               $4,451               $4,451
   3        $2,601                $2,601                 $867                $2,601               $2,601
   4        $2,035                $2,035                 $678                $2,035               $2,035
   5        $1,907                $1,907                 $636                $1,907               $1,907
   6        $1,791                $1,791                 $597                $1,791               $1,791
   7        $1,405                $1,405                 $468                $1,405               $1,405
   8        $1,055                $1,055                 $352                $1,055               $1,055
   9        $1,064                $1,064                 $355                $1,064               $1,064
  10        $1,306                $1,306                 $435                $1,306               $1,306
  11        $1,213                $1,213                 $404                $1,213               $1,213
  12        $2,532                $2,532                 $844                $2,532               $2,532
  13        $3,330                $3,330                $1,110               $3,330               $3,330
  14        $1,381                $1,381                 $460                $1,381               $1,381
  15        $2,526                $2,526                 $842                $2,526               $2,526
  16        $1,418                $1,418                 $473                $1,418               $1,418
  17        $2,180                $2,180                 $727                $2,180               $2,180
  18        $2,458                $2,458                 $819                $2,458               $2,458
  19        $1,354                $1,354                 $451                $1,354               $1,354
  20         $825                  $825                  $275                 $825                 $825
  21         $801                  $801                  $267                 $801                 $801
  22          $0                    $0                    $0                   $0                   $0
  23          $0                    $0                    $0                $427,185             $427,185
  24          $0                    $0                  $2,506                 $0                   $0
  25          $0                    $0                  $2,324              $505,000             $505,000
  26          $0                    $0                    $0                   $0                   $0
  27          $0                    $0                    $0                   $0                   $0
  28          $0                  $3,373                $3,373                 $0                 $8,400
  29          $0                    $0                  $2,062                 $0                   $0
  30       $16,875                  $0                  $1,556                 $0                   $0
  31        $3,257                  $0                  $3,257                 $0                   $0
  32        $2,774                  $0                  $2,774                 $0                   $0
  33       $200,000              $200,000                 $0                $700,000             $700,000
  34       $12,500                  $0                  $4,554                 $0                   $0
  35          $0                  $3,067                $3,067                 $0                   $0
  36       $345,000              $355,290               $10,290                $0                   $0
  37          $0                    $0                    $0                   $0                   $0
  38          $0                    $0                  $4,787                 $0                   $0
  39          $0                    $0                    $0                   $0                   $0
  40        $1,950                $1,950                $1,950                 $0                   $0
  41          $0                    $0                  $2,252                 $0                   $0
  42       $10,545                $10,545               $9,104                 $0                   $0
  43       $40,000                $40,000                 $0                $50,000               $50,000
  44       $27,100                $50,477               $4,667                 $0                   $0
  45       $22,703                  $0                    $0                $14,832                 $0
  46        $9,979                  $0                    $0                 $6,519                 $0
  47        $4,822                  $0                    $0                 $3,151                 $0
  48       $34,797                  $0                  $2,458                 $0                   $0
  49       $17,693                  $0                  $1,250                 $0                   $0
  50        $8,847                  $0                   $625                  $0                   $0
  51        $3,539                  $0                   $250                  $0                   $0
  52          $0                    $0                  $1,250                 $0                   $0
  53       $49,875                  $0                  $1,576                 $0                   $0
  54       $19,375                $19,375                $888               $100,000             $100,000
  55          $0                    $0                   $750                  $0                   $0
  56          $0                    $0                   $398                  $0                   $0
  57          $0                  $1,005                $1,005                 $0                 $1,787
  58          $0                   $282                  $282                  $0                  $501
  59          $0                   $260                  $260                  $0                  $462
  60          $0                    $0                    $0                   $0                   $0
  61          $0                  $15,215               $5,068                 $0                   $0
  62          $0                    $0                    $0                   $0                   $0
  63        $2,200                  $0                  $1,100              $40,000                 $0
  64       $40,151                $40,151               $1,301                 $0                   $0
  65       $29,075                $29,075                $939               $100,000             $100,000
  66       $25,000                  $0                  $1,393              $75,000                 $0
  67          $0                    $0                  $1,737                 $0                   $0
  68          $0                    $0                    $0                   $0                   $0
  69       $75,000                  $0                    $0                $150,000              $6,300
  70          $0                    $0                    $0                   $0                   $0
  71       $17,600                  $0                   $859                  $0                   $0
  72       $26,739               $105,222               $1,739               $1,700               $5,104
  73          $0                    $0                  $1,200                 $0                   $0
  74          $0                    $0                    $0                   $0                   $0
  75          $0                    $0                    $0                   $0                   $0
  76          $0                    $0                    $0                   $0                   $0
  77          $0                    $0                  $3,750                 $0                   $0
  78          $0                  $7,917                $1,583                 $0                   $0
  79       $54,571                $56,911               $2,340                 $0                   $0
  80       $95,400                $95,400                 $0                   $0                   $0
  81          $0                    $0                   $462                  $0                   $0
  82          $0                    $0                   $500                  $0                   $0
  83          $0                    $0                   $408               $50,000               $50,000
  84          $0                   $563                  $281                  $0                 $2,500
  85          $0                    $0                    $0                   $0                   $0
  86          $0                    $0                    $0                   $0                   $0
  87          $0                  $3,415                 $683               $27,000               $38,505
  88          $0                    $0                    $0                   $0                   $0
  89          $0                  $6,000                $3,000                 $0                   $0
  90       $50,000                  $0                    $0                $100,000             $100,000
  91          $0                    $0                    $0                   $0                   $0
  92          $0                    $0                    $0                $22,500               $22,754
  93       $27,438                  $0                  $3,000                 $0                   $0
  94       $55,780                $58,360               $2,580                 $0                   $0
  95       $17,750                $17,750                $406               $50,000               $50,000
  96          $0                    $0                   $412                  $0                   $0
  97          $0                    $0                   $500                  $0                   $0
  98          $0                    $0                   $403                  $0                   $0
  99          $0                    $0                   $448                  $0                   $0
  100         $0                    $0                    $0                   $0                   $0
  101      $108,000                 $0                  $1,836              $200,000                $0
  102      $13,750                $13,750                 $0                   $0                   $0
  103       $1,045                  $0                  $1,045               $1,670                 $0
  104         $0                    $0                    $0                   $0                   $0
  105         $0                    $0                    $0                   $0                 $8,334
  106         $0                    $0                   $583                  $0                   $0
  107      $58,375                $60,394               $1,010               $2,020               $4,040
  108         $0                    $0                   $604                  $0                   $0
  109         $0                    $0                   $500                  $0                   $0
  110      $51,813                  $0                    $0                   $0                   $0
  111         $0                  $2,867                $2,867                 $0                 $3,333
  112         $0                    $0                    $0                   $0                 $1,030
  113      $18,600                $18,600               $1,473                 $0                   $0
  114         $0                    $0                    $0                   $0                   $0
  115       $1,170                  $0                  $1,170                 $0                   $0
  116         $0                    $0                    $0                   $0                   $0
  117         $0                    $0                  $1,000                 $0                   $0
  118         $0                   $337                  $337               $11,000               $11,915
  119         $0                  $2,000                $1,000                 $0                   $0
  120         $0                    $0                    $0                   $0                 $3,300
  121      $10,000                  $0                   $666                  $0                   $0
  122         $0                    $0                    $0                   $0                   $0
  123         $0                    $0                    $0                   $0                 $2,000
  124       $9,375                  $0                   $705                  $0                   $0
  125         $0                  $2,675                 $535                  $0                   $0
  126      $41,000                $48,250               $1,450                 $0                   $0

          $1,702,019            $1,311,032             $135,907            $2,678,135           $2,243,009

  FOOTNOTES TO APPENDIX II

 1 "PCF","JHREF" and "MSMC" denote Principal Commercial Funding, LLC, John
   Hancock Real Estate Finance, Inc., and Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

 2 The following loan pools represent multiple properties secured under a single note, and are designated by Roman Numeral coding: Mortgage Loan Nos. 1-11, 12-21, 31-32, 45-47, 48-51, 57-59, 64-65, and 74-75. For the purpose of the statistical information set forth in this Prospectus Supplement, as to single-note multiple-property loans, a portion of the aggregate Cut-off Date Balance has been allocated to each property, based on respective appraised values or Underwritable Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties and are designated by identical alphabetical coding: Mortgage Loan Nos. 1-21, 29-30, 54-56, 81-83, 95-96, 97-99, and 108-109. The Edens & Avant Retail Center Properties, Mortgage Loan Nos. 1-11 and 12-21, consist of two single-note, multiple-property loans that are cross-collateralized/cross-defaulted.

 3 With respect to Mortgage Loans 1-21, the Edens & Avant Retail Center
   Properties, one or more of the Mortgage Loans may be released upon defeasance of an amount equal to 125% of the allocated loan amount of the property or properties released.

   With respect to Mortgage Loan No. 26, Peddler's Village, one parcel of land may be released from the security upon satisfaction of conditions, which include that the Borrower is required to legally and validly subdivide the parcel from the remaining security, which shall be separate tax and zoning lots, and provide Lender with new surveys and title endorsements. Borrower must also provide Lender with evidence that the release will not interfere with vehicular, pedestrian or rail access, utilities or other items affecting the remaining security. No consideration is required for the release. The indicated Underwritable Cash Flow for the property does not include revenue from the parcels.

   With respect to Mortgage Loan Nos. 45 and 46, Lee's Hill Office and Jackson Square Business Park, the deed of trust provides for a partial release of the following three parcels from the lien upon satisfaction of certain conditions: 1) Building 2 of Jackson Square Business Park, located at 4300-4500 Carr Drive, Fredericksburg, VA, to be accompanied by a paydown of the loan of approximately $1,100,000; 2) vacant parcel of 1.5 acres of land; and 3) Building 4 of Lee's Hill Professional Center, located at 10705 Spotsylvania Avenue, Fredericksburg, VA, to be accompanied by a paydown of the loan of $550,000. Any such paydowns are subject to a minimum DSCR of 1.45x, and are subject to a yield maintenance premium to be paid by the Borrower.

   The Mortgage Pool contains additional Mortgage Loans that provide for a partial release of collateral. In general, such collateral does not contribute to the Underwritable Cash Flow of the property, nor to the Appraised Value. In addition, such Mortgage Loans do not require partial prepayment as a condition of the release.

   Mortgage Loan No. 22, Plaza Madison, is permitted to obtain secured subordinate financing subject to conditions established in the note, including a maximum combined 60% LTV and a minimum combined 1.80x DSCR.

 4 Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and
   Balloon LTV are calculated on a combined basis for Mortgage Loans that are single-note, multiple-property or cross-collateralized and cross-defaulted. The indicated Cut-off Date Balance/SF for Mortgage Loan No. 26, Peddler's Village, is based on the predominant property usage (retail).

   Loan Nos. 44, Casa Grande Apartments, 61, 1233-1259 Reamwood Ave., and 80, Kings Hill Industrial Center, have estimated PML ratios of 28%, 30% and 25%, respectively. As of the Cut-off Date, Loan Nos. 44, Casa Grande Apartments, and 80, Kings Hill Industrial Center, had seismic damage insurance in place, and Loan No. 61, 1233-1259 Reamwood Ave., had a $170,000 letter of credit in place that will be released upon completion of required seismic repairs/retrofit.

 5 The "Original Amortization Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance for such loans will be longer.

 6 Mortgage Loan No. 26, Peddler's Village, is subject to a ground lease on a portion of the subject property. However, as the related fee-owner is a party to the mortgage and has subordinated its interest, the loan is disclosed as a fee loan.

   Mortgage Loan No. 52, 110 Leroy Street, is subject to a ground lease under a city agency for the purposes of tax relief. However, as the fee-owner is a party to the mortgage and has subordinated its interest, the loan is disclosed as a fee loan.

 7 Each of the following Mortgage Loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The amount of the holdback was escrowed, or the letter of credit was established, for each Mortgage Loan at closing. Although Mortgage Loan Nos. 69, Haywood Plaza Shopping Center, 76, CCL Industries, and 90, 15800 NW 13th Ave, do not have defined Outside Dates for Release, their loan balances may be prepaid if the associated LOCs are not replaced per LOC Agreement terms, or upon an event of default. Although all Mortgage Loans prohibit voluntary partial prepayment, the following Mortgage Loans may require partial prepayments as described.

 MORTGAGE
 LOAN NO.            PROPERTY NAME
---------- --------------------------------
    24     609 Greenwich

    25     The Office Center at Ramsey

    30     Plymouth Plus Property
    34     Bloomington Distribution
           Center & StationStore
    48     Monticello Village
    49     Monticello Townhouses
    50     Logan Way
    51     Essex House
    53     Holiday Companies
           Headquarters
    54     2495 Boulevard of the Generals
    61     1233-1259 Reamwood Ave.
  64-65    Meadow Creek Village
           Shopping Center and Woodlake
           Village Shopping Center

                                                                    ESCROWED HOLDBACK OR
 MORTGAGE                                                             LETTER OF CREDIT    OUTSIDE DATE       PREPAYMENT
 LOAN NO.                     RELEASE CONDITIONS                           AMOUNT          FOR RELEASE   PREMIUM PROVISIONS
---------- ------------------------------------------------------- --------------------- -------------- -------------------
    24     1) Base rents increase for current tenant, Gun for      $3,100,000             3/27/2000       Yield Maintenance
           Hire, per lease conditions.
           2) Tenant delivers to Lender an estoppel certificate
           indicating that the Lease is in full force and effect,
           and there are no defaults under the Mortgage Loan.
    25     1) Borrower has completed and performed or paid           $270,000            10/31/2003       Yield Maintenance
           for all Tenant Improvements ("TIs") and Leasing
           Commissions ("LCs") associated with the JDR space.
           1) Base rents increase for current tenant, UPS, per       $235,000            10/31/1999       Yield Maintenance
           lease conditions.
    30     1) Immediate Repairs are performed per agreement.          $16,875            12/10/1999       Yield Maintenance
    34     1) Environmental Remediation is performed per              $12,500            12/10/1999       Yield Maintenance
           agreement.
    48     1) Immediate Repairs are performed per agreement.          $34,797              6/1/2000       Yield Maintenance
    49     1) Immediate Repairs are performed per agreement.          $17,693              6/1/2000       Yield Maintenance
    50     1) Immediate Repairs are performed per agreement.           $8,847              6/1/2000       Yield Maintenance
    51     1) Immediate Repairs are performed per agreement.           $3,539              6/1/2000       Yield Maintenance
    53     1) Immediate Repairs are performed per agreement.          $49,875            12/10/1999       Yield Maintenance
    54     1) Immediate Repairs are performed per agreement.          $19,375              1/1/2000       Yield Maintenance
    61     1) Seismic Upgrading is performed per agreement.          $170,000              2/1/2000       Yield Maintenance
  64-65    1) Borrower to provide evidence that Blockbuster has      $100,000             9/30/1999       Yield Maintenance
           accepted leased premises and is paying rent.
           2) Lender has received estoppel certificate.
           3) Lender's fees and expenses are reimbursed.

 MORTGAGE
 LOAN NO.           PROPERTY NAME
---------- ------------------------------
    68     Diamondback Building
    69     Haywood Plaza Shopping
           Center



    71     Belz Factory Outlet Mall
    72     200 Forest Drive

    76     CCL Industries
    79     Highland Ridge Apartments
    90     15800 NW 13th Ave
    92     Eastgate Village Shopping
           Center
    93     Normandy Manor Apartments
    94     Highland Creste Apartments
    95     2325 Maryland Road
    101    Riverview Village Shopping
           Center
    102    American Plaza Shopping
           Center

                                                                      ESCROWED HOLDBACK OR
 MORTGAGE                                                               LETTER OF CREDIT    OUTSIDE DATE       PREPAYMENT
 LOAN NO.                      RELEASE CONDITIONS                            AMOUNT          FOR RELEASE   PREMIUM PROVISIONS
---------- --------------------------------------------------------- --------------------- -------------- -------------------
    68     1) Single tenant, Derby Cycle Corp., commences            $177,000                8/15/1999     Yield Maintenance
           paying full rent.
    69     1) Borrower has completed and performed or paid all       $150,000                   N/A        Yield Maintenance
           TIs and LCs associated with the largest tenant space,
           TJX.
           2) Lender has received architect certificate, fully
           executed lease(s), and lessee's estoppel certificate(s).
           1) Borrower has completed and performed the                $75,000                   N/A        Yield Maintenance
           Ongoing Repairs and has paid all associated costs.
           2) Lender approves of all such repairs.
    71     1) Immediate Repairs are performed per agreement.          $17,600                1/1/2000      Yield Maintenance
    72     1) Environmental Remediation is performed per              $25,000                5/1/1999      Yield Maintenance
           agreement.
           2) Immediate Repairs are performed per agreement.         $100,000              12/31/2001      Yield Maintenance
    76     1) Lender has received lessee's estoppel certificate(s)    $48,750                   N/A        Yield Maintenance
           and confirmation that specified work was completed,
           and lessee has given unconditional acceptance of the
           improvements.
    79     1) Immediate Repairs are performed per agreement.          $26,500               11/1/1999      Yield Maintenance
    90     1) Borrower has completed and performed or paid           $150,000                   N/A        Yield Maintenance
           for Capital Expenses and TI/LCs that occur
           throughout the term of the Mortgage Loan per
           agreements.
    92     1) Borrower has completed and performed or paid            $22,500               12/1/1999      Yield Maintenance
           for all TIs associated with the build-out of a vacant
           space to a vanilla box condition.
    93     1) Immediate Repairs are performed per agreement.          $27,438               11/1/1999      Yield Maintenance
    94     1) Immediate Repairs are performed per agreement.          $55,780               11/1/1999      Yield Maintenance
    95     1) Immediate Repairs are performed per agreement.          $17,750                1/1/2000      Yield Maintenance
    101    1) Immediate Repairs are performed per agreement.         $108,000                6/1/2000      Yield Maintenance
    102    1) Immediate Repairs are performed per agreement.          $13,750                1/1/2000      Yield Maintenance


 MORTGAGE
 LOAN NO.          PROPERTY NAME
---------- ----------------------------
    107    4296 Albany Street
    110    910 Orlando Avenue
    112    The Weston Road Shoppes
    113    Central Jersey Office and
           Industrial Park
    124    Pembrooke Medical Office

                                                                   ESCROWED HOLDBACK OR
 MORTGAGE                                                            LETTER OF CREDIT    OUTSIDE DATE       PREPAYMENT
 LOAN NO.                    RELEASE CONDITIONS                           AMOUNT          FOR RELEASE   PREMIUM PROVISIONS
---------- ------------------------------------------------------ --------------------- -------------- -------------------
    107    1) Immediate Repairs are performed per agreement.       $58,375                 3/30/2000      Yield Maintenance
    110    1) Immediate Repairs are performed per agreement.       $51,813                  5/1/2000      Yield Maintenance
    112    1) Lady Fitness Center takes occupancy and             $461,500                  9/2/1999      Yield Maintenance
           commences paying rent per the executed lease.
    113    1) Immediate Repairs are performed per agreement.       $18,600                  5/1/2001      Yield Maintenance
    124    1) Immediate Repairs are performed per agreement.        $9,375                12/31/1999      Yield Maintenance

   All yield maintenance premiums indicated above are to be paid by the Borrower.

   With respect to Mortgage Loan No. 72, 200 Forest Drive, the required environmental remediation has been performed per the requirements of the environmental consultant. However, the Nassau County Department of Health has required further action outside of the recommended remediation. The Borrower has complied with all requirements to date, and the escrow will be held until closure is reached.

8 Mortgage Loan Nos. 1-21, the Edens & Avant Retail Properties, and Mortgage Loan No. 37, The Landings Apartments, require monthly payments of interest-only until their scheduled maturity. Mortgage Loan No. 36, Park Towne North Apartments, requires monthly payments of interest-only for five
   (5) years from the First Payment Date. On 5/1/2004, the loan will begin to amortize according to a 360-month amortization schedule with principal and interest payments of $67,675.85 per month. The indicated DSCR for such loans reflects current scheduled payments of interest only.

9 The "First PMT Date" represents the date of the first payment of principal and interest, except for Loan Nos. 1-21, the Edens & Avant Retail Center Properties, 36, Park Towne Apartments, and 37, The Landings Apartments, for which the identified dates represent the date of the first full payment of interest for each Mortgage Loan.

10 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. For certain single-tenant properties, "Percent Leased" was determined based on an executed lease. "Percent Leased" as of Date indicates the date as of which "Percent Leased" was determined based on such information.

   Mortgage Loan No. 90, 15800 NW 13th Ave, contains approximately 48,345 SF of vacant mezzanine office space, per the certified rent roll, that is not included in the determination of "Percent Leased", given the predominant industrial property usage and the mezzanine-level location of the office space.

11 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the subject property.

12 "Seasoning" represents the number of months elapsed from the "First PMT Date" to the Cut-off Date.

13 The "Prepayment Code" includes the number of loan payments from the first Due
   Date (after the initial partial month interest only payment date, if any) to the stated maturity. "DEF" represents defeasance. "YM1" represents the greater of yield maintenance and 1%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each Mortgage Loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnote 7 for additional prepayment information.

14 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are four different Yield Maintenance formulas represented by the loans in the subject Mortgage Loan pool. The different formulas are reference by the letters "A", "B", "C" and "D". Summaries for the four formulas as listed beginning on page II-21.

15 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest accrual method applicable to each Mortgage Loan.

16 For "Capital Expenditure Escrow Required" identified as "Yes",collections may occur at one-time or are on-going. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such Mortgage Loan or may not be replenished after a release of funds.

17 For "TI/LC Escrow Required" identified as "Yes",collections may occur at one-time or are on-going. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such Mortgage Loan or may not be replenished after a release of funds. The weighted percentage of Mortgaged Loans disclosed as having TI/LC cash or letter of credit balances in place considers only Mortgage Loans on commercial-type properties, excluding multifamily, senior housing and self storage Mortgage Loans.

18 "Initial Capital Expenditures Reserve Requirement" indicates the amount or, in certain cases, a letter of credit amount, deposited at loan closing. For certain single-note multi-property loans, such escrows may be allocated to each property based on the related allocated loan balance, or by square footage or number of units relative to the loan pool.

19 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of May 5, 1999, except for Mortgage Loan Nos. 1-21, of The Edens & Avant Retail Center Portfolio, which are disclosed as of June 21, 1999.

20 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such Mortgage Loan (see Footnote 16 above).

21 "Initial TI/LC Escrow Requirement" indicates the amount or, in certain cases, a letter of credit balance, deposited at loan closing. For certain single-note multiple-property loans, such escrows may be allocated to each property based on the related allocated loan balance, or by square footage or number of units relative to the loan pool.

22 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of May 5, 1999, except for Mortgage Loan Nos. 1-21, The Edens & Avant Retail Center Portfolio, which are disclosed as of June 21, 1999. With respect to Mortgage Loan No. 38, 849-909 Newark-Jersey City Turnpike, TI/LC reserves are required only between 8/1/2005 and 8/1/2008. With respect to Mortgage Loan No. 116, Federal Express Warehouse, TI/LC reserves are required only between 1/1/2006 and 1/1/2008.

FOOTNOTES TO APPENDIX II

YIELD MAINTENANCE FORMULAS


   The following are summaries of yield maintenance provisions, or formulas, contained in the related promissory note for certain of the mortgage loans. There are four unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C" or "D". Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".


A     On or after the end of the applicable Loan Year (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the Loan Documents, and subject to payment of a prepayment premium equal to the greater of:


        (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the Note immediately prior to such prepayment; or

        (b) one percent (1.00%) of the principal balance of the Note immediately prior to such prepayment.

      All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

      In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

      The loan will be open to prepayment without premium during the last ninety
   (90) days of the term of the loan. If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to this
   Section 2 shall be due and payable on the Prepayment Date, unless Maker provides written notice to Payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.

--------------------------------------------------------------------------------
      Provided no default exists under the Loan Documents, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.
--------------------------------------------------------------------------------

      No partial prepayment shall be allowed.

      The Loan Year is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

--------------------------------------------------------------------------------
NOTE: For Mortgage Loan No. 80, Kings Hill Industrial Center, the paragaraph highlighted above should be substituted by the following language:

      The above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.
--------------------------------------------------------------------------------

   FOOTNOTES TO APPENDIX II

   YIELD MAINTENANCE FORMULAS


B     Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, except as allowed pursuant to paragraph 42 of the Mortgage, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) and (iv) below:

        (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("Primary Issue")* published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

      * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

       (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

      (iii) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

       (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

C     Loan Prepayment. Borrower may not prepay any principal of the Note prior to the Maturity Date, except that after the Lockout Date, Borrower may prepay the Loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (i) and (iii) below:

        (i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select a U.S. Treasury Issue with similar remaining time to maturity as the Note.

       (ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

      (iii) Subtract the amount of the prepaid Indebtedness from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

       (iv) In the event the Loan is prepaid on or after that date which is three (3) months prior to the Maturity Date, no Make Whole Premium shall be due.

        (v) In the event an Event of Default and acceleration occur, the Make Whole Premium shall be due and payable.

   FOOTNOTES TO APPENDIX II

   YIELD MAINTENANCE FORMULAS


D     (A) On any Installment Payment Date on or after October 1, 2004, upon not less than 30 nor more than 90 days' prior written notice to the Payee, the Maker may, at its option, prepay the entire (but not less than the entire) aggregate principal amount of this Note, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment, plus a premium, unless all or any part of the principal of the Note has become due and payable by declaration or acceleration following an Event of Default in which event the premium shall be as provided in subsection (B), equal to the greater of:

        (i) 1% of the then outstanding principal balance of the Note or

       (ii) the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion, from 6.825% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.

      In addition, during the final 90 days before maturity of the Note, upon not less than 30 days' prior written notice, Maker may prepay the entire (but not less than the entire) aggregate principal amount of the Note at the time outstanding, at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment and together with other sums due under this Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto, without premium, unless Payee has accelerated following an Event of Default as provided below.

      The entire unpaid and outstanding aggregate principal amount of the Note shall mature and become due and payable on the date fixed for prepayment, together with the applicable premium and interest accrued and unpaid on such date and together with such other sums due under the Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto.

      (B) Except as specifically set forth in this Note and in Section 1.3 of the Mortgage, this Note may not be prepaid in whole or in part. If, pursuant to any provision of the Mortgage or otherwise, any principal of this Note shall become due and payable by declaration of the Payee or acceleration by the Payee following the occurrence of an Event of Default, the Payee shall be entitled to receive a premium equal to the greater of:

        (i) 10% of the then outstanding principal balance of the Note or

       (ii) the sum obtained by multiplying the then outstanding principal balance of the Note by (x) the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion from 6.825% and (y) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note.

      If such Event of Default occurs on or after the date specified in the first sentence of subsection (A) above, then in lieu of the premium specified in this subsection (B), payment of a premium calculated in the manner set forth in such subsection (A) shall be required.

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





















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

APPENDIX III

LOAN SUMMARIES WITH RESPECT TO THE NINE LARGEST BORROWER CONCENTRATIONS

LOAN NOS. 1 - 21 EDENS & AVANT RETAIL CENTER LOANS AND PROPERTIES

LOAN NOS. 1-11

---------------------------------------------------------------------------------------------
Cut-off Date Balance (1):    $42,343,662           Property Type:              Retail
Loan Type:                   Interest Only;        Location:                   Various (2)
                             Balloon
Origination Date:            6/21/99               Year Built/Renovated:       Various (3)
Maturity Date:               7/1/09                Square Feet:                869,919
Mortgage Rate:               6.800%                Cut-off  Date   Balance/SF  $51
                                                   (1):
Annual Debt Service(1):      $2,879,369            Appraised Value (1):        $83,203,000
DSCR (1):                    2.51x                 Cut-off Date LTV (1):       51.3%
Underwritable Cash Flow(1):  $7,189,527            Balloon LTV (1):            51.3%
Balance at Maturity:         $42,343,662           Percent Leased (1):         96.4%
                                                   Percent Leased as of Date   Various(4)
--------------------
(1) DSCR, Cut-off Date Balance/SF, Current LTV and Balloon LTV calculations, as well as Percent Leased, are based on Mortgage Loans 1 - 21, combined.
    Cut-off Date Balance, Annual Debt Service, Underwritable Cash Flow and
    Appraised Value are based only on loans 1-11.
(2) The 11 properties that comprise this loan are located in Florida (two properties), Virginia (two properties), Massachusetts (one property),
    Maryland (one property), North Carolina (four properties) and South Carolina
    (one property). Please refer to Appendix II for loan specific detail.
(3) The properties were constructed between 1970 and 1998, with ten of the properties renovated or constructed between 1989 and 1998. Please refer to
    Appendix II for loan specific detail.
(4) Rent rolls were obtained for the periods between 2/17/99 and 7/1/99. Please refer to Appendix II for loan specific detail.
---------------------------------------------------------------------------------------------

LOAN NOS. 12 - 21

---------------------------------------------------------------------------------------------
Cut-off Date Balance (1):   $40,838,486           Property Type:              Retail
Loan Type:                  Interest Only;        Location:                   Various (2)
                            Balloon
Origination Date:           6/21/99               Year Built/Renovated:       Various (3)
Maturity Date:              7/1/09                Square Feet:                752,159
Mortgage Rate:              6.800%                Cut-off  Date   Balance/SF  $51
                                                  (1):
Annual Debt Service(1):     $2,777,017            Appraised Value (1):        $78,865,000
DSCR (1):                   2.51x                 Cut-off Date LTV (1):       51.3%
Underwritable Cash          $7,007,591            Balloon LTV (1):            51.3%
Flow(1):
Balance at Maturity:        $40,838,486           Percent Leased (1):         96.4%
                                                  Percent Leased as of Date   Various(4)
--------------------
(1) DSCR, Cut-off Date Balance/SF, Current LTV and Balloon LTV calculations, as well as Percent Leased, are based on Mortgage Loans 1 - 21, combined.
    Cut-off Date Balance, Annual Debt Service, Underwritable Cash Flow and
    Appraised Value are based only on loans 12-21.
(2) The 10 properties that comprise this loan are located in Florida (five properties), Virginia (two properties), Alabama (one property), Georgia (one property) and South Carolina (one property). Please refer to Appendix II for loan specific detail.
(3) The properties were constructed between 1980 and 1999, with eight properties renovated or constructed between 1988 and 1999. Please refer to Appendix II for loan specific detail.
(4) Rent rolls were obtained for the periods between 3/1/99 and 4/13/99. Please refer to Appendix II for loan specific detail.
---------------------------------------------------------------------------------------------

                                     III-1

THE LOANS

        The Edens & Avant Retail Center Loans (the "Edens Pool Loans") are secured by first mortgage on twenty-one (21) retail properties in eight (8) states. The Edens Pool Loans were originated by MSMC on June 21, 1999. The Edens Pool Loans consist of two loans, one with 11 properties and one with 10 properties, with original principal balances of $42,343,662 and $40,838,486, respectively, which loans are cross-collateralized and cross-defaulted.

        THE BORROWERS. E&A Acquisition Limited Partnership and E&A Acquisition Two Limited Partnership (together, the "Edens Pool Borrowers") are bankruptcy remote Delaware limited partnerships whose purpose is limited by the loan documents and their organizational documents to owning and operating the Edens Pool Properties and related activities.

        SECURITY. The Edens Pool Loans are secured by Deed of Trust Security Agreements, Loan Agreements, Assignments of Leases and Rents, UCC Financing Statements and certain additional Security documents. The Edens Pool Loans are non-recourse, subject to certain limited exceptions.

        MAJOR TENANTS. Approximately 78.0% of the GLA is anchored by various grocery anchor tenants, including Harris Teeter, Super Stop & Shop, Giant Foods, Kroger, Food Lion and Winn-Dixie, while about 18.6% is anchored or shadow anchored by the likes of Bed Bath and Beyond or Super Wal-Mart.

        The largest single tenant of the Edens Pool Properties is Ruddick Corporation, whose six leased Harris Teeter stores contribute less than approximately 13.2% of the annualized base rent. The 10 largest tenants average approximately 33,476 square feet per lease. Other than the Ruddick Corporation, as of April 30, 1999, no single tenant contributes more than approximately 7.4% of the annualized base rent of the Edens Pool Properties.

        PAYMENT TERMS. The Mortgage Rates are fixed at 6.800% (the "Interest Rate"). The Edens Pool Loans require combined monthly interest payments of $471,365.52 until July 1, 2009 (the "Maturity Date"), at which time all unpaid principal and accrued but unpaid interest is due. The Edens Pool Loans accrue interest computed on the basis of twelve 30 day months in a 360-day year.

        PREPAYMENT/DEFEASANCE. By their terms, the Edens Pool Loans may not be voluntarily prepaid, in whole or in part, without payment of a prepayment charge, except during the sixty (60) days prior to the Maturity Date. Commencing on the date that is two years after the Edens Pool Loans are placed in a REMIC, the Edens Pool Loans permit the release of any one or all of the Edens Pool Properties upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each payment date up to the Maturity Date and in amounts equal to the interest payments due on the Edens Pool Loans or Edens Pool Defeased Loan Amount, as applicable, on such dates, and provide for payment on the Maturity Date of the remaining principal balance of the Edens Pool Loans (a "Defeasance"). For a Defeasance of less than all of the Edens Pool Properties, the "Edens Pool Defeased Loan Amount" is an amount equal to 125% of the allocated loan amount (the "Allocated Loan Amount") of the Edens Pool Property proposed to be released.

        SUBSTITUTION OF PROPERTIES. Subject to specific terms set forth in the loan documents, the Edens Pool Borrowers are permitted to substitute one or more properties (each, an "Edens Substitute Property") for properties which are collateral for the Edens Pool Loans (each, an "Edens Replaced Property"). Rating Agency approval is required for any substitution in which (i) the net operating income for the Edens Substitute Property is greater than 5% of the net operating income for all of the Edens Pool Properties, and (ii) the aggregate amount of net operating income for all Edens Substitute Properties is greater than 15% of the net operating income for all Edens Pool Properties. No substitution may be effected if the total Allocated Loan Amount for all prior substituted properties is equal to 40% or more of the original principal amount of the Edens Pool Loans.

        LOCKBOX AND RESERVES. Pursuant to the Edens Pool Loans, the Edens Pool Borrowers have established a soft lockbox (the "Lockbox") into which deposits are made on a daily basis by the Edens Pool Manager. Tenants are currently instructed to send rental payments to the Edens Pool Manager. The lockbox bank is The National Bank of South Carolina. Pursuant to the Edens Pool Loans, the Edens Pool Borrowers are required to direct tenants to make

                                     III-2
deposits directly to the Lockbox upon the occurrence of any of the following events: (i) following the occurrence of a Loan Default, (ii) at the Maturity Date, (iii) if the DSCR falls below 1.25x.

        The Edens Pool Loans require initial and ongoing monthly escrows for payment of debt service, taxes, insurance and capital expenditure reserves in the amount of $0.20 per square foot annually. In addition, the Edens Pool Loans require initial escrows for remediating deferred maintenance identified in the engineering and environmental reports.

        TRANSFER OF PROPERTIES AND INTEREST IN BORROWER; ENCUMBRANCE; OTHER DEBT. Transfers of limited partner interests in the Edens Pool Borrowers are permitted without the mortgagee's consent, provided that (i) no event of default shall have occurred and be continuing, (ii) at least 15 business days' notice shall be delivered to the mortgagee, (iii) the Edens Pool Borrowers shall remain single purpose entities, (iv) no transfer of limited partner, non-managing member or shareholder interests shall result in any one person (together with members of his or her immediate family or any affiliates thereof) owning, directly, indirectly or beneficially, 49% or more of the interest in the Edens Pool Borrowers, (v) no such transfer of interest shall result in a change of control of the Edens Pool Borrowers or the day to day operations of the Edens Pool Properties, (vi) each Rating Agency will not qualify, reduce or withdraw the ratings applicable to the certificates, and (vii) the Edens Pool Borrowers provide such legal opinions as may be reasonably required by the mortgagee and each Rating Agency.

        However, (x) any transfer of limited partner, non-managing member or shareholder interests in the Edens Pool Borrowers which results in any one person (together with members of his or her immediate family or any affiliates thereof) owning, directly, indirectly or beneficially, 49% or more of the interest in the Edens Pool Borrowers, or (y) any transfer of interest in the Edens Pool Borrower which results in a change of control of the Edens Pool Borrowers or the day to day operations of the Edens Pool Properties shall not require Rating Agency confirmation in the event such transfer is to any one or more of the following: (A) an insurance company that has investments in real estate and real estate-related assets equal in value to at least $500,000,000 and that has a senior unsecured credit rating by S&P of at least "AA-" and by Moody's of at least "Aa3", (B) a pension fund that has investments in real estate and real estate-related assets equal in value to at least $500,000,000 and that has a senior unsecured credit rating by S&P of at least "A-" and by Moody's of at least "A3", (C) a real estate investment trust having a senior unsecured credit rating of at least investment grade, or (D) any affiliate or subsidiary of the foregoing so long as such affiliate or subsidiary has the equivalent rating.

        The Edens Pool Borrowers are not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Edens Pool Properties which does not exceed, at any time, $1,100,000 and is paid within 60 days of the date incurred.

THE PROPERTIES

        The Edens Pool Properties securing the Edens Pool Loans are the Edens Pool Borrowers' fee interest in 21 community and neighborhood retail shopping centers located in Florida, Virginia, Massachusetts, South Carolina, Alabama, Maryland, Georgia and North Carolina. Most of the Edens and Avant Pool Properties were recently acquired by the Edens and Avant Pool Borrowers. The Edens Pool Properties combined contain approximately 1,622,078 total square feet of GLA and range in size from approximately 32,020 square feet to 178,033 square feet of GLA, with an average size of approximately 77,241 square feet. As of April 30, 1999, the average combined occupancy rate of the Edens Pool Properties was approximately 96.4% and the aggregate annualized base rent was $16,619,392 or approximately $10.62 per square foot of occupied GLA. Twenty of the Edens Pool Properties were recently purchased for $154,437,752. One property was assigned a valuation of $3,365,000, as this property was previously owned or developed by the Edens and Avant Pool Borrowers, and has similar loan to value ratios as the 20 recently purchased properties. As of April 30, 1999, no single Edens Pool Property accounted for more than approximately 11.0% of the total GLA, more than approximately 9.9% of Annualized Base Rent or more than approximately 9.5% of the Net Operating Income. No more than 8.5% of the total combined square footage of the Edens Pool Properties rolls over per year before 2008. During 2008, approximately 11.8% of the total square footage rolls over, with 36.9% rolling over thereafter.

                                     III-3

MANAGEMENT

        The Edens Pool Properties are managed by Edens & Avant Properties Limited Partnership (the "Edens Pool Manager"), which is an affiliate of the Edens Pool Borrowers.

                                     III-4

LOAN NO. 22 - PLAZA MADISON LOAN AND PROPERTY

-------------------------------------------------------------------------------------------------
Cut-off Date Balance:        $29,706,627            Property Type:             Office/Retail
Loan Type:                   Principal &            Location:                  New York, NY
                             Interest; Balloon
Origination Date:            August 28, 1998        Year Built/Renovated:      1951/1998
Maturity Date:               09/01/13               Square Feet:               210,793
Mortgage Rate:               6.730%                 Cut-off Date Balance/SF:   $141
Annual Debt Service:         $2,330,169             Appraised Value:           $80,000,000
DSCR:                        2.12x                  Cut-off Date LTV:          37.1%
Underwritable Cash Flow:     $4,943,459             Balloon LTV:               27.6%
Balance at Maturity:         $22,041,661            Percent Leased:            96.8%
                                                    Percent Leased as of
                                                    Date:                      5/12/99
-------------------------------------------------------------------------------------------------

THE LOAN

        The Plaza Madison Loan (the "Plaza Madison Loan") is secured by a first mortgage on a 210,793 square foot office building (the "Plaza Madison Property"), located in mid-town Manhattan, New York, New York. A predecessor loan to the Plaza Madison Loan was originated by John Hancock Mutual Life Insurance Company ("JHMLICO") in March of 1988. That loan was refinanced by JHMLICO upon maturity on February 28, 1994 and was refinanced again in the current Plaza Madison Loan on August 28, 1998. The Plaza Madison Loan was sold to JHREF on May 14, 1999.

        THE BORROWER. The Borrower is Plaza Madison Associates, L.P., a New York limited partnership (the "Plaza Madison Borrower"). The partners of the Plaza Madison Borrower consist of Kenneth Carmel ("Carmel"), Edwin Roos ("Roos"), Jerome Cohen ("Cohen") and Norman Gross as executor of and nominee for the Estate of Aaron Diamond (collectively, the "Plaza Madison General Partners"), and approximately 18 limited partners including Carmel, Roos and Cohen.

        SECURITY. The Plaza Madison Loan is secured by a Mortgage, a Collateral Security Agreement, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on the fee interest in the Plaza Madison Property. The Plaza Madison Loan is non-recourse, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 6.730%. The Plaza Madison Loan requires monthly payments of principal and interest of $194,180.76 until its maturity on September 1, 2013, at which time all unpaid principal and accrued but unpaid interest is due. The Plaza Madison Loan accrues interest computed on the basis of twelve 30-days months in a 360-day year.

        PREPAYMENT. The Plaza Madison Loan may be prepaid in whole, but not in part, with at least 30 days prior written notice on or after October 1, 2004 upon payment of a Prepayment Premium calculated on the basis of the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations and one percent (1%) of the amount prepaid. No Prepayment Premium is due if the Plaza Madison Loan is prepaid within ninety (90) days prior to maturity.

        If there is an event of default and the lender accelerates the Plaza Madison Loan, the security documents require the Plaza Madison Borrower to pay a Prepayment Premium calculated on the basis of the greater of (i) a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations and
(ii) ten percent (10%) of the then outstanding principal amount of the Plaza Madison Loan.

        LATE FEES AND DEFAULT INTEREST. There is a 7% late fee on overdue installments. The Plaza Madison Loan accrues interest at the Mortgage Rate plus 7% per annum while the Plaza Madison Loan is in default.

        TRANSFER OF PROPERTY OR INTERESTS IN THE BORROWER. The Plaza Madison Loan becomes immediately due and payable upon the transfer of the Plaza Madison Property or any ownership interest in the Plaza Madison

                                     III-5

Borrower except in connection with transfer by the Plaza Madison General Partners of their partnership interests to (i) any other of the Plaza Madison General Partners, (ii) family members of the Plaza Madison General Partners,
(iii) a corporation which becomes the general partner of the Plaza Madison Borrower or a limited liability company, as long as the controlling interest in the corporation or limited liability company is held by the present Plaza Madison General Partners.

        ESCROW/RESERVES. There is a tax reserve which requires deposits in an amount sufficient to pay taxes when due. There are no other reserves.

        SUBORDINATE/OTHER DEBT. Subordinate indebtedness or encumbrances of the Plaza Madison Property are prohibited except for a one-time right to incur subordinated debt if the net annual income (the income from the operation of the Plaza Madison Property after deducting all operating expenses, provisions for taxes and reserves and all other property deductions) in any year is more than 180% of the combined annual debt service and the combined loan to value ratio does not exceed 60%.

THE PROPERTY

        The Plaza Madison Property is a 24-story office building with 210,793 square feet of rentable space, located in midtown Manhattan. The Plaza Madison Property was 96.8% leased and 88.0% occupied as of May 12, 1999. The street level retail tenant, Donna Karan International, is in the process of building out its space and occupancy is anticipated by the end of August 1999. The building is concrete and steel construction.

        Major office tenants of the Plaza Madison Property include Loews Corporation and E-L Management, Inc., an affiliate of Estee Lauder Cosmetics. The retail tenant of the Plaza Madison Property is Donna Karan International. Contractual lease expirations during the loan term are as follows: 11,400 square feet (5%) in 1999, 11,050 square feet (5%) in 2000, 6,000 square feet (3%) in
2001, 4,500 square feet (2%) in 2002, 64,624 square feet (31%) in 2005, 2,650 square feet (1%) in 2006, 12,100 square feet (6%) in 2008, 3,550 square feet (2%) in 2009, 69,500 square feet (33%) in 2012 and 18,630 square feet (9%) in
2013. As of May 12, 1999, the average rent was $41.93 per square foot.

MANAGEMENT

        The Plaza Madison Property is managed by GVA Williams Real Estate Company (the "Plaza Madison Property Manager"). Carmel, Roos and Cohen are the principals of the Plaza Madison Property Manager. According to information supplied by the Plaza Madison Borrower, the Plaza Madison Property Manager is a large New York City commercial property management and leasing company, which manages over 17 million square feet of office space in Manhattan.

                                     III-6

LOAN NOS. 29 & 30 - FRIDLEY PLUS AND PLYMOUTH PLUS HEADQUARTERS LOANS AND PROPERTIES

LOAN NO. 29 - FRIDLEY PLUS

------------------------------------------------------------------------------------------
Cut-off Date Balance:       $6,594,394       Property Type:                Retail
Loan Type:                  Principal &      Location:                     Fridley, MN
                            Interest;
                            Balloon
                                             Year Built/Renovated:         1967/1998
Origination Date:           06/10/99         Square Footage:               164,983
Maturity Date:              07/01/09         Cut-off Date Balance/SF:      $40
Mortgage Rate:              7.900%           Appraisal Value:              $11,000,000
Annual Debt Service:        $606,048         Cut-off Date LTV:             59.9%
DSCR:                       1.40x            Balloon LTV:                  49.5%
Underwritable Cash Flow:    $848,275         Percent Leased:               100.0%
Balance at Maturity:        $5,441,851       Percent Leased as of Date:    05/12/99
------------------------------------------------------------------------------------------

LOAN NO. 30 - PLYMOUTH PLUS HEADQUARTERS

------------------------------------------------------------------------------------------
Cut-off Date Balance:      $5,095,668        Property Type:                Retail
Loan Type:                 Principal &       Location:                     Plymouth, MN
                           Interest;
                           Balloon
                                             Year Built/Renovated:         1984/1998
Origination Date:          06/10/99          Square Footage:               124,495
Maturity Date:             07/01/09          Cut-off Date Balance/SF:      $40
Mortgage Rate:             7.900%            Appraisal Value:              $8,500,000
Annual Debt Service:       $468,312          Cut-off Date LTV:             59.9%
DSCR:                      1.40x             Balloon LTV:                  49.5%
Underwritable Cash Flow:   $652,317          Percent Leased:               100.0%
Balance at Maturity:       $4,205,034        Percent Leased as of Date:    05/12/99
------------------------------------------------------------------------------------------

THE LOANS

        The Fridley Plus Loan (the "Fridley Plus Loan") is secured by a first mortgage on a 164,983 square foot single story, grocery anchored, retail shopping center located in Fridley, Minnesota (the "Fridley Plus Property"). The Plymouth Plus Loan (the "Plymouth Plus Loan") is secured by a first mortgage on a 124,495 square foot single story, grocery anchored, retail shopping center located in Plymouth, Minnesota (the "Plymouth Plus Property"). The Fridley Plus Loan and the Plymouth Plus Loan are referred to herein as the "Loans". The Loans were originated by Principal Commercial Funding, LLC on June 10, 1999.
The Loans are cross-collateralized and cross-defaulted.

        THE BORROWERS. The borrowers, Fridley SPE, LLC and Plymouth SPE, LLC, respectively, are Delaware limited liability companies (the "Borrowers"). The Borrowers are 100% owned by Lyndale Terminal Co., a Minnesota sub S corporation, incorporated in 1955 for the purpose of owning, operating and managing commercial real estate. Lyndale Terminal Co. also owns 100% of the equity interests of two (2) other borrowers in this securitization, Holiday Companies Headquarters Loan (No. 53) and Bloomington Distribution Center and StationStore Loan (No. 34). The Borrowers are single member, single purpose entities with an independent member on their board of managers. Lender has also received legal opinions on issues regarding substantive non-consolidation, the continuing existence of the Borrowers in the event of a bankruptcy and certain other matters relating to the Borrowers' single member structure.

        SECURITY. Each Loan is secured by a Mortgage, Assignments of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Financing Documents"). Each Mortgage is a first lien on the related Borrower's fee interest in the related Property. The Loans are non-recourse to the Borrowers, subject to certain limited exceptions. Lyndale Terminal Co. has executed guaranties for the fraud, misrepresentation and environmental carve outs. The Loans are cross-collateralized with each other.

                                     III-7

        PAYMENT TERMS. The Mortgage Rates are fixed at 7.900% per annum. The Fridley Plus Loan requires monthly payments of principal and interest of $50,504 until July 1, 2009, at which time all unpaid principal and interest is due. The Plymouth Plus Loan requires monthly payments of principal and interest of $39,026 until July 1, 2009, at which time all unpaid principal and interest is due. The Loans accrue interest computed on the basis of the actual number of days elapsed in each month in a 360-day year. There are lock boxes in place for each Loan.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, each Borrower may defease at any time after two (2) years following issuance of the certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including receipt of a REMIC opinion, and, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Loans are prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on installments overdue for a period exceeding five (5) days. There are lock box agreements that permit the lender access to the related collection account for the monthly installment on the 20th day of the preceding calendar month. The Loans accrue interest at the mortgage rate plus 4% per annum while the related Loan is in default. If an Event of Default occurs prior to the defeasance lock-out date, the related Borrower is obligated to pay a make whole premium of at least 2% of the outstanding loan amount.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Loans provide that they will become immediately due and payable upon the transfer of the related Property or any ownership interest in the related Borrower, except in connection with any of the following permitted transfers.

        Upon the payment of an assumption fee in the amount of the greater of one percent (1%) of the outstanding principal balance of the related Loan or $15,000, the Financing Documents permit each Borrower to transfer its Property two (2) times during the life of the related Loan, subject to the Financing Documents, provided that the transferee has a sponsor with a $10,000,000 tangible net worth and such sponsor assumes the related Loan's guaranty obligations. In addition, any proposed transferee must reasonably satisfy the lender's underwriting standards with respect to the proposed transferee. Such transfers are permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including confirmation, at lender's discretion, from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. If any transfer of a Property does not satisfy the foregoing requirements, lender's consent may be withheld or conditioned, at lender's sole discretion.

        The Financing Documents also permit the transfer of a direct ownership interest in each Borrower provided that Lyndale Terminal Co. remains obligated under its guaranty and retains a 51% interest in such Borrower and that certain conditions specified in the Financing Documents are satisfied, including confirmation, at lender's discretion, from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. Any other transfer of a direct ownership interest in Borrower is subject to lender's approval (which may be withheld or conditioned at lender's sole discretion) and payment of the assumption fee set out above. The Financing Documents permit transfers of equity in Lyndale Terminal Co. and any future member of the Borrower.

        ESCROWS/RESERVES. The Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes when due. The Borrowers maintain blanket insurance policies that are prepaid one year in advance. Under certain circumstances, Lender can require the Borrowers to deposit monthly reserves for insurance premiums. The Fridley Plus Financing Documents require the Fridley Plus Borrower to fund escrow for capital expenditures monthly in the amount of $2,062. The Plymouth Plus Financing Documents require the Plymouth Plus Borrower to fund an escrow for capital expenditures monthly in the amount of $1,556. In addition, the Plymouth Plus Borrower has funded into escrow $16,875 for deferred maintenance of identified immediate physical improvements in the amount of $13,500.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Financing Documents.

                                     III-8

THE PROPERTIES

        The Fridley Plus Property consists of 164,983 square feet of a single story, grocery anchored, retail shopping center located in Fridley, Minnesota. The Fridley Plus Property also consists of an undeveloped out parcel that may be released from the lien of the mortgage subject to the Fridley Plus Financing Document requirements. This out parcel was not included in the underwriting analysis for this loan. The Fridley Plus Property is situated in the northwest quadrant of Interstate 494 and University Avenue in the City of Fridley. The Fridley Plus Property is accessible and visible from two major thoroughfares. The building was constructed in 1967 of painted block.

        As of May 12, 1999, the Fridley Plus Property is 100% leased to four (4) tenants. An affiliate of Cub Foods Stores, Lyndale Terminal/Gander Mountain, Lyndale Terminal/Fridley, and McDonalds. The Cub Foods Store affiliate is the largest tenant and occupies approximately 63% (103,967 square feet) of the Fridley Plus Property. Cub Foods Stores is a discount superstore that is owned by SuperValu, Inc. Lyndale Terminal Co. leases 58,577 square feet (36%). Lyndale Terminal Co. subleases 45,246 square feet of that space to its retail sporting goods affiliate, Gander Mountain. Gander Mountain and Lyndale Terminal Co. are affiliates of the Holiday Companies, a holding company founded in 1928 which was ranked 140th on Forbes Top Private Companies 1997 list. Contractual lease expirations during the loan term for all tenants are as follows: 2,439 square feet (1.5%) in 2004; 103,967 square feet (63.0%) in 2013 and 58,577 square feet
(35.5%) in 2014.

        The Plymouth Plus Property consists of 124,495 square feet in a single story, grocery anchored, retail shopping center located in Plymouth, Minnesota. The Plymouth Plus Property also consists of an undeveloped out parcel that may be released from the lien of the mortgage subject to the Plymouth Plus Financing Document requirements. This out parcel was not included in the underwriting analysis for this loan. The Plymouth Plus Property is situated in the northwest quadrant of Highway 169 and Rockford Road in the City of Plymouth. The Plymouth Plus Property is accessible and visible from the interchange at Highway 169 and Rockford Road, both major thoroughfares in the submarket. The building was constructed in 1984 of painted, textured decorative block.

        As of May 12, 1999, the Plymouth Plus Property was 100% leased to two
(2) tenants. An affiliate of Cub Foods, Inc. occupies 88,802 square feet (71%). Lyndale Terminal Co. leases 35,693 square feet (29%). Lyndale Terminal Co. subleases this space to its retail sporting goods affiliate, Gander Mountain.

        Contractual lease expiration during loan term for all tenants are as follows: 88,802 square feet (71.3%) in 2013 and 35,693 square feet (28.7%) in 2014.

MANAGEMENT

        Lyndale Terminal Co. is the manager of the Properties. Lyndale Terminal Co. is affiliated with the Borrowers. The Financing Documents contain management termination and management fee subordination provisions.

                                     III-9

LOAN NO. 34 - BLOOMINGTON DISTRIBUTION CENTER AND STATIONSTORE LOAN AND PROPERTY

---------------------------------------------------------------------------------------------
Cut-off Date Balance:      $10,131,388      Property Type:             Industrial
Loan Type:                 Principal &      Location:                  Bloomington, MN
                           Interest;
                           Balloon
                                            Year Built/Renovated:      1965,1971,1980/NAP
Origination Date:          06/10/99         Square Footage:            455,391
Maturity Date:             07/01/09         Cut-off Date Balance/SF:   $22
Mortgage Rate:             7.900%           Appraisal Value:           $16,900,000
Annual Debt Service:       $931,104         Cut-off Date LTV:          59.9%
DSCR:                      1.52x            Balloon LTV:               49.5%
Underwritable Cash Flow:   $1,411,846       Percent Leased:            100.0%
Balance at Maturity:       $8,360,753       Percent Leased as of       05/12/99
                                            Date:
---------------------------------------------------------------------------------------------

THE LOAN

        The Bloomington Distribution Center and StationStore Loan (the "Bloomington Distribution Loan") is secured by a first mortgage on a 455,391 square foot distribution warehouse which includes 12,000 square feet of mezzanine space and a two story truck maintenance building containing 13,182 square feet located in Bloomington, Minnesota (the "Bloomington Distribution Property"). The Bloomington Distribution Loan was originated by Principal Commercial Funding, LLC on June 10, 1999.

        THE BORROWER. The borrower is World Wide SPE, LLC, a Delaware limited liability company (the "Bloomington Distribution Borrower"). The Bloomington Distribution Borrower is 100% owned by Lyndale Terminal Co., a Minnesota sub S corporation, incorporated in 1955 for the purpose of owning, operating and managing commercial real estate. Lyndale Terminal Co. also owns 100% of three
(3) other borrowers under loans in this securitization, Holiday Headquarters Loan (No. 53), Plymouth Plus Loan (No. 30), and Fridley Plus Loan (No. 29). The Bloomington Distribution Borrower is a single member, single purpose entity with an independent member on its board of managers. Lender has also received legal opinions on issues regarding substantive non-consolidation, the continuing existence of the Bloomington Distribution Borrower in the event of a bankruptcy and certain other matters relating to the Bloomington Distribution Borrower's single member structure.

        SECURITY. The Bloomington Distribution Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Bloomington Distribution Financing Documents"). The Mortgage is a first lien on the Bloomington Distribution Borrower's fee interest in the Bloomington Distribution Property. The Bloomington Distribution Loan is non-recourse to the Bloomington Distribution Borrower, subject to certain limited exceptions. Lyndale Terminal Co. has executed a guaranty for the fraud, misrepresentation and environmental carve outs.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.900% per annum. The Bloomington Distribution Loan requires monthly payments of principal and interest of $77,592 until July 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Bloomington Distribution Loan accrues interest computed on the basis of the actual number of days elapsed in each month in a 360-day year. There is a lock box in place.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until ninety
(90) days prior to maturity. However, the Bloomington Distribution Borrower may defease at any time after two (2) years following issuance of the certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Bloomington Distribution Financing Documents, including receipt of a REMIC opinion, and, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Bloomington Distribution Loan is prepaid within ninety (90) days prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on installments overdue for a period exceeding five (5) days. There is a lock box agreement that permits the lender access to the collection account for the monthly installment on the 20th day of the preceding calendar month. The Bloomington Distribution Loan accrues interest at

                                     III-10
the mortgage rate plus 4% per annum while the Bloomington Distribution Loan is in default. If an Event of Default occurs prior to the defeasance lock-out date, the Bloomington Distribution Borrower is obligated to pay a make whole premium of at least 2% of the outstanding loan amount.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Bloomington Distribution Loan provides that it will become immediately due and payable upon the transfer of the Bloomington Distribution Property or any ownership interest in the Bloomington Distribution Borrower, except in connection with any of the following permitted transfers.

        Upon the payment of an assumption fee in the amount of the greater of one percent (1%) of the outstanding principal balance of the Bloomington Distribution Loan or $15,000, the Bloomington Distribution Financing Documents permit the Bloomington Distribution Borrower to transfer the Bloomington Distribution Property two (2) times during the life of the Bloomington Distribution Loan, subject to the Bloomington Distribution Financing Documents provided that the transferee has a sponsor with a $10,000,000 tangible net worth and such sponsor assumes the loan's guaranty obligations. In addition, any proposed transferee must reasonably satisfy the lender's underwriting standards with respect to the proposed transferee. Such transfers are permitted only upon the satisfaction of certain conditions specified in the Bloomington Distribution Financing Documents, including confirmation, at lender's discretion, from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. If any transfer of the Bloomington Distribution Property does not satisfy the foregoing requirements, lender's consent may be withheld or conditioned, at lender's sole discretion.

        The Bloomington Distribution Financing Documents also permit the transfer of the ownership interest in the Bloomington Distribution Borrower provided that Lyndale Terminal Co. remains obligated under its guaranty and retains a 51% interest in the Bloomington Distribution Borrower and that certain conditions specified in the Bloomington Distribution Financing Documents are satisfied, including confirmation, at lender's discretion, from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. Any other transfer of a direct ownership interest in the Bloomington Distribution Borrower is subject to lender's approval (which may be withheld or conditioned at lender's sole discretion) and payment of the assumption fee set out above. The Bloomington Distribution Financing Documents permit transfers of equity in Lyndale Terminal Co. and any future member of the Bloomington Distribution Borrower.

        ESCROWS/RESERVES. The Bloomington Distribution Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes when due. The Bloomington Distribution Borrower maintains a blanket insurance policy which is prepared one year in advance. Under certain circumstances, lender can require the Bloomington Distribution Borrower to deposit monthly reserves for insurance premiums. The Bloomington Distribution Financing Documents also require the Bloomington Distribution Borrower to fund an escrow for capital expenditures monthly in the amount of $4,554. In addition, the Bloomington Distribution Borrower has funded into escrow $12,500 for identified environmental remediation work in the amount of $10,000.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Bloomington Distribution Financing Documents.

THE PROPERTY

        The Bloomington Distribution Property consists of a 455,391 square foot distribution warehouse which includes 12,000 square feet of mezzanine space and a two story truck maintenance building containing 13,182 square feet located in Bloomington, Minnesota. The Bloomington Distribution Property is situated in the southwest quadrant of Old Shakopee Road and Normandale Boulevard in the City of Bloomington. The Bloomington Distribution Property is three miles west of Interstate 35W and is accessed directly off of Shakopee Road, a major east/west thoroughfare through the south suburbs of Minneapolis and St. Paul. The building was completed in three phases in 1965, 1971 and 1980.

        As of May 12, 1999, the Bloomington Distribution Property was 100.0% leased to two (2) tenants, World Wide Inc. and Lyndale Terminal Co. World Wide Inc. occupies 99% (449,690 square feet) with a lease expiration

                                     III-11
date in 2014. World Wide is the primary central inventory distribution arm for the Holiday StationStores and the Gander Mountain Stores. World Wide is a subsidiary of Holiday Companies, a holding company formed in 1928 that was ranked 140th on the Forbes 500 Top Private Companies list in 1997. Holiday Companies has retail interests in the areas of convenience stores/service stations (Holiday StationStores, Inc.), sporting goods (Gander Mountain), and food wholesaling (Fairway Foods). Lyndale Terminal Co., a sister company of Holiday Companies, operates 1% (5,701 square feet) as a Holiday StationStore.

MANAGEMENT

        Lyndale Terminal Co. is the manager of the Bloomington Distribution Property. Lyndale Terminal Co. is affiliated with the Bloomington Distribution Borrower. The Bloomington Distribution Financing Documents contain management termination and fee management subordination provisions.

                                     III-12

LOAN NO. 53 -- HOLIDAY COMPANIES HEADQUARTERS LOAN AND PROPERTY

------------------------------------------------------------------------------------------
Cut-off Date Balance:      $6,654,344       Property Type:             Office
Loan Type:                 Principal &      Location:                  Bloomington, MN
                           Interest;
                           Balloon
                                            Year Built/Renovated:      1968/1985
Origination Date:          06/10/99         Square Footage:            94,553
Maturity Date:             07/01/09         Cut-off Date Balance/SF:   $70
Mortgage Rate:             7.900%           Appraisal Value:           $11,100,000
Annual Debt Service:       $611,556         Cut-off Date LTV:          59.9%
DSCR:                      1.39x            Balloon LTV:               49.5%
Underwritable Cash Flow:   $849,159         Percent Leased:            100.0%
Balance at Maturity:       $5,491,345       Percent Leased as of       05/12/99
                                            Date:
------------------------------------------------------------------------------------------

THE LOAN

        The Holiday Companies Headquarters Loan (the "Holiday Headquarters Loan") is secured by a first mortgage on a 94,553 square foot four story suburban office building located in Bloomington, Minnesota (the "Holiday Headquarters Property"). The Holiday Headquarters Loan was originated by Principal Commercial Funding, LLC on June 10, 1999.

        THE BORROWER. The borrower is Holiday SPE, LLC, a Delaware limited liability company (the "Holiday Headquarters Borrower"). The Holiday Headquarters Borrower is 100% owned by Lyndale Terminal Co., a Minnesota sub S corporation, incorporated in 1955 for the purpose of owning, operating and managing commercial real estate. Lyndale Terminal Co. also owns 100% of three
(3) other borrowers under loans in this securitization, Fridley Plus Loan (No.
29), Plymouth Plus Loan (No. 30) and Bloomington Distribution Center and StationStore Loan (No. 34). The Holiday Headquarters Borrower is a single member, single purpose entity with an independent member on its board of managers. Lender has also received legal opinions on issues regarding substantive non-consolidation, the continuing existence of the Holiday Headquarters Borrower in the event of a bankruptcy and certain other matters relating to the Holiday Headquarters Borrower's single member structure.

        SECURITY. The Holiday Headquarters Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Holiday Headquarters Financing Documents"). The Mortgage is a first lien on the Holiday Headquarters Borrower's fee interest in the Holiday Headquarters Property. The Holiday Headquarters Loan is non-recourse to the Holiday Headquarters Borrower, subject to certain limited exceptions. Lyndale Terminal Co. has executed a guaranty for the fraud, misrepresentation and environmental carve outs.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.900% per annum. The Holiday Headquarters Loan requires monthly payments of principal and interest of $50,963 until July 1, 2009, at which time all unpaid principal and interest is due. The Holiday Headquarters Loan accrues interest computed on the basis of the actual number of days elapsed in each month in a 360-day year. There is a lock box in place.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, the Holiday Headquarters Borrower may defease at any time after two (2) years following issuance of the certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Holiday Headquarters Financing Documents, including receipt of a REMIC opinion, and, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Holiday Headquarters Loan is prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on installments overdue for a period exceeding five (5) days. There is a lock box agreement that permits the lender access to the collection account for the monthly installment on the 20th day of the preceding calendar month. The Holiday Headquarters Loan accrues interest at the mortgage rate plus 4% per annum while the Holiday Headquarters Loan is in default. If an Event of Default occurs

                                     III-13
prior to the defeasance lock-out date, the Holiday Headquarters Borrower is obligated to pay a make whole premium of at least 2% of the outstanding loan amount.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Holiday Headquarters Loan provides that it will become immediately due and payable upon the transfer of the Holiday Headquarters Property or any ownership interest in the Holiday Headquarters Borrower, except in connection with any of the following permitted transfers.

        Upon the payment of an assumption fee in the amount of the greater of one percent (1%) of the outstanding principal balance of the Holiday Headquarters Loan or $15,000, the Holiday Headquarters Financing Documents permit the Holiday Headquarters Borrower to transfer the Holiday Headquarters Property two (2) times during the life of the Holiday Headquarters Loan, subject to the Holiday Headquarters Financing Documents provided that the transferee has a sponsor with a $10,000,000 tangible net worth and such sponsor assumes the loan's guaranty obligations. In addition, any proposed transferee must reasonably satisfy the lender's underwriting standards with respect to the proposed transferee. Such transfers are permitted only upon the satisfaction of certain conditions specified in the Holiday Headquarters Financing Documents, including confirmation, at lender's discretion, from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. If any transfer of the Holiday Headquarters Property does not satisfy the foregoing requirements, lender's consent may be withheld or conditioned, at lender's sole discretion.

        The Holiday Headquarters Financing Documents also permit the transfer of the ownership interest in the Holiday Headquarters Borrower provided that Lyndale Terminal Co. remains obligated under this guaranty and retains a 51% interest in the Holiday Headquarters Borrower and that certain conditions specified in the Holiday Headquarters Financing Documents are satisfied, including confirmation, at lender's discretion, from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. Any other transfer of a direct ownership interest in the Holiday Headquarters Borrower is subject to lender's approval (which may be withheld or conditioned at lender's sole discretion) and payment of the assumption fee set out above. The Holiday Headquarters Financing Documents permit transfers of equity in Lyndale Terminal Co. and any future member of the Holiday Headquarters Borrower.

        ESCROWS/RESERVES. The Holiday Headquarters Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes when due. Under certain circumstances, lender can require the Holiday Headquarters Borrower to deposit monthly reserves for insurance premiums. The Holiday Headquarters Financing Documents also require the Holiday Headquarters Borrower to fund an escrow for capital expenditures monthly in the amount of $1,576. In addition, the Holiday Headquarters Borrower has funded into escrow $49,875 for deferred maintenance of identified immediate physical improvements in the amount of $39,900.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Holiday Headquarters Financing Documents.

THE PROPERTY

        The Holiday Headquarters Property consists of 94,553 square feet of a four story suburban office building located in Bloomington, Minnesota. The Holiday Headquarters Property is situated in the southwest quadrant of Interstate 494 and France Avenue in the City of Bloomington. The Holiday Headquarters Property fronts on Interstate 494, the primary ring artery around the MSA. The building was completed in two phases. In 1968, a 62,524 square foot two story office building was completed. In 1985, 5,245 square feet of heated parking; 2,376 square feet of unheated parking and 32,029 square feet of office were added.

        As of May 12, 1999, the Holiday Headquarters Property is 100% leased to one tenant, Holiday Stationstores, Inc. which operates convenience stores throughout the Midwest and is one of the top 40 convenience store companies in North America according to 1999 CSnews online. Holiday StationStores, Inc. is wholly owned by Holiday Companies, a holding company founded in 1928 which was ranked 140th on Forbes Top Private Companies 1997 list. Holiday StationStores, Inc lease expires June 30, 2014.

                                     III-14

MANAGEMENT

Lyndale Terminal Co. is the manager of the Holiday Headquarters Property. Lyndale Terminal Co. is affiliated with the Holiday Headquarters Borrower. The Holiday Headquarters Financing Documents contain management termination and management fee subordination provisions.

                                     III-15

LOAN NOS. 54, 55 & 56 -- 2495 BOULEVARD OF THE GENERALS, 160 RITTENHOUSE CIRCLE, AND 603 GENERAL WASHINGTON AVENUE LOANS AND PROPERTIES

LOAN NO. 54 -- 2495 BOULEVARD OF THE GENERALS

---------------------------------------------------------------------------------------
Cut-off Date Balance:      $2,969,032       Property Type:            Industrial
Loan Type:                 Principal &      Location:                 W. Norriton, PA
                           Interest;
                           Balloon
                                            Year Built/Renovated:     1988/NAP
Origination Date:          04/14/99         Square Footage:           71,023
Maturity Date:             05/01/09         Cut-off Date Balance/SF:  $40
Mortgage Rate:             7.090%           Appraisal Value:          $4,425,000
Annual Debt Service:       $239,682         Cut-off Date LTV:         68.9%
DSCR:                      1.60x            Balloon LTV:              60.5%
Underwritable Cash Flow:   $399,442         Percent Leased:           100.0%
Balance at Maturity:       $2,606,465       Percent Leased as of      03/11/99
                                            Date:
---------------------------------------------------------------------------------------

LOAN NO. 55 -- 160 RITTENHOUSE CIRCLE

---------------------------------------------------------------------------------------
Cut-off Date Balance:      $2,122,556       Property Type:            Industrial
Loan Type:                 Principal &      Location:                 Bristol Twp., PA
                           Interest;
                           Balloon
                                            Year Built/Renovated:     1973/NAP
Origination Date:          04/14/99         Square Footage:           60,000
Maturity Date:             05/01/09         Cut-off Date Balance/SF:  $40
Mortgage Rate:             7.090%           Appraisal Value:          $3,025,000
Annual Debt Service:       $171,348         Cut-off Date LTV:         68.9%
DSCR:                      1.60x            Balloon LTV:              60.5%
Underwritable Cash Flow:   $257,417         Percent Leased:           100.0%
Balance at Maturity:       $1,863,357       Percent Leased as of      03/11/99
                                            Date:
---------------------------------------------------------------------------------------

LOAN NO. 56 -- 603 GENERAL WASHINGTON AVENUE

---------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,467,625       Property Type:            Industrial
Loan Type:                 Principal &      Location:                 W. Norriton Twp.,
                           Interest;                                  PA
                           Balloon
                                            Year Built/Renovated:     1991/NAP
Origination Date:          04/14/99         Square Footage:           31,836
Maturity Date:             05/01/09         Cut-off Date Balance/SF:  $40
Mortgage Rate:             7.090%           Appraisal Value:          $2,075,000
Annual Debt Service:       $118,477         Cut-off Date LTV:         68.9%
DSCR:                      1.60x            Balloon LTV:              60.5%
Underwritable Cash Flow:   $191,787         Percent Leased:           100.0%
Balance at Maturity:       $1,288,403       Percent Leased as of      03/11/99
                                            Date:
---------------------------------------------------------------------------------------

THE LOANS

        The 2495 Boulevard of the Generals Loan (the "2495 Boulevard Loan") is secured by a first mortgage on 71,023 square feet in 3 one-story flex office/industrial buildings located in West Norriton Township, Pennsylvania (the "2495 Boulevard Property"). The 160 Rittenhouse Circle Loan (the "160 Rittenhouse Loan") is secured by a first mortgage on a 60,000 square foot single story light industrial building located in Bristol Township, Pennsylvania (the "160 Rittenhouse Property"). The 603 General Washington Avenue Loan (the "General Washington Loan") is secured by a first mortgage on a 31,836 square foot single story industrial building located in West Norriton Township, Pennsylvania (the "General Washington Property"). The 2495 Boulevard Loan, 160

                                     III-16

Rittenhouse Loan and the General Washington Loan are referred to herein as the "Loans". The Loans were originated by Principal Commercial Funding, LLC on April 14, 1999. The Loans are cross-collateralized.

        THE BORROWERS. The borrower for the 2495 Boulevard Loan is PKW Associates, a Pennsylvania limited partnership (the "2495 Boulevard Borrower"). The 2495 Boulevard Borrower is controlled by the Korngold Ltd (85%) and Gary Whelan (15%). Korngold Ltd is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        The borrower for the 160 Rittenhouse Loan is Rittenhouse Circle Associates, a Pennsylvania limited partnership (the "160 Rittenhouse Borrower"). The 160 Rittenhouse Borrower is controlled by Korngold Ltd. (68.3%) and grandchildren of Eric and Leon Korngold (31.7%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        The borrower for the General Washington Loan is Weld Associates, L.P., a Pennsylvania limited partnership (the "General Washington Borrower"). The General Washington Borrower is controlled by Eric and Leon Korngold (6.7%), Gary Whelan (14.2%) and the Korngold grandchildren (79.7%). Eric and Leon Korngold each have over 50 years of real estate experience. Together they own or manage 850,000 square feet of commercial property. Eric and Leon Korngold also own a controlling interest in the borrowers under ten (10) other loans in this securitization:

               219 Rittenhouse Circle Loan (No. 81);
               171 Rittenhouse Circle Loan (No. 82);
               4303 Lewis Road Loan (No. 83);
               2325 Maryland Road Loan (No. 95);
               701 Willowbrook Lane Loan (No. 96);
               2524 Ford Road Loan (No. 97);
               2554 Ford Road Loan (No. 98);
               247 Rittenhouse Circle Loan (No. 99);
               130 Wharton Road Loan (No. 108) and
               2564 Boulevard of the Generals Loan (No. 109).

        SECURITY. Each loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Financing Documents"). Each Mortgage is a first lien on the related Borrower's fee interest in the related Property. The Loans are non-recourse to the Borrowers, subject to certain limited exceptions. Eric Korngold and Leon Korngold have executed guaranties for the fraud, misrepresentation and environmental carveouts.

        The Loans are cross-collateralized with each other.

        PAYMENT TERMS. The Mortgage Rates are fixed at 7.090% per annum. The 2495 Boulevard Loan requires monthly payments of principal and interest of $19,973.46 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 160 Rittenhouse Loan requires monthly payments of principal and interest of $14,278.99 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The General Washington Loan requires monthly payments of principal and interest of $9,873.10 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Loans accrue interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, each Borrower may defease at any time after June 1, 2003. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Loans are prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The Loans accrue interest at the mortgage rate plus 4% per annum while the related Loan is in default.

                                     III-17

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Loans provide that they will become immediately due and payable upon the transfer of the related Property or any ownership interest in the related Borrower, except in connection with any of the following permitted transfers.

        Upon payment of an assumption fee equal to the greater of $15,000 or one percent (1%) of the outstanding principal balance on the related Loan, the Financing Documents permit each Borrower to transfer two (2) times each related Property, subject to the Financing Documents. Such transfer is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including the proposed transferee must reasonably satisfy the Lender's underwriting standards for proposed transferees.

        Upon payment of an assumption fee equal to the greater of $15,000 or one (1%) of the outstanding principal balance of the related Loan or a prorated amount of said one (1%) if less than the entire interest in the related Borrower is transferred, the Financing Documents also permit the transfer of all or part of the ownership interest in the related Borrower provided: (i) the transfer of the partnership interest is to the immediate family members of Eric Korngold or Leon Korngold; (ii) Eric Korngold or Leon Korngold retain a general partnership interest in the related Borrower as well as manage and control the related Borrower; and (iii) an experienced property manager acceptable to the Lender continues to manage and Lease the related Property.

        ESCROWS/RESERVES. The Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due.

        The 2495 Boulevard Financing Documents also provide for $100,000 in an up front cash escrow and a 2,500 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at 175,000 and anytime the escrow balance falls below the capped amount, the monthly cash flows escrow will resume. In addition, the 2495 Boulevard Financing Documents provide for a $888 monthly escrow to cover replacement reserves. This escrow is capped at $21,307 and anytime the escrow balance falls below the capped amount, the monthly cash flow escrow will resume.

        The 160 Rittenhouse Financing Documents also provide for $1,250 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $90,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the 160 Rittenhouse Financing Documents provide for a $750 monthly escrow to cover replacement reserves. This escrow is capped at $18,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        The General Washington Financing Documents also provide for $1,250 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $60,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the General Washington Financing Documents provide for a $398 monthly escrow to cover replacement reserves. This escrow is capped at $9,551 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Financing Documents.

THE PROPERTIES

        The 2495 Boulevard Property consists of 3 one story flex office/industrial buildings with a total of 71,023 square feet, including 8,400 square feet of finished mezzanine office area designed for multi-tenant use located in West Norriton Township, Pennsylvania. The 2495 Boulevard Property is located in a 231 acre business park which is located off Route 363 and is less than one mile from the intersection of Routes 363 and 422 and is approximately 3 miles from the Pennsylvania Turnpike, I-76 and Route 202. The buildings are constructed of structural steel and brick veneer on masonry blocks with 18 foot clear heights and 5, 5 and 2 dock high doors, respectively, and 1, 3 and 1 drive-in doors, respectively, with 50% total office finish. Contractual lease expirations during the loan term for all tenants are as follows: 23,600 square feet (33%) in 1999, 15,990 square feet (23%) in 2000; 6,280 square feet (9%) in
2001; 3,410 square feet (5%) in 2002; 21,743 square feet (31%) in 2003.

                                     III-18

        As of March 11, 1999, the 2495 Boulevard Property was 100% leased to 8 tenants. The largest tenant, U.S. Postal, leases 33% and operates a mail drop off and sorting operation.

        The 160 Rittenhouse Property is a 60,000 square foot single story industrial building located in Bristol Township, Pennsylvania. The 160 Rittenhouse Property is located in the Keystone Industrial Park which is at the intersection of Interstate 95 and State Route 413 and less than 2 miles from Exit 30 of the Pennsylvania Turnpike. The building has 20 foot clear heights with 8 tailgate and 4 drive-in loading docks. The building is constructed of structural steel framing with stone masonry over masonry block and insulated metal paneling with 71% office finish.

        As of March 11, 1999, the 160 Rittenhouse Property was 100% leased to one tenant, Federal Express. Federal Express has been in this location for 5 years. Federal Express lease expires May 31, 2004

        The General Washington Property is a single story 31,836 square foot industrial building located in West Norriton Township, Pennsylvania. The General Washington Property is located in a 231 acre business park less than one mile from the intersection of Route 363 and 422 and approximately three miles from the Pennsylvania Turnpike, I-76 and Route 202. The General Washington Property has 20 foot clearing height with 10 drive-in loading docks with 10% office finish. The building is constructed of free standing rigid steel framing and brick veneer over masonry blocks with approximately 10% office finish.

        As of March 11, 1999, the General Washington Property was 100% leased to one tenant, Airborne Freight Corporation. Airborne Freight Corporation has been in the General Washington building for 8 years and provides international and domestic freight shipping services. Airborne Freight Corporation lease expires September 30, 2001.

MANAGEMENT

        Korngold Company is the manager of the Properties. Korngold Company currently manages in excess of 850,000 square feet and has managed real property since 1971. Korngold Company is affiliated with the related Borrowers. The Financing Documents contain a management termination provision.

                                     III-19

LOAN NOS. 81, 82, & 83 -- 219 RITTENHOUSE CIRCLE, 171 RITTENHOUSE CIRCLE, AND 4303 LEWIS ROAD LOANS AND PROPERTIES

LOAN NO. 81 - 219 RITTENHOUSE CIRCLE

------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,624,373       Property Type:             Industrial
Loan Type:                 Principal &      Location:                  Bristol, PA
                           Interest;
                           Balloon
                                            Year Built/Renovated:      1982/NAP
Origination Date:          04/14/99         Square Footage:            36,820
Maturity Date:             05/01/09         Cut-off Date Balance/SF:   $39
Mortgage Rate:             7.090%           Appraisal Value:           $2,185,000
Annual Debt Service:       $131,131         Cut-off Date LTV:          72.4%
DSCR:                      1.50x            Balloon LTV:               63.6%
Underwritable Cash Flow:   $177,752         Percent Leased:            100.0%
Balance at Maturity:       $1,426,012       Percent Leased as of       03/11/99
                                            Date:
------------------------------------------------------------------------------------

LOAN NO. 82 -- 171 RITTENHOUSE CIRCLE

------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,338,157       Property Type:             Industrial
Loan Type:                 Principal &      Location:                  Bristol, PA
                           Interest;
                           Balloon
                                            Year Built/Renovated:      1972/NAP
Origination Date:          04/14/99         Square Footage:            40,000
Maturity Date:             05/01/09         Cut-off Date Balance/SF:   $39
Mortgage Rate:             7.090%           Appraisal Value:           $1,800,000
Annual Debt Service:       $108,026         Cut-off Date LTV:          72.4%
DSCR:                      1.50x            Balloon LTV:               63.6%
Underwritable Cash Flow:   $146,941         Percent Leased:            100.0%
Balance at Maturity:       $1,174,746       Percent Leased as of       03/11/99
                                            Date:
------------------------------------------------------------------------------------

LOAN NO. 83 -- 4303 LEWIS ROAD

------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,300,985       Property Type:             Industrial
Loan Type:                 Principal &      Location:                  Swatara, PA
                           Interest;
                           Balloon
                                            Year Built/Renovated:      1985/NAP
Origination Date:          04/14/99         Square Footage:            32,664
Maturity Date:             05/01/09         Cut-off Date Balance/SF:   $39
Mortgage Rate:             7.090%           Appraisal Value:           $1,900,000
Annual Debt Service:       $105,025         Cut-off Date LTV:          72.4%
DSCR:                      1.50x            Balloon LTV:               63.6%
Underwritable Cash Flow:   $193,174         Percent Leased:            100.0%
Balance at Maturity:       $1,142,114       Percent Leased as of       03/11/99
                                            Date:
------------------------------------------------------------------------------------

THE LOANS

        The 219 Rittenhouse Circle Loan (the "219 Rittenhouse Loan") is secured by a first mortgage on a 36,820 square foot single story flex industrial building located in Bristol Township, Pennsylvania (the "219 Rittenhouse Property"). The 171 Rittenhouse Circle Loan (the "171 Rittenhouse Loan") is secured by a first mortgage on a 40,000 square foot single story warehouse building located in Bristol Township, Pennsylvania (the "171 Rittenhouse Property"). The 4303 Lewis Road Loan (the "4303 Lewis Loan") is secured by a first mortgage on a 32,664 square foot single story flex industrial building located in Swatara Township, Pennsylvania (the "4303 Lewis Property"). The 219 Rittenhouse Loan, 171 Rittenhouse Loan and the 4303 Lewis Loan are referred to herein as the "Loans".

                                     III-20

The Loans were originated by Principal Commercial Funding, LLC on April 14, 1999. The Loans are cross-collateralized.

        THE BORROWERS. The borrower for the 219 Rittenhouse Loan is G.E.L. Associates, a Pennsylvania limited partnership (the "219 Rittenhouse Borrower"). The 219 Rittenhouse Borrower is controlled by Korngold Ltd. (90%) and Gary Whelan (10%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        The borrower for the 171 Rittenhouse Loan is Rittenhouse Circle Properties, Inc., a Pennsylvania limited partnership (the "171 Rittenhouse Borrower"). The 171 Rittenhouse Borrower is controlled by Korngold Ltd. (68.3%) and Korngold grandchildren (31.7%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        The borrower for the 4303 Lewis Loan is Tara Associates, a Pennsylvania limited partnership (the "4303 Lewis Borrower"). The 4303 Lewis Borrower is controlled by Eric Korngold (37.5%), Leon Korngold (37.5%) and Gary Whalen (25%).

        Eric and Leon Korngold also own a controlling interest in the borrowers under ten (10) other loans in this securitization:

              2495 Boulevard of the Generals Loan (No. 54);
              160 Rittenhouse Circle Loan (No. 55);
              603 General Washington Avenue Loan (No. 56);
              2325 Maryland Road Loan (No. 95);
              701 Willowbrook Lane Loan (No. 96);
              2524 Ford Road Loan (No. 97);
              2554 Ford Road Loan (No. 98);
              247 Rittenhouse Circle Loan (No. 99);
              130 Wharton Road Loan (No. 108); and
              2564 Boulevard of the Generals Loan (No. 109)

        SECURITY. Each loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Financing Documents"). Each Mortgage is a first lien on the related Borrower's fee interest in the related Property. The Loans are non-recourse to the Borrowers, subject to certain limited exceptions. Eric Korngold and Leon Korngold have executed guaranties for the fraud, misrepresentation and environmental carveouts.

        The Loans are cross-collateralized with each other.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.090% per annum. The 219 Rittenhouse Loan requires monthly payments of principal and interest of $10,927.58 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 171 Rittenhouse Loan requires monthly payments of principal and interest of $9,002.13 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 4303 Lewis Loan requires monthly payments of principal and interest of $8,752.07 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Loans accrue interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, each Borrower may defease at any time after June 1, 2003. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Loans are prepaid within three (3) months prior to maturity.

                                     III-21

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The Loans accrue interest at the mortgage rate plus 4% per annum while the related Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Loans provide that they will become immediately due and payable upon the transfer of the related Property or any ownership interest in the related Borrower, except in connection with any of the following permitted transfers.

        Upon payment of an assumption fee equal to the greater of $15,000 or one percent (1%) of the outstanding principal balance on the related Loan, the Financing Documents permit each Borrower to transfer two (2) times each related Property, subject to the Financing Documents. Such transfer is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including the proposed transferee must reasonably satisfy the Lender's underwriting standards for proposed transferees.

        Upon payment of an assumption fee equal to the greater of $15,000 or one (1%) of the outstanding principal balance of the related Loan or a prorated amount of said one (1%) if less than the entire interest in the related Borrower is transferred, the Financing Documents also permit the transfer of all or part of the ownership interest in the related Borrower provided: (i) the transfer of the partnership interest is to the immediate family members of Eric Korngold or Leon Korngold; (ii) Eric Korngold or Leon Korngold retain a general partnership interest in the related Borrower as well as manage and control the related Borrower; and (iii) an experienced property manager acceptable to the Lender continues to manage and lease the related Property.

        ESCROWS/RESERVES. The Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due.

        The 219 Rittenhouse Financing Documents also provide for $1,250 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $60,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the 219 Rittenhouse Financing Documents provide for a $462 monthly escrow to cover replacement reserves. This escrow is capped at $11,076 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        The 171 Rittenhouse Financing Documents also provide for $1,000 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $48,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the 171 Rittenhouse Financing Documents provide for a $500 monthly escrow to cover replacement reserves. This escrow is capped at $12,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        The 4303 Lewis Financing Documents also provide for a $50,000 up front cash escrow and $835 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $70,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the 4303 Lewis Financing Documents provide for a $408 monthly escrow to cover replacement reserves. This escrow is capped at $9,799 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Financing Documents.

THE PROPERTIES

        The 219 Rittenhouse Property is a 36,820 square foot single story flex industrial building located in Bristol Township, Pennsylvania. The 219 Rittenhouse Property is located in Keystone Industrial Park which is located at the intersection of Interstate 95 and State Route 413 and is less than two (2) miles from Exit 30 of the Pennsylvania Turnpike. The building has 18 foot clear height and 5 tailgate doors and 2 drive-in loading docks. The building was constructed with structural steel framing and with brick veneer over masonry brick and insulated metal paneling and approximately 67% office finish.

                                     III-22

        As of March 11, 1999, the 219 Rittenhouse Property was 100% leased to two tenants. Bridgeport occupies 24,000 square feet (65%) and distributes and produces metal cutting machine tools and accessories. Bridgeport has a contractual lease expiration of 12/31/01. Professional Software Tech. occupies 12,820 square feet (35%) and is a developer of imaging and art work primarily utilized by public relations firms. Professional Software Tech. has a contractual lease expiration of 1/31/01.

        The 171 Rittenhouse Property is a 40,000 square foot single story warehouse building located in Bristol Township, Pennsylvania. The 171 Rittenhouse Property is located in Keystone Industrial Park which is located at the intersection of Interstate 95 and State Route 413 and is less than two miles from Exit 30 of the Pennsylvania Turnpike. The building has 20 foot clear heights with 8 tailgate loading docks and one drive-in door. The building is constructed with structural steel framing with masonry block and brick veneer with approximately 13% office finish.

        As of March 11, 1999, the 171 Rittenhouse Property was 100% leased to two tenants. Alumax Aluminum occupies 24,000 square feet (60%) and is a subsidiary of the Alcoa Corporation. Alumax Aluminum has a contractual lease expiration of 1/31/00. Clopay Corp. occupies 16,000 square feet (40%) and uses this property for the manufacture of plastic film used by disposable surgical carriers. Clopay Corp. has a contractual lease expiration of 9/30/02.

        The 4303 Lewis Property is a 32,664 square foot single story flex industrial building located in Swatara Township, Pennsylvania. The 4303 Lewis Property is located less than 1/4 mile from interchange 27 of Route 322, Interstate 83 and Interstate 283. The building is constructed of fluted block, concrete block and insulated metal paneling with approximately 13% office finish.

        As of March 11, 1999, the 4303 Lewis Property was 100% leased to one tenant, Federal Express. Federal Express has been in this location for 13 years occupies 32,664 square feet and has a contractual lease expiration of 11/30/00.

MANAGEMENT

        Korngold Company is the manager of the Properties. Korngold Company currently manages in excess of 850,000 square feet and has managed real property since 1971. Korngold Company is affiliated with the Borrowers. The Financing Documents contain a management termination provision.

                                     III-23

LOAN NOS. 95 & 96 -- 2325 MARYLAND ROAD AND 701 WILLOWBROOK LANE LOANS AND PROPERTIES

LOAN NO. 95 -- 2325 MARYLAND ROAD

------------------------------------------------------------------------------------
Cut-off Date Balance:      $2,279,798       Property Type:            Office
Loan Type:                 Principal &      Location:                 Moreland, PA
                           Interest;
                           Balloon
                                            Year Built/Renovated:     1987/NAP
Origination Date:          04/14/99         Square Footage:           32,517
Maturity Date:             05/01/09         Cut-off Date Balance/SF:  $54
Mortgage Rate:             7.090%           Appraisal Value:          $3,350,000
Annual Debt Service:       $184,042         Cut-off Date LTV:         68.4%
DSCR:                      1.34x            Balloon LTV:              60.1%
Underwritable Cash Flow:   $223,089         Percent Leased:           88.4%
Balance at Maturity:       $2,001,398       Percent Leased as of      03/11/99
                                            Date:
------------------------------------------------------------------------------------

LOAN NO. 96 -- 701 WILLOWBROOK LANE

------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,278,433       Property Type:           Industrial
Loan Type:                 Principal &      Location:                West Goshen, PA
                           Interest;
                           Balloon
                                            Year Built/Renovated:    1985/NAP
Origination Date:          04/14/99         Square Footage:          32,960
Maturity Date:             05/01/09         Cut-off Date             $54
                                            Balance/SF:
Mortgage Rate:             7.090%           Appraisal Value:         $1,850,000
Annual Debt Service:       $103,204         Cut-off Date LTV:        68.4%
DSCR:                      1.34x            Balloon LTV:             60.1%
Underwritable Cash Flow:   $162,348         Percent Leased:          100.0%
Balance at Maturity:       $1,122,315       Percent Leased as of     03/11/99
                                            Date:
------------------------------------------------------------------------------------

THE LOANS

        The 2325 Maryland Road Loan (the "Maryland Road Loan") is secured by a first mortgage on a 32,517 square foot two story suburban office building located in Mooreland Township, Pennsylvania (the "Maryland Road Property"). The 701 Willowbrook Lane Loan (the "Willowbrook Loan") is secured by a first mortgage on a 31,960 square foot single story building located in West Goshen Township, Pennsylvania (the "Willowbrook Property").

        The Maryland Road Loan and the Willowbrook Loan are referred to herein as the "Loans". The Loans were originated by Principal Commercial Funding, LLC on April 14, 1999. The Loans are cross-collateralized.

        THE BORROWERS. The borrower for the Maryland Road Loan is Maryland-Blair Associates, a Pennsylvania limited partnership (the "Maryland Road Borrower"). The Maryland Road Borrower is controlled by Korngold Ltd. (85%) and Gary Whelan (15%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        The borrower for the Willowbrook Loan is Matlock Street Associates, a Pennsylvania limited partnership (the "Willowbrook Borrower"). The Willowbrook Borrower is controlled by Korngold Ltd. (85%) and Gary Whelan (15%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

                                     III-24

        Eric and Leon Korngold also own a controlling interest in the borrowers under eleven (11) other loans in this securitization:

             2495 Boulevard of the Generals Loan (No. 54);
             160 Rittenhouse Circle Loan (No. 55);
             603 General Washington Avenue Loan (No. 56);
             219 Rittenhouse Circle Loan (No. 81);
             171 Rittenhouse Circle Loan (No. 82);
             4303 Lewis Road Loan (No. 83);
             2524 Ford Road Loan (No. 97);
             2554 Ford Road Loan (No. 98);
             247 Rittenhouse Circle Loan (No. 99);
             130 Wharton Road Loan (No. 108); and
             2564 Boulevard of the Generals Loan (No. 109)

        SECURITY. Each loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Financing Documents"). Each Mortgage is a first lien on the related Borrower's fee interest in the related Property. The Loans are non-recourse to the Borrowers, subject to certain limited exceptions. Eric Korngold and Leon Korngold have executed guaranties for the fraud, misrepresentation and environmental carveouts.

        The Loans are cross-collateralized with each other.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.090% per annum. The Maryland Road Loan requires monthly payments of principal and interest of $15,336.80 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Willowbrook Loan requires monthly payments of principal and interest of $8,600.35 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Loans accrue interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, each Borrower may defease at any time after June 1, 2003. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Loans are prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The Loans accrue interest at the mortgage rate plus 4% per annum while the related Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Loans provide that they will become immediately due and payable upon the transfer of the related Property or any ownership interest in the related Borrower, except in connection with any of the following permitted transfers.

        Upon payment of an assumption fee equal to the greater of $15,000 or one percent (1%) of the outstanding principal balance on the related Loan, the Financing Documents permit each Borrower to transfer two (2) times each related Property, subject to the Financing Documents. Such transfer is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including the proposed transferee must reasonably satisfy the Lender's underwriting standards for proposed transferees.

        Upon payment of an assumption fee equal to the greater of $15,000 or one (1%) of the outstanding principal balance of the related Loan or a prorated amount of said one (1%) if less than the entire interest in the related Borrower is transferred, the Financing Documents also permit the transfer of all or part of the ownership interest in the related Borrower provided: (i) the transfer of the partnership interest is to the immediate family members of Eric Korngold or Leon Korngold; (ii) Eric Korngold or Leon Korngold retain a general partnership

                                     III-25
interest in the related Borrower as well as manage and control the related Borrower; and (iii) an experienced property manager acceptable to the Lender continues to manage and Lease the related Property.

        ESCROWS/RESERVES. The Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due.

        The Maryland Road Financing Documents also provide for a $50,000 up front cash escrow and a $2,500 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $175,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the Maryland Road Documents provide for a $406 monthly escrow to cover replacement reserves. This escrow is capped at $9,755 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, an up front cash escrow in the amount of $17,750 to cover deferred maintenance was established which represents 125% of the immediate repairs identified by the Physical Property Condition Report.

        The Willowbrook Financing Documents also provide for a $1,000 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $48,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the Willowbrook Financing Documents provide for a $412 monthly escrow to cover replacement reserves. This escrow is capped at $9,888 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Financing Documents.

THE PROPERTIES

        The Maryland Road Property consists of a two story 32,517 square foot suburban office building located in Mooreland Township, Pennsylvania. The Maryland Road Property is directly adjacent to the Willow Grove Interchange 27 of the Pennsylvania Turnpike and has access to Routes 611 and 63 and Blair Mill Road. The building has 8 foot ceilings and hydraulic elevator. It is constructed of free standing rigid steel frame with enameled, insulated steel panel exterior.

        As of March 11, 1999, the Maryland Road Property was leased to two tenants. Dames & Moore leases 61% and provides services and expertise to a wide variety of government groups, businesses and industries. Dames & Moore is headquartered in Los Angeles with 230 offices in 30 countries. The remainder of the space is leased to Prudential. Contractual lease expirations during the loan term for both tenants are 8,961 square feet (28%) on 12/31/99 and 19,799 square feet (61%) on 5/31/03.

        The Willowbrook Property is a 32,960 square foot single story building with 18 foot clear heights, 2 dock doors and 5 drive-in doors with approximately 12% office finish located in West Goshen Township, Pennsylvania. The Willowbrook Property has access to Route 202 and 3 and is at the West Chester By Pass (interchange of Route 202 and 322) 18 miles southwest of the King Prussia Market and 24 miles west of the Center City Philadelphia. The Willowbrook Property is constructed of fluted block, concrete block and insulated metal paneling.

        As of March 11, 1999, the Willowbrook Property was 100% leased to a single tenant, Federal Express. Federal Express has been at this location for the last two years. Contractual lease expiration during the term for the tenant is: 32,960 square feet (100%) on 4/30/02.

MANAGEMENT

        Korngold Company is the manager of the Properties. Korngold Company currently manages in excess of 850,000 square feet and has managed real property since 1971. Korngold Company is affiliated with the Borrowers. The Financing Documents contain a management termination provision.

                                     III-26

LOAN NOS. 97, 98 & 99 -- 2524 FORD ROAD, 2554 FORD ROAD, AND 247 RITTENHOUSE CIRCLE LOANS AND PROPERTIES

LOAN NO. 97 -- 2524 FORD ROAD

---------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,449,830       Property Type:               Industrial
Loan Type:                 Principal &      Location:                    Bristol
                           Interest;                                     Twp., PA
                           Balloon
                                            Year Built/Renovated:        1984/NAP
Origination Date:          04/14/99         Square Footage:              40,000
Maturity Date:             05/01/09         Cut-off Date Balance/SF:     $31
Mortgage Rate:             7.090%           Appraisal Value:             $2,000,000
Annual Debt Service:       $117,041         Cut-off Date LTV:            65.7%
DSCR:                      1.51x            Balloon LTV:                 57.7%
Underwritable Cash Flow:   $183,518         Percent Leased:              100.0%
Balance at Maturity:       $1,272,781       Percent Leased as of Date:   03/11/99
---------------------------------------------------------------------------------------

LOAN NO. 98 -- 2554 FORD ROAD

---------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,190,965       Property Type:               Industrial
Loan Type:                 Principal &      Location:                    Bristol
                           Interest;                                     Twp., PA
                           Balloon
                                            Year Built/Renovated:        1984/NAP
Origination Date:          04/14/99         Square Footage:              31,200
Maturity Date:             05/01/09         Cut-off Date Balance/SF:     $31
Mortgage Rate:             7.090%           Appraisal Value:             $1,570,000
Annual Debt Service:       $96,143          Cut-off Date LTV:            65.7%
DSCR:                      1.51x            Balloon LTV:                 57.7%
Underwritable Cash Flow:   $143,791         Percent Leased:              100.0%
Balance at Maturity:       $1,045,529       Percent Leased as of Date:   03/11/99
-------------------------- ---------------- ---------------------------- --------------

LOAN NO. 99 -- 247 RITTENHOUSE CIRCLE

---------------------------------------------------------------------------------------
Cut-off Date Balance:      $723,203         Property Type:               Industrial
Loan Type:                 Principal &      Location:                    Bristol
                           Interest;                                     Twp., PA
                           Balloon
                                            Year Built/Renovated:        1981/NAP
Origination Date:          04/14/99         Square Footage:              35,846
Maturity Date:             05/01/09         Cut-off Date Balance/SF:     $31
Mortgage Rate:             7.090%           Appraisal Value:             $1,550,000
Annual Debt Service:       $58,382          Cut-off Date LTV:            65.7%
DSCR:                      1.51x            Balloon LTV:                 57.7%
Underwritable Cash Flow:   $82,673          Percent Leased:              100.0%
Balance at Maturity:       $634,887         Percent Leased as of Date:   03/11/99
---------------------------------------------------------------------------------------

THE LOANS

        The 2524 Ford Road Loan (the "2524 Ford Loan") is secured by a first mortgage on a 40,000 square foot single story light industrial building located in Bristol Township, Pennsylvania (the "2524 Ford Property"). The 2554 Ford Road Loan (the "2554 Ford Loan") is secured by a first mortgage on a 31,200 square foot single story light industrial building located in Bristol Township, Pennsylvania (the "2554 Ford Property"). The 247 Rittenhouse Circle Loan (the "247 Rittenhouse Loan") is secured by a first mortgage on a 35,846 square foot single story light industrial building located in Bristol Township, Pennsylvania (the "247 Rittenhouse Property").

                                     III-27

        The 2523 Ford Loan, 2554 Ford Loan and the 247 Rittenhouse Loan are referred to herein as the "Loans". The Loans were originated by Principal Commercial Funding, LLC on April 14, 1999. The Loans are cross-collateralized.

        THE BORROWERS. The borrower for the 2524 Ford Loan is L.E.G.S. Associates, a Pennsylvania limited partnership (the "2524 Ford Borrower"). The 2524 Ford Borrower is controlled by Korngold Ltd. (85%) and Gary Whelan (15%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        The borrower for the 2554 Ford loan is Buck Associates, a Pennsylvania limited partnership (the "2554 Ford Borrower"). The 2554 Ford Borrower is controlled by Korngold Ltd. (90%) and Gary Whelan (10%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        The borrower for the 247 Rittenhouse Loan is K & W Associates, a Pennsylvania limited partnership (the "247 Rittenhouse Borrower"). The 247 Rittenhouse Borrower is controlled by Korngold Ltd. (90%) and Gary Whelan (10%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        Eric and Leon Korngold also own a controlling interest in the borrowers under ten (10) other loans in this securitization:

              2495 Boulevard of the Generals Loan (No. 54);
              160 Rittenhouse Circle Loan (No. 55);
              603 General Washington Avenue Loan (No. 56);
              219 Rittenhouse Circle Loan (No. 81);
              171 Rittenhouse Circle Loan (No. 82);
              4303 Lewis Road Loan (No. 83);
              2325 Maryland Road Loan (No. 95);
              701 Willowbrook Lane Loan (No. 96);
              130 Wharton Road Loan (No. 108); and
              2564 Boulevard of the Generals Loan (No. 109)

        SECURITY. Each Loan is secured by a Mortgage , Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Financing Documents"). Each Mortgage is a first lien on the related Borrower's fee interest in the related Property. The Loans are non-recourse to the Borrowers, subject to certain limited exceptions. Eric Korngold and Leon Korngold have executed guaranties for the fraud, misrepresentation and environmental carveouts.

        The Loans are cross-collateralized with each other.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.090% per annum. The 2524 Ford Loan requires monthly payments of principal and interest of $9,753.39 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 2554 Ford Loan requires monthly payments of principal and interest of $8,011.93 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 247 Rittenhouse Loan requires monthly payments of principal and interest of $4,865.18 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Loans accrue interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, each Borrower may defease at any time after June 1, 2003. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Loans are prepaid within three (3) months prior to maturity.

                                     III-28

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The Loans accrue interest at the mortgage rate plus 4% per annum while the related Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Loans provide that they will become immediately due and payable upon the transfer of the related Property or any ownership interest in the related Borrower, except in connection with any of the following permitted transfers.

        Upon payment of an assumption fee equal to the greater of $15,000 or one percent (1%) of the outstanding principal balance on the related Loan, the Financing Documents permit each Borrower to transfer two (2) times each related Property, subject to the Financing Documents. Such transfer is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including the proposed transferee must reasonably satisfy the Lender's underwriting standards for proposed transferees.

        Upon payment of an assumption fee equal to the greater of $15,000 or one (1%) of the outstanding principal balance of the related Loan or a prorated amount of said one (1%) if less than the entire interest in the related Borrower is transferred, the Financing Documents also permit the transfer of all or part of the ownership interest in the related Borrower provided: (i) the transfer of the partnership interest is to the immediate family members of Eric Korngold or Leon Korngold; (ii) Eric Korngold or Leon Korngold retain a general partnership interest in the related Borrower as well as manage and control the related Borrower; and (iii) an experienced property manager acceptable to the Lender continues to manage and lease the related Property.

        ESCROWS/RESERVES. The Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due.

        The 2524 Ford Financing Documents also provide for $1,250 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $60,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the 2524 Ford Financing Documents provide for a $500 monthly escrow to cover replacement reserves. This escrow is capped at $12,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        The 2554 Ford Financing Documents also provide for $1,000 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $48,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the 2554 Ford Financing Documents provide for a $403 monthly escrow to cover replacement reserves. This escrow is capped at $9,660 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        The 247 Rittenhouse Financing Documents also provide for $2,000 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $60,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the 171 Rittenhouse Financing Documents provide for a $448 monthly escrow to cover replacement reserves. This escrow is capped at $10,754 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Financing Documents.

THE PROPERTIES

        The 2524 Ford Property is a 40,000 square foot single story light industrial building located in Bristol Township, Pennsylvania. The 2524 Ford Property is located in the Keystone Industrial Park which is located at the intersection of Interstate 95 and State Route 413 and is less than two (2) miles from Exit 30 on the Pennsylvania Turnpike. The building has 20 foot clear heights, 7 tailgate loading docks and 2 drive-in doors. The building is constructed of structural steel framing with split faced block and insulated metal panels with approximately 21% office finish.

                                     III-29

        As of March 11, 1999, the 2524 Ford Property was 100% leased to 3 tenants. The largest tenant, Roslyn Supply Co., leases 65% and have been in this location for 5 years. Contractual leases expirations during the loan term for all tenants are as follows: 26,000 square feet (65%) on 1/31/01; 4,000 square feet (10%) on 1/31/03; 10,000 square feet (25%) on 2/28/04.

        The 2554 Ford Property is a 31,200 square foot single story light industrial building located in Bristol Township, Pennsylvania. The 2554 Ford Property is located in the Keystone Industrial Park which is located at the intersection of Interstate 95 and State Route 413 and is less than 2 miles from Exit 30 on the Pennsylvania Turnpike. The building has 18 foot clear heights with 6 tailgate loading docks and 11 drive-in docks and has approximately 10% office finish. The building is constructed of structural steel framing with split faced block and insulated metal panels.

        As of March 11, 1999, the 2554 Ford Property was 100% leased to one tenant, Airborne Express. Airborne Express was formed in 1968 and specializes in providing freight shipments domestically and internationally. Airborne Express lease expires 6/30/01.

        The 247 Rittenhouse Property is a 35,846 square foot single story industrial building located in Bristol Township, Pennsylvania. The 247 Rittenhouse Property is located in the Keystone Industrial Park which is at the intersection of Interstate 95 and State Route 413 and less than two (2) miles from Exit 30 of the Pennsylvania Turnpike. The building has 20 foot clear heights with 4 tailgate loading docks and 1 drive-in door. The building is constructed of structural steel framing and brick on block with approximately 16% office finish.

        As of March 11, 1999, the 247 Rittenhouse Property was 100% leased to one tenant, Ina Linear Technik, Inc. Ina Linear Technik, Inc. manufactures needle roller bearings and has been at this location for four (4) years. Ina Linear Technik, Inc. lease expires 3/31/00.

MANAGEMENT

        Korngold Company is the manager of the Properties. Korngold Company currently manages in excess of 850,000 square feet and has managed real property since 1971. Korngold Company is affiliated with the Borrowers. The Financing Documents contain a management termination provision.

                                     III-30

LOAN NOS. 108 & 109 -- 130 WHARTON ROAD AND 2564 BOULEVARD OF THE GENERALS LOANS AND PROPERTIES

LOAN NO. 108 -- 130 WHARTON ROAD

-------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,644,942    Property Type:              Industrial
Loan Type:                 Principal &   Location:                   Bristol, PA
                           Interest;
                           Balloon
                                         Year Built/Renovated:       1974/NAP
Origination Date:          04/14/99      Square Footage:             48,300
Maturity Date:             05/01/09      Cut-off Date Balance/SF:    $34
Mortgage Rate:             7.090%        Appraisal Value:            $2,200,000
Annual Debt Service:       $132,791      Cut-off Date LTV:           70.5%
DSCR:                      1.48x         Balloon LTV:                61.9%
Underwritable Cash Flow:   $184,163      Percent Leased:             89.8%
Balance at Maturity:       $1,444,068    Percent Leased as of Date:  03/11/99
-------------------------------------------------------------------------------------

LOAN NO. 109 - 2564 BOULEVARD OF THE GENERALS

-------------------------------------------------------------------------------------
Cut-off Date Balance:      $1,368,203     Property Type:             Industrial
Loan Type:                 Principal &    Location:                  W. Norriton, PA
                           Interest;
                           Balloon
                                          Year Built/Renovated:      1984/NAP
Origination Date:          04/14/99       Square Footage:            40,000
Maturity Date:             05/01/09       Cut-off Date Balance/SF:   $34
Mortgage Rate:             7.090%         Appraisal Value:           $2,075,000
Annual Debt Service:       $110,451       Cut-off Date LTV:          70.5%
DSCR:                      1.48x          Balloon LTV:               61.9%
Underwritable Cash Flow:   $176,130       Percent Leased:            100.0%
Balance at Maturity:       $1,201,124     Percent Leased as of       03/11/99
                                          Date:
-------------------------------------------------------------------------------------

THE LOANS

        The 130 Wharton Road Loan (the "Wharton Loan") is secured by a first mortgage on a 48,300 square foot single story warehouse located in Bristol Township, Pennsylvania (the "Wharton Property"). The 2564 Boulevard of the Generals Loan (the "2564 Boulevard Loan") is secured by a first mortgage on a 40,000 square foot single story warehouse located in West Norriton Township, Pennsylvania (the "2564 Boulevard Property").

        The Wharton Loan and the 2564 Boulevard Loan are referred to herein as the "Loans". The Loans were originated by Principal Commercial Funding, LLC on April 14, 1999. The Loans are cross-collateralized.

        THE BORROWERS. The borrower for the Wharton Loan is Wharton Associates, a Pennsylvania limited partnership (the "Wharton Borrower"). The Wharton Borrower is a limited partnership controlled by Korngold Ltd. (52.5%) and grandchildren of Eric and Leon Korngold (47.5%), sole general partners of Korngold Ltd. Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

        The borrower for the 2564 Boulevard Loan is Trooper Road Associates, a Pennsylvania limited partnership (the "2564 Boulevard Borrower"). The 2564 Boulevard Borrower is a limited partnership controlled by Korngold Ltd. (90%) and Gary Whalen (10%). Korngold Ltd. is a limited partnership with Eric Korngold and Leon Korngold as 66% general partners and the limited partners are their children.

                                     III-31

        Eric and Leon Korngold also own a controlling interest in the borrowers under eleven (11) other loans in this securitization:

               2495 Boulevard of the Generals Loan (No. 54);
               160 Rittenhouse Circle Loan (No. 55);
               603 General Washington Avenue Loan (No. 56);
               219 Rittenhouse Circle Loan (No. 81);
               171 Rittenhouse Circle Loan (No. 82);
               4303 Lewis Road Loan (No. 83);
               2325 Maryland Road Loan (No. 95);
               701 Willowbrook Lane Loan (No. 96);
               2524 Ford Road Loan (No. 97);
               2554 Ford Road Loan (No. 98);
               247 Rittenhouse Circle Loan (No. 99);

        SECURITY. The Loans are each secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Financing Documents"). Each Mortgage is a first lien on the related Borrower's fee interest in the related Property. The Loans are non-recourse to the Borrowers, subject to certain limited exceptions. Eric Korngold and Leon Korngold have executed guaranties for the fraud, misrepresentation and environmental carveouts.

        The Loans are cross-collateralized with each other.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.090% per annum. The Wharton Loan requires monthly payments of principal and interest of $11,065.95 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 2564 Boulevard Loan requires monthly payments of principal and interest of $9,204.26 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. Loans accrue interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, each Borrower may defease at any time after June 1, 2003. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including, at lender's option, confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Loans are prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The Loans accrue interest at the mortgage rate plus 4% per annum while the related Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Loans provide that they will become immediately due and payable upon the transfer of the related Property or any ownership interest in the related Borrower, except in connection with any of the following permitted transfers.

        Upon payment of an assumption fee equal to the greater of $15,000 or one percent (1%) of the outstanding principal balance on the related Loan, the Financing Documents permit each Borrower to transfer two (2) times each related Property, subject to the Financing Documents. Such transfer is permitted only upon the satisfaction of certain conditions specified in the Financing Documents, including the proposed transferee must reasonably satisfy the Lender's underwriting standards for proposed transferees.

        Upon payment of an assumption fee equal to the greater of $15,000 or one (1%) of the outstanding principal balance of the related Loan or a prorated amount of said one (1%) if less than the entire interest in the related Borrower is transferred, the Financing Documents also permit the transfer of all or part of the ownership interest in the related Borrower provided: (i) the transfer of the partnership interest is to the immediate family members of Eric Korngold or Leon Korngold; (ii) Eric Korngold or Leon Korngold retain a general partnership

                                     III-32
interest in the related Borrower as well as manage and control the related Borrower; and (iii) an experienced property manager acceptable to the Lender continues to manage and lease the related Property.

        ESCROWS/RESERVES. The Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due.

        The Wharton Financing Documents also provide for a $835 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $60,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the Wharton Financing Documents provide for a $604 monthly escrow to cover replacement reserves. This escrow is capped at $14,490 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        The 2564 Boulevard Financing Documents also provide for $1,835 monthly escrow to cover tenant improvements and leasing commissions. This escrow is capped at $66,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the 2564 Boulevard Financing Documents provide for a $500 monthly escrow to cover replacement reserves. This escrow is capped at $12,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Financing Documents.

THE PROPERTIES

        The Wharton Property is a single story 48,300 square foot industrial building located in Bristol Township, Pennsylvania. The Wharton Property is located in the Keystone Industrial Park which is located at the intersection of Interstate 95 and State Route 413 and is less than 2 miles from Exit 30 of the Pennsylvania Turnpike. The Wharton Property has 20 foot clear heights with 8 tailgate and 2 drive-in loading docks with approximately 7% office finish. The building is constructed of structural steel framing with masonry block and brick veneer.

        As of March 11, 1999, approximately 89.8% of the space was leased by the following national or regional tenants: Universal Superab (44%) Kemutec, Inc (23%) and Racing Network (22%).

        Contractual lease expiration during the loan term for all tenants are as follows: 10,750 square feet (22%) in 2002; 11,150 square feet (23%) in 2003 and 21,450 square feet (44%) in 2004.

        The 2564 Boulevard Property is a single story 40,000 square foot warehouse located in West Norriton Township, Pennsylvania. The 2564 Boulevard Property is located in Valley Forge Business Center which is located off Route 363 and is less than one mile from the intersection of Route 363 and 422 and is approximately 3 miles from the Pennsylvania Turnpike, I-76 and Route 202. The 2564 Boulevard Property has 18 foot clear heights with 5 tailgate and 2 drive-in loading docks and approximately 25% office finish. The building is constructed of structural steel framing with brick veneer over masonry block and insulated metal paneling.

        As of March 11, 1999, the 2564 Boulevard Property was 100.0% leased to 2 tenants. MSA Industries, a division of DuPont Commercial Flooring Systems, occupies 20,000 square feet (50%) of the space with a lease expiration date of 10/31/01.

        Specialty Products and Insulation Corporation, a global and domestic distributor in the fabrication of mechanical insulation, occupies 20,000 square feet (50%) of the space with a lease expiration date of 7/31/01.

MANAGEMENT

        Korngold Company is the manager of the Properties. Korngold Company currently manages in excess of 850,000 square feet and has managed real property since 1971. Korngold Company is affiliated with the Borrowers. The Financing Documents contain a management termination provision.

                                     III-33

LOAN NO. 23 -- DEL MAR PLAZA SHOPPING CENTER

----------------------------------------------------------------------------------------------
Cut-off Date Balance:     $18,008,336                  Property Type:           Retail
Loan Type:                Principal & Interest;        Location:                Del Mar, CA
                          Balloon
                                                       Year Built/Renovated:    1989/NAP
Origination Date:         04/22/99                     Square Footage:          74,958
Maturity Date:            05/01/09                     Cut-off Date             $240
                                                       Balance/SF:
Mortgage Rate:            7.350 %                      Appraisal Value:         $36,000,000
Annual Debt Service:      $1,492,314                   Cut-off Date LTV:        50.0%
DSCR:                     1.48x                        Balloon LTV:             43.5%
Underwritable Cash Flow:  $2,215,890                   Percent Leased:          82.6%
Balance at Maturity:      $15,642,843                  Percent Leased as of     04/21/99
                                                       Date:
----------------------------------------------------------------------------------------------

THE LOAN

        The Del Mar Plaza Shopping Center Loan (the "Del Mar Loan") is secured by a first mortgage on a 74,958 square foot three level retail plaza located in Del Mar, California (the "Del Mar Property"). The Del Mar Loan was originated by Principal Commercial Funding, LLC on April 22, 1999.

        THE BORROWER. The borrower is HERS Del Mar Corp., a Delaware corporation (the "Del Mar Borrower"). The Del Mar Borrower is 100% owned by Employee's Retirement System of the State of Hawaii (the "HERS"). The Del Mar Borrower structure is the equivalent of a double special purpose entity and has an independent trustee.

        SECURITY. The Del Mar Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Del Mar Financing Documents"). The Deed of Trust is a first lien on the Del Mar Borrower's fee interest in the Del Mar Property. The Del Mar Loan is non-recourse to the Del Mar Borrower, subject to certain limited exceptions.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.350% per annum. The Del Mar Loan requires monthly payments of principal and interest of $124,359.47 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Del Mar Loan accrues interest computed on the basis of a 360-day year composed of twelve 30-day months.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, the Del Mar Borrower may defease at any time after two (2) years following issuance of the certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Del Mar Financing Documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment is due if the Del Mar Loan is prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST . There is a 4% late fee on overdue installments except that said late fee is reduced to $0.005 for each dollar for the first late payment; $0.01 for each dollar for the second and third late payments; $0.02 for each dollar for the fourth and fifth late payments cumulatively over the term of the Del Mar Loan. The Del Mar Loan accrues interest at the mortgage rate plus 4% per annum while the Del Mar Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Del Mar Loan provides that it will become immediately due and payable upon the transfer of the Del Mar Property or any ownership interest in the Del Mar Borrower, except in connection with any of the following permitted transfers.

        Upon the payment of an assumption fee in the amount of one-half percent (1/2%) or one percent (1%) of the outstanding principal balance of the Del Mar Loan for the first and second transfers, respectively, the Del Mar Financing Documents permit the Del Mar Borrower to transfer the Del Mar Property, subject to the Del Mar

                                     III-34

Financing Documents (with a full release of the obligations of the transferor) under the Del Mar Loan. In addition, a one time transfer of the Del Mar Property is permitted under the Del Mar Financing Documents to any entity in which HERS owns at least 51% of the interests is permitted. Such transfers are permitted only upon the satisfaction of certain conditions specified in the Del Mar Financing Documents, including confirmation, at lender's discretion, from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. Any proposed transferee must reasonably satisfy the lender's underwriting standards with respect to the proposed transferee.

        Upon payment of an assumption fee equal to the greater of $15,000 or one percent (1%) of the outstanding principal balance of the Del Mar Loan or the prorated amount of said one percent (1%) if less than the entire interest in the Del Mar Borrower is transferred, the Del Mar Financing Documents also permit the transfer of the ownership interest in the Del Mar Borrower if (i) equity interests in the successor borrower are securities registered with the Securities and Exchange Commission, (ii) the SPE status is maintained and (iii) the management and leasing of the Del Mar Property has been approved by the lender. Transfers of up to 49% interest in the ownership interest in the Del Mar Borrower are permitted provided certain conditions specified in the Del Mar Financing Documents are satisfied, including confirmation, at lender's discretion, from each Rating Agency that the transfer would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates.

        ESCROWS/RESERVES. The Del Mar Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes and insurance premiums when due. The Del Mar Financing Documents also provide for escrows in the amount of $427,185 to cover Borrower expenditures for the leasing commissions and tenant expenditures for 7,767 square feet of leased space.

        SUBORDINATED/OTHER DEBT. Secured Subordinate indebtedness and encumbrances are prohibited by the Del Mar Financing Documents.

THE PROPERTY

        The Del Mar Property consists of 74,958 square feet of a three level retail plaza located in Del Mar, California. As of April 21, 1999, the Del Mar Property was 82% leased to 36 tenants. The Del Mar Property is situated within the city of Del Mar which is located along the Pacific Ocean in the north central portion of San Diego County.

        The street level of the Del Mar Property is anchored by a new Banana Republic. The second level is directly accessible from the parking garage and walkways from the street level. The plaza level is open air and is anchored by 3 restaurants, Pacifica Del Mar, Epazote and Il Fornaio and overlooks the Pacific Ocean. Contractual lease expirations during the loan term for all tenants are as follows: 10,053 square feet (13.41%) in 1999; 10,295 square feet (13.73%) in
2000; 8,767 square feet (11.7%) in 2001; 9,841 square feet (13.13%) in 2002;
2,933 square feet (3.91%) in 2003; 13,916 square feet (18.57%) in 2004; 14,015 square feet (18.70%) in 2007 and 1,913 square feet (2.55%) in 2008.

MANAGEMENT

        Clarion Realty Services is the manager of the Del Mar Property. Clarion Realty Services is Clarion Partners' management subsidiary. Clarion Realty Services has hired an on-site manager for the Del Mar Property. The Del Mar Financing Documents contain a termination and management fee subordination provision.

                                     III-35

LOAN NO. 24 -- 609 GREENWICH STREET LOAN AND PROPERTY

---------------------------------------------------------------------------------------------
Cut-off Date Balance:       $13,986,928          Property Type:               Office
                            Principal &
Loan Type:                  Interest;            Location:                    New York, NY
                            Balloon              Year Built/Renovated:        1920/1987
Origination Date:           06/15/99             Square Footage:              150,350
Maturity Date:              07/01/09             Cut-off Date Balance/SF:     $93
Mortgage Rate:              7.490%               Appraisal Value:             $21,200,000
Annual Debt Service:        $1,240,413           Cut-off Date LTV:            66.0%
DSCR:                       1.33x                Balloon LTV:                 53.8%
Underwritable Cash Flow:    $1,655,816           Percent Leased:              100.0%
Balance at Maturity:        $11,405,640          Percent Leased as of Date:   06/15/99
---------------------------------------------------------------------------------------------

THE LOAN

        The 609 Greenwich Street Loan (the "609 Greenwich Loan") is secured by a first mortgage on a 150,350 square foot office building located in New York, New York (the "609 Greenwich Property"). The 609 Greenwich Loan was originated by Principal Commercial Funding, LLC on June 15, 1999.

        THE BORROWER. The borrower is S&P Greenwich Associates, LLC, a New York limited liability company (the "609 Greenwich Borrower"). The 609 Greenwich Borrower is owned by three key principals and their families (Michael L. Steinberg (25%), Arnold Steinburg (25%), and Harold Derfner (20%) and their families). The 609 Greenwich Borrower structure is a special purpose entity.

        SECURITY. The 609 Greenwich Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "609 Greenwich Financing Documents"). The Mortgage is a first lien on the 609 Greenwich Borrower's fee interest in the 609 Greenwich Property. The 609 Greenwich Loan is non-recourse to the 609 Greenwich Borrower, subject to certain limited exceptions. The three key principals, Michael L. Steinberg, Arnold Steinburg and Harold Derfner have executed a joint and several guaranty for the fraud, misrepresentation and environmental carve outs.

        The 609 Greenwich Loan is also secured by $3,100,000 letter of credit. The letter of credit will continue to exist until the tenant Gun For Hire begins to pay full rent on February 1, 2000. Gun For Hire is paying reduced rent while some of its space is being completed. If Gun For Hire does not commence full rent on February 1, 2000, then the letter of credit may be used to pay down the 609 Greenwich Loan with prepayment premium.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.490% per annum. The 609 Greenwich Loan requires monthly payments of principal and interest of $103,367.71 until July 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 609 Greenwich Loan accrues interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, the 609 Greenwich Borrower may defease at any time after August 1, 2003. Defeasance is permitted only upon the satisfaction of certain conditions specified in the 609 Greenwich Financing Documents, including confirmation, at lender's option, from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the 609 Greenwich Loan is prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The 609 Greenwich Loan accrues interest at the mortgage rate plus 4% per annum while the 609 Greenwich Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The 609 Greenwich Loan provides that it will become immediately due and payable upon the transfer of the 609 Greenwich Property or any ownership interest in the 609 Greenwich Borrower, except in connection with any of the following permitted transfers.

                                     III-36

        Upon the payment of an assumption fee in the amount of the greater of $15,000 or 1% of the outstanding principal balance of the 609 Greenwich Loan, the 609 Greenwich Financing Documents permit the 609 Greenwich Borrower to transfer the Greenwich Property two (2) times during the life of the Greenwich Loan, subject to the 609 Greenwich Financing Documents (with a full release of the obligations of the transferor) under the 609 Greenwich Loan. Such transfers are permitted only upon the satisfaction of certain conditions specified in the 609 Greenwich Financing Documents. In addition, any proposed transferee must reasonably satisfy the lender's underwriting standards with respect to the proposed transferee.

        Upon the payment of a reasonable fee, the 609 Greenwich Financing Documents also permit the transfer of all or part of the ownership interest in the 609 Greenwich Borrower provided (i) the interest is transferred to immediate family members of Max Steinberg and Abraham Pokoik, (ii) the 609 Greenwich Borrower remains 100% owned by the Steinberg/Pokoik family, (iii) experienced management and leasing reasonably acceptable to the lender is in place, and (iv) provided certain conditions specified in the 609 Greenwich Financing Documents are satisfied.

        ESCROWS/RESERVES. The 609 Greenwich Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes when due. The 609 Greenwich Financing Documents also require the 609 Greenwich Borrower to fund an escrow for capital reserves monthly in the amount of $2,506. In addition, the 609 Greenwich Borrower has funded into escrow $571,333, which is the amount of prepaid rent paid by the tenant Gun for Hire, and that will continue to be held in escrow until such time as the amount shall be deemed to be a security deposit (and not prepaid rent) under the terms of the Gun for Hire lease. In addition, there is a $3,100,000 letter of credit in favor of the lender which may be used to pay down the 609 Greenwich Loan with prepayment premium if the tenant, Gun For Hire, does not pay full rent beginning February 1, 2000. Upon Gun For Hire paying full rent, the letter of credit must be released to the 609 Greenwich Borrower.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the 609 Greenwich Financing Documents.

THE PROPERTY

        The 609 Greenwich Property consists of a 150,350 square foot nine story office building built in 1920 located in New York, New York. The 609 Greenwich Property is a former warehouse. The building underwent extensive renovations over the past ten years at a total cost of $11.2 million. The 609 Greenwich Property is in the southwest quadrant of the West Village area of Manhattan. The West Village area of Manhattan is located along the lower west portion of the Manhattan island.

        As of June 15, 1999, the 609 Greenwich Property was 100.0% leased to 2 tenants. Gun For Hire occupies 60% of the building with a lease expiration date of 10/31/13.

        Gun For Hire is a fully integrated film production company that has been producing movies for six years. Gun For Hire also occupies all of a nine story building across the street. Andin International occupies the remaining 40% of the space and since 1981 and has a lease expiration date of 6/30/09 is engaged in the design, manufacture and distribution of precious metal jewelry.

MANAGEMENT

        Steinberg and Pokoik Management is the manager of the 609 Greenwich Property. Steinberg and Pokoik Management currently manages 1.25 million square feet and has been in business in Manhattan since 1910. Steinberg and Pokoik Management is affiliated with the 609 Greenwich Borrower. The 609 Greenwich Financing Documents contain termination and management fee subordination provisions.

                                     III-37

LOAN NO. 25 - THE OFFICE CENTER AT RAMSEY LOAN AND PROPERTY

--------------------------------------------------------------------------------------------
Cut-off Date Balance:        $13,968,884         Property Type:               Office
Loan Type:                   Principal &         Location:                    Ramsey, NJ
                             Interest;
                             Balloon             Year Built/Renovated:        1988/NAP
Origination Date:            04/19/99            Square Footage:              139,410
Maturity Date:               05/01/09            Cut-off Date Balance/SF:     $100
Mortgage Rate:               7.540%              Appraisal Value:             $19,500,000
Annual Debt Service:         $1,179,285          Cut-off Date LTV:            71.6%
DSCR:                        1.29x               Balloon LTV:                 62.5%
Underwritable Cash Flow:     $1,524,223          Percent Leased:              98.4%
Balance at Maturity:         $12,183,701         Percent Leased as of Date:   04/19/99
---------------------------- ------------------- ---------------------------- --------------

THE LOAN

        The Office Center at Ramsey Loan (the "Ramsey Loan") is secured by a first mortgage on a 139,410 square foot three story office building located in Ramsey, New Jersey (the "Ramsey Property"). The Ramsey Loan was originated by Principal Commercial Funding, LLC on April 19, 1999.

        THE BORROWER. The borrower is Raia Properties-Ramsey, L.P., a New Jersey limited liability company (the "Ramsey Borrower"). The Ramsey Borrower is owned equally by three key principals, Samuel Raia, Joseph Raia and Lawrence Raia.

        SECURITY. The Ramsey Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Ramsey Financing Documents"). The Mortgage is a first lien on the Ramsey Borrower's fee interest in the Ramsey Property. The Ramsey Loan is non-recourse to the Ramsey Borrower, subject to certain limited exceptions. The three key principals, Samuel Raia, Joseph Raia and Lawrence Raia have executed a joint and several guaranty for the fraud, misrepresentation and environmental carve outs.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.540% per annum. The Ramsey Loan requires monthly payments of principal and interest of $98,273.78 until May 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Ramsey Loan accrues interest computed on the basis of a 360 day year composed of twelve 30-day months.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, the Ramsey Borrower may defease at any time after June 1, 2003. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Ramsey Financing Documents, including confirmation, at lender's option, from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Ramsey Loan is prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments. The Ramsey Loan accrues interest at the mortgage rate plus 4% per annum while the Ramsey Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Ramsey Loan provides that it will become immediately due and payable upon the transfer of the Ramsey Property or any ownership interest in the Ramsey Borrower, except in connection with any of the following permitted transfers.

        Upon the payment of an assumption fee in the amount of the greater of $15,000 or 1% of the outstanding principal balance of the Ramsey Loan, the Ramsey Financing Documents permit the Ramsey Borrower to transfer the Ramsey Property or interest in the Ramsey Borrower two (2) times during the life of the Ramsey Loan, subject to the Ramsey Financing Documents (with a full release of the obligations of the transferor) under the Ramsey Loan. Such transfers are permitted only upon the satisfaction of certain conditions specified in the Ramsey Financing

                                     III-38

Documents. In addition, any proposed transferee must reasonably satisfy the lender's underwriting standards with respect to the proposed transferee.

        The Ramsey Financing Documents also permit, without an assumption fee, transfers of partnership interests in the Ramsey Borrower between Joseph S. Raia, Lawrence A. Raia and Samuel S. Raia and their families provided that at least two (2) of the following, Joseph S. Raia, Lawrence A. Raia and Samuel S. Raia, cumulatively retain a 51% ownership interest, remain as shareholders of the general partner of the Ramsey Borrower and continue to manage and lease the Ramsey Property. Such transfers are permitted only upon the satisfaction of certain conditions specified in the Ramsey Financing Documents.

        ESCROWS/RESERVES. The Ramsey Financing Documents require monthly escrow deposits in amounts sufficient to pay taxes when due. The Ramsey Financing Documents also require the Ramsey Borrower to fund an escrow for replacement reserves monthly in the amount of $2,324. This escrow is capped at $50,000 and anytime the escrow balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, the Ramsey Borrower is required to fund an escrow for tenant improvements and leasing commissions monthly in the amount of $5,000. This escrow is capped at $300,000 and anytime the balance falls below the capped amount, the monthly cashflow escrow will resume. In addition, at closing $270,000 was escrowed for tenant improvements and leasing commissions related to the JDR Recovery Corporation space. Also at closing, $235,000 was escrowed as additional security until UPS unconditionally accepts its leased space and commences paying rent at $102,916.67 per month beginning September 1, 1999 as set forth in its lease. The Ramsey Financing Documents permit the Ramsey Borrower to replace both the $270,000 and $235,000 escrowed dollars with a letter of credit upon the satisfaction of certain conditions specified in the Ramsey Financing Documents.

        SUBORDINATED/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited by the Ramsey Financing Documents.

THE PROPERTY

        The Ramsey Property consists of a 139,410 square foot three story office building built in 1988 located in Ramsey, New Jersey. The Ramsey Property is on the east side of the North Franklin Turnpike. It has access to Interstate 80 and 287, the Garden State Parkway and the Franklin Turnpike. The building has a steel framed structure, face brick and aluminum framed glass curtain wall exteriors.

        As of April 19, 1999, the Ramsey Property was 98.4% leased to 10 tenants. United Parcel Service occupies 65,000 square feet (47%) and is the world's largest package delivery company with a lease expiration date of 8/31/04. JDR Recovery Corp. occupies 54,305 square feet (39%) with a lease expiration date of 10/31/02 and is a national collection agency headquartered in the Ramsey Property. JDR Recovery has been in the business for over 17 years and has 4 satellites across the United States. Contractual lease expirations for the remainder of the tenants are as follows: 5,465 square feet (3.9%) in 1999; 969 square feet (0.1%) in 2000; 1,161 square feet (0.1%) in 2001; 6,600 square feet (4.7%) in 2003.

MANAGEMENT

        Raia Properties is the manager of the Ramsey Property. Raia Properties currently manages 700,000 square feet in the New Jersey area. Raia Properties is affiliated with the Ramsey Borrower.

                                     III-39

LOAN NO. 26 - PEDDLER'S VILLAGE LOAN AND PROPERTY

-------------------------------------------------------------------------------------------
Cut-off Date Balance:        $12,495,090          Property Type:            Various(1)
Loan Type:                   Principal &          Location:                 Lahaska, PA
                             Interest; Balloon
Origination Date:            6/14/99              Year Built/Renovated:     1962/1993
Maturity Date:               7/1/09               Square Feet:              226,860
Mortgage Rate:               8.350%               Cut-off Date Balance/SF:  $55
Annual Debt Service:         $1,137,468           Appraised Value:          $20,500,000
DSCR:                        1.73x                Cut-off Date LTV:         61.0%
Underwritable Cash Flow:     $1,967,690           Balloon LTV:              55.1%
Balance at Maturity:         $11,293,240          Percent Leased:           100.0%
                                                  Percent Leased as of      6/3/99
                                                  Date:
--------------------------
(1) The property contains retail, hotel, apartment, museum and other space.
-------------------------------------------------------------------------------------------

THE LOAN

        The Peddler's Village Loan (the "Peddler's Village Loan") is secured by a first mortgage on a 226,860 square foot retail complex (the "Peddler's Village Property"), located in Lahaska, Pennsylvania. The Peddler's Village Loan was originated by JHREF on June 14, 1999.

        THE BORROWERS. The Borrowers are Peddler's Village Partnership, ("PVP"), a Pennsylvania limited partnership, Peddler's Village of Lahaska, Inc., a Pennsylvania corporation, D.J.Y., Inc., a Pennsylvania corporation and Earl H. Jamison (collectively, the "Peddler's Village Borrower"). The partners of PVP consist of Peddler's Village of Lahaska, Inc. (50% General Partner), Earl H. Jamison ("Jamison"), (10% General Partner and 30% Limited Partner) and five (5) trusts for the benefit of Jamison's children (10% Limited Partner).

        SECURITY. The Peddler's Village Loan is secured by an Open-End Mortgage, Assignment of Leases and Rents, Security Agreement, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on the fee interest and partial leasehold interest pursuant to a ground lease (the "Peddler's Village Ground Lease") in the Peddler's Village Property. The Peddler's Village Loan is full recourse to the Peddler's Village Borrower.

        PAYMENT TERMS. The Mortgage Rate is fixed at 8.350%. The Peddler's Village Loan requires monthly payments of principal and interest of $94,788.53 until its maturity on July 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Peddler's Village Loan accrues interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

        PREPAYMENT. The Peddler's Village Loan may be prepaid in whole, but not in part, with at least 30 days prior written notice on or after August 1, 2004 upon payment of a Prepayment Premium calculated on the basis of the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations or one percent (1%) of the amount prepaid. No Prepayment Premium is due if the Peddler's Village Loan is prepaid within ninety (90) days prior to maturity.

        If there is an event of default and the lender accelerates the Peddler's Village Loan, the security documents require the Peddler's Village Borrower to pay a Prepayment Premium calculated on the basis of the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations or ten percent (10%) of the then outstanding principal amount of the Peddler's Village Loan.

        LATE FEES AND DEFAULT INTEREST. There is a 5% late fee on overdue installments. The Peddler's Village Loan accrues interest at the Mortgage Rate plus 7% per annum while the Peddler's Village Loan is in default.

                                     III-40

        TRANSFER OF PROPERTY OR INTERESTS IN THE BORROWER. The Peddler's Village Loan becomes immediately due and payable upon the transfer of the Peddler's Village Property except for a one-time right to transfer the Peddler's Village Property, if among other things, (i) there is no event of default; (ii) the Rating Agencies have confirmed in writing that such transfer will not result in a requalification, reduction or withdrawal of the ratings assigned to the Certificates; (iii) the transferee is a single-purpose, bankruptcy remote entity; and (iv) the transferee has assumed the Peddler's Village Loan.

        The Peddler's Village Loan becomes immediately due and payable upon the transfer of any ownership interest in the Peddler's Village Borrower except for the transfer of partnership interests by any limited partner of the Peddler's Village Borrower or the transfer of any stock of the Peddler's Village of Lahaska, Inc. to any family member of Jamison, if, among other things, Jamison remains the owner of at least fifty-one percent (51%) of the stock of the Peddler's Village of Lahaska, Inc., continues to control the Peddler's Village Borrower and continues to conduct the day-to-day operations of the Peddler's Village Property.

        ESCROW/RESERVES. There is a tax reserve which requires deposits in an amount sufficient to pay taxes when due. There is a repair escrow for deferred maintenance. There are no other reserves.

        SUBORDINATE/OTHER DEBT. Subordinate indebtedness or encumbrances of the Peddler's Village Property are prohibited.

THE PROPERTY

        The Peddler's Village Property is a 226,680 square foot specialty shopping center located in Lahaska, Pennsylvania. The Peddler's Village Property was 100% leased and 100% occupied as of June 3, 1999. The building is wood and steel construction.

        The property is occupied by 75 retail tenants (76% of the gross potential rent ("GPR")), a country inn (12.5% of GPR), 17 apartment units (5.7% of GPR) and an antique carousel and museum (5.8% of GPR). According to the Peddler's Village Borrower, the Peddler's Village Property receives over two million visitors per year. Six tenants of the Peddler's Village Property, leasing a total of 100,219 square feet (approximately 44% of the total square footage) and paying approximately $1.6 million in annual base rent (approximately 45% of the total base rent), are affiliated with the Peddler's Village Borrower.

        As of June 3, 1999, the Peddler's Village Property was 100% leased to 77 tenants. Contractual lease expirations during the loan term are as follows:
17,035 square feet (7%) in 1999, 41,320 square feet (18%) in 2000, 7,570 square feet (3%) in 2001, 7,450 square feet (3%) in 2002, 22,700 square feet (10%) in
2003, 2,906 square feet (1%) in 2004, 3,500 square feet (2%) in 2006 and 104,719 square feet (46%) in 2009. As of 6/3/99, average rents at the property were $16.94 per square foot.

        The term of the Peddler's Village Ground Lease, which is subordinate to the first mortgage lien, is 30 years, expiring on December 31, 2025. The lessor is D.J.Y., Inc, a Pennsylvania corporation. The base rent is currently $120,000 annually.

MANAGEMENT

        The Peddler's Village Property is managed by Jamison. Jamison developed and has owned and managed the Peddler's Village Property since 1962. In addition to managing the Peddler's Village Property, Jamison owns several companies that operate the restaurants, lodging, conference facilities and apartments located at the Peddler's Village Property.

                                     III-41

LOAN NO. 27 - PINE RIDGE APARTMENTS OF DURHAM LOAN AND PROPERTY

-------------------------------------------------------------------------------------------
Cut-off Date Balance:       $11,980,455        Property Type:               Multifamily
Loan Type:                  Principal &        Location:                    Durham, NC
                            Interest; Balloon
                                               Year Built/Renovated:        1998/NAP
Origination Date:           05/26/99           Units:                       332
Maturity Date:              06/01/09           Cut-off Date Balance/Unit:   $36,086
Mortgage Rate:              6.510%             Appraisal Value:             $18,200,000
Annual Debt Service:        $911,125           Cut-off Date LTV:            65.8%
DSCR:                       1.68x              Balloon LTV:                 56.9%
Underwritable Cash Flow:    $1,529,936         Percent Leased:              99.0%
Balance at Maturity:        $10,347,277        Percent Leased as of Date:   04/30/99
-------------------------------------------------------------------------------------------

THE LOAN

        The Pine Ridge Apartments of Durham Loan (the "Pine Ridge Loan") is secured by a first lien on 332 units in a garden apartment complex located in Durham, North Carolina (the "Pine Ridge Property"). The Pine Ridge Loan was originated by Principal Commercial Funding, LLC on May 26, 1999.

        THE BORROWER. The borrower is Pine Ridge Apartments of Durham, LLC, a North Carolina limited liability company (the "Pine Ridge Borrower"). The Pine Ridge Borrower is 100% owned by Ticon, Inc. Ticon, Inc. is a real estate holding entity with 100% ownership interest in 30 properties in the Durham area. The Pine Ridge Borrower is a special purpose entity.

        SECURITY. The Pine Ridge Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents (the "Pine Ridge Financing Documents"). The Deed of Trust is a first lien on the Pine Ridge Borrower's fee interest in the Pine Ridge Property. The Pine Ridge Loan is non-recourse to the Pine Ridge Borrower, subject to certain limited exceptions. Ticon, Inc. has executed a guaranty for the fraud, misrepresentation and environmental carve outs.

        PAYMENT TERMS. The Mortgage Rate is fixed at 6.510% per annum. The Pine Ridge Loan requires monthly payments of principal and interest of $75,927.10 until June 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Pine Ridge Loan accrues interest computed on the basis of the actual number of days elapsed in each month in a 360-day year.

        PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until three
(3) months prior to maturity. However, the Pine Ridge Borrower may defease at any time after two (2) years following the issuance of the certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Pine Ridge Financing Documents, including confirmation, at lender's option, from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. No prepayment premium is due if the Pine Ridge Loan is prepaid within three (3) months prior to maturity.

        LATE FEES AND DEFAULT INTEREST. There is a 4% late fee on overdue installments for a period exceeding fifteen (15) days or such shorter period as may be permitted by North Carolina law. The Pine Ridge Loan accrues interest at the mortgage rate plus 4% per annum while the Pine Ridge Loan is in default.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Pine Ridge Loan provides that it will become immediately due and payable upon the transfer of the Pine Ridge Property or any ownership interest in the Pine Ridge Borrower, except in connection with any of the following permitted transfers.

        Upon the payment of an assumption fee in the amount of the greater of $15,000 or 1% of the outstanding principal balance of the Pine Ridge Loan, the Pine Ridge Financing Documents permit the Pine Ridge Borrower to transfer the Pine Ridge Property two (2) times during the life of the Pine Ridge Loan, subject to the Pine Ridge Financing Documents. Such transfers are permitted only upon the satisfaction of certain conditions specified in the

                                     III-42

Pine Ridge Financing Documents. In addition, any proposed transferee must reasonably satisfy the lender's underwriting standards with respect to the proposed transferee.

        The Pine Ridge Financing Documents also permit transfers of a membership interest in the Pine Ridge Borrower to W. Jack McGhee, his parents, siblings, grandchildren and spouses provided that (i) Ticon, Inc. maintains a 51% interest in the Pine Ridge Borrower, and (ii) certain other conditions specified in the Pine Ridge Financing Documents are satisfied. Transfers of the shareholder interest in Ticon, Inc. to W. Jack McGhee, his parents, siblings, grandchildren and spouses are permitted provided that (i) W. Jack McGhee maintains at least a 51% interest in Ticon, Inc., and (ii) certain conditions specified in the Pine Ridge Financing Documents are satisfied.

        ESCROWS/RESERVES. The Pine Ridge Financing Documents require monthly escrow deposits in amounts sufficient to pay insurance and taxes when due.

        SUBORDINATED/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited by the Pine Ridge Financing Documents.

THE PROPERTY

        The Pine Ridge Property consists of 332 units in a three story garden apartment complex built in phases from 1996 through 1998 and is located in Durham, North Carolina. The Pine Ridge Property consists of 39 two-story and three-story buildings. The buildings are wood frame with painted hard plank siding. All units contain a range, refrigerator, disposal, washer/dryer hook-up, security system, miniblinds and ceiling fans. One bedrooms have a washer and dryer and the 2-3 bedroom units have a fireplace and covered porch. Complex amenities include a club house with a community room and exercise facility, playground and swimming pool.

        As of April 30, 1999, the Pine Ridge Property was 98.8% occupied.

MANAGEMENT

        Ticon Properties, LLC is the management and leasing firm of the Pine Ridge Property. Ticon Properties, LLC currently manages 30 properties in the Durham area and has been in business over 25 years. The Pine Ridge Financing Documents contain a management termination provision.

                                     III-43

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

MORGAN STANLEY                         [MORGAN STANLEY            July 28, 1999
Real Estate Debt Capital Markets        DEAN WITTER
Mortgage Capital Markets                LOGO]
-------------------------------------------------------------------------------


                                 CMBS NEW ISSUE

                                   TERM SHEET
                           ---------------------------

                           PRICING DATE: JULY 28, 1999

                           ---------------------------


                                  $540,581,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            AS MORTGAGE LOAN SELLERS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1

                           ---------------------------

    MORGAN STANLEY DEAN WITTER

                                                   GOLDMAN, SACHS & CO.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1

TRANSACTION FEATURES

>>   Sellers:

----------------------------------------------------------------------------------
                                              NO.                           %
                                              OF        CUT-OFF DATE        OF
SELLERS                                      LOANS         BALANCE         POOL
----------------------------------------------------------------------------------
 Principal Commercial Funding, LLC             80       $337,702,158       56.8%
 John Hancock Real Estate Finance, Inc.        25        173,161,737       29.1
 Morgan Stanley Mortgage Capital Inc.          21         83,182,148       14.0
----------------------------------------------------------------------------------
 TOTAL:                                       126       $594,046,043      100.0%
----------------------------------------------------------------------------------

>>   Loan Pool:
     o    Average Cut-off Date Balance: $4,714,651
     o    Largest loan by Cut-off Date Balance (including crossed loans):
          $83,182,148 (14.0% of Pool)
          (secured by a cross-collateralized pool of 21 retail properties)
     o Five largest and ten largest loans (including crossed loans): 26.7% and 36.8% of Pool, respectively

>>   Credit Statistics:
     o    Weighted average debt service coverage ratio of 1.63x
     o    Weighted average loan-to-value of 63.7%
     o    Weighted average balloon loan-to-value of 55.3%

>>  Property Types:
     o Retail, industrial, office and multifamily properties comprise 95.8% of Pool

          Retail                         30.4%
          Industrial                     26.1%
          Office                         22.3%
          Multifamily                    17.0%
          Mixed Use                       2.1%
          Senior Housing                  1.8%
          Self-Storage Facility           0.4%

>>   Call Protection:
     o Lockout period ranging from 24 to 49 months, then defeasance provisions: 70.3%
     o Lockout period ranging from 24 to 72 months, then the greater of yield maintenance and 1.0%: 29.7%

          Notwithstanding the foregoing, each loan provides an open period of 0 to 7 monthly payments prior to and including the maturity date of the Mortgage Loan in which such loan may be prepaid without premium or defeasance.

>>   Reserves:
     o    96.7% of the Mortgage Loans have tax escrow requirements
     o    61.3% of the Mortgage Loans have insurance escrow requirements
     o 71.7% of the Mortgage Loans have capital expenditure escrow requirements
     o 61.9% of the Mortgage Loans (excluding those secured by multifamily, senior housing and self-storage properties) have TI/LC escrow requirements

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly Certificateholder Reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.lnbabs.com. Updated property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index


                                      T-2
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1

OFFERED CERTIFICATES

----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- -----------------
              INITIAL AGGREGATE
                 CERTIFICATE                                                                    EXPECTED FINAL        INITIAL
                 BALANCE OR        SUBORDINATION      RATINGS        AVERAGE       PRINCIPAL     DISTRIBUTION      PASS-THROUGH
  CLASS      NOTIONAL AMOUNT(1)       LEVELS        (FITCH/S&P)      LIFE(2)     WINDOW(2)(3)       DATE(2)           RATE(4)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- -----------------
A-1             $74,751,000%          20.25(5)       AAA/AAA          5.70          1-110         10/15/08            6.97%
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- -----------------
A-2            $399,000,000%          20.25(5)       AAA/AAA          9.75         110-119         7/15/09            7.11%
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- -----------------
B               $20,792,000           16.75%          AA/AA           9.93         119-119         7/15/09           NWAC(6)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- -----------------
C               $23,762,000           12.75%           A/A            9.93         119-119         7/15/09           NWAC(6)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- -----------------
D                $8,910,000           11.25%          A-/A-           9.93         119-119         7/15/09           NWAC(6)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- -----------------
E               $13,366,000            9.00%         BBB/BBB          9.93         119-119         7/15/09           NWAC(6)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- -----------------


PRIVATE CERTIFICATES(7)

----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- ----------------
              INITIAL AGGREGATE
                 CERTIFICATE                                                                    EXPECTED FINAL        INITIAL
                 BALANCE OR        SUBORDINATION      RATINGS        AVERAGE       PRINCIPAL     DISTRIBUTION      PASS-THROUGH
  CLASS      NOTIONAL AMOUNT(1)       LEVELS        (FITCH/S&P)      LIFE(2)     WINDOW(2)(3)       DATE(2)           RATE(4)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- ----------------
X              $594,046,043(8)         --           AAA/AAAr          9.49           --              --         Variable Rate(9)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- ----------------
F                $7,426,000            7.75%        BBB-/BBB-         9.93         119-119         7/15/09           NWAC(6)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- ----------------
G                $1,485,000            7.50%         BBB-/NR          9.93         119-119         7/15/09           NWAC(6)
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- ----------------
H - P           $44,554,043            --              --             --             --              --               6.72%
----------- -------------------- ---------------- -------------- -------------- -------------- ---------------- ----------------

Notes:    (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2) Based on Maturity Assumptions described in the Prospectus Supplement and assuming 0% CPR.

          (3) Principal window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions, assuming 0% CPR.

          (4) Other than the Class X Certificates and the Class B, C, D, E, F and G Certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest as described in the Prospectus Supplement provided that the Pass-Through Rate, in each case, will not exceed the NWAC Rate for each Distribution Date. The Class X, B, C, D, E, F and G Certificates will accrue interest at a variable rate as described below.

          (5) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

          (6) The Pass-Through Rate on the Class B, C, D, E, F and G certificates on each Distribution Date will equal the NWAC Rate. The Initial Pass-Through Rate for such classes will be equal to approximately 7.45%.

          (7)  Certificates to be offered privately pursuant to Rule 144A.

          (8) Class X Notional Amount is equal to the sum of all Principal Balance Certificates outstanding from time to time.

          (9) The Pass-Through Rate on the Class X Certificates on each Distribution Date will equal, in general, the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have principal amounts.


                                      T-3
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1

I.  ISSUE CHARACTERISTICS
    ---------------------

Issue Type:                Public: Class A-1, A-2, B, C, D and E (the
                           "Offered Certificates")

                           Private (Rule 144A): Class X, F, G, H, J, K, L, M, N, O and P

Securities Offered:        $540,581,000 monthly pay, multi-class sequential
                           pay commercial mortgage REMIC Pass-Through
                           Certificates, including two fixed-rate principal and interest classes (A-1 and A-2) and four variable-rate principal and interest classes (B, C, D and E)

Collateral:                The collateral consists of a $594,046,043 pool of
                           126 fixed-rate commercial and multifamily Mortgage
                           Loans

Sellers: Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc. and Morgan Stanley Mortgage Capital Inc.

Lead Manager:              Morgan Stanley & Co. Incorporated

Co-Manager:                Goldman, Sachs & Co.

Master Servicer:           Wells Fargo Bank, National Association

Primary Servicers:         Principal Capital Management, LLC, John Hancock
                           Real Estate Finance, Inc. and Wells Fargo Bank,
                           National Association

Special Servicer:          Wells Fargo Bank, National Association

Trustee/Fiscal Agent:      LaSalle Bank National Association/ABN AMRO Bank N.V.

Pricing Date:              July 28, 1999

Closing Date:              On or about August 10, 1999

Distribution Dates:        The 15th of each month, commencing September 15, 1999

Cut-off Date:              August 1, 1999, except for 6 Mortgage Loans, that
                           have a due date of the 5th of each month, August 5,
                           1999

Minimum Denominations:     $25,000 for Class A Certificates; $100,000 for all
                           other Certificates (other than the Class R
                           Certificates)

Settlement Terms:          DTC, Euroclear and Cedel, same day funds, with
                           accrued interest

Legal/Regulatory Status:   Class A-1 and A-2 Certificates are expected to be
                           eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible

Risk Factors:              THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY
                           NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                           FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                           THE "RISK FACTORS" SECTION OF THE PROSPECTUS


                                      T-4
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


II.  STRUCTURE CHARACTERISTICS
     -------------------------

The Class A-1 and Class A-2 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C, D and E Certificates are variable rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                                        CLASS X (1)(2)
CLASS A-1                AAA/AAA                            $74.8MM
                          6.97%

CLASS A-2                AAA/AAA                           $399.0MM
                          7.11%

CLASS B                   AA/AA                             $20.8MM
                          NWAC

CLASS C                    A/A                              $23.8MM
                          NWAC

CLASS D                   A-/A-                              $8.9MM
                          NWAC

CLASS E                  BBB/BBB                            $13.4MM
                          NWAC

CLASS F(2)              BBB-/BBB-                            $7.4MM
                           NWAC

CLASS G(2)              BBB-/NR                              $1.5MM
                           NWAC

CLASS H-P(2)                                                $44.6MM
                          6.72%

NR = NOT RATED


Notes:   (1)  Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at the weighted average Class X Strip
              Rates for the respective classes of Principal Balance
              Certificates. The Class X Strip Rate for each such class for any Distribution Date is equal to the NWAC minus the Pass-Through
              Rate for such class and such Distribution Date.

         (2)  To be offered privately pursuant to Rule 144A.


                                      T-5
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



                   -------------------------------------------------------------
                                           CLASS X
     A                                  A-1
     P                                  A-1
     P    C                               A-2                       INTEREST
     L    A                               A-2                       PRINCIPAL
     I    S                                  B
     E    H                                  B
     D                                       C
          F                                  C
     L    L                                  D
     O    O                                  D
     S    W                                  E
     S                                       E
     E                                       F
     S                                       F
                                             G
                                             G
                                             H
                                             H
                                                   J
                                                   J
                                                           K
                                                           K
                                                           L
                                                           L
                                                           M
                                                           M
                                                           N
                                                           N
                                                           O
                                                           O
                                                                           P
                                                                           P
                   -------------------------------------------------------------
                   0          50         100         150          200        250
                                               MONTHS



Notes:    (1)  The class A-1, A-2 and X certificates will be paid interest on a pro rata basis.

          (2) The above analysis is based on the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.


                                      T-6
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


Interest Distributions:             Each Class of Certificates (other than the
                                    Class R-I, Class R-II and Class R-III
                                    Certificates) will be entitled on each
                                    Distribution Date to interest accrued at its Pass-Through Rate on the outstanding
                                    Certificate Balance or Notional Amount of such Class, as applicable.

Pass-Through Rates:                 Class A-1:         6.97%
                                    Class A-2:         7.11%
                                    Class B:           NWAC
                                    Class C:           NWAC
                                    Class D:           NWAC
                                    Class E:           NWAC
                                    Class F:           NWAC
                                    Class G:           NWAC
                                    Classes H-P:       6.72%
                                    Class X:           See Note 1 on page T-5

                                    The Pass-Through Rate for each class of
                                    Principal Balance Certificates for any
                                    Distribution Date will not exceed the
                                    Weighted Average Net Mortgage Rate ("NWAC") for such Distribution Date.

Principal Distributions:            Principal will be distributed on each
                                    Distribution Date to the most senior Class
                                    (i.e., the Class with the earliest
                                    alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class P Certificates are reduced to zero or Appraisal Reductions exceed the aggregate Certificate Balance of the Subordinate Certificates, payments of principal to the Class A-1 and A-2
                                    Certificates will be made on a pro rata
                                    basis.


                                      T-7
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


Prepayment Premium
Allocation:                Any Prepayment Premiums collected with respect to a
                           Mortgage Loan during any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such distribution date
                           (allocable on a pro-rata basis based on principal payments if there is more than one Class of Principal
                           Balance Certificates entitled to a distribution of principal) in an amount equal to the lesser of (a) such Prepayment Premium and (b) Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined in the Prospectus
                           Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant
                           Discount Rate.

                           The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the H, J, K, L, M, N, O and P Certificates are the excluded classes.

                           The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                           o  Two Classes of Certificates: Class A-1 and X
                           o The characteristics of the Mortgage Loan being prepaid are as follows:

                              -   Loan Balance:   $10,000,000
                              -   Mortgage Rate:   8.0%
                              -   Maturity Date:  10 years (August 1, 2009)

                           o  The Discount Rate is equal to 5.75%
                           o  The Class A-1 Pass-Through Rate is equal to 7.00%

                                                                            CLASS A-1           CLASS X
                                              METHOD                      CERTIFICATES        CERTIFICATES
                           ---------------------------------------------  -------------     ----------------
                           (Class A-1 Pass Through Rate - Discount Rate)  (7.00%-5.75%)     (100.00%-55.56%)
                           ---------------------------------------------- -------------
                                  (Mortgage Rate - Discount Rate)         (8.00%-5.75%)

                                                                          --------------    ----------------
                              Prepayment Premium Allocation                   55.56%             44.44%



Credit Enhancement:        Each Class of Certificates (other than Classes A-1,
                           A-2 and X) will be subordinate to all other Classes with an earlier alphabetical Class designation.

Advancing:                 The Master Servicer, the Trustee and the Fiscal Agent
                           (in that order) will each be obligated to make P&I
                           Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.


                                      T-8
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1




Realized Losses and Expense
Losses: Realized Losses and Expense Losses, if any, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to Classes A-1 and A-2 and, with respect to losses allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

Prepayment Interest Shortfalls:     For any Distribution Date, any Net Aggregate
                                    Prepayment Interest Shortfall not offset by the Master Servicing Fee will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:               An appraisal reduction generally will be
                                    created in the amount, if any, by which the Principal Balance of a Specially Serviced
                                    Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged
                                    Property. The Appraisal Reduction Amount will reduce proportionately the amount of advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance
                                    Certificate outstanding.

                                    An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

Operating Adviser:                  The Operating Adviser, which may be
                                    appointed by the Controlling Class, will have the right to receive notice from the Special Servicer with respect to certain actions regarding Specially Serviced
                                    Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral.


                                      T-9
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


    Controlling Class:              The Controlling Class will generally be the
                                    most subordinate Class of Certificates
                                    outstanding at any time or, if the
                                    Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class, the next most subordinate
                                    Class of Principal Balance Certificates.

    Special Servicer:               In general, the Special Servicer has the
                                    right to modify the terms of a Specially
                                    Serviced Mortgage Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not (i) extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated Distribution Date or (ii) if the
                                    Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date beyond a date which is ten (10) years prior to the expiration of the ground lease.

  Optional Termination:             The majority holders of the Controlling
                                    Class, the Depositor, the Master Servicer, the Special Servicer and the holder of the majority interest in the Class R-I
                                    Certificates, in that order, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate
                                    Certificate Balance of all Classes of
                                    Principal Balance Certificates then
                                    outstanding is less than or equal to 1% of the Initial Pool Balance. The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the Mortgage Loans, other than any Mortgage
                                    Loans as to which the Master Servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the Mortgage
                                    Rate - or the Mortgage Rates less the Master
                                    Servicing Fee Rate if the Master Servicer is the purchaser - to the Due Date for each Mortgage Loan ending in the Collection
                                    Period with respect to which such purchase occurs, plus un-reimbursed Advances, with interest thereon at the Advance Rate and the fair market value of any other property remaining in the Trust Fund.

   Reports to Certificateholders:   The Trustee will prepare and deliver monthly
                                    Certificateholder Reports. The Special
                                    Servicer will prepare and deliver to the Trustee a monthly Special Servicer Report summarizing the status of each Specially
                                    Serviced Mortgage Loan. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage
                                    Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the
                                    Mortgage Loans is expected to be available electronically at www.lnbabs.com.

The foregoing terms and structural characteristics of the Certificates are in all respects subject to the more detailed description thereof in the Prospectus, Prospectus Supplement and Pooling and Servicing Agreement.


                                      T-10
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


III.  SELLERS     Principal Commercial Funding, LLC ("PCF")
      -------     -----------------------------------------

                  The Mortgage Pool includes 80 Mortgage Loans, representing 56.8% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                  PCF is a wholly owned subsidiary of Principal Capital Management, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The primary offices of PCF are located at 801 Grand Avenue, Des Moines, IA 50392. PCF's phone number is
                  (515) 247-7895.

                  John Hancock Real Estate Finance, Inc. ("JHREF")
                  ------------------------------------------------

                  The Mortgage Pool includes 25 Mortgage Loans, representing 29.1% of the Initial Pool Balance, that were originated by JHREF (other than one such loan, as described below).

                  JHREF is a wholly owned subsidiary of John Hancock Subsidiaries, Inc., which is a wholly owned subsidiary of John Hancock Mutual Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                  JHREF presently has seven offices across the country and a loan servicing center located in Atlanta, Georgia. Each of the JHREF Loans was underwritten at JHREF's Boston headquarters and closed by JHREF (with the exception of the Mortgage Loan referred to as Plaza Madison, which was underwritten and closed by John Hancock Mutual Life Insurance Company). The principal offices of JHREF are located at 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

                  Morgan Stanley Mortgage Capital Inc. ("MSMC")
                  ---------------------------------------------

                  The Mortgage Pool includes 21 Mortgage Loans, representing 14.0% of the Initial Pool Balance, that were originated by or on behalf of MSMC. MSMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.


                                      T-11
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


IV.  COLLATERAL DESCRIPTION
     ----------------------

     Summary: The Mortgage Pool consists of a $594,046,043 pool of 126 fixed-rate, mortgage loans secured by first liens on commercial and multifamily properties located throughout 26 states. As of the Cut-off Date, the Mortgage Loans have a weighted average mortgage rate of 7.364% and a weighted average remaining term to maturity of 121 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.


                                TEN LARGEST LOANS
                                -----------------

-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- --------
                                                                        CUT-OFF              LOAN PER
                                                         PROPERTY         DATE               --------                      BALLOON
          PROPERTY NAME             CITY         STATE     TYPE         BALANCE    UNITS/SF  UNIT/SF     DSCR      LTV       LTV

Heritage Park                  East Longmeadow    MA      Retail      $8,048,394    116,840    $51      2.51x     51.3%     51.3%
Oakwood Square                 Boynton Beach      FL      Retail      $7,297,001    178,033    $51      2.51x     51.3%     51.3%
Towne Crossings                Richmond           VA      Retail      $6,548,222    104,023    $51      2.51x     51.3%     51.3%
Crofton Station                Gambrillis         MD      Retail      $5,642,731     81,398    $51      2.51x     51.3%     51.3%
Village Court                  Lynchburg          VA      Retail      $3,206,994     76,280    $51      2.51x     51.3%     51.3%
The Marketplace at Ocala       Ocala              FL      Retail      $3,114,231     71,620    $51      2.51x     51.3%     51.3%
University Center              Greenville         NC      Retail      $1,852,724     56,180    $51      2.51x     51.3%     51.3%
Litchfield Landing             Pawleys Island     SC      Retail      $1,837,686     42,201    $51      2.51x     51.3%     51.3%
Robbins Towne Centre           Robbins            NC      Retail      $1,692,218     42,577    $51      2.51x     51.3%     51.3%
First Street Station           Albermarle         NC      Retail      $1,641,797     52,230    $51      2.51x     51.3%     51.3%
Taylorsville                   Taylorsville       NC      Retail      $1,461,664     48,537    $51      2.51x     51.3%     51.3%
Lake Montclair Centre          Lake Montclair     VA      Retail      $6,914,560    101,292    $51      2.51x     51.3%     51.3%
Centre at Riverchase           Hoover             AL      Retail      $5,410,901    133,198    $51      2.51x     51.3%     51.3%
The Corridors at Ponte Vedra   Ponte Vedra        FL      Retail      $5,326,925     55,226    $51      2.51x     51.3%     51.3%
Shannon Crossing               Union City         GA      Retail      $5,300,598    101,046    $51      2.51x     51.3%     51.3%
Mandarin Oaks                  Jacksonville       FL      Retail      $4,836,743     56,700    $51      2.51x     51.3%     51.3%
Seven Hills Plaza              Spring Hills       FL      Retail      $4,191,277     87,191    $51      2.51x     51.3%     51.3%
Barclay Square                 Largo              FL      Retail      $2,942,718     98,323    $51      2.51x     51.3%     51.3%
Shoppes at Cloverplace         Palm Harbor        FL      Retail      $2,631,822     54,163    $51      2.51x     51.3%     51.3%
Hillview Plaza                 Greer              SC      Retail      $1,676,710     33,000    $51      2.51x     51.3%     51.3%
River Bend                     Covington          VA      Retail      $1,606,232     32,020    $51      2.51x     51.3%     51.3%
                                                                     -----------
                   SUBTOTAL:                                         $83,182,148
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
Plaza Madison                  New York           NY      Office     $29,706,627    210,793   $141      2.12x     37.1%     27.6%
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
Del Mar Plaza Shopping         Del Mar            CA      Retail     $18,008,336     74,958   $240      1.48x     50.0%     43.5%
Center
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
609 Greenwich Street           New York           NY      Office     $13,986,928    150,350    $93      1.33x     66.0%     53.8%
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
The Office Center at Ramsey    Ramsey             NJ      Office     $13,968,884    139,410   $100      1.29x     71.6%     62.5%
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
Peddler's Village              Lahaska            PA    Mixed Use    $12,495,090    226,860    $55      1.73x     61.0%     55.1%
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
Pine Ridge Apartments of       Durham             NC    Multifamily  $11,980,455        332  $36,086    1.68x     65.8%     56.9%
Durham
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
DM Management                  Tilton             NH    Industrial   $11,915,229    404,736    $29      1.39x     70.9%     49.4%
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
Fridley Plus Property          Fridley            MN      Retail      $6,594,394    164,983    $40      1.40x     59.9%     49.5%
Plymouth Plus Property         Plymouth           MN      Retail      $5,095,668    124,495    $40      1.40x     59.9%     49.5%
                                                                     -----------
                   SUBTOTAL:                                         $11,690,063
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- -------
DCT Industrial Buildings       Warren             MI    Industrial    $6,205,588    260,000    $24      1.25x     63.8%     53.8%
Noble International            Detroit            MI    Industrial    $5,286,241    222,463    $24      1.25x     63.8%     53.8%
Industrial Building                                                  -----------
                   SUBTOTAL:                                         $11,491,829
-----------------------------  ---------------  ------- -----------  ------------ --------- --------- --------- --------- --------


                                      T-12
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                            GEOGRAPHIC DISTRIBUTION
                            -----------------------


    WA        1.63%              WI       1.78%              NY       11.60%
    CA       12.47%              IL       0.26%              PA        5.60%
    AZ        1.35%              MI       1.93%              VA        6.20%
    NV        4.15%              IN       0.32%              NC        5.64%
    UT        1.37%              AL       0.91%              NH        2.01%
    CO        1.73%              OH       3.76%              MA        1.74%
    TX        2.12%              GA       5.52%              NJ        7.99%
    MN        4.79%              FL      10.67%              MD        0.95%
    MO        0.69%              SC       2.80%



                                      T-13
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


CUT-OFF BALANCE($)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
1 to 1,000,000                  3        2,282,355      0.38
1,000,001 to 2,000,000         24       36,753,675      6.19
2,000,001 to 3,000,000         22       55,236,722      9.30
3,000,001 to 4,000,000         19       65,220,258     10.98
4,000,001 to 5,000,000         14       61,890,633     10.42
5,000,001 to 6,000,000         17       92,454,042     15.56
6,000,001 to 7,000,000          6       39,659,262      6.68
7,000,001 to 8,000,000          3       23,229,474      3.91
8,000,001 to 9,000,000          3       24,396,905      4.11
9,000,001 to 10,000,000         5       49,521,126      8.34
10,000,001 to 20,000,000        9      113,694,965     19.14
20,000,001 to 30,000,000        1       29,706,627      5.00
---------------------------------------------------------------
 TOTAL:                       126     $594,046,043    100.00%
---------------------------------------------------------------
Min: $720,221     Max: $29,706,627     Average: $4,714,651
---------------------------------------------------------------



STATE
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
California                    13        74,098,388      12.47
New York                       9        68,888,195      11.60
Florida                       13        63,372,323      10.67
New Jersey                     7        47,481,004       7.99
Virginia                       8        36,824,466       6.20
North Carolina                10        33,515,826       5.64
Pennsylvania                  14        33,253,192       5.60
Georgia                        7        32,789,449       5.52
Minnesota                      4        28,475,794       4.79
Nevada                         6        24,651,358       4.15
Ohio                           7        22,358,258       3.76
Other                         28       128,337,790      21.61
---------------------------------------------------------------
 TOTAL:                      126      $594,046,043     100.00%
---------------------------------------------------------------



PROPERTY TYPE
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
Retail                         43     180,607,56       30.40
Industrial                     43     155,109,44       26.11
Office                         17     132,438,09       22.29
Multifamily                    20     101,091,32       17.02
Mixed Use                       1     12,495,090        2.10
Senior Housing                  1      9,706,774        1.63
Self Storage Facility           1      2,597,745        0.44
---------------------------------------------------------------
 TOTAL:                       126   $594,046,043      100.00%
---------------------------------------------------------------



MORTGAGE RATE (%)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
  6.501 to 7.000               28      156,660,975     26.37
  7.001 to 7.500               55      224,226,005     37.75
  7.501 to 8.000               34      158,230,994     26.64
  8.001 to 8.500                7       43,436,239      7.31
  8.501 to 9.000                2       11,491,829      1.93
---------------------------------------------------------------
 TOTAL:                       126     $594,046,043    100.00%
---------------------------------------------------------------
 Min: 6.510%           Max: 8.620%          Wtd Avg: 7.364%
---------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
 120                          123       557,504,216     93.85
 180                            1        29,706,627      5.00
 240                            2         6,835,200      1.15
---------------------------------------------------------------
 TOTAL:                       126      $594,046,043    100.00%
---------------------------------------------------------------
 Min: 120                Max: 240             Wtd Avg: 124
---------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
 61 - 120                     123      557,504,216     93.85
 121 - 180                      1       29,706,627      5.00
 181 - 240                      2        6,835,200      1.15
---------------------------------------------------------------
 TOTAL:                       126      $594,046,043   100.00%
---------------------------------------------------------------
 Min: 110                Max: 238             Wtd Avg: 121
---------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
 30.1 to 40.0                 1        29,706,627      5.00
 40.1 to 50.0                 1        18,008,336      3.03
 50.1 to 60.0                33       158,043,363     26.60
 60.1 to 70.0                37       172,678,126     29.07
 70.1 to 80.0                54       215,609,591     36.30
---------------------------------------------------------------
 TOTAL:                     126      $594,046,043    100.00%
---------------------------------------------------------------
 Min: 37.1%           Max: 79.8%            Wtd Avg: 63.7%
---------------------------------------------------------------

 BALLOON LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
  0.1 to 10.0                  2         6,835,200       1.15
  20.1 to 30.0                 2        33,828,452       5.69
  40.1 to 50.0                10        70,771,558      11.91
  50.1 to 60.0                55       259,197,564      43.63
  60.1 to 70.0                53       210,039,092      35.36
  70.0 to 80.0                 4        13,374,177       2.25
 -------------------------------------------------------------
  TOTAL:                     126      $594,046,043     100.00%
 -------------------------------------------------------------
  Min: 0.6%            Max: 71.4%            Wtd Avg: 55.3%
 -------------------------------------------------------------

 DEBT SERVICE COVERAGE RATIO (X)
---------------------------------------------------------------
                             NO. OF      AGGREGATE
                           MORTGAGE    CUT-OFF DATE     % OF
                             LOANS      BALANCE($)      POOL
---------------------------------------------------------------
 1.20 to 1.29                 23        123,438,702    20.78
 1.30 to 1.39                 25        100,986,869    17.00
 1.40 to 1.49                 28        128,337,664    21.60
 1.50 to 1.59                 15         47,827,967     8.05
 1.60 to 1.74                  8         45,452,635     7.65
 1.75 or greater              27        148,002,207    24.91
 --------------------------------------------------------------
  TOTAL:                     126       $594,046,043   100.00%
 --------------------------------------------------------------
  Min: 1.20x           Max: 2.51x            Wtd Avg: 1.63x
 --------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. Generally, for the purposes of the presentation of Mortgage Pool information, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.


                                      T-14
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $540,581,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-LIFE1


PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%)

-----------------------------   --------------  ---------------  --------------  --------------  --------------  --------------
PREPAYMENT RESTRICTIONS             AUG 99           AUG 00           AUG 01          AUG 02          AUG 03          AUG 04
-----------------------------   --------------  ---------------  --------------  --------------  --------------  --------------
Locked Out                            100.00%         100.00%           98.75%          98.75%          93.92%         75.17%
Yield Maintenance Total                 0.00%           0.00%            1.25%           1.25%           6.08%         24.83%
Penalty Points:
    5.00% and greater                   0.00%           0.00%            0.00%           0.00%           0.00%          0.00%
    4.00%  to 4.99%                     0.00%           0.00%            0.00%           0.00%           0.00%          0.00%
    3.00% to 3.99%                      0.00%           0.00%            0.00%           0.00%           0.00%          0.00%
    2.00% to 2.99%                      0.00%           0.00%            0.00%           0.00%           0.00%          0.00%
    1.00% to 1.99%                      0.00%           0.00%            0.00%           0.00%           0.00%          0.00%
Open                                    0.00%           0.00%            0.00%           0.00%           0.00%          0.00%
-----------------------------   --------------  ---------------  --------------  --------------  --------------  --------------
TOTAL                                 100.00%         100.00%          100.00%         100.00%         100.00%        100.00%
-----------------------------   --------------  ---------------  --------------  --------------  --------------  --------------
Pool Balance Outstanding        $594,046,043    $589,020,542     $583,517,988    $577,586,967    $571,193,976    $564,356,774
% of Initial Pool Balance             100.00%          99.15%           98.23%          97.23%          96.15%          95.00%
-----------------------------   --------------  ---------------  --------------  --------------  --------------  --------------



PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED
-----------------------------   --------------   --------------  --------------  --------------   -------------
PREPAYMENT  RESTRICTIONS             AUG 05           AUG 06          AUG 07          AUG 08          AUG 09
-----------------------------   --------------   --------------  --------------  --------------   -------------
Locked Out                             70.26%           70.27%          70.28%          68.74%          15.55%
Yield Maintenance Total                29.74%           29.73%          29.72%          25.56%          84.45%
Penalty Points:
    5.00% and greater                   0.00%            0.00%           0.00%           0.00%           0.00%
    4.00%  to 4.99%                     0.00%            0.00%           0.00%           0.00%           0.00%
    3.00% to 3.99%                      0.00%            0.00%           0.00%           0.00%           0.00%
    2.00% to 2.99%                      0.00%            0.00%           0.00%           0.00%           0.00%
    1.00% to 1.99%                      0.00%            0.00%           0.00%           0.00%           0.00%
Open                                    0.00%            0.00%           0.00%           5.70%           0.00%
-----------------------------   --------------   --------------  --------------  --------------   -------------
TOTAL                                 100.00%          100.00%         100.00%         100.00%         100.00%
-----------------------------   --------------   --------------  --------------  --------------   -------------
Pool Balance  Outstanding       $556,844,994     $548,747,852    $540,019,543    $530,688,942     $29,607,039
% of Initial Pool Balance              93.74%           92.37%          90.91%          89.33%           4.98%
-----------------------------   --------------   --------------  --------------  --------------   -------------



Notes:  (1) The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

        (2) One loan with a balance of $4,403,461 provides, upon satisfaction of certain conditions, for a partial release of a parcel from the lien to be accompanied by a paydown of the loan of approximately $550,000 to be accompanied by a yield maintenance premium.

        (3) One loan with a balance of $1,729,931 provides, upon satisfaction of certain conditions, for a partial release of two parcels from the lien to be accompanied by a paydown of the loan of approximately $1,100,000 to be accompanied by a yield maintenance premium.

        (4) Thirty one loans with an aggregate principal balance of $139,335,970 are structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. If release conditions are not met, there will be partial prepayments of said mortgage loans to be accompanied by a yield maintenance premium. The aggregate amount of the partial prepayments is $5,653,232.
        (5) See footnote 14 in Appendix II for a description of the Yield Maintenance.


                                      T-15
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603


                      MORGAN STANLEY CAPITAL I TRUST
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-LIFE1

                       ABN AMRO ACCT: 99-9999-99-9

Statement Date:  09/15/99
Payment Date:    09/15/99
Prior Payment:

Record Date:     08/31/99

WAC:
WAMM:


                                        Number Of Pages
                                        ---------------

Table Of Contents




TOTAL PAGES INCLUDED IN THIS PACKAGE

Specially Serviced Loan Detail             Appendix A
Modified Loan Detail                       Appendix B
Realized Loan Detail                       Appendix C


------------------------------------------------------------------
INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------

     LaSalle Web Site                  www.lnbabs.com

     LaSalle Bulletin Board            (714) 282-3990
     LaSalle ASAP Fax System           (714) 282-5518

     ASAP #:                                      430
     Monthly Data File Name:             0430MMYY.EXE
------------------------------------------------------------------

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603


                      MORGAN STANLEY CAPITAL I TRUST
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-LIFE1

                       ABN AMRO ACCT: 99-9999-99-9

Statement Date:  09/15/99
Payment Date:    09/15/99
Prior Payment:

Record Date:     08/31/99

WAC:
WAMM:


------------------------------------------------------------------------------------------------------------------------------------
           ORIGINAL       OPENING     PRINCIPAL     PRINCIPAL     NEGATIVE     CLOSING    INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE      PAYMENT     ADJ. OR LOSS AMORTIZATION   BALANCE     PAYMENT    ADJUSTMENT     RATE (2)
CUSIP     PER $1,000     PER $1,000   PER $1,000    PER $1,000   PER $1,000   PER $1,000  PER $1,000  PER $1,000   NEXT RATE (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                0.00           0.00         0.00          0.00         0.00         0.00        0.00        0.00            0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       TOTAL P&I PAYMENT    0.00


Notes: (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107


                      MORGAN STANLEY CAPITAL I TRUST
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-LIFE1

                       ABN AMRO ACCT: 99-9999-99-9
                         OTHER RELATED INFORMATION


Statement Date:  09/15/99
Payment Date:    09/15/99
Prior Payment:

Record Date:     08/31/99


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                              SERVICER/POOL INFORMATION


    Beginning         Scheduled        Unscheduled       Realized       Ending       Scheduled        Prepayment Interest
     Balance          Principal         Principal         Losses       Balance        Interest      Shortfall        Excess
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
                     Beginning            Ending         Gross       W/Avg Months    Prepayment     Disposition
                    Loan Count         Loan Count    Servicing Fees  to Maturity      Penalties         Fees
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
                                                                       Current         Cumulative
                                                                       Unpaid            Unpaid
                                         Class                        Interest          Interest
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------
                                         Total
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107


                      MORGAN STANLEY CAPITAL I TRUST
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-LIFE1

                       ABN AMRO ACCT: 99-9999-99-9
                        OTHER RELATED INFORMATION


Statement Date:  09/15/99
Payment Date:    09/15/99
Prior Payment:

Record Date:     08/31/99

------------------------------------------------------------------------------------------------------------------------------------

     P&I ADVANCES MADE BY:                     Beginning                  Current                            Ending
                                              Unreimbursed                Period           Reimbursed      Unreimbursed
------------------------------------------------------------------------------------------------------------------------------------


Servicer
Trustee
Fiscal Agent

------------------------------------------------------------------------------------------------------------------------------------
Total P&I Advances
------------------------------------------------------------------------------------------------------------------------------------





SUMMARY OF EXPENSES:

Current Period Servicing Fees
Current Period Trustee Fees
Current Period Special Servicing Fees
Principal Recovery Fees
Other Servicing Compensation - Interest on Advances

Total

Net Aggregate PPIS Allocable to the Bonds

Trust Fund Expenses
Current Realized Losses on Mortgage Loans
Cumulative Realized Losses on Mortgage Loans





------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107


                      MORGAN STANLEY CAPITAL I TRUST
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-LIFE1

                       ABN AMRO ACCT: 99-9999-99-9
                        OTHER RELATED INFORMATION

Statement Date:  09/15/99
Payment Date:    09/15/99
Prior Payment:

Record Date:     08/31/99



------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            REO PROPERTY SOLD OF DISPOSED OF DURING THE RELATED COLLECTION PERIOD

                                                                                   Portion                     Final
                           Realized                                              Included in                  Recovery
              Loan           Loss               Sale           Other              Available                Determination
             Number       Attributable        Proceeds        Proceeds             Funds                        Date
------------------------------------------------------------------------------------------------------------------------------------

1
2
3

------------------------------------------------------------------------------------------------------------------------------------
           Totals
------------------------------------------------------------------------------------------------------------------------------------






            REO PROPERTY INCLUDED IN THE TRUST

                                                Most          Aggregate            Aggregate                Portion
                                               Recent          Amount               Amount                 Included in
              Loan                            Appraisal        of Net              of Other                 Available
             Number                           Valuation        Income              Revenues                   Funds
------------------------------------------------------------------------------------------------------------------------------------

1
2
3





------------------------------------------------------------------------------------------------------------------------------------
           Totals
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107


                      MORGAN STANLEY CAPITAL I TRUST
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-LIFE1

                       ABN AMRO ACCT: 99-9999-99-9
                        OTHER RELATED INFORMATION

Statement Date:  09/15/99
Payment Date:    09/15/99
Prior Payment:   02/17/98

Record Date:     08/31/99


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          MORTGAGED PROPERTIES THAT BECAME REO DURING THE PRECEDING CALENDAR MONTH

                                                                                                                          Unpaid
                                                                                         Debt                            Principal
                                                                                        Service        Stated             Balance
                Loan                                               Property            Coverage       Principal          as of REO
               Number           City             State               Type                Ratio         Balance              Date
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
          Totals
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
                                                      APPRAISAL REDUCTION AMOUNTS

                                 Loan                                                    Current          Total
                                Number                                                    Period        Reduction
------------------------------------------------------------------------------------------------------------------------------------

                              1
                              2
                              3

------------------------------------------------------------------------------------------------------------------------------------
                                Totals
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603


                      MORGAN STANLEY CAPITAL I TRUST
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-LIFE1

                       ABN AMRO ACCT: 99-9999-99-9

Statement Date:  09/15/99
Payment Date:    09/15/99
Prior Payment:

Record Date:     08/31/99

------------------------------------------------------------------------------------------------------------------------------------
                           DELINQ 1 MONTH                 DELINQ 2 MONTHS             DELINQ 3+ MONTHS        FORECLOSURE/BANKRUPTCY
DISTRIBUTION     -------------------------------------------------------------------------------------------------------------------
   DATE               #                 BALANCE         #           BALANCE         #            BALANCE     #               BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   09/15/99              0                    0              0            0             0              0            0             0
                     0.00%               0.000%          0.00%       0.000%         0.00%          0.000%        0.00%        0.000%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------



                            [RESTUBBED TABLE CONTINUED FROM ABOVE]

------------------------------------------------------------------------------------------------------------------------------------
                REO                     MODIFICATIONS                      PREPAYMENTS                CURR WEIGHTED AVG.
            #      BALANCE          #            BALANCE               #          BALANCE         COUPON             REMIT
------------------------------------------------------------------------------------------------------------------------------------
              0           0              0                0                   0              0
          0.000%      0.000%          0.00%           0.000%               0.00%         0.000%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


             Note: Foreclosure and REO Totals are Included in the
                   Appropriate Delinquency Aging Category

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603


                      MORGAN STANLEY CAPITAL I TRUST
             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-LIFE1

                       ABN AMRO ACCT: 99-9999-99-9

                          DELINQUENT LOAN DETAIL

Statement Date:  09/15/99
Payment Date:    09/15/99
Prior Payment:

Record Date:     08/31/99


------------------------------------------------------------------------------------------------------------------------------------
                           Paid                              Outstanding            Out. Property
Disclosure Doc             Thru          Current P&I            P&I                   Protection                        Advance
  Control #                Date           Advance            Advances**                Advances                      Description (1)
------------------------------------------------------------------------------------------------------------------------------------




















------------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period                            1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but (less than) one month delinq   2. P&I Advance - Loan delinquent 2 months
------------------------------------------------------------------------------------------------------------------------------------



                             [RESTUBBED TABLE CONTINUED FROM ABOVE]


--------------------------------------------------------------------------------
   Special Servicer   Foreclosure         Bankruptcy                   REO
    Transfer Date        Date                Date                      Date
--------------------------------------------------------------------------------




















----------------------------------------------------------------------
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment
----------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603



                           MORGAN STANLEY CAPITAL I TRUST
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   SERIES 1999-LIFE1

                            ABN AMRO ACCT: 99-9999-99-9
                                      POOL TOTAL


Statement Date:    09/15/99
Payment Date:      09/15/99
Prior Payment:
Record Date:       08/31/99


                   DISTRIBUTION OF PRINCIPAL BALANCES
-------------------------------------------------------------------------
       (2) Current Scheduled          Number    (2)Scheduled    Based on
              Balances               of Loans       Balance     Balance
-------------------------------------------------------------------------
             $0 to    $500,000
       $500,000 to  $1,000,000
     $1,000,000 to  $1,500,000
     $1,500,000 to  $2,000,000
     $2,000,000 to  $2,500,000
     $2,500,000 to  $3,000,000
     $3,000,000 to  $3,500,000
     $3,500,000 to  $4,000,000
     $4,000,000 to  $5,000,000
     $5,000,000 to  $6,000,000
     $6,000,000 to  $7,000,000
     $7,000,000 to  $8,000,000
     $8,000,000 to  $9,000,000
    $10,000,000 to $11,000,000
    $11,000,000 to $12,000,000
    $12,000,000 to $13,000,000
    $13,000,000 to $14,000,000
    $14,000,000 to $15,000,000
    $15,000,000 &     Above
-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------
                    Average Scheduled Balance is                        0
                    Maximum Scheduled Balance is                        0
                    Minimum Scheduled Balance is                        0



                       DISTRIBUTION OF PROPERTY TYPES
-------------------------------------------------------------------------
                                      Number    (2)Scheduled    Based on
          Property Types             of Loans       Balance     Balance
-------------------------------------------------------------------------



















-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------
          Current Mortgage            Number    (2)Scheduled    Based on
           Interest Rate             of Loans       Balance     Balance
-------------------------------------------------------------------------
          7.000% or less
          7.000% to 7.125%
          7.125% to 7.375%
          7.375% to 7.625%
          7.625% to 7.875%
          7.875% to 8.125%
          8.125% to 8.375%
          8.375% to 8.625%
          8.625% to 8.875%
          8.875% to 9.125%
          9.125% to 9.375%
          9.375% to 9.625%
          9.625% to 9.875%
          9.875% to 10.125%
         10.125% &   Above
-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------
               W/Avg Mortgage Interest Rate is                    0.0000%
               Minimum Mortgage Interest Rate is                  0.0000%
               Maximum Mortgage Interest Rate is                  0.0000%


                             GEOGRAPHIC DISTRIBUTION
-------------------------------------------------------------------------
                                      Number    (2)Scheduled    Based on
       Geographic Location          of Loans        Balance     Balance
-------------------------------------------------------------------------
























-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------

ABN AMRO
LaSalle Bank N.A.

Administrator:
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603



                           MORGAN STANLEY CAPITAL I TRUST
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   SERIES 1999-LIFE1

                            ABN AMRO ACCT: 99-9999-99-9
                                      POOL TOTAL


Statement Date:    09/15/99
Payment Date:      09/15/99
Prior Payment:
Record Date:       08/31/99

                           LOAN SEASONING
-------------------------------------------------------------------------
                                      Number    (2)Scheduled   Based on
          Number of Years            of Loans       Balance    Balance
-------------------------------------------------------------------------













-------------------------------------------------------------------------

-------------------------------------------------------------------------
                                     Weighted Average Seasoning is    0.0






                     DISTRIBUTION OF REMAINING TERM
                             FULLY AMORTIZING
-------------------------------------------------------------------------
       Fully Amortizing               Number    (2)Scheduled    Based on
        Mortgage Loans               of Loans       Balance     Balance
-------------------------------------------------------------------------
       60 months or less
       61 to 120 months
      121 to 180 months
      181 to 240 months
      241 to 360 months
-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------
                     Weighted Average Months to Maturity is             0




                           DISTRIBUTION OF DSCR
-------------------------------------------------------------------------
               Debt Service           Number    (2)Scheduled    Based on
            Coverage Ratio (1)       of Loans       Balance     Balance
-------------------------------------------------------------------------
              0.500 or less
              0.500 to 0.625
              0.625 to 0.750
              0.750 to 0.875
              0.875 to 1.000
              1.000 to 1.125
              1.125 to 1.250
              1.250 to 1.375
              1.375 to 1.500
              1.500 to 1.625
              1.625 to 1.750
              1.750 to 1.875
              1.875 to 2.000
              2.000 to 2.125
              2.125 &  above
                Unknown
-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------
 Weighted Average Debt Service Coverage Ratio is                   0.0000






                        DISTRIBUTION OF AMORTIZATION TYPE
-------------------------------------------------------------------------
                                      Number    (2)Scheduled    Based on
        Amortization Type            of Loans       Balance     Balance
-------------------------------------------------------------------------







-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------





                        DISTRIBUTION OF REMAINING TERM
                              BALLOON LOANS
-------------------------------------------------------------------------
              Balloon                 Number    (2)Scheduled    Based on
           Mortgage Loans            of Loans       Balance     Balance
-------------------------------------------------------------------------
           12 months or less
           13 to 24 months
           25 to 36 months
           37 to 48 months
           49 to 60 months
           61 to 120 months
          121 to 180 months
          181 to 240 months
-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------
                      Weighted Average Months to Maturity is            0



                               NOI AGING

-------------------------------------------------------------------------
                                      Number    (2)Scheduled    Based on
              NOI Date               of Loans       Balance     Balance
-------------------------------------------------------------------------
            1 year or less
             1 to 2 years
           2 years or More
               Unknown
-------------------------------------------------------------------------
               Total                     0             0            0.00%
-------------------------------------------------------------------------











(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO
LASALLE BANK N.A.

Administrator:
Thomas Baumgart (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

MORGAN STANLEY CAPITAL I TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-LIFE1


Statement Date:     09/15/99
Payment Date:       09/15/99
Prior Payment:
Record Date:        08/31/99

                           ABN AMRO ACCT: 99-9999-99-9

                                LOAN LEVEL DETAIL

--------------------------------------------------------------------------------
                 APPRAISAL    PROPERTY                                OPERATING
DISCLOSURE       REDUCTION      TYPE       MATURITY                   STATEMENT
CONTROL #         AMOUNTS       CODE         DATE       DSCR    NOI      DATE
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
 ENDING                                                                 LOAN
PRINCIPAL        NOTE       SCHEDULED                    PREPAYMENT      STATUS
 BALANCE         RATE          P&I      PREPAYMENT         DATE         CODE (1)
--------------------------------------------------------------------------------







* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)  Legend:   A. P&I Adv - in Grace Period
               B. P&I Adv - (less than) one month delinq.
               1. P&I Adv. - delinquent 1 month
               2. P&I Adv - delinquent 2 months
               3. P&I Adv - delinquent 3+ months
               4. Mat. Balloon/Assumed P&I
               5. Prepaid in Full
               6. Specially Serviced
               7. Foreclosure
               8. Bankruptcy
               9. REO
              10. DPO
              11. Modification

ABN AMRO
LASALLE BANK N.A.

Administrator:
Thomas Baumgart (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

MORGAN STANLEY CAPITAL I TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-LIFE1


Statement Date:     09/15/99
Payment Date:       09/15/99
Prior Payment:
Record Date:        08/31/99

                          ABN AMRO ACCT: 99-9999-99-9

                         SPECIALLY SERVICED LOAN DETAIL

--------------------------------------------------------------------------------
               BEGINNING                                            SPECIALLY
DISCLOSURE     SCHEDULED    INTEREST     MATURITY    PROPERTY       SERVICED
CONTROL #       BALANCE       RATE         DATE        TYPE      STATUS CODE (1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------


COMMENTS
--------------------------------------------------------------------------------







(1)  Legend:
     1) Request for waiver of Prepayment Penalty
     2) Payment default
     3) Request for Loan Modification or Workout
     4) Loan with Borrower Bankruptcy
     5) Loan in Process of Foreclosure
     6) Loan now REO Property
     7) Loans Paid Off
     8) Loans Returned to Master Servicer

                                                                      APPENDIX A

ABN AMRO
LASALLE BANK N.A.

Administrator:
Thomas Baumgart (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

MORGAN STANLEY CAPITAL I TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-LIFE1


Statement Date:     09/15/99
Payment Date:       09/15/99
Prior Payment:
Record Date:        08/31/99

                          ABN AMRO ACCT: 99-9999-99-9

                              MODIFIED LOAN DETAIL
--------------------------------------------------------------------------------
DISCLOSURE     MODIFICATION                    MODIFICATION
CONTROL #          DATE                         DESCRIPTION
--------------------------------------------------------------------------------






                                                                      APPENDIX B

ABN AMRO
LASALLE BANK N.A.

Administrator:
Thomas Baumgart (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

MORGAN STANLEY CAPITAL I TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-LIFE1


Statement Date:     09/15/99
Payment Date:       09/15/99
Prior Payment:
Record Date:        08/31/99

                           ABN AMRO ACCT: 99-9999-99-9

                              REALIZED LOSS DETAIL

--------------------------------------------------------------------------------
                                                          BEGINNING
DIST.       DISCLOSURE      APPRAISAL      APPRAISAL      SCHEDULED     GROSS
DATE        CONTROL #          DATE          VALUE         BALANCE     PROCEEDS
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
GROSS PROCEEDS         AGGREGATE          NET          NET PROCEEDS
  AS A % OF           LIQUIDATION     LIQUIDATION        AS A % OF      REALIZED
SCHED PRINCIPAL        EXPENSES*        PROCEEDS       SCHED. BALANCE     LOSS
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
CURRENT TOTAL         0.00         0.00        0.00          0.00         0.00
CUMULATIVE            0.00         0.00        0.00          0.00         0.00
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                      APPENDIX C

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                          MORGAN STANLEY CAPITAL I INC.
                                    DEPOSITOR

        The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

        Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                             -----------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS
     SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------------

        INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

         Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                            ------------------------------

                                 MORGAN STANLEY & CO.
                                    INCORPORATED

July 19, 1999

        Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

        The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

        The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

        Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

        If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

        Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

        As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates;
(vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

        The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

        To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

        A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

          INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS
                                                                           PAGE

PROSPECTUS SUPPLEMENT.........................................................2

AVAILABLE INFORMATION.........................................................2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................3

RISK FACTORS.................................................................13

DESCRIPTION OF THE TRUST FUNDS...............................................19

USE OF PROCEEDS..............................................................25

YIELD CONSIDERATIONS.........................................................25

THE DEPOSITOR................................................................29

DESCRIPTION OF THE CERTIFICATES..............................................29

DESCRIPTION OF THE AGREEMENTS................................................36

DESCRIPTION OF CREDIT SUPPORT................................................52

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES...................54

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................69

STATE TAX CONSIDERATIONS.....................................................94

CERTAIN ERISA CONSIDERATIONS.................................................94

LEGAL INVESTMENT.............................................................96

PLAN OF DISTRIBUTION.........................................................98

LEGAL MATTERS................................................................98

FINANCIAL INFORMATION........................................................99

RATING.......................................................................99

                              SUMMARY OF PROSPECTUS

        The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES...............Mortgage Pass-Through Certificates, issuable in series (the "Certificate ").

DEPOSITOR...........................Morgan Stanley  Capital I Inc., a wholly-
                                    owned subsidiary of Morgan Stanley Group
                                    Inc. See "The Depositor."

MASTER SERVICER.....................The master servicer (the "Master
                                    Servicer"), if any, for each series of
                                    Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

SPECIAL SERVICER....................The special servicer (the "Special
                                    Servicer"), if any, for each series of
                                    Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

TRUSTEE.............................The trustee (the "Trustee") for each series of Certificates will be named in the related
                                    Prospectus Supplement. See "Description of the Agreements--The Trustee."

THE TRUST ASSETS....................Each series of Certificates will represent in the aggregate the entire beneficial
                                    ownership interest in a Trust Fund
                                    consisting primarily of:

(A) MORTGAGE ASSETS.................The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans")and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                                    To the extent described in the related
                                    Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust
                                    Funds--Mortgage Loans--Leases" and "Risk
                                    Factors--Limited Assets" herein.

                                    The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                    Each Mortgage Loan may provide for no
                                    accrual of interest or for accrual of
                                    interest thereon at an interest rate (a
                                    "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(B) GOVERNMENT SECURITIES...........If so provided in the related Prospectus
                                    Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government
                                    Securities").

(C) COLLECTION ACCOUNTS.............Each Trust Fund will include one or more accounts established and maintained on
                                    behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

(D)CREDIT SUPPORT..................If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

(E) CASH FLOW AGREEMENTS............If so provided in the related Prospectus
                                    Supplement, the Trust Fund may include
                                    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.

DISTRIBUTIONS ON CERTIFICATES.......Each series of Certificates evidencing an interest in a Trust Fund that includes
                                    Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                    Each series of Certificates will consist of one or more classes of Certificates that may
                                    (i) provide for the accrual of interest
                                    thereon based on fixed, variable or
                                    adjustable rates; (ii) be senior
                                    (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                    Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                    "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                    "Stripped Interest Certificates"); (v)
                                    provide for distributions of accrued
                                    interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or
                                    (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                    The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

  (A) INTEREST......................Interest on each class of Offered
                                    Certificates (other than Stripped Principal
                                    Certificates and certain classes of Stripped
                                    Interest Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield Considerations" and "Description of the Certificates-- Distributions of Interest on the Certificates."

  (B) PRINCIPAL.....................The Certificates of each series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

     ADVANCES.......................Unless otherwise provided in the related
                                    Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

     TERMINATION....................If so specified in the related Prospectus
                                    Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

     REGISTRATION OF CERTIFICATES...If so provided in the related Prospectus
                                    Supplement, one or more classes of the
                                    Offered Certificates will initially be
                                    represented by
                                    one or more Certificates registered in
                                    the name of Cede & Co., as the nominee
                                    of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and
                                    "Description of the Certificates--Book-Entry
                                    Registration and Definitive Certificates."

     TAX STATUS OF THE CERTIFICATES.The Certificates of each series will constitute either (i) "regular interests"
                                    ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or
                                    (ii) interests ("Grantor Trust
                                    Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

     (A) REMIC......................REMIC Regular Certificates generally will be treated as debt obligations of the
                                    applicable REMIC for federal income tax
                                    purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                    A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Residual Certificates".

                                    The Offered Certificates will be treated as
                                    (i) assets described in section
                                    7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   (B) GRANTOR TRUST................If no election is made to treat the Trust
                                    Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                    Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

  ERISA CONSIDERATIONS..............A fiduciary of retirement plan or other employee benefit plan or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                    Section 4975 of the Code. See "Certain ERISA
                                    Considerations" herein and in the related
                                    Prospectus Supplement. To the extent
                                    specified in the related Prospectus
                                    Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

  LEGAL INVESTMENT..................The related Prospectus Supplement will specify whether any class or classes of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

  RATING............................At the date of issuance, as to each series, each class of Offered Certificates
                                    will be rated not lower than investment
                                    grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

        Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

        There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

        The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

        Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

        Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

        Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

        The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

        Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

        The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

        It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

        Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

        If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

        If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

        Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

        To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

        If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

        Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

        The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

        A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

        The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

        Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

        The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

        The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

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

ENFORCEABILITY

        Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

        If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner or operator's ability to borrow using such property as collateral. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA CONSIDERATIONS

        Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

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

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

        Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests may not be marked to market. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

        Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

        If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

        The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure

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

an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

        Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

  GENERAL

        The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

  LEASES

        To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

        To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

  DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

        Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

        As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

        Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs;
changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

        While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

        The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

        The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

        Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

        While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

  LOAN-TO-VALUE RATIO

        The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a

Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

        Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

  PAYMENT PROVISIONS OF THE MORTGAGE LOANS

        Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the

Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

        Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

        Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

        Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

        The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

        The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

        Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement-- and Other Collection Accounts."

CREDIT SUPPORT

        If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

        If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of

Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

        The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

        The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

        Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

        The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

        Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

        The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

        If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

        When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

        The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

        The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

        If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

        Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

        In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

        Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

        Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

        The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

        The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE ASSET

        A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

  FORECLOSURES AND PAYMENT PLANS

        The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

        Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master

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

Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

        Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

        The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

        The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

        Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

        Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

        All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

       (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

          (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

          (c) all amounts in the Certificate Account that are due or reimbursab le to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

        (ii)if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

        (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

        (iv)if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

        (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

        As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

        Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

        The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate

Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

        To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

        If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

        If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

        With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be


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

reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

        If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

        The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

        Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

        (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

        (ii)the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

        (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

        (iv)the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

        (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

        (vi)the aggregate principal balance of the Assets at the close of business on such Distribution Date;

        (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

        (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure

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


     proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

        (ix)with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

        (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

        (xi)with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

        (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

        (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

        (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

        (xv) the aggregate amount of principal prepayments made during the related Due Period;

        (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

        (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

        (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

        (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

        (xx)in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

        (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

        (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

        In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

        Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

        The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

        If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

        If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

        Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

        DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

        Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

        Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

        The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and

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

obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

        At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

        With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

        The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

        If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

        With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

        Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

        Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

        Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the

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

Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

        Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

        Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

        Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

        A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

  GENERAL

        The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance

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

Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

  DEPOSITS

        A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

        (i) all payments on account of principal, including principal prepayments, on the Assets;

        (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

        (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

        (iv)any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

        (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

        (vi) any amounts representing Prepayment Premiums;

        (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

        (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of


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

     Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

        (ix)any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

        (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

        (xi)any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

        (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

WITHDRAWALS

        A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

        (i) to make distributions to the Certificateholders on each Distribution Date;

        (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

        (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

        (iv)to reimburse a Master Servicer for any advances described in clause
     (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

        (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

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


        (vi)to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

        (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

        (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

        (ix)to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

        (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

        (xi)to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

        (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

        (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
     Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

        (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

        (xv)to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

        (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

        (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

        (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

        (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

OTHER COLLECTION ACCOUNTS

        Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which

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

the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

        The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

        Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

        The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

        A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

        Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to

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

the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

        To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

        A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

        The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

        Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

        Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

        The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the

Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

        (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or


        (ii)if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

        Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

        If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

        The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

        If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

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

        If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

        As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

        If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

        Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

        In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

        The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to

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

recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

        Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

        In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

        Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

RENTAL INTERRUPTION INSURANCE POLICY

        If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

        Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

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

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

        Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

        Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

        The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

        Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements


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

for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

        Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

        Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

        The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

        Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

        Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs

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

and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

        Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

        Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

        So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

        Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

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

        No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

        Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

        The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

        The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

        Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages,

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

judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

        The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

        Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

        For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

        Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

        If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under

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

such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities,
(ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

        If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

        If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

        If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

        If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

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INSURANCE POLICIES AND SURETY BONDS

        If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

        If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

        Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

        Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

        Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

        If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

        The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the

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Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

        All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

        A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

        The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

        Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor

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under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

        Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

        Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.
See "Environmental Legislation" below.

PERSONALTY

        Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

FORECLOSURE

  GENERAL

        Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

        Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

  JUDICIAL FORECLOSURE

        A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of

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foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

        United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

        A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

  NON-JUDICIAL FORECLOSURE/POWER OF SALE

        Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

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  PUBLIC SALE

        A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

        A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

        The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

  REO PROPERTIES

        If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be

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reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

        In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

  RIGHTS OF REDEMPTION

        The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

        The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

        Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

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  ANTI-DEFICIENCY LEGISLATION

        Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

  LEASEHOLD RISKS

        Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

        In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

  BANKRUPTCY LAWS

        The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing

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of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

        Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

        Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

        In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

        If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee


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may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

        In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

        A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

        To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

        In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with



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respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

        To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

        The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

        The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

        Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or

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trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

        The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

        Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to
(i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

        Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

        The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

        Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under other federal law and the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

        Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility

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or property, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

        Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

        This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

        The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

        In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

        Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

        If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

        Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental



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laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

        Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

        A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

        "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

        Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach

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thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

        In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

        Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

        Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

        Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

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APPLICABILITY OF USURY LAWS

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

        The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

        In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

        Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

        The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

        Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other

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factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

        Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

        Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

        A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

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

GENERAL

        The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

        If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

        Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

        Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

        Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

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        (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

        (ii)a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

        (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

        (iv)a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code Section 860L(c).

        The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

        Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

        Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

        If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

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

        On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

        Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

        Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

        The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

        The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have

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not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

        A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

        Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

        1. Stripped Bonds and Stripped Coupons

        Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

        Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

        Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein.



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However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

        The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

        It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

        Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

        Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

        2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

        The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates

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on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

        Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

        Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in

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

the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

        Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

        3. Grantor Trust Certificates Representing Interests in ARM Loans

        The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

        Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

        Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will generally be long-term capital gain if the Grantor Trust Certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

        It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

        Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

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D. NON-U.S. PERSONS

        Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

        As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

        The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and


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certain other conditions are met). Certification of the registered owner's
non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

        On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

        The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

        A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

        In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

        Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary

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REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

        Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

        General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

        Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

        Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

        In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest


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will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

        Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

        Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

        The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

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        Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

        Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

        A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

        Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments" on such REMIC Regular Certificates.

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

        The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

        Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

        Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

        Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

        Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

        The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

        The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will

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

apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

        A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations on the amortizable bond premium, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. The final regulations, by their express terms, do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

        Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

        Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis

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

generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller, by any amortized premium and by previously recognized losses. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

        Except as provided below, such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

        Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

        It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

        The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

        The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

        Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but

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that ends prior to each such Distribution Date. The period between the Closing
Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

        Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

        Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

        Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

        Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

        Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder

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

is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

        Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

        REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

        For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

        Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

        On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

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

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

        Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

        A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

        A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

        Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC

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Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

        For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

        The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

        A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

        Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

        Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

        Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as

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debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

        In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

        Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

        Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

        In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

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        The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

        In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

        Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

        Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

        Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

        The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on

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the Certificates. It is not anticipated that the Trust Fund for any Series of
Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

        In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax") No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

        In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

        Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

        If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

        The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

        Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

        Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

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TAX-EXEMPT INVESTORS

        Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S.  PERSONS

        Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

        REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

        Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

        A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the

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Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and
(iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

        In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

        Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

        Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly

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completed IRS Form 4224 (or applicable successor IRS Form for establishing that such non-U.S. Person is engaged in a U.S. trade or business to which income from the Residual Certificate is effectively connected) and the Trustee consents to such transfer in writing.

        Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

        In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS


GENERAL

        Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

        Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

  GENERAL

        Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between retirement plans and certain other employee benefit plans and arrangements subject thereto, including individual retirement accounts or annuities and Keogh plans subject thereto, and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

        The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

        Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any

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other assets held by the Trust. In such an event, the Depositor, the Master
Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

        The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

        Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

        General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

        (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

        (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

        (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

        (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services

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

under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

        Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

        Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

        The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

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

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

        All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

        Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

        If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

        Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable

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

legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

        Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

        The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

        Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

        The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

        In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

        Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

        As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

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

                                  LEGAL MATTERS

        Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York or Latham & Watkins, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

        A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

        It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

        Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.




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                         INDEX OF PRINCIPAL DEFINITIONS

                                                               Page(s) on which
                                                               term is defined
Term                                                           in the Prospectus
----                                                           -----------------

Accrual Certificates..........................................................9
ADA..........................................................................68
Applicable Amount............................................................89
ARM Loans....................................................................23
Asset Conservation Act.......................................................65
Asset Seller.................................................................20
Assets........................................................................2
Balloon Mortgage Loans.......................................................16
Bankruptcy Code..............................................................60
Book-Entry Certificates......................................................29
Cash Flow Agreement...........................................................2
Cash Flow Agreements..........................................................2
Cede..........................................................................3
CERCLA.......................................................................64
Certificate Account...........................................................7
Certificate Balance...........................................................8
Certificate Owners...........................................................36
Certificateholders............................................................3
Closing Date.................................................................13
Commercial Loans..............................................................2
Commercial Properties.........................................................6
Commission....................................................................2
Contributions Tax............................................................91
Cooperatives.................................................................20
Covered Trust................................................................17
CPR..........................................................................27
Credit Support................................................................2
Crime Control Act............................................................69
Deferred Interest............................................................31
Definitive Certificates.......................................................3
Depositor.....................................................................2
Determination Date...........................................................30
DTC...........................................................................3
Due Period...................................................................17
Environmental Hazard Condition...............................................66
Equity Participations........................................................23
ERISA........................................................................12
Exchange Act..................................................................3
Exemption....................................................................64
FDIC.........................................................................40
FHLMC........................................................................48
FNMA.........................................................................65
Government Securities.........................................................2
Indirect Participants........................................................36
Insurance Proceeds...........................................................30
IRS...........................................................................5
L/C Bank.....................................................................53
Labor........................................................................94
Lease.........................................................................3
Lease Assignment.............................................................15

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Legislative History..........................................................72
Lessee........................................................................3
Liquidation Proceeds.........................................................30
Lock-out Date................................................................23
Lock-out Period..............................................................23
Mark-to-Market Regulations...................................................88
Master REMIC.................................................................78
MBS...........................................................................5
MBS Agreement................................................................24
MBS Issuer...................................................................24
MBS Servicer.................................................................24
MBS Trustee..................................................................24
Morgan Stanley................................................................2
Mortgage Loans................................................................3
Mortgage Notes...............................................................20
Mortgage Rate.................................................................6
Mortgages....................................................................16
Multifamily Loans............................................................20
Multifamily Properties........................................................5
NCUA.........................................................................97
Nonrecoverable Advance.......................................................33
OID..........................................................................72
OID Regulations..............................................................72
Originator...................................................................17
Participants..............................................................., 35
Pass-Through Rate.............................................................2
Payment Lag Certificates.....................................................84
Permitted Investments........................................................40
Plans........................................................................94
Prepayment Assumption........................................................75
Prepayment Premium...........................................................23
Prohibited Transactions Tax..................................................90
RCRA.........................................................................65
Record Date..................................................................29
Related Proceeds.............................................................32
Relief Act...................................................................69
REMIC Certificates...........................................................78
REMIC Regular Certificateholders.............................................79
REMIC Regular Certificates...................................................11
REMIC Regulations............................................................69
REMIC Residual Certificateholder.............................................11
REMIC Residual Certificates..................................................11
REO Extension................................................................58
REO Tax......................................................................59
Restricted Group.............................................................95
RICO.........................................................................69
Senior Certificates...........................................................8
Servicing Standard...........................................................43
SMMEA........................................................................96
SMMEA Certificates...........................................................96
Special Servicer..............................................................5
Stripped ARM Obligations.....................................................76
Stripped Bond Certificates...................................................73
Stripped Coupon Certificates.................................................73
Stripped Interest Certificates................................................9
Stripped Principal Certificates...............................................8

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Subordinate Certificates......................................................8
Sub-Servicers................................................................43
Sub-Servicing Agreement......................................................43
Subsidiary REMIC.............................................................78
Super-Premium Certificates...................................................80
Title V......................................................................68
Trust Assets..................................................................2
Trust Fund....................................................................2
UCC..........................................................................35
Voting Rights................................................................19
Warrantying Party............................................................38




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